    As filed with the Securities and Exchange Commission on February 27, 2006

                           Registration No. 333-129844

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                   STRUCTURED ASSET SECURITIES CORPORATION II
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   82-0569805
                     (I.R.S. Employer Identification Number)

                               745 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 526-7000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                  MARK A. WALSH
                   STRUCTURED ASSET SECURITIES CORPORATION II
                               745 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 526-4428
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:

William J. Cullen, Esq.        Scott Kimmel, Esq.        Michael S. Gambro, Esq.
Sidley Austin LLP              Lehman Brothers Inc.      Patrick T. Quinn, Esq.
787 Seventh Avenue             745 Seventh Avenue        Cadwalader, Wickersham & Taft LLP
New York, New York 10019       New York, New York 10019  100 Maiden Lane
(212) 839-7376                 (212) 526-2439            New York, New York 10038
                                                         (212) 504-6000

Richard F. Kadlick, Esq.                                 James Cotins, Esq.
Skadden, Arps, Slate, Meagher                            Thacher Proffitt & Wood LLP
   & Flom LLP                                            Two World Financial Center
4 Times Square                                           New York, New York  10281
New York, New York  10036                                (212) 912-7400
(212) 735-2716

            Pursuant to Rule 429 under the Securities Act of 1933, when this
Registration Statement is declared effective, this Registration Statement and each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3
(File No. 333-119328) of the Registrant.

 FROM TIME TO TIME ON OR AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
       (Approximate date of commencement of Proposed Sale to the Public)

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [x]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this form is a registration statement pursuant to General
Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the
Securities Act, check the following box. [ ]

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule
413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED             PROPOSED
                                                                  MAXIMUM OFFERING         MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE          AMOUNT                PRICE              AGGREGATE         REGISTRATION
REGISTERED                                  TO BE REGISTERED        PER UNIT(1)       OFFERING PRICE (1)       FEE (2)
---------------------------------------     ----------------      ----------------    ------------------    ------------

Commercial Mortgage-Backed                     $1,000,000               100%              $1,000,000           $117.70
  Securities

_______________________

(1)   Estimated solely for the purpose of calculating the registration fee.

(2)   This amount was previously paid upon the initial filing of this
      Registration Statement on November 21, 2005.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                       2

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED _________, 200_)

LEHMAN BROTHERS

                   STRUCTURED ASSET SECURITIES CORPORATION II
                                    DEPOSITOR

                    LB-[__] COMMERCIAL MORTGAGE TRUST 200_-C_
                                 ISSUING ENTITY

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200_-C_
      [CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1A,
           CLASS A-MFL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS
                       D, CLASS E, CLASS F AND CLASS X-CP]

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $_______________

      We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated _______________, 200_. This prospectus supplement and the accompanying prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the
LB-___ Commercial Mortgage Trust 200_-C_. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

      The sponsors of the subject securitization transaction are Lehman Brothers
Holdings Inc. and [__________________________].

      The offered certificates represent the obligations of the issuing entity identified above only, and do not represent the obligations of or interests in either sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of $_______________. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

      The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in __________ 200_. The table on page S-___ of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 200_-C_ certificates. That same table on page S-___ of this prospectus supplement also contains a list of the non-offered classes of the series 200_-C_ certificates. [Alternatives:
structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow, a letter of credit, a surety bond, an insurance policy or a guarantee and/or the establishment of one or more reserve funds.]

      YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-___ IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

      Lehman Brothers Inc. and [__________________________] are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from the depositor, subject to the satisfaction of specified conditions. The proceeds from the sale of the offered certificates will equal approximately
$____________, plus accrued interest on all the offered certificates (except the class A-MFL certificates), before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of
Distribution" in this prospectus supplement.

      With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and [__________________________] is acting as co-lead manager.

LEHMAN BROTHERS                                     [__________________________]

          The date of this prospectus supplement is ____________, 200_.

                                      [MAP]

                                       S-2

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS

  The Class [A-MFL, A-M, A-J, B, C, D, E and F] Certificates Are
     Subordinate to, and Are Therefore Riskier than, the Class
     [A-1, A-2, A-3, A-AB, A-4 and A-1A] Certificates..........................S-64
  The Offered Certificates Have Uncertain Yields to Maturity ..................S-64
  The Investment Performance of Your Offered Certificates May Vary
     Materially and Adversely from Your Expectations Because
     the Rate of Prepayments and Other Unscheduled Collections of
     Principal on the Underlying Mortgage Loans Is Faster or
     Slower than You Anticipated...............................................S-66
  The Interests of the Series 200_-C_ Controlling Class
     Certificateholders May Be in Conflict with the Interests of the
     Offered Certificateholders. ..............................................S-67
  The Interests of the Holders of the Class CM Principal Balance
     Certificates May Be in Conflict with the Interests of the Offered
     Certificateholders........................................................S-67
  Distributions on the Class A-MFL Certificates will Depend, in Part, on Payments Received from the Swap Counterparty ..........................S-68
  A Decline in the Ratings of the Swap Counterparty, Among Other
     Things, May Result in the Termination of the Swap Agreement and
     as a Result, the Pass-Through Rate on the Class A-MFL
     Certificates May Convert to the Pass-Through Rate on the Class
     A-MFL REMIC III Regular Interest..........................................S-68
  If the Pass-Through Rate of the Class A-MFL REMIC III Regular
     Interest is Limited by a Weighted Average of the Net Interest
     Rates on the Underlying Mortgage Loans, or if Interest
     Distributions with Respect to the Class A-MFL REMIC III Regular
     Interest are Insufficient to Make the Required Payment to the
     Swap Counterparty, Interest Distributions on the Class A-MFL
     Certificates Will Be Reduced..............................................S-69
  The Swap Agreement May Be Assigned...........................................S-70
  The Absence or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates.............S-70
  Repayment of the Underlying Mortgage Loans Depends on the Operation
     of the Mortgaged Real Properties. ........................................S-71
  Risks Associated with Condominium Ownership..................................S-72
  The Mortgaged Real Property Will Be the Sole Asset Available to
     Satisfy the Amounts Owing Under an Underlying Mortgage Loan in
     the Event of Default......................................................S-72
  In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
     on a Single Tenant or on One or a Few Major Tenants at the Related
     Mortgaged Real Property...................................................S-72
  Ten Percent or More of the Initial Mortgage Pool Balance Will Be
     Secured by Mortgage Liens on the Respective Borrower's Interests
     in Each of the Following Property Types--[Office, Retail,
     Multifamily and Hotel]....................................................S-73
  Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
     Property .................................................................S-73
  Ten Percent or More of the Initial Mortgage Pool Balance Will Be
     Secured by Mortgage Liens on Real Properties Located in the
     States of _______________ and _______________ and Five Percent or
     More of the Initial Mortgage Pool Balance Will Be Secured by
     Mortgage Liens on Real Properties Located in Each of the
     Following States--[_________, _________, _________, _________,
     _________ and _________]..................................................S-74

  The Mortgage Pool Will Include Material Concentrations of Balloon
     Loans and Loans with Anticipated Repayment Dates .........................S-74
  The Mortgage Pool Will Include Some Disproportionately Large
     Mortgage Loans ...........................................................S-75
  Some of the Mortgaged Real Properties Are Legal Nonconforming Uses
     or Legal Nonconforming Structures S-76 Some of the Mortgaged Real
     Properties May Not Comply with All Applicable Zoning Laws and/or
     Local Building Codes or with the Americans with Disabilities
     Act of 1990...............................................................S-76
  Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
     Affiliated Borrowers or Borrowers with Related Principals or Are
     Occupied, in Whole or in Part, by the Same Tenant or Affiliated
     Tenants, Which Presents a Greater Risk to the Trust Fund in the
     Event of the Bankruptcy or Insolvency of Any Such Borrower or
     Tenant ...................................................................S-76
  Some of the Mortgaged Real Properties Are or May Be Encumbered by
     Additional Debt and the Ownership Interests in Some Borrowers Have
     Been or May Be Pledged to Secure Debt Which, in Either Case, May
     Reduce the Cash Flow Available to the Subject Mortgaged Real
     Property..................................................................S-77
  Certain Borrower Covenants May Affect That Borrower's Available Cash
     Flow .....................................................................S-79
  Some Borrowers Under the Underlying Mortgage Loans Will Not Be
     Special Purpose Entities .................................................S-79
  Tenancies in Common May Hinder Recovery......................................S-80
  Changes in Mortgage Pool Composition Can Change the Nature of Your
     Investment ...............................................................S-80
  Lending on Income-Producing Real Properties Entails Environmental
     Risks. ...................................................................S-81
  Lending on Income-Producing Properties Entails Risks Related to
     Property Condition .......................................................S-84
  There May be Restrictions on the Ability of a Borrower, a Lender or
     Any Transferee Thereof to Terminate or Renegotiate Property
     Management Agreements That are in Existence With Respect to Some
     of the Mortgaged Real Properties .........................................S-84
  With Respect to _________ Mortgage Loans (Including _________ of
     the _________ Largest Mortgage Loans) That We Intend to Include
     in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More
     Related Mortgage Loans That Are Not in the Trust; The Interests of
     the Holders of Those Non-Trust Mortgage Loans May Conflict with
     Your Interests; The Series 200_-C_ Certificateholders May Have a
     Limited Ability to Control the Servicing of the Subject Loan
     Combinations .............................................................S-85
  Conflicts of Interest May Exist in Connection with Certain Previous or
     Existing Relationships of a Mortgage Loan Seller or an Affiliate
     Thereof to Certain of the Underlying Mortgage Loans, Related
     Borrowers or Related Mortgaged Real Properties ...........................S-86
  Limitations on Enforceability of Cross-Collateralization May Reduce

  The Pooled and Non-Pooled Portions of the _______________________
     Mortgage Loan ............................................................S-91
  Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans

  The Series 200_-C_ Controlling Class Representative, the Class CM

SERVICING OF THE ________________ LOAN COMBINATION  AND THE

  Reductions of Certificate Principal Balances in Connection with

ANNEX A-1--Certain Characteristics of Individual Underlying Mortgage

ANNEX B--Certain Information Regarding Multifamily Properties ....................B

ANNEX C-1--Price/Yield Tables...................................................C-1

ANNEX C-2--Decrement Tables.....................................................C-2

ANNEX D--Form of Distribution Date Statement......................................D

ANNEX E--Reference Rate Schedule..................................................E

ANNEX F--Class A-AB Planned Principal Balance Schedule............................F

ANNEX G--Global Clearance and Tax Documentation Procedures .......................G

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents:

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

      You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

      The Annexes attached to this offering prospectus are hereby incorporated into and made a part of this prospectus supplement.

      This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Structured Asset Securities Corporation II.

                          NOTICE TO RESIDENTS OF KOREA

      The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or [__________________________] or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                                      S-7

                         NOTICE TO RESIDENTS OF GERMANY

      Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 200_-C_ certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales
Prospectus Act (Wertpapier - Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series
200_-C_ certificates. In particular, each underwriter has undertaken not to engage in a public offering (Offentliches Angebot) in Germany with respect to any of the series 200_-C_ certificates otherwise than in accordance with the
German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

      Any series 200_-C_ certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 200_-C_ certificates in such jurisdiction.

                          NOTICE TO NON-U.S. INVESTORS

      The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 200_-C_ certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                       S-8

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 200_-C_ commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

                                   SERIES 200_-C_ COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

               APPROX. TOTAL
             PRINCIPAL BALANCE                    APPROX. %                                  WEIGHTED
                OR NOTIONAL     APPROX. % OF    TOTAL CREDIT                                 AVERAGE
                 AMOUNT AT         INITIAL       SUPPORT AT    PASS-THROUGH     INITIAL        LIFE
                  INITIAL       MORTGAGE POOL     INITIAL          RATE       PASS-THROUGH   (YEARS)     PRINCIPAL       RATINGS
   CLASS          ISSUANCE       BALANCE(5)     ISSUANCE(5)    DESCRIPTION        RATE         (12)     WINDOW (12)     S&P/FITCH
----------   -----------------  -------------   ------------   ------------   ------------   --------   -----------    -----------

 Offered Certificates(1)(2)
A-1          $     _________        ___%          ____%(6)        Fixed          ____%         ____       ______         AAA/AAA
A-2          $     _________        ___%          ____%(6)        Fixed          ____%         ____       ______         AAA/AAA
A-3          $     _________        ___%          ____%(6)        WAC(7)       ____%(10)       ____       ______         AAA/AAA
A-AB         $     _________        ___%          ____%(6)        Fixed          ____%         ____       ______         AAA/AAA
A-4          $     _________        ___%          ____%(6)       Fixed(8)        ____%         ____       ______         AAA/AAA
A-1A         $     _________        ___%          ____%(6)       Fixed(8)        ____%         ____       ______         AAA/AAA
                                                                               LIBOR plus
A-MFL        $     _________        ___%          ____%(6)      Floating(9)     ___%(10)       ____       ______       AAA/AAA(13)
A-M          $     _________        ___%           ____%         Fixed(8)        ____%         ____       ______         AAA/AAA
A-J          $     _________        ___%           ____%         Fixed(8)        ____%         ____       ______         AAA/AAA
B            $     _________        ___%           ____%         Fixed(8)        ____%         ____       ______         AAA/AAA
C            $     _________        ___%           ____%         Fixed(8)        ____%         ____       ______         AA+/AA+
D            $     _________        ___%           ____%         Fixed(8)        ____%         ____       ______          AA/AA
E            $     _________        ___%           ____%         Fixed(8)        ____%         ____       ______         AA-/AA-
F            $     _________        ___%           ____%         Fixed(8)        ____%         ____       ______          A+/A+
X-CP         $  _________(4)         N/A           ____%         Fixed(8)        ____%         ____       ______           A/A
Non-Offered Certificates
X-CL          $  _________(4)        N/A            N/A        Variable IO      ___%(11)       N/A          N/A            N/A
G             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
H             $     _________       ___%            N/A           WAC(7)        ___%(11)       N/A          N/A            N/A
J             $     _________       ___%            N/A           WAC(7)        ___%(11)       N/A          N/A            N/A
K             $     _________       ___%            N/A           WAC(7)        ___%(11)       N/A          N/A            N/A
L             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
M             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
N             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
P             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
Q             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
S             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
T             $     _________       ___%            N/A          Fixed(8)         ___%         N/A          N/A            N/A
CM-1(3)       $     _________        N/A            N/A           Fixed           ___%         N/A          N/A            N/A
CM-2(3)       $     _________        N/A            N/A           Fixed           ___%         N/A          N/A            N/A
CM-3(3)       $     _________        N/A            N/A           Fixed           ___%         N/A          N/A            N/A
CM-4(3)       $     _________        N/A            N/A           Fixed           ___%         N/A          N/A            N/A
CM-5(3)       $     _________        N/A            N/A           Fixed           ___%         N/A          N/A            N/A
CM-6(3)       $     _________        N/A            N/A           Fixed           ___%         N/A          N/A            N/A
CM-7(3)       $     _________        N/A            N/A           Fixed           ___%         N/A          N/A            N/A
R-I                 N/A              N/A            N/A            N/A            N/A          N/A          N/A            N/A
R-II                N/A              N/A            N/A            N/A            N/A          N/A          N/A            N/A
R-III               N/A              N/A            N/A            N/A            N/A          N/A          N/A            N/A
V                   N/A              N/A            N/A            N/A            N/A          N/A          N/A            N/A

  ____________________

  (Footnotes to the foregoing table commence on next page)

                                       S-9

(Footnotes from table on previous page)

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   The approximate total principal balance of the offered certificates at initial issuance is $______________

(3)   The class CM-1, CM-2, CM-3, CM-4, CM-5, CM-6 and CM-7 certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _______________________. For purposes of calculating distributions on the series 200_-C_ certificates, the
      _______________________ underlying mortgage loan is divided into two portions--a non-pooled portion and a pooled portion. The non-pooled portion of the _______________________ underlying mortgage loan is represented by the class CM-1, CM-2, CM-3, CM-4, CM-5, CM-6 and CM-7 certificates. The remaining portion of the _______________________
      underlying mortgage loan, which is the pooled portion of that mortgage loan, will be pooled with the other underlying mortgage loans to back the other classes of the series 200_-C_ certificates.

(4)   Notional amount.

(5)   Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under "--Total Credit
      Support at Initial Issuance" below in this prospectus supplement. [The approximate percentage of total initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table on page S-5 does not take into account any of the principal balances of the class CM-1, CM-2, CM-3, CM-4, CM-5, CM-6 and
      CM-7 certificates, or the non-pooled portion of the
      _______________________ underlying mortgage loan that is represented by those series 200_-C_ certificates.] [Alternatives (describe if and to the extent applicable): structural credit enhancement is provided for the respective classes of offered certificates through overcollateralization, excess cash flow, a letter of credit, a surety bond, an insurance policy or a guarantee and/or the establishment of one or more reserve funds.]

(6)   Presented on an aggregate basis for the class [A-1, A-2, A-3, A-AB, A-4 and A-1A] certificates. Also presented on an aggregate basis for the class
      [A-MFL and A-M] certificates.

(7)   The pass-through rates for the class [A-3, H, J and K] certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the _______________________ underlying mortgage loan).

(8)   In general, the pass-through rates for the class [A-4, A-1A, A-M, A-J, B,
      C, D, E, F, G, L, M, N, P, Q, S and T] certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table on page S-5 as the initial pass-through rate for the subject class.
      However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans
      (without regard to the non-pooled portion of the _______________________
      underlying mortgage loan) is below the identified initial pass-through rate for the class [A-4, A-1A, A-M, A-J, B, C, D, E, F, G, L, M, N, P, Q,
      S or T] certificates, as the case may be, then the pass-through rate for the subject class of series 200_-C_ certificates during that interest accrual period will be that weighted average net interest rate.

(9)   The assets of the trust will include a swap agreement that relates to the class A-MFL certificates. The class A-MFL certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, designated as the class A-MFL REMIC
      III regular interest, and the rights and obligations under that swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class A-MFL REMIC III regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement, with regularly scheduled payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest accruing at a
      LIBOR-based rate on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC III regular interest.
      The class A-MFL REMIC III regular interest will accrue interest at the pass-through rate described under "Description of the Offered
      Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement. If interest distributions with respect to the class
      A-MFL REMIC III regular interest are less than the specified fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-MFL certificates, thereby resulting in an effective pass-through rate for the class A-MFL certificates below the
      LIBOR-based rate referred to above. See "Description of the Swap
      Agreement" in this prospectus supplement.

(10)  The initial value of LIBOR will be calculated on ____________, 200_.

                                      S-10

(11)  Approximate.

(12)  Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
      Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
      below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

(13)  The ratings on the class A-MFL certificates will address the payment of interest on that class only up to the pass-through rate for the class
      A-MFL REMIC III regular interest.

      The series 200_-C_ certificates will evidence beneficial ownership interests in a common law trust designated as the LB-[__] Commercial Mortgage
Trust 200_-C_. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of approximately
$____________ (without regard to the non-pooled portion of the
_______________________ underlying mortgage loan) as of _______________, 200_, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

      The governing document for purposes of issuing the series 200_-C_
certificates and forming the trust will be a pooling and servicing agreement to be dated as of _____________, 200_. Except as provided in the following sentence, the series 200_-C_ pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 200_-C_ certificates. The _________ underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as ________________, ________________, ________________
and ________________, respectively, which collectively represent ___% of the initial mortgage pool balance, are not being serviced under the series 200_-C_
pooling and servicing agreement, but are instead being serviced pursuant to the servicing arrangements for the securitization of a related non-trust mortgage loan. Those _________ underlying mortgage loans are sometimes referred to in this prospectus supplement as the "outside-serviced underlying mortgage loans."

      The parties to the series 200_-C_ pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer.
A copy of the series 200_-C_ pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 200_-C_ pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 200_-C_ pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying prospectus.

A.  TOTAL PRINCIPAL BALANCE OR
    NOTIONAL AMOUNT AT INITIAL ISSUANCE..........  The class [A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J,
                                                   B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, CM-1, CM-2,
                                                   CM-3, CM-4, CM-5, CM-6 and CM-7] certificates will be the
                                                   series 200_-C_ certificates with principal balances and are sometimes referred to as the series 200_-C_ principal
                                                   balance certificates. The class [CM-1, CM-2, CM-3, CM-4,
                                                   CM-5, CM-6 and CM-7] certificates are sometimes referred to as the class CM principal balance certificates. The table
                                                   on page S-___ of this prospectus

                                      S-11

                                                   supplement identifies for each class of series 200_-C_
                                                   principal balance certificates the approximate total
                                                   principal balance of that class at initial issuance. The
                                                   actual total principal balance of any class of series
                                                   200_-C_ principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-___ of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of a class of class CM
                                                   principal balance certificates, the actual size of the
                                                   non-pooled portion of the _______________________
                                                   underlying mortgage loan. The actual size of the initial
                                                   mortgage pool balance may be as much as 5% larger or
                                                   smaller than the amount presented in this prospectus
                                                   supplement.

                                                   The total principal balance of the class A-MFL certificates will at all times equal the total principal balance of the class A-MFL REMIC III regular interest.

                                                   The class X-CL and X-CP certificates will not have
                                                   principal balances and are sometimes referred to as the
                                                   series 200_-C_ interest-only certificates. For purposes of calculating the amount of accrued interest, each of those
                                                   classes of series 200_-C_ interest-only certificates will
                                                   have a total notional amount.

                                                   The total notional amount of the class X-CL certificates
                                                   will equal the total principal balance of the class [A-1,
                                                   A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F,
                                                   G, H, J, K, L, M, N, P, Q, S and T] certificates
                                                   outstanding from time to time. The total notional amount of the class X-CL certificates at initial issuance will be
                                                   approximately $_________, although it may be as much as 5%
                                                   larger or smaller.

                                                   The total notional amount of the class X-CP certificates
                                                   will equal periodic strips off of the unpaid principal
                                                   balances of the class __, __, __, __, __, __, __, __, __,
                                                   __, __ and __ certificates outstanding from time to time,
                                                   subject to certain specified dollar limitations with
                                                   respect to certain of those classes, as further described
                                                   under "Description of the Offered Certificates--General" in this prospectus supplement. The total notional amount of
                                                   the class X-CP certificates will initially be approximately
                                                   $____________ (although it may be as much as 10% larger or smaller), will decline over time, and following the
                                                   distribution date in ______________, will be $0.

                                                   The class R-I, R-II and R-III certificates will not have
                                                   principal balances or notional amounts. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments. The class V certificates
                                                   will also not have principal balances or notional amounts.
                                                   They will entitle holders to certain additional interest
                                                   that may accrue with respect to the underlying mortgage
                                                   loans that have anticipated repayment dates.

                                      S-12

B.  TOTAL CREDIT SUPPORT AT
     INITIAL ISSUANCE............................  The respective classes of the series 200_-C_ certificates, other than the class R-I, R-II, R-III and V certificates,
                                                   will entitle their holders to varying degrees of seniority for purposes of--

                                                   o    receiving payments of interest and, if and when
                                                        applicable, payments of principal, and

                                                   o    bearing the effects of losses on the underlying
                                                        mortgage loans, as well as default-related and other
                                                        unanticipated expenses of the trust.

                                                   Without regard to the class CM principal balance
                                                   certificates, which are discussed below in this "--Total
                                                   Credit Support at Initial Issuance" subsection:

                                                   o    the class [A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and
                                                        X-CP] certificates will be the most senior of the
                                                        series 200_-C_ certificates;

                                                   o    after the classes referred to in the prior bullet, the
                                                        class [A-MFL and A-M] certificates will be the next
                                                        most senior classes of the series 200_-C_
                                                        certificates;

                                                   o    after the classes referred to in the prior two
                                                        bullets, the class [A-J] certificates will be the next
                                                        most senior class of the series 200_-C_ certificates;
                                                        and

                                                   o    the class [B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S
                                                        and T] certificates will, in the case of each such
                                                        class, be senior to each other such class, if any,
                                                        with a later alphabetic class designation.

                                                   The above-described relative priority of the class A-MFL
                                                   certificates is based solely on the priority of payments of interest and principal with respect to the class A-MFL
                                                   REMIC III regular interest out of collections and advances on the underlying mortgage loans. NO CLASS OF SERIES
                                                   200_-C_ CERTIFICATES PROVIDES ANY CREDIT SUPPORT TO THE
                                                   CLASS A-MFL CERTIFICATES FOR A FAILURE BY THE SWAP
                                                   COUNTERPARTY TO MAKE A PAYMENT UNDER THE RELATED SWAP
                                                   AGREEMENT.

                                                   The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit
                                                   support to the other series 200_-C_ certificates. The class
                                                   V certificates will be neither senior nor subordinate to
                                                   any other series 200_-C_ certificates, but rather will
                                                   entitle holders to collections of additional interest on
                                                   the underlying mortgage loans with anticipated repayment
                                                   dates.

                                                   The table on page S-___ of this prospectus supplement shows the approximate total credit support provided to each class of the

                                      S-13

                                                   offered certificates, other than the class X-CP
                                                   certificates, through the subordination of other classes of the series 200_-C_ principal balance certificates,
                                                   exclusive of the class CM principal balance certificates.
                                                   In the case of each class of the offered certificates,
                                                   exclusive of the class X-CP certificates, the credit
                                                   support shown in the table on page S-___ of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool
                                                   balance, of all classes of the series 200_-C_ principal
                                                   balance certificates, other than the class CM principal
                                                   balance certificates, that are subordinate to the indicated
                                                   class.

                                                   As described under "Description of the Offered
                                                   Certificates--Payments" in this prospectus supplement, the class CM principal balance certificates will represent a
                                                   subordinated right to receive, out of payments (or advances in lieu thereof) and other collections on the
                                                   _______________________ underlying mortgage loan, monthly
                                                   payments of interest at the respective pass-through rates
                                                   for those classes and, following payment in full of all
                                                   principal due with respect to the pooled portion of the
                                                   _______________________ underlying mortgage loan, all
                                                   scheduled payments of principal (or advances in lieu
                                                   thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

C.  PASS-THROUGH RATE............................  Each class of the series 200_-C_ certificates, other than the class R-I, R-II, R-III and V certificates, will bear
                                                   interest. The table on page S-___ of this prospectus
                                                   supplement provides the initial pass-through rate and a
                                                   pass-through rate description for each class of the series
                                                   200_-C_ certificates. Additionally, a more detailed
                                                   description of how the pass-through rate will be calculated with respect to each class of the series 200_-C_
                                                   certificates is set forth under "Description of the Offered
                                                   Certificates--Payments--Calculation of Pass-Through Rates"
                                                   below in this prospectus supplement.

                                      S-14

D.  WEIGHTED AVERAGE LIFE AND
    PRINCIPAL WINDOW.............................  The  weighted  average  life of any  class of  series
                                                   200_-C_ principal balance certificates refers to the
                                                   average amount of time that will elapse from the date of
                                                   their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is
                                                   paid to the investors. The principal window for any class
                                                   of series 200_-C_ principal balance certificates is the
                                                   period during which the holders of those certificates will receive payments of principal. The weighted average life
                                                   and principal window shown in the table on page S-___ of
                                                   this prospectus supplement for each class of offered
                                                   certificates, exclusive of the class X-CP certificates,
                                                   were calculated based on the following assumptions with
                                                   respect to each underlying mortgage loan--

                                                   o    the related borrower timely makes all payments on the
                                                        mortgage loan,

                                                   o    if the mortgage loan has an anticipated repayment date
                                                        (see "--The Underlying Mortgage Loans and the
                                                        Mortgaged Real Properties--Payment and Other Terms"
                                                        below), the mortgage loan will be paid in full on that
                                                        date, and

                                                   o    the mortgage loan will not otherwise be prepaid prior
                                                        to stated maturity.

                                      S-15

                                                   The weighted average life and principal window shown in the table on page S-___ of this prospectus supplement for each class of offered certificates, exclusive of the class X-CP certificates, were further calculated based on the other
                                                   modeling assumptions referred to under "Yield and Maturity
                                                   Considerations" in, and set forth in the glossary to, this prospectus supplement.

E.  RATINGS......................................  The ratings shown in the table on page S-___ of this prospectus supplement for the offered certificates are
                                                   those of Standard & Poor's Ratings Services, a division of
                                                   The McGraw-Hill Companies, Inc. and Fitch, Inc.,
                                                   respectively. It is a condition to their issuance that the respective classes of the offered certificates receive
                                                   credit ratings no lower than those shown in the table on
                                                   page S-___ of this prospectus supplement.

                                                   The ratings assigned to the respective classes of offered
                                                   certificates will represent the likelihood of--

                                                   o    timely receipt by the holders of all interest to which
                                                        they are entitled on each distribution date, and

                                                   o    except in the case of the class X-CP certificates, the
                                                        ultimate receipt by the holders of all principal to
                                                        which they are entitled by the applicable rated final
                                                        distribution date described under "--Relevant Dates
                                                        and Periods--Rated Final Distribution Date" below;

                                                   provided that the ratings on the class A-MFL certificates
                                                   will address the payment of interest on that class only up to the pass-through rate for the class A-MFL REMIC III
                                                   regular interest.

                                                   A security rating is not a recommendation to buy, sell or
                                                   hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                                   The rating on the class A-MFL certificates does not
                                                   represent any assessment as to whether the floating
                                                   interest rate on those certificates will convert to the
                                                   pass-through rate for the class A-MFL REMIC III regular
                                                   interest or vice versa or any DTC delays related thereto.
                                                   The ratings on the class A-MFL certificates do not
                                                   constitute a rating with respect to the likelihood of the
                                                   receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated
                                                   herein.

                                                   Further, the ratings on the respective classes of offered
                                                   certificates do not represent any assessment of: the tax
                                                   attributes of the offered certificates; the likelihood,
                                                   frequency or extent of receipt of principal prepayments;
                                                   the extent to which interest payable on any class of
                                                   offered certificates may be reduced in connection with
                                                   prepayment interest shortfalls; the extent of receipt of
                                                   prepayment premiums, yield maintenance charges,

                                      S-16

                                                   default interest or post-anticipated repayment date
                                                   additional interest; or the investors' anticipated yield to maturity.

                                                   See "Ratings" in this prospectus supplement.

                                                   RELEVANT PARTIES

ISSUING ENTITY...................................  LB-[__] Commercial  Mortgage Trust,  Series 200_-C_ will be the issuing entity for the series 200_-C_ transaction.
                                                   The issuing entity is sometimes referred to in this
                                                   prospectus supplement and in the accompanying prospectus as the "trust" or the "trust fund."

DEPOSITOR........................................  We are Structured Asset Securities Corporation II, the
                                                   depositor of the series 200_-C_ transaction. We are a
                                                   special purpose Delaware corporation. Our address is 745
                                                   Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See "Transaction
                                                   Participants--The Depositor" in the accompanying
                                                   prospectus.

SPONSORS.........................................  Lehman Brothers Holdings Inc. and
                                                   [__________________________] will be the sponsors of the
                                                   series 200_-C_ securitization transaction. Lehman Brothers
                                                   Holdings Inc. is our affiliate and an affiliate of Lehman
                                                   Brothers Inc. [__________________________] is an affiliate of _____________. See "Transaction Participants--The
                                                   Sponsor" in the accompanying prospectus and "Transaction
                                                   Participants--The Sponsors" in this prospectus supplement.

MORTGAGE LOAN SELLERS............................  Lehman Brothers Holdings Inc., or an affiliate thereof, and
                                                   [__________________________] are the mortgage loan sellers for the series 200_-C_ transaction. Lehman Brothers
                                                   Holdings Inc. is our affiliate and an affiliate of Lehman
                                                   Brothers Inc. [__________________________] is an affiliate of [__________________________].

ORIGINATORS......................................  In addition to each sponsor and/or its affiliates, each of the following entities will be or is expected to be an
                                                   originator of underlying mortgage loans representing in
                                                   excess of 10% of the mortgage pool balance--

                                                   o    ____________________, with respect to ____% of the
                                                        initial mortgage pool balance, and

                                                   o    _____________, with respect to ____% of the initial
                                                        mortgage pool balance.

                                                   See "The Mortgage Loan Originators" below in this
                                                   prospectus supplement.

INITIAL TRUSTEE..................................  __________________________,  ________________________,
                                                   will act as the initial trustee on behalf of the series
                                                   200_-C_ certificateholders. It maintains an office at

                                      S-17

                                                   _____________________, ______________________. See
                                                   "Transaction Participants--The Trustee and the Fiscal
                                                   Agent" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.
                                                   Following the transfer of the underlying mortgage loans
                                                   into the trust, the trustee, on behalf of the trust, will
                                                   become the mortgagee of record under each underlying
                                                   mortgage loan, subject to the discussion under
                                                   "--________________________ Mortgagee of Record, Master
                                                   Servicer and Special Servicer" below. The trustee will
                                                   further be responsible for calculating the amount of
                                                   principal and interest to be paid to, and making
                                                   distributions to, the series 200_-C_ certificateholders, as described under ["Transaction Participants--The Trustee"]
                                                   and "Description of the Offered Certificates" in this
                                                   prospectus supplement.

INITIAL FISCAL AGENT.............................  ________________________,  a  ____________  banking corporation, will act as the initial fiscal agent with
                                                   respect to the series 200_-C_ certificates. See
                                                   "Transaction Participants--The Trustee and the Fiscal
                                                   Agent" in this prospectus supplement.

INITIAL MASTER SERVICER..........................  ____________________________, a national banking association, will act as the initial master servicer with
                                                   respect to the underlying mortgage loans, except as
                                                   discussed under "--________________________ Mortgagee of
                                                   Record, Master Servicer and Special Servicer" below. See
                                                   "The Servicers--The Initial Master Servicer" in this
                                                   prospectus supplement.

INITIAL SPECIAL SERVICER.........................  ____________, a ____________ corporation, will act as the initial special servicer with respect to the underlying
                                                   mortgage loans, except as discussed under
                                                   "--________________ and ________________ Mortgagee of
                                                   Record, Master Servicer and Special Servicer" below. See
                                                   "The Servicers--The Initial Special Servicer" in this
                                                   prospectus supplement.

SUB-SERVICERS....................................  Each of the following entities will be or is expected to be a sub-servicer of underlying mortgage loans representing in excess of 10% of the mortgage pool balance--

                                                   o    ____________________, with respect to ____% of the
                                                        initial mortgage pool balance, and

                                                   o    _____________, with respect to ____% of the initial
                                                        mortgage pool balance.

                                                   See "The Servicers--Certain Initial Sub-Servicers" below in this prospectus supplement.

NON-TRUST MORTGAGE LOAN NOTEHOLDERS..............  ______________ underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more
                                                   mortgage loans that are obligations of the same borrower,
                                                   only one of which will be included in the trust fund. The
                                                   remaining

                                      S-18

                                                   mortgage loan(s) in a subject loan combination will not be included in the trust fund, provided that all of the
                                                   mortgage loans in a subject loan combination are together
                                                   secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. All of the
                                                   mortgage loans comprising a given loan combination are
                                                   cross-defaulted, but none of the loan combinations is
                                                   cross-collateralized or cross-defaulted with any other loan combination.

                                                   The following underlying mortgage loans are each part of a loan combination:

                                                                                                             ORIGINAL
                                                                                              ORIGINAL       PRINCIPAL
                                                                                             PRINCIPAL      BALANCE OF
                                                                                             BALANCE OF       RELATED
                                                                                            RELATED PARI    SUBORDINATE
                                                                                               PASSU         NON-TRUST
                                                                                 % OF        NON-TRUST      LOANS(2) OR
                                    MORTGAGED PROPERTY NAME                     INITIAL     LOANS(1) OR       JUNIOR
                                    (AS IDENTIFIED ON ANNEX     CUT-OFF DATE   MORTGAGE        SENIOR        NON-TRUST
                                     A-1 TO THIS PROSPECTUS      PRINCIPAL       POOL        NON-TRUST         LOAN
                                          SUPPLEMENT)             BALANCE       BALANCE    LOAN COMPONENT    COMPONENT
                                   --------------------------- -------------- -----------  --------------  -------------

                                   1.  ________________        $    ______        ___%     $    ______      $    _____
                                                                                           $    ______
                                   2.  ________________        $    ______        ___%     $    ______      $    _____
                                                                                           $    ______      $    _____
                                   3.  _________               $     _____        ___%           NAP        $     ____
                                   4.  _________               $     _____        ___%           NAP        $     ____
                                   5.  _________               $     _____        ___%           NAP        $     ____
                                   6.  _________               $     _____        ___%           NAP        $     ____
                                   7.  _________               $     _____        ___%           NAP        $     ____
                                   8.  __________              $     _____        ___%           NAP        $     ____
                                   9.  _________               $     _____        ___%           NAP        $     ____
                                   10. _________               $     _____        ___%           NAP        $     ____
                                   11. _________               $     _____        ___%           NAP        $     ____
                                   12. _________               $     _____        ___%           NAP        $     ____

                                           ______________________

                                           (1)     Reflects pari passu non-trust mortgage loans and senior
                                                   non-trust loan components that are, in each case, entitled to payments of interest and principal on a pro rata and
                                                   pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

                                           (2)     Reflects subordinate non-trust mortgage loans and junior
                                                   non-trust loan components that are, in each case: (i) prior to the occurrence of certain material uncured events of
                                                   default, entitled to monthly payments of principal and
                                                   interest following monthly payments of principal and
                                                   interest with respect to the related underlying mortgage
                                                   loan in the subject loan combination; and (ii) following
                                                   and during the continuance of certain material uncured
                                                   events of default with respect to the subject loan
                                                   combination, entitled to payments of principal and, with
                                                   respect to all subordinate non-trust mortgage loans and
                                                   junior non-trust loan components, interest, only following payment of all accrued interest (other than default
                                                   interest) and the total outstanding principal balance of
                                                   the related underlying mortgage loan in the subject loan
                                                   combination.

                                                   Except as provided below under "--________________ and
                                                   ________________ Mortgagee of Record, Master Servicer and
                                                   Special Servicer," each of the of the loan combinations
                                                   will be serviced under the series 200_-C_ pooling and
                                                   servicing agreement by the master servicer and the special servicer

                                      S-19

                                                   thereunder. Pursuant to one or more co-lender or similar
                                                   agreements with respect to each of the loan combinations,
                                                   the holder of a particular non-trust mortgage loan in the
                                                   subject loan combination, or a group of holders of
                                                   non-trust mortgage loans in the subject loan combination
                                                   (acting together), may be granted various rights and powers with respect to the subject loan combination. In some
                                                   cases, those rights and powers may be assignable or may be exercised through a representative or designee.

                                                   See "Description of the Mortgage Pool--Loan Combinations"
                                                   in this prospectus supplement for a more detailed
                                                   description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising such loan combination.
                                                   Also, see "Description of the Series 200_-C_ Pooling and
                                                   Servicing Agreement--The Series 200_-C_ Controlling Class
                                                   Representative, the Class CM Representative and the
                                                   Serviced Non-Trust Loan Noteholders," "Servicing of the
                                                   ________________ Loan Combination and the ________________
                                                   Loan Combination" and "Servicing of the ________________
                                                   Loan Combination and the ________________ Loan Combination"
                                                   in this prospectus supplement for a more detailed
                                                   description of certain of the foregoing rights of the
                                                   respective non-trust mortgage loan noteholders. See also
                                                   "Risk Factors--Risks Related to the Underlying Mortgage
                                                   Loans--Some of the Mortgaged Real Properties Are or May Be
                                                   Encumbered by Additional Debt and the Ownership Interests
                                                   in Some Borrowers Have Been or May Be Pledged to Secure
                                                   Debt Which, in Either Case, May Reduce the Cash Flow
                                                   Available to the Subject Mortgaged Real Property" in this
                                                   prospectus supplement.

________________ MORTGAGEE OF RECORD,
MASTER SERVICER AND SPECIAL SERVICER.............  The entire  ________________  loan  combination (including the ________________ underlying mortgage loan) is currently being--and, upon issuance of the series 200_-C_
                                                   certificates, will continue to be--serviced and
                                                   administered pursuant to the series __________ pooling and servicing agreement relating to the LB-[__] Commercial
                                                   Mortgage Trust __________, Commercial Mortgage Pass-Through
                                                   Certificates, Series __________ commercial mortgage
                                                   securitization, which provides for servicing arrangements
                                                   that are similar but not identical to those under the
                                                   series 200_-C_ pooling and servicing agreement. In that
                                                   regard--

                                                   o    __________________, which is also the trustee under
                                                        the series __________ pooling and servicing agreement,
                                                        will, in that capacity, be the mortgagee of record
                                                        with respect to the entire ________________ loan
                                                        combination;

                                      S-20

                                                   o    __________________, which is the master servicer under
                                                        the series __________ pooling and servicing agreement,
                                                        will, in that capacity, be the initial master servicer
                                                        for the entire ________________ loan combination,
                                                        subject to replacement pursuant to the terms of the
                                                        series __________ pooling and servicing agreement; and

                                                   o    __________________, which is the special servicer
                                                        under the series __________ pooling and servicing
                                                        agreement, will, in that capacity, be the initial
                                                        special servicer for the entire ________________ loan
                                                        combination, subject to replacement pursuant to the
                                                        terms of the series __________ pooling and servicing
                                                        agreement, as further described under "Description of
                                                        the __________ Loan Combination."

                                                   Notwithstanding the foregoing, references in this
                                                   prospectus supplement to the trustee, master servicer and
                                                   special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 200_-C_
                                                   pooling and servicing agreement unless the context clearly indicates otherwise.

CONTROLLING CLASS OF CERTIFICATEHOLDERS..........  The holders or beneficial owners of certificates representing a majority interest in a designated
                                                   controlling class of the series 200_-C_ certificates will
                                                   have certain rights and powers under the series 200_-C_
                                                   pooling and servicing agreement, as described under "Risk
                                                   Factors--The Interests of the Series 200_-C_ Controlling
                                                   Class Certificateholders May Be in Conflict with the
                                                   Interests of the Offered Certificateholders" and
                                                   "Description of the Series 200_-C_ Pooling and Servicing
                                                   Agreement--The Series 200_-C_ Controlling Class
                                                   Representative, the Class CM Representative and the
                                                   Serviced Non-Trust Loan Noteholders" and "--Replacement of
                                                   the Special Servicer" in this prospectus supplement.

                                                   Unless there are significant losses on the underlying
                                                   mortgage loans, the controlling class of series 200_-C_
                                                   certificateholders will be the holders of a non-offered
                                                   class of series 200_-C_ certificates.

CLASS CM REPRESENTATIVE..........................  The class CM representative will, in general, be designated by the holders or beneficial owners of class CM principal balance certificates representing a majority of
                                                   the voting rights evidenced by all of the class CM
                                                   principal balance certificates. The class CM representative will have certain rights and powers under the

                                      S-21

                                                   series 200_-C_ pooling and servicing agreement, as
                                                   described under "Risk Factors--The Interests of the Holders of the Class CM Principal Balance Certificates May Be in
                                                   Conflict with the Interests of the Offered
                                                   Certificateholders" and "Description of the Series 200_-C_
                                                   Pooling and Servicing Agreement--The Series 200_-C_
                                                   Controlling Class Representative, the Class CM
                                                   Representative and the Serviced Non-Trust Loan Noteholders"
                                                   and "--Replacement of the Special Servicer" in this
                                                   prospectus supplement

                                                   SWAP COUNTERPARTY _______________, a _______________,
                                                        will be the counterparty under the swap agreement
                                                        relating to the class A-MFL certificates. For a
                                                        description of the swap counterparty, see "Description
                                                        of the Swap Agreement--The Swap Counterparty" in this
                                                        prospectus supplement.

                                                   UNDERWRITERS Lehman Brothers Inc. and
                                                        [________________________] are the underwriters with
                                                        respect to the offered certificates.

                                                   o    Lehman Brothers Inc. is acting as co-lead manager and
                                                        sole bookrunner, and

                                                   o    [__________________________] is acting as co-lead
                                                        manager.

                                                   See "Method of Distribution" in this prospectus supplement.

                                      S-22

                         Summary of Transaction Parties

     --------------------------------                       -----------------------------------

           SPONSOR AND SELLER                                       CO-SPONSOR AND SELLER
      Lehman Brothers Holdings Inc.                           UBS Real Estate Investments Inc.

     --------------------------------                       -----------------------------------

Mortgage Loans                                                                           Mortgage Loans

                                             Mortgage Loans

------------------------                                                         ----------------------

    OTHER ORIGINATORS                                                              OTHER ORIGINATORS
      [___________]                                                                  [___________]
      [___________]                                                                  [___________]
                                        ---------------------------
------------------------                                                         ----------------------
                                                  DEPOSITOR
                                        Structured Asset Securities
                                               Corporation II

                                        ---------------------------

                                                           Mortgage Loans

                                        ---------------------------

---------------------                         ISSUING ENTITY                          -----------------
                                             LB-UBS Commercial
   MASTER SERVICER     Mortgage Loan      Mortgage Trust 200_-C_     Mortgage Loan     SPECIAL SERVICER
    [___________]     Master Servicing                             Special Servicing      [___________]
                                                  TRUSTEE
---------------------                        [______________]                         -----------------

                                        ---------------------------
                Mortgage Loan
                Sub-Servicing

--------------------     --------------------                                         ---------------------

   SUB- SERVICER            SUB- SERVICER                                                  UNDERWRITERS
    [________]               [________]                                                Lehman Brothers Inc.
                                                                                        USB Securities LLC
-------------------      -------------------                                              [________]

                                                                                      ---------------------

                                        ---------------------------

                                               FISCAL AGENT
                                            [________________]

                                        ----------------------------

                                      S-23

                                          RELEVANT DATES AND PERIODS

CUT-OFF DATE.....................................  _________ loans that we intend to include in the trust, representing ______% of the initial mortgage pool balance, were originated after _____________, 200_. Accordingly,
                                                   references to "cut-off date" in this prospectus supplement mean, individually and collectively:

                                                   o    _____________, 200_, in the case of each underlying
                                                        mortgage loan originated on or before that date; and

                                                   o    the related date of origination, in the case of the
                                                        underlying mortgage loans originated after
                                                        _____________, 200_. All payments and collections
                                                        received on each underlying mortgage loan after its
                                                        cut-off date, excluding any payments or collections
                                                        that represent amounts due on or before that cut-off
                                                        date, will belong to the trust.

ISSUE DATE.......................................  The date of initial issuance for the offered certificates will be on or about _____________, 200_.

DISTRIBUTION FREQUENCY/DISTRIBUTION DATE ........  Payments on the offered certificates are scheduled to occur monthly, commencing in __________ 200_. During any given
                                                   month, the distribution date will be the fourth business
                                                   day following the 11th calendar day of that month or, if
                                                   that 11th calendar day is not a business day, then the
                                                   fifth business day following that 11th calendar day.

RECORD DATE......................................  The record date for each monthly payment on an offered certificate will be the last business day of the prior
                                                   calendar month. The registered holders of the series
                                                   200_-C_ certificates at the close of business on each
                                                   record date will be entitled to receive, on the following
                                                   distribution date, any payments on those certificates,
                                                   except that the last payment on any offered certificate
                                                   will be made only upon presentation and surrender of the
                                                   certificate.

COLLECTION PERIOD................................  Amounts available for payment on the offered certificates on any distribution date will depend on the payments and
                                                   other collections received, and any advances of payments
                                                   due, on the underlying mortgage loans during the related
                                                   collection period. In general, each collection period--

                                                   o    will relate to a particular distribution date,

                                                   o    will be approximately one month long,

                                      S-24

                                                   o    will begin immediately after the prior collection
                                                        period ends or, in the case of the first collection
                                                        period, will begin on the day following the cut-off
                                                        date, and

                                                   o    will end on a specified day of the same calendar month
                                                        in which the related distribution date occurs or, if
                                                        that specified day is not a business day, then on the
                                                        immediately following business day.

                                                   However, the collection period for any distribution date
                                                   for each of the outside-serviced underlying mortgage loans may differ from the collection period with respect to the
                                                   rest of the mortgage pool for that distribution date.
                                                   Accordingly, there may be multiple collection periods with respect to each distribution date

                                                   , such  as

                                                   (a) a collection period with respect to the _______________
                                                         underlying mortgage loan,

                                                   (b) a collection period with respect to the _______________
                                                         underlying mortgage loan, and

                                                   (c) a collection period with respect to the rest of the
                                                         mortgage pool, which collection periods will not
                                                         necessarily coincide with each other.

                                                   Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to
                                                   "collection period" will mean, individually and
                                                   collectively, as applicable, the foregoing three collection periods for the subject distribution date.

INTEREST ACCRUAL PERIOD..........................  The amount of interest payable with respect to the offered certificates and the class A-MFL REMIC III regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The
                                                   interest accrual period for the offered certificates
                                                   (exclusive of the class A-MFL certificates) and the class
                                                   A-MFL REMIC III regular interest for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that
                                                   distribution date occurs. The interest accrual period for
                                                   the class A-MFL certificates for

                                      S-25

                                                   any distribution date will be the period from and including the distribution date in the month preceding the month in
                                                   which the subject distribution date occurs (or, in the case of the first distribution date, from and including the date of initial issuance of the class A-MFL certificates) to,
                                                   but excluding, the subject distribution date; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if
                                                   the related swap agreement is terminated and not replaced, then the interest accrual period with respect to the class
                                                   A-MFL certificates for any distribution date will also be
                                                   the period commencing on the 11th day of the month
                                                   preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that
                                                   distribution date occurs. Interest will be calculated with respect to each class of offered certificates (other than
                                                   the class A-MFL certificates) and with respect to the class
                                                   A-MFL REMIC III regular interest assuming that each year
                                                   consists of twelve 30-day months, and interest will be
                                                   calculated with respect to the class A-MFL certificates
                                                   based upon the actual number of days in the related
                                                   interest accrual period and a year consisting of 360 days;
                                                   except that, if there is a continuing payment default on
                                                   the part of the swap counterparty under the related swap
                                                   agreement, or if the related swap agreement is terminated
                                                   and not replaced, then the class A-MFL certificates will
                                                   also accrue interest on the basis of a 360-day year
                                                   consisting of twelve 30-day months.

                                                   Because of the timing of its origination in ___________
                                                   200_ or for other reasons, _________ underlying mortgage
                                                   loans, representing ______% of the initial mortgage pool
                                                   balance, do not provide for the payment of a full month's
                                                   interest in __________ 200_. In connection therewith, the
                                                   related mortgage loan seller will supplement any amounts
                                                   payable by the related borrower in __________ 200_, such
                                                   that the trust will receive, in __________ 200_, a full
                                                   month's interest with respect to those mortgage loans. For purposes of determining distributions on the series 200_-C_
                                                   certificates, each of those supplemental payments should be considered a payment by the related borrower.

LIBOR DETERMINATION DATE.........................  The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class A-MFL certificates as
                                                   well as the payment obligations under the related swap
                                                   agreement, will initially be determined on ____________,
                                                   200_ and will thereafter be determined monthly on the
                                                   second LIBOR business day preceding the applicable interest accrual period.

RATED FINAL DISTRIBUTION DATE....................  The rated final distribution dates for the respective classes of the offered certificates with principal balances are as follows:

                                                   o    for the class [A-1, A-2, A-3, A-AB, A-4 and A-1A]
                                                        certificates, the distribution date in _________; and

                                                   o    for the class [A-M, A-J, B, C, D, E and F]
                                                        certificates, the distribution date in _________.

                                                   See "Ratings" in this prospectus supplement.

ASSUMED FINAL DISTRIBUTION DATE..................  With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected
                                                   to receive their last payment and the total principal
                                                   balance or notional amount,

                                      S-26

                                                   as applicable, of those certificates would be expected to
                                                   be reduced to zero, based upon--

                                                   o    the assumption that each borrower timely makes all
                                                        payments on its underlying mortgage loan;

                                                   o    the assumption that each underlying mortgage loan, if
                                                        any, with an anticipated repayment date is paid in
                                                        full on that date;

                                                   o    the assumption that no borrower otherwise prepays its
                                                        underlying mortgage loan prior to stated maturity; and

                                                   o    the other modeling assumptions referred to under
                                                        "Yield and Maturity Considerations" in, and set forth
                                                        in the glossary to, this prospectus supplement.

                                                   Accordingly, the assumed final distribution date for each
                                                   class of offered certificates is the distribution date in
                                                   the calendar month and year set forth below for that class:

                                                                                 MONTH AND YEAR OF
                                                                                   ASSUMED FINAL
                                                               CLASS             DISTRIBUTION DATE
                                                          ---------------      ---------------------

                                                                A-1               ______________
                                                                A-2               ______________
                                                                A-3               ______________
                                                                A-AB              ______________
                                                                A-4               ______________
                                                                A-1A              ______________
                                                               A-MFL              ______________
                                                                A-M               ______________
                                                                A-J               ______________
                                                                 B                ______________
                                                                 C                ______________
                                                                 D                ______________
                                                                 E                ______________
                                                                 F                ______________
                                                                X-CP              ______________

                                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS...................  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance--or, solely in the case of the class X-CP
                                                   certificates, $250,000 initial notional amount--and in any greater whole dollar denominations.

                                                   You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and
                                                   they will

                                      S-27

                                                   be registered in the name of Cede & Co. as nominee for The
                                                   Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your
                                                   interest in any offered certificate, except under the
                                                   limited circumstances described under "Description of the
                                                   Offered Certificates--Registration and Denominations" in
                                                   this prospectus supplement and under "Description of the
                                                   Certificates--Book-Entry Registration" in the accompanying prospectus.

PAYMENTS

A.  GENERAL......................................  The trustee will make payments of interest and, except in the case of the class X-CL and X-CP certificates, principal to the following classes of series 200_-C_
                                                   certificateholders (exclusive of the class A-MFL
                                                   certificateholders) and with respect to the class A-MFL
                                                   REMIC III regular interest, sequentially as follows:

                                                                 1st              A-1, A-2, A-3,
                                                                                 A-AB, A-4, A-1A,
                                                                                  X-CL and X-CP
                                                                 2nd                    A-M
                                                                 3rd                    A-J
                                                                 4th                     B
                                                                 5th                     C
                                                                 6th                     D
                                                                 7th                     E
                                                                 8th                     F
                                                                 9th                     G
                                                                10th                     H
                                                                11th                     J
                                                                12th                     K
                                                                13th                     L
                                                                14th                     M
                                                                15th                     N
                                                                16th                     P
                                                                17th                     Q
                                                                18th                     S
                                                                19th                     T

                                                   Amounts allocable as interest and principal with respect to the non-trust mortgage loans and the non-pooled portion of the _______________________ underlying mortgage loan will
                                                   not be available to make payments of interest and/or
                                                   principal with respect to the classes of series 200_-C_
                                                   certificates listed in the foregoing table.

                                                   Interest payments with respect to the class A-1, A-2, A-3,
                                                   A-AB, A-4, A-1A, X-CL and X-CP certificates are to be made concurrently:

                                                   o    in the case of the class A-1, A-2, A-3, A-AB and A-4
                                                        certificates, on a pro rata basis in accordance with
                                                        the respective interest entitlements evidenced by
                                                        those

                                      S-28

                                                        classes of series 200_-C_ certificates, from available
                                                        funds attributable to loan group no. 1;

                                                   o    in the case of the class A-1A certificates, from
                                                        available funds attributable to loan group no. 2; and

                                                   o    in the case of the class X-CP and X-CL certificates,
                                                        on a pro rata basis in accordance with the respective
                                                        interest entitlements evidenced by those classes of
                                                        series 200_-C_ certificates, from available funds
                                                        attributable to loan group no. 1 and/or loan group no.
                                                        2;

                                                   provided that, if the foregoing would result in a shortfall in the interest payment on any of the class A-1, A-2, A-3,
                                                   A-AB, A-4, A-1A, X-CL and/or X-CP certificates, then
                                                   payments of interest will be made on those classes of
                                                   series 200_-C_ certificates, on a pro rata basis in
                                                   accordance with the respective interest entitlements
                                                   evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the
                                                   "available funds" referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan or the non-pooled portion of the _______________________
                                                   underlying mortgage loan..

                                                   The class R-I, R-II, R-III and V certificates do not bear
                                                   interest and do not entitle their respective holders to
                                                   payments of interest.

                                                   Allocation of principal payments among the [A-1, A-2, A-3,
                                                   A-AB, A-4 and A-1A] classes is described under
                                                   "--Payments--Payments of Principal" below. The class X-CL,
                                                   X-CP, R-I, R-II, R-III and V certificates do not have
                                                   principal balances and do not entitle their respective
                                                   holders to payments of principal.

                                                   The allocation of interest payments between the class A-MFL
                                                   REMIC III regular interest and the class A-M certificates
                                                   is to be made concurrently, on a pro rata basis in
                                                   accordance with the respective interest entitlements
                                                   represented thereby.

                                                   The allocation of principal distributions between the class
                                                   A-MFL REMIC III regular interest and the class A-M
                                                   certificates is to be made concurrently, on a pro rata
                                                   basis in accordance with the relative sizes of the
                                                   respective then outstanding total principal balances
                                                   thereof.

                                                   Payments of interest made on or with respect to the class
                                                   A-MFL REMIC III regular interest will be applied to make
                                                   payments to the swap counterparty and/or the class A-MFL
                                                   certificateholders, as applicable. Payments of principal
                                                   made on or with respect to the class A-MFL REMIC III
                                                   regular interest will be applied to make payments of
                                                   principal to the class A-MFL certificateholders.

                                      S-29

                                                   As described under "Description of the Mortgage Pool--The
                                                   Pooled and Non-Pooled Portions of the
                                                   _______________________ Mortgage Loan" and "Description of
                                                   the Offered Certificates--Payments" in this prospectus
                                                   supplement the class CM principal balance certificates will represent a subordinated right to receive, out of payments
                                                   (or advances in lieu thereof) and other collections on the
                                                   _______________________ underlying mortgage loan, monthly
                                                   payments of interest at the respective pass-through rates
                                                   for those classes and, following payment in full of all
                                                   principal due with respect to the pooled portion of the
                                                   _______________________ underlying mortgage loan, all
                                                   scheduled payments of principal (or advances in lieu
                                                   thereof) on, and other collections of previously unadvanced principal of, that mortgage loan.

                                                   See "Description of the Offered
                                                   Certificates--Payments--Priority of Payments" in this
                                                   prospectus supplement.

B.  LOAN GROUPS..................................  For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

                                                   o    a loan group no. 1 consisting of all of the underlying
                                                        mortgage loans that are secured by property types
                                                        other than multifamily and mobile home park, together
                                                        with _________ underlying mortgage loans that are
                                                        secured by [multifamily and mobile home park]
                                                        properties; and

                                                   o    a loan group no. 2 consisting of all but _________ of
                                                        the underlying mortgage loans that are secured by
                                                        [multifamily and mobile home park] properties.

                                                   Loan group no. 1 will contain a total of ______ underlying mortgage loans that represent ____% of the initial mortgage pool balance, and loan group no. 2 will contain a total of
                                                   ___ underlying mortgage loans that represent ___% of the
                                                   initial mortgage pool balance.

                                                   As and to the extent described under "--Payments of
                                                   Principal" and "Description of the Offered
                                                   Certificates--Payments--Payments of Principal" and
                                                   "--Payments--Priority of Payments" below in this prospectus supplement, amounts collected with respect to loan group
                                                   no. 2 will be distributed to the holders of the class A-1A certificates and amounts collected with respect to loan
                                                   group no. 1 will be distributed to the holders of the class
                                                   A-1, A-2, A-3, A-AB and A-4 certificates.

C.  PAYMENTS OF INTEREST.........................  Each class of series 200_-C_ certificates (other than the class R-I, R-II, R-III and V certificates) and the class
                                                   A-MFL REMIC III regular interest will bear interest. In
                                                   each case, that interest will accrue during each interest
                                                   accrual period based upon--

                                      S-30

                                                   o    the pass-through rate applicable for the particular
                                                        class of series 200_-C_ certificates or the class
                                                        A-MFL REMIC III regular interest, as the case may be,
                                                        for that interest accrual period,

                                                   o    the total principal balance or notional amount, as the
                                                        case may be, of the particular class of series 200_-C_
                                                        certificates or the class A-MFL REMIC III regular
                                                        interest, as the case may be, outstanding immediately
                                                        prior to the related distribution date, and

                                                   o    the assumption that each year consists of twelve
                                                        30-day months (or, in the case of the class A-MFL
                                                        certificates, for so long as the related swap
                                                        agreement is in effect and there is no continuing
                                                        payment default thereunder on the part of the swap
                                                        counterparty, based on the actual number of days in
                                                        the applicable interest accrual period and the
                                                        assumption that each year consists of 360 days).

                                                   If the pass-through rate of the class A-MFL REMIC III
                                                   regular interest for any interest accrual period is limited by the weighted average of the net interest rates of the
                                                   underlying mortgage loans (without regard to the non-pooled portion of the _______________________ underlying mortgage loan), then the amount by which the interest distributable with respect to the class A-MFL REMIC III regular interest is reduced as a result of such limitation will result in
                                                   the amount of interest payable by the trust to the swap
                                                   counterparty being reduced by that amount. As a result,
                                                   there will be a dollar-for-dollar reduction in the amount
                                                   payable by the swap counterparty to the trust, and a
                                                   corresponding dollar-for-dollar reduction in the amount of interest payable with respect to the class A-MFL
                                                   certificates on the applicable distribution date.

                                                   The borrowers under the underlying mortgage loans are
                                                   generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month's
                                                   interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a
                                                   whole or partial involuntary prepayment) on an underlying
                                                   mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the
                                                   extent described under "Description of the Offered
                                                   Certificates--Payments--Payments of Interest" in this
                                                   prospectus supplement, the resulting shortfall, less--

                                                   o    the amount of the master servicing fee that would have
                                                        been payable from that uncollected interest, and

                                      S-31

                                                   o    in the case of a voluntary prepayment on a
                                                        non-specially serviced mortgage loan, the applicable
                                                        portion of the payment made by the master servicer to
                                                        cover prepayment interest shortfalls resulting from
                                                        the voluntary prepayments on non-specially serviced
                                                        mortgage loans during the related collection period,

                                                   will be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the
                                                   interest-bearing classes of the series 200_-C_
                                                   certificates, including the offered certificates, but
                                                   excluding the class CM certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes (or, in the case of the class
                                                   A-MFL Certificates, on the class A-MFL REMIC III regular
                                                   interest) during the corresponding interest accrual period;
                                                   provided that any such resulting interest shortfall that is attributable to a prepayment of the non-pooled portion of
                                                   the _______________________ underlying mortgage loan would be allocated to reduce the amount of accrued interest
                                                   otherwise payable to the holders of the class CM
                                                   certificates.

                                                   On each distribution date, subject to available funds and
                                                   the payment priority described under "--Payments--General"
                                                   above and, in the case of the class A-MFL certificates
                                                   only, further subject to the amount received from or
                                                   payable to the swap counterparty for that distribution
                                                   date, you will be entitled to receive your proportionate
                                                   share of all unpaid distributable interest accrued with
                                                   respect to your class of offered certificates through the
                                                   end of the related interest accrual period.

                                                   All distributions of interest with respect to the class
                                                   A-MFL REMIC III regular interest will be made to a
                                                   segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the
                                                   holders of the class A-MFL certificates and/or the swap
                                                   counterparty.

                                                   See "Description of the Offered
                                                   Certificates--Payments--Payments of Interest" and
                                                   "--Payments--Priority of Payments" in this prospectus
                                                   supplement.

D.  SWAP AGREEMENT...............................  The assets of the trust will include an interest rate swap agreement between the trustee on behalf of the trust and
                                                   _____________ Financial Products, Inc. as swap
                                                   counterparty. The initial notional amount of the swap
                                                   agreement will be equal to the total initial principal
                                                   balance of the class A-MFL certificates (and,
                                                   correspondingly, of the class A-MFL REMIC III regular
                                                   interest). The notional amount of the swap agreement for
                                                   any distribution date will equal the total principal
                                                   balance of the class A-MFL certificates (and,
                                                   correspondingly, of the class A-MFL REMIC III regular
                                                   interest) immediately prior to that distribution date. The maturity date of the swap agreement will be the earlier of the rated final distribution date for the class A-

                                      S-32

                                                   MFL certificates and the date on which the notional amount of the swap agreement is zero (including as a result of the termination of the trust fund). Under the swap agreement,
                                                   the trust will generally be obligated to make payments to
                                                   the swap counterparty with respect to each distribution
                                                   date, in the manner described under "Description of the Offered
                                                   Certificates--Payments--Priority of Payments--Payments on
                                                   the Class A-MFL Certificates" and "Description of the Swap
                                                   Agreement" in this prospectus supplement.

                                                   None of the master servicer, the trustee or the fiscal
                                                   agent will be required to advance any amounts payable or
                                                   required to be paid by the swap counterparty with respect
                                                   to the class A-MFL certificates.

                                                   See "Risk Factors--Risks Relating to the Swap Agreement"
                                                   and "Description of the Swap Agreement" in this prospectus supplement.

E.  PAYMENTS OF PRINCIPAL........................  Subject to available funds and the payment priority described under "-- Payments--General" above, the holders
                                                   of each class of offered certificates, other than the class
                                                   X-CP certificates, will be entitled to receive a total
                                                   amount of principal over time equal to the total principal balance of their particular class.

                                                   The trustee is required to make payments of principal to
                                                   the holders of the various classes of the series 200_-C_
                                                   principal balance certificates in a specified sequential
                                                   order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that
                                                   are to be distributed were received and/or made with
                                                   respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                                                   o    no payments of principal will be made to the holders
                                                        of any of the class [G, H, J, K, L, M, N, P, Q, S and
                                                        T] certificates until the total principal balance of
                                                        the offered certificates (exclusive of the class X-CP
                                                        certificates) and the class A-MFL REMIC III regular
                                                        interest is reduced to zero;

                                                   o    no payments of principal will be made to the holders
                                                        of the class [A-J, B, C, D, E or F] certificates
                                                        until, in the case of each class of those offered
                                                        certificates, the total principal balance of all more
                                                        senior classes of offered certificates (exclusive of
                                                        the class X-CP certificates) and the class A-MFL REMIC
                                                        III regular interest is reduced to zero;

                                      S-33

                                                   o    no payments of principal will be made to the holders
                                                        of the class A-M certificates or with respect to the
                                                        class A-MFL REMIC III regular interest until the total
                                                        principal balance of the class [A-1, A-2, A-3, A-AB,
                                                        A-4 and A-1A] certificates is reduced to zero, and any
                                                        and all payments of principal with respect to the
                                                        class A-MFL REMIC III regular interest and the class
                                                        A-M certificates will be allocated between them on a
                                                        pro rata basis in accordance with the respective total
                                                        principal balances thereof;

                                                   o    except as described in the paragraph following these
                                                        bullets, no payments of principal with respect to loan
                                                        group no. 1 will be made to the holders of the class
                                                        A-1A certificates until the total principal balance of
                                                        the class [A-1, A-2, A-3, A-AB and A-4] certificates
                                                        is reduced to zero;

                                                   o    except as described in the paragraph following these
                                                        bullets, no payments of principal with respect to loan
                                                        group no. 2 will be made to the holders of the class
                                                        [A-1, A-2, A-3, A-AB and/or A-4] certificates until
                                                        the total principal balance of the class A-1A
                                                        certificates is reduced to zero;

                                                   o    on any given distribution date, except as described in
                                                        the paragraph following these bullets, no payments of
                                                        principal will be made to the holders of the class
                                                        [A-1, A-2, A-3, A-AB and/or A-4] certificates until
                                                        the holders of the class A-1A certificates have
                                                        received all payments of principal to which they are
                                                        entitled on that distribution date with respect to
                                                        loan group no. 2;

                                                   o    on any given distribution date, beginning with the
                                                        distribution date in _________, except as described in
                                                        the paragraph following these bullets, the total
                                                        principal balance of the class A-AB certificates must
                                                        be paid down to the applicable scheduled principal
                                                        balance for that class set forth on Annex F to this
                                                        prospectus supplement before any payments of principal
                                                        are made with respect to the class [A-1, A-2, A-3
                                                        and/or A-4] certificates; and

                                                   o    except as described in the paragraph following these
                                                        bullets, no payments of principal will be made to the
                                                        holders of the class A-4 certificates until the total
                                                        principal balance of the class [A-1, A-2, A-3 and
                                                        A-AB] certificates is reduced to zero, no payments of
                                                        principal will be made to the holders of the class
                                                        A-AB

                                      S-34

                                                        certificates (other than as described in the
                                                        immediately preceding bullet) until the total
                                                        principal balance of the class [A-1, A-2 and A-3]
                                                        certificates is reduced to zero, no payments of
                                                        principal will be made to the holders of the class A-3
                                                        certificates until the total principal balance of the
                                                        class [A-1 and A-2] certificates is reduced to zero,
                                                        and no payments of principal will be made to the
                                                        holders of the class A-2 certificates until the total
                                                        principal balance of the class A-1 certificates is
                                                        reduced to zero.

                                                   The total payments of principal to be made on the series
                                                   200_-C_ principal balance certificates (exclusive of the
                                                   class CM principal balance certificates) on any
                                                   distribution date will, in general, be a function of--

                                                   o    the amount of scheduled payments of principal due or,
                                                        in some cases, deemed due on the underlying mortgage
                                                        loans (or, in the case of the _______________________
                                                        underlying mortgage loan, on the pooled portion only)
                                                        during the related collection period, which payments
                                                        are either received as of the end of that collection
                                                        period or advanced by the master servicer, the trustee
                                                        or the fiscal agent; and

                                                   o    the amount of any prepayments and other unscheduled
                                                        collections of previously unadvanced principal with
                                                        respect to the underlying mortgage loans (or, in the
                                                        case of the _______________________ underlying
                                                        mortgage loan, on the pooled portion only) that are
                                                        received during the related collection period.

                                                   In the case of the class A-MFL certificates, however, any
                                                   payments of principal will first be made with respect to
                                                   the class A-MFL REMIC III regular interest, after which any corresponding payments will be made to the class A-MFL
                                                   certificateholders.

                                                   However, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of
                                                   general collections on the mortgage pool for any advance
                                                   that it has determined is not recoverable out of
                                                   collections on the related underlying mortgage loan, then
                                                   that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be
                                                   reimbursed first out of payments and other collections of
                                                   principal, prior to being deemed reimbursed out of payments and other collections of interest, as further described
                                                   under "Description of the Offered
                                                   Certificates--Payments--Payments of Principal" below in
                                                   this prospectus supplement.

                                      S-35

                                                   On any distribution date after the pooled portion of the
                                                   _______________________ underlying mortgage loan has been
                                                   paid down to zero, the holders of the class CM principal
                                                   balance certificates will be entitled to receive an
                                                   aggregate amount of principal payments up to all payments
                                                   and other collections of principal with respect to the
                                                   non-pooled portion of the _______________________
                                                   underlying mortgage loan that were received during the
                                                   related collection period.

                                                   The class X-CL, X-CP, R-I, R-II, R-III and V certificates
                                                   do not have principal balances and do not entitle their
                                                   holders to payments of principal.

                                                   See "Description of the Offered
                                                   Certificates--Payments--Payments of Principal,"
                                                   "--Payments--Priority of Payments," "--Payments--Payments
                                                   on the Class A-MFL Certificates" and "--Payments--Payments
                                                   on the Class CM Principal Balance Certificates" in this
                                                   prospectus supplement.

F.  AMORTIZATION, LIQUIDATION AND
    PAYMENT TRIGGERS.............................  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the
                                                   trust, the total principal balance of the class A-MFL REMIC
                                                   III regular interest and the class [A-M, A-J, B, C, D, E,
                                                   F, G, H, J, K, L, M, N, P, Q, S and T] certificates could
                                                   be reduced to zero at a time when the class [A-1, A-2, A-3,
                                                   A-AB, A-4 and A-1A] certificates, or any two or more
                                                   classes of those certificates, remain outstanding. Under
                                                   those circumstances, any payments of principal on the
                                                   outstanding class [A-1, A-2, A-3, A-AB, A-4 and A-1A]
                                                   certificates will be made among those classes of
                                                   certificates on a pro rata basis, rather than sequentially, in accordance with their respective total principal
                                                   balances.

                                                   Also, specified parties may terminate the trust when the
                                                   mortgage pool balance is reduced to a specified percentage of the initial mortgage pool balance, as described under
                                                   "--Optional Termination" below.

                                                   [DESCRIBE ANY OTHER STRUCTURAL FEATURES THAT CAN TRIGGER
                                                   LIQUIDATION OR AMORTIZATION OF THE ASSET POOL OR ALTER THE
                                                   TRANSACTION STRUCTURE OR FLOW OF FUNDS.]

G.  PAYMENTS OF PREPAYMENT PREMIUMS
    AND YIELD MAINTENANCE CHARGES................  If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans
                                                   (exclusive of any prepayment premium or yield maintenance
                                                   charge collected with respect to the non-pooled portion of the _______________________ underlying mortgage loan), then the trustee will pay that amount, net of any liquidation
                                                   fee or workout fee payable therefrom, in the proportions
                                                   described under "Description of the Offered
                                                   Certificates--Payments--

                                      S-36

                                                   Payments of Prepayment Premiums and Yield Maintenance
                                                   Charges" in this prospectus supplement, to--

                                                   o    the holders of the class X-CL certificates;

                                                   o    the holders of the class X-CP certificates; and/or

                                                   o    the holders of any of the class [A-1, A-2, A-3, A-AB,
                                                        A-4, A-1A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J
                                                        and/or K] certificates that are then entitled to
                                                        receive any principal payments with respect to the
                                                        loan group that includes the prepaid mortgage loan
                                                        (or, if and to the extent allocable to the class A-MFL
                                                        REMIC III regular interest while the swap agreement is
                                                        in effect and there is no continuing payment default
                                                        thereunder on the part of the swap counterparty, to
                                                        the swap counterparty).

                                                   If any default prepayment consideration is collected during any particular collection period with respect to the
                                                   _______________________ underlying mortgage loan, then on
                                                   the distribution date corresponding to that collection
                                                   period, the trustee will allocate that prepayment
                                                   consideration between the pooled portion and the non-pooled portion thereof on a pro rata basis in accordance with the respective amounts of principal then being prepaid with
                                                   respect to each such portion. The portion of any prepayment consideration allocable to the non-pooled portion of the
                                                   _______________________ underlying mortgage loan will be
                                                   distributed to the holders of the class CM principal
                                                   balance certificates.

FEES AND EXPENSES................................  The amounts available for distribution on the series
                                                   200_-C_ certificates on any distribution date will
                                                   generally be net of the following amounts:

                ---------------------------------------------------------------------------------------------
                        TYPE / RECIPIENT (1)                        AMOUNT                      FREQUENCY
                ---------------------------------------------------------------------------------------------

                FEES
                ---------------------------------------------------------------------------------------------
                Master Servicing Fee / Master        With respect to each underlying             Monthly
                Servicer                             mortgage loan, one-twelfth of the
                                                     related annual master servicing fee
                                                     rate (2) multiplied by the
                                                     principal amount on which interest
                                                     accrues or is deemed to accrue from
                                                     time to time on that mortgage loan.
                ---------------------------------------------------------------------------------------------
                Additional Master Servicing          o  Prepayment interest                   Time to time
                Compensation / Master Servicer          excesses on underlying
                                                        mortgage loans that are the
                                                        subject of a principal
                                                        prepayment in full or in part
                                                        after their due date in any
                                                        collection period.
                ---------------------------------------------------------------------------------------------

                                      S-37

                ---------------------------------------------------------------------------------------------
                        TYPE / RECIPIENT (1)                        AMOUNT                      FREQUENCY
                ---------------------------------------------------------------------------------------------

                                                     o  All interest and                         Monthly
                                                        investment income earned on
                                                        amounts on deposit in the
                                                        master servicer's custodial
                                                        account and in any Loan
                                                        Combination-specific account.
                ---------------------------------------------------------------------------------------------
                                                     o  All interest and                         Monthly
                                                        investment income earned on
                                                        amounts on deposit in the
                                                        servicing accounts, reserve
                                                        accounts and the defeasance
                                                        account, to the extent not
                                                        otherwise payable to the
                                                        borrowers.
                ---------------------------------------------------------------------------------------------
                                                     o  Late payment charges and default       Time to time
                                                        interest actually collected on
                                                        any underlying mortgage loan, but
                                                        only to the extent that such late
                                                        payment charges and default
                                                        interest (a) accrued on a
                                                        non-specially serviced mortgage
                                                        loan and (b) are not otherwise
                                                        allocable to pay the following
                                                        items with respect to the subject
                                                        mortgage loan: (i) interest on
                                                        advances or (ii) additional trust
                                                        fund expenses (exclusive of
                                                        special servicing fees,
                                                        liquidation fees and workout
                                                        fees), in either case currently
                                                        payable or previously paid with
                                                        respect to the subject mortgage
                                                        loan or related mortgaged real
                                                        property from collections on the
                                                        mortgage pool and not previously
                                                        reimbursed.
                ---------------------------------------------------------------------------------------------
                Outside Master Servicing Fee/        With respect to each outside                Monthly
                Master Servicer of an Outside        serviced trust mortgage loan,
                Serviced Trust Mortgage Loan         one-twelfth of the related annual
                                                     outside master servicing fee
                                                     rate(3) multiplied by the
                                                     principal amount on which
                                                     interest accrues or is deemed to
                                                     accrue from time to time on that
                                                     mortgage loan.
                ---------------------------------------------------------------------------------------------
                Special Servicing Fee / Special      With respect to each underlying             Monthly
                Servicer                             mortgage loan (other than the
                                                     outside serviced trust mortgage
                                                     loans) and non-trust mortgage
                                                     loan that is being specially
                                                     serviced or as to which the
                                                     related mortgaged real property
                                                     has become an REO property,
                                                     one-twelfth of the annual special
                                                     servicing fee rate(4)
                ---------------------------------------------------------------------------------------------

                                      S-38

                ---------------------------------------------------------------------------------------------
                        TYPE / RECIPIENT (1)                        AMOUNT                      FREQUENCY
                ---------------------------------------------------------------------------------------------

                                                     multiplied by the principal amount
                                                     on which interest accrues or is
                                                     deemed to accrue from time to time
                                                     on such mortgage loan (with a
                                                     minimum of $4,000 per month for
                                                     each specially serviced mortgage
                                                     loan or loan combination).
                ---------------------------------------------------------------------------------------------
                Workout Fee / Special Servicer       With respect to each underlying          Time to time
                                                     mortgage loan (other than an
                                                     outside serviced trust mortgage
                                                     loan) and non-trust mortgage loan
                                                     that has been and continues to be
                                                     worked out, the workout fee rate
                                                     of 1.0% multiplied by each
                                                     collection of interest (other
                                                     than default interest),
                                                     principal, and prepayment
                                                     consideration received on the
                                                     subject mortgage loan for so long
                                                     as it remains a worked-out
                                                     mortgage loan.
                ---------------------------------------------------------------------------------------------
                Liquidation Fee / Special Servicer   With respect to any specially            Time to time
                                                     serviced mortgage loan (other
                                                     than an outside serviced trust
                                                     mortgage loan) for which the
                                                     special servicer obtains a full,
                                                     partial or discounted payoff and
                                                     with respect to any specially
                                                     serviced mortgage loan (other
                                                     than an outside serviced trust
                                                     mortgage loan) or REO property as
                                                     to which the special servicer
                                                     obtains any liquidation proceeds,
                                                     with limited exceptions, an
                                                     amount calculated by application
                                                     of a liquidation fee rate of 1.0%
                                                     to the related payment or
                                                     proceeds (exclusive of default
                                                     interest).
                ---------------------------------------------------------------------------------------------
                Additional Special Servicing         o  All interest and investment              Monthly
                Compensation / Special Servicer         income earned on amounts on
                                                        special  deposit in the
                                                        servicer's REO account.
                ---------------------------------------------------------------------------------------------

                                      S-39

                ---------------------------------------------------------------------------------------------
                        TYPE / RECIPIENT (1)                        AMOUNT                      FREQUENCY
                ---------------------------------------------------------------------------------------------

                                                     o  Late payment charges and              Time to time
                                                        default interest collected on
                                                        any mortgage loan, but only to
                                                        the extent such late payment
                                                        charges and default interest
                                                        (a) accrued on that mortgage
                                                        loan while it was specially
                                                        serviced or after the related
                                                        mortgaged property became an
                                                        REO property and (b) are not
                                                        otherwise allocable to pay the
                                                        following items with respect
                                                        to the subject mortgage loan:
                                                        (i) interest on advances; or
                                                        (ii) additional trust fund
                                                        expenses (exclusive of special
                                                        servicing fees, liquidation
                                                        fees and workout fees)
                                                        currently payable or
                                                        previously paid with respect
                                                        to the subject mortgage loan
                                                        or mortgaged real property
                                                        from collections on the
                                                        mortgage pool and not
                                                        previously reimbursed.
                ---------------------------------------------------------------------------------------------
                Outside Special Servicing Fee/       With respect to each outside                Monthly
                Special Servicer of an Outside       serviced trust mortgage loan,
                Serviced Trust Mortgage Loan         one-twelfth of the related annual
                                                     outside special servicing fee
                                                     rate (3) multiplied by the
                                                     principal amount on which
                                                     interest accrues or is deemed to
                                                     accrue from time to time on that
                                                     mortgage loan.
                ---------------------------------------------------------------------------------------------
                Outside Serviced Trust Mortgage      With respect to each outside             Time to Time
                Loan Workout Fee and Liquidation     serviced trust mortgage loan, the
                Fee / Special Servicer of an         related liquidation fee rate and
                Outside Serviced Trust Mortgage Loan workout fee rate due and owing under the applicable outside
                                                     servicing agreement. (5)
                ---------------------------------------------------------------------------------------------
                Additional Servicing Compensation /  All assumption fees, assumption             Monthly
                Master Servicer and/or Special       application fees, modification
                Servicer(6)                          fees, consent fees, extension
                                                     fees and similar fees actually
                                                     collected on the underlying
                                                     mortgage loans (other than
                                                     outside serviced trust mortgage
                                                     loans) and non-trust mortgage
                                                     loans.
                ---------------------------------------------------------------------------------------------
                Trustee Fee / Trustee                With respect to each distribution           Monthly
                                                     date, an amount equal to
                                                     one-twelfth of the product of the
                                                     annual trustee fee rate(7),
                                                     multiplied by the aggregate
                                                     stated principal balance of the
                                                     mortgage
                ---------------------------------------------------------------------------------------------

                                      S-40

                ---------------------------------------------------------------------------------------------
                        TYPE / RECIPIENT (1)                        AMOUNT                      FREQUENCY
                ---------------------------------------------------------------------------------------------

                                                     pool outstanding immediately prior
                                                     to that distribution date.
                ---------------------------------------------------------------------------------------------
                Additional Trustee Compensation /    All interest and investment income          Monthly
                Trustee                              earned on amounts on deposit in the
                                                     trustee's collection account and
                                                     interest reserve account.
                ---------------------------------------------------------------------------------------------
                EXPENSES
                ---------------------------------------------------------------------------------------------
                Servicing Advances / Trustee,        To the extent of funds available,        Time to time
                Master Servicer or Special Servicer  the amount of any servicing advances. (8)
                ---------------------------------------------------------------------------------------------
                Interest on Servicing Advances /     At a rate per annum equal to a              Monthly
                Master Servicer, Special Servicer    published prime rate, accrued on
                or Trustee                           the amount of each outstanding
                                                     servicing advance. (9)
                ---------------------------------------------------------------------------------------------
                P&I Advances / Master Servicer and   To the extent of funds available,        Time to Time
                Trustee                              the amount of any P&I advances.
                                                     (8)
                ---------------------------------------------------------------------------------------------
                Interest on P&I Advances / Master    At a rate per annum equal to a              Monthly
                Servicer and Trustee                 published prime rate, accrued on
                                                     the amount of each outstanding
                                                     P&I advance. (9)
                ---------------------------------------------------------------------------------------------
                Depositor, Master Servicer or        entitled for indemnification
            Time to time
                Special Servicer and any director,   under the series 200_-C_ poo
                Special Servicer and any director,   under the series 200_-C_ pooling
                officer, employee or agent of any    and servicing agreement. (10)
                of the foregoing parties
                ---------------------------------------------------------------------------------------------

                   __________________________

                   (1)     If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 200_-C_ pooling and servicing agreement. See "Description of the
                           Governing Documents-Amendment" in the accompanying prospectus.

                   (2)     The master servicing fee rate for each mortgage loan will [equal ___% per annum] [range, on a loan-by-loan basis, from _____% per annum to _____% per annum], as described in this prospectus supplement under "Description of the
                           Series 200_-C_ Pooling and Servicing Agreement-Servicing and Other
                           Compensation and Payment of Expenses-The Master Servicing Fee."

                   (3)     The outside master servicing fee rate for each mortgage loan will equal ____%
                           per annum. The outside special servicing fee rate for each mortgage loan will equal ____% per annum.

                   (4)     The special servicing fee rate for each mortgage loan will equal ___% per annum, as described in this prospectus supplement under "Description of the
                           Series 200_-C_ Pooling and Servicing Agreement-Servicing and Other
                           Compensation and Payment of Expenses-Principal Special Servicing
                           Compensation-The Special Servicing Fee."

                                      S-41

                   (5)     The liquidation fee rate and the workout fee rate with respect to each outside serviced trust mortgage loan is described under "Servicing of the
                           _______________ Loan Combination" in this prospectus supplement.

                   (6)     Allocable between the master servicer and the special servicer as provided in the series 200_-C_ pooling and servicing agreement.

                   (7)     The trustee fee rate will equal ___% per annum., as described in this prospectus supplement under "Description of the Series 200_-C_ Pooling and
                           Servicing Agreement-Trustee Compensation."

                   (8)     Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

                   (9)     Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

                   (10)    Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the series 200_-C_ pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 200_-C_ pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 200_-C_ pooling and servicing agreement, or (3)
                           any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 200_-C_ pooling and servicing agreement or allocable overhead.

                                                   The foregoing fees and expenses will generally be payable
                                                   prior to distribution on the series 200_-C_ certificates.
                                                   Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust,
                                                   including information regarding the general purpose of and the source of payment for those fees and expenses, is set
                                                   forth under "Description of the Offered Certificates--Fees and Expenses" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES
IN CONNECTION WITH LOSSES ON THE UNDERLYING
MORTGAGE LOANS AND DEFAULT-RELATED
AND OTHER UNANTICIPATED EXPENSES.................  Because of losses on the underlying mortgage loans
                                                   (including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because
                                                   collections on the related underlying mortgage loan are
                                                   determined to be insufficient to make such reimbursement)
                                                   and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage
                                                   pool, net of outstanding advances of principal and
                                                   exclusive of the non-pooled portion of the
                                                   _______________________ underlying mortgage loan, may fall below the total principal balance of the series 200_-C_
                                                   principal balance certificates (exclusive of the class CM
                                                   principal balance certificates). If and to the extent that those losses on the underlying mortgage loans and/or
                                                   expenses of the trust cause such a deficit to exist
                                                   following the payments made on the series

                                      S-42

                                                   200_-C_ certificates on any distribution date, the total
                                                   principal balances of the following classes of series
                                                   200_-C_ principal balance certificates (or, in the case of the reference to "A-MFL" below, the class A-MFL REMIC III
                                                   regular interest) will be sequentially reduced, in the
                                                   following order, until that deficit is eliminated:

                                                          REDUCTION ORDER                 CLASS
                                                        --------------------          --------------

                                                                1st                         T
                                                                2nd                         S
                                                                3rd                         Q
                                                                4th                         P
                                                                5th                         N
                                                                6th                         M
                                                                7th                         L
                                                                8th                         K
                                                                9th                         J
                                                                10th                        H
                                                                11th                        G
                                                                12th                        F
                                                                13th                        E
                                                                14th                        D
                                                                15th                        C
                                                                16th                        B
                                                                17th                       A-J
                                                                18th             A-MFL and A-M, pro rata
                                                                               by total principal balance
                                                                19th              A-1, A-2, A-3, A-AB,
                                                                                 A-4 and A-1A, pro rata
                                                                               by total principal balance

                                                   Although losses on the underlying mortgage loans,
                                                   extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL certificates, such losses and shortfalls may be allocated to the class
                                                   A-MFL REMIC III regular interest in reduction of the total principal balance of the class A-MFL REMIC III regular
                                                   interest and the amount of its interest entitlement,
                                                   respectively. Any decrease in the total principal balance
                                                   of the class A-MFL REMIC III regular interest will result
                                                   in a corresponding decrease in the total principal balance of the class A-MFL certificates, and any interest
                                                   shortfalls suffered by the class A-MFL REMIC III regular
                                                   interest (for whatever reason) will reduce the amount of
                                                   interest distributed on the class A-MFL certificates to the extent described in this prospectus supplement.

                                                   Notwithstanding the foregoing, as and to the extent
                                                   described under "Description of the Offered
                                                   Certificates--Reductions of Certificate Principal Balances
                                                   in Connection with Realized Losses and Additional Trust
                                                   Fund Expenses" in this prospectus supplement, losses on
                                                   and/or default- related or other unanticipated trust fund
                                                   expenses with respect to the _______________________
                                                   underlying mortgage loan will first

                                      S-43

                                                   be allocated to reduce the total principal balance of the
                                                   class CM principal balance certificates, prior to being
                                                   allocated to reduce the total principal balance of any
                                                   other class of series 200_-C_ principal balance
                                                   certificates or the class A-MFL REMIC III regular interest.

                                                   See "Description of the Offered Certificates--Reductions of
                                                   Certificate Principal Balances in Connection with Realized
                                                   Losses and Additional Trust Fund Expenses" in this
                                                   prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS....................  On each distribution date, the trustee will provide or make available to the registered holders of the series 200_-C_
                                                   certificates a monthly report substantially in the form of
                                                   Annex D to this prospectus supplement. The trustee's report will detail, among other things, the payments made to the
                                                   series 200_-C_ certificateholders on that distribution date and the performance of the underlying mortgage loans and
                                                   the mortgaged real properties.

                                                   Upon reasonable prior notice, you may also review at the
                                                   trustee's offices during normal business hours a variety of information and documents that pertain to the underlying
                                                   mortgage loans and the mortgaged real properties for those loans.

                                                   See "Description of the Offered Certificates--Reports to
                                                   Certificateholders; Available Information" in this
                                                   prospectus supplement.

OPTIONAL TERMINATION.............................  Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any
                                                   foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of
                                                   outstanding advances of principal, but including the
                                                   non-pooled portion of the _______________________
                                                   underlying mortgage loan, is less than 1.0% of the initial mortgage pool balance.

                                                   See "Description of the Offered Certificates--Termination"
                                                   in this prospectus supplement.

                        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..........................................  In this section, "--The Underlying Mortgage Loans and the
                                                   Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to
                                                   include in the trust. For more detailed information
                                                   regarding those mortgage loans, you should review the
                                                   following sections in this prospectus supplement:

                                                   o    "Description of the Mortgage Pool;"

                                      S-44

                                                   o    "Risk Factors--Risks Related to the Underlying
                                                        Mortgage Loans;"

                                                   o    Annex A-1--Certain Characteristics of Individual
                                                        Underlying Mortgage Loans;

                                                   o    Annex A-2--Certain Characteristics of the Mortgage
                                                        Pool;

                                                   o    Annex A-3--Certain Characteristics of Loan Group No.
                                                        1;

                                                   o    Annex A-4--Certain Characteristics of Loan Group No.
                                                        2;

                                                   o    Annex A-5--Certain Monetary Terms of the Underlying
                                                        Mortgage Loans;

                                                   o    Annex A-6--Certain Information Regarding Reserve; and

                                                   o    Annex B--Certain Information Regarding Multifamily
                                                        Properties.

                                                   For purposes of calculating distributions on certain
                                                   classes of the offered certificates, the pool of mortgage
                                                   loans backing the series 200_-C_ certificates will be
                                                   divided into a loan group no. 1 and a loan group no. 2.

                                                   Loan group no. 1 will consist of all of the underlying
                                                   mortgage loans that are secured by property types other
                                                   than multifamily and mobile home park, together with
                                                   _________ underlying mortgage loans that are secured by
                                                   multifamily and mobile home park properties. Loan group no.
                                                   1 will consist of ______ mortgage loans, with an initial
                                                   loan group no. 1 balance of $_________, representing
                                                   approximately ___% of the initial mortgage pool balance.

                                                   Loan group no. 2 will consist of all but _________ of the
                                                   underlying mortgage loans that are secured by multifamily
                                                   and mobile home park properties. Loan group no. 2 will
                                                   consist of ______ mortgage loans, with an initial loan
                                                   group no. 2 balance of $_________, representing
                                                   approximately ___% of the initial mortgage pool balance.
                                                   See Annex B--Certain Information Regarding Multifamily
                                                   Properties.

                                                   When reviewing the information that we have included in
                                                   this prospectus supplement, including the Annexes hereto,
                                                   with respect to the mortgage loans that are to back the
                                                   offered certificates, please note that--

                                      S-45

                                                   o    All numerical information provided with respect to the
                                                        underlying mortgage loans is provided on an
                                                        approximate basis.

                                                   o    References to initial mortgage pool balance mean the
                                                        aggregate cut-off date principal balance of all the
                                                        underlying mortgage loans (exclusive of the non-pooled
                                                        portion of the ___________________________ underlying
                                                        mortgage loan), references to the initial loan group
                                                        no. 1 balance mean the aggregate cut-off date
                                                        principal balance of the underlying mortgage loans in
                                                        loan group no. 1 (exclusive of the non-pooled portion
                                                        of the ___________________________ underlying mortgage
                                                        loan) and references to the initial loan group no. 2
                                                        balance mean the aggregate cut-off date principal
                                                        balance of the underlying mortgage loans in loan group
                                                        no. 2. We will transfer each of the underlying
                                                        mortgage loans, at its respective cut-off date
                                                        principal balance, to the trust. We show the cut-off
                                                        date principal balance for each of the underlying
                                                        mortgage loans (or, in the case of the
                                                        ___________________________ underlying mortgage loan,
                                                        its cut-off date principal balance without regard to
                                                        the non-pooled portion of that mortgage loan) on Annex
                                                        A-1 to this prospectus supplement.

                                                   o    All weighted average information provided with respect
                                                        to the mortgage loans reflects a weighting based on
                                                        their respective cut-off date principal balances.

                                                   o    All weighted average information provided with respect
                                                        to the mortgage loans reflects a weighting based on
                                                        their respective cut-off date principal balances or,
                                                        in the case of the ___________________________
                                                        underlying mortgage loan, unless the context clearly
                                                        indicates otherwise, based on its cut-off date
                                                        principal balance without regard to the non-pooled
                                                        portion of that mortgage loan.

                                                   o    When information with respect to mortgaged real
                                                        properties is expressed as a percentage of the initial
                                                        mortgage pool balance, the initial loan group no. 1
                                                        balance or the initial loan group no. 2 balance, the
                                                        percentages are based upon the cut-off date principal
                                                        balances of the related underlying mortgage loans or
                                                        allocated portions of those balances or, in the case
                                                        of the ___________________________ underlying mortgage
                                                        loan, unless the context clearly indicates otherwise,
                                                        based on its cut-off date principal balance without
                                                        regard to the non-pooled portion of that mortgage
                                                        loan.

                                                   o    The underlying mortgage loan secured by the
                                                        _______________________ is a $_________ mortgage

                                      S-46

                                                        loan which is deemed, for the purposes of
                                                        distributions on the series 200_-C_ certificates, to
                                                        consist of two portions--

                                                        1.    a pooled portion that has a current principal
                                                              balance of $_________ and accrues interest at
                                                              _________% per annum; and

                                                        2.    a non-pooled portion that has a current
                                                              principal balance of $_________ and accrues
                                                              interest at _________% per annum.

                                                   o    Unless specifically indicated otherwise, all
                                                        statistical information with respect to the
                                                        _______________________ underlying mortgage loan,
                                                        including principal balances, loan-to-value ratios and
                                                        debt service coverage ratios, is being presented based
                                                        only on the pooled portion of that mortgage loan, as
                                                        if the related non-pooled portion of that mortgage
                                                        loan is a separate subordinated mortgage loan (assumed
                                                        to have the same annual mortgage interest rate as the
                                                        entire subject underlying mortgage loan and to provide
                                                        for interest-only monthly payments) that is not
                                                        included in the trust fund. The cut-off date
                                                        loan-to-value ratio and the underwritten debt service
                                                        coverage ratio for the -----------------------
                                                        underlying mortgage loan, including the non-pooled
                                                        portion thereof, is ___% and ___x, respectively.

                                                   o    With respect to each of the underlying mortgage loans
                                                        that are part of a loan combination, unless the
                                                        context clearly indicates otherwise, certain
                                                        statistical information (in particular, information
                                                        relating to debt service coverage ratios,
                                                        loan-to-value ratios and loan amount per square foot
                                                        or other unit of measurement) in this prospectus
                                                        supplement is calculated with respect to the subject
                                                        underlying mortgage loan, based on the entire subject
                                                        loan combination (including any pari passu non-trust
                                                        loans and any senior non-trust loan components), but
                                                        exclusive of any related junior non-trust loan components, subordinate non-trust loans, note B non-trust loans or
                                                        note C non-trust loans. See "Description of the Mortgage
                                                        Pool--Significant Underlying Mortgage Loans--The
                                                        ___________________ Mortgage Loan," "--Significant
                                                        Underlying Mortgage Loans--The ___________________
                                                        Mortgage Loan" and "--Loan Combinations" in this
                                                        prospectus supplement.

                                      S-47

                                                   o    If any of the mortgage loans is secured by multiple
                                                        real properties located in more than one state or
                                                        representing more than one property type, a portion of
                                                        that mortgage loan has been allocated to each of those
                                                        properties.

                                                   o    The general characteristics of the entire mortgage
                                                        pool backing the offered certificates are not
                                                        necessarily representative of the general
                                                        characteristics of either loan group no. 1 or loan
                                                        group no. 2. The yield and risk of loss on any class
                                                        of offered certificates may depend on, among other
                                                        things, the composition of each of loan group no. 1
                                                        and loan group no. 2. The general characteristics of
                                                        each such loan group should also be analyzed when
                                                        making an investment decision. See "--Additional
                                                        Statistical Information" below.

                                                   o    Whenever we refer to a particular mortgaged real
                                                        property by name, we mean the mortgaged real property
                                                        identified by that name on Annex A-1 to this
                                                        prospectus supplement. Whenever we refer to a
                                                        particular mortgage loan by name, we mean the mortgage
                                                        loan secured by the mortgaged real property identified
                                                        by that name on Annex A-1 to this prospectus
                                                        supplement.

                                                   o    Statistical information regarding the mortgage loans
                                                        may change prior to the date of initial issuance of
                                                        the offered certificates as a result of changes in the
                                                        composition of the mortgage pool prior to that date.

                                                   It has been confirmed to us by S&P and Fitch that
                                                   _________ of the mortgage loans that we intend to include
                                                   in the trust, representing ___% of the initial mortgage
                                                   pool balance, each has, in the context of its inclusion
                                                   in the mortgage pool, credit characteristics consistent
                                                   with investment grade-rated obligations. _________) of
                                                   those mortgage loans are described under "Description of
                                                   the Mortgage Pool--Significant Underlying Mortgage Loans"
                                                   in this prospectus supplement.

Acquisition of Mortgage Loans/
[Prefunding Accounts]............................  On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the
                                                   [sponsors and the other mortgage loan sellers] and will
                                                   transfer the mortgage loans to the trust. Following the
                                                   date of initial issuance of the series 200_-C_
                                                   certificates, no party will have to ability to add mortgage loans to the trust fund, [except as described in the
                                                   paragraph below.]

                                                   [IF IT IS CONTEMPLATED THAT A PREFUNDING FEATURE WILL BE
                                                   INCLUDED IN THE SUBJECT

                                      S-48

                                                   SECURITIZATION TRANSACTION AND MORTGAGE ASSETS MAY BE
                                                   ACQUIRED BY THE ISSUING ENTITY SUBSEQUENT TO THE DATE OF
                                                   INITIAL ISSUANCE OF THE RELATED OFFERED CERTIFICATES, THEN
                                                   THE RELATED PROSPECTUS SUPPLEMENT WILL INDICATE: (1) THE
                                                   TERM OR DURATION OF THE PREFUNDING PERIOD; (2) THE AMOUNT
                                                   OF PROCEEDS TO BE DEPOSITED IN THE PREFUNDING ACCOUNT; (3)
                                                   THE PERCENTAGE OF THE ASSET POOL AND ANY CLASS OR SERIES OF
                                                   THE CERTIFICATES REPRESENTED BY THE PREFUNDING ACCOUNT, IF
                                                   APPLICABLE; (4) ANY LIMITATIONS ON THE ABILITY TO ADD POOL
                                                   ASSETS; AND (5) THE REQUIREMENTS FOR ASSETS THAT MAY BE
                                                   ADDED TO THE POOL.]

PAYMENT AND OTHER TERMS..........................  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a
                                                   mortgage lien on the fee and/or leasehold interest of the
                                                   related borrower or another party in one or more commercial or multifamily real properties. [Except for limited
                                                   permitted encumbrances, which we identify in the glossary
                                                   to this prospectus supplement, and except as otherwise
                                                   described in the next sentence,] that mortgage lien will be a first priority lien. [In the case of the underlying
                                                   mortgage loan secured by the mortgaged real property
                                                   identified on Annex A-1 hereto as ____________, the related borrower has agreed to make certain payments in lieu of
                                                   real estate taxes and the related borrower's obligation to make those payments is secured by a lien upon the related
                                                   mortgaged real property which lien is prior to the lien of the mortgage securing the related loan. See "Description of the Mortgage Pool--Significant Underlying Mortgage
                                                   Loans--____________________" in this prospectus
                                                   supplement.]

                                                   All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of
                                                   those mortgage loans is insured or guaranteed by any
                                                   governmental agency or instrumentality or by any private
                                                   mortgage insurer.

                                                   Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate
                                                   specified with respect to that loan on Annex A-1 to this
                                                   prospectus supplement. Except with respect to mortgage
                                                   loans that have anticipated repayment dates, as described
                                                   below, the mortgage interest rate for each underlying
                                                   mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                                   Subject, in some cases, to a next business day convention--

                                                   o    _________ of the mortgage loans that we intend to
                                                        include in the trust, representing ___% of the initial

                                      S-49

                                                        mortgage pool balance, provide for scheduled payments
                                                        of principal and/or interest to be due on the [first]
                                                        day of each month.

                                                   o    _________ of the mortgage loans that we intend to
                                                        include in the trust, representing ___% of the initial
                                                        mortgage pool balance, provide for scheduled payments
                                                        of principal and/or interest to be due on the [eighth]
                                                        day of each month, and

                                                   o    _________ of the mortgage loans that we intend to
                                                        include in the trust, representing ___% of the initial
                                                        mortgage pool balance, provide for scheduled payments
                                                        of principal and/or interest to be due on the eleventh
                                                        day of each month.

                                                   _________ of the mortgage loans that we intend to include
                                                   in the trust, representing ___% of the initial mortgage
                                                   pool balance, of which ___ mortgage loans are in loan group
                                                   no. 1, representing ___% of the initial loan group no. 1
                                                   balance, and ______ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, respectively, provide for:

                                                   o    either (a) amortization schedules that (i) are
                                                        significantly longer than their respective remaining
                                                        terms to stated maturity and (ii) in some cases, begin
                                                        following the end of an initial interest-only period
                                                        or (b) no amortization prior to stated maturity; and

                                                   o    a substantial balloon payment of principal on each of
                                                        their respective maturity dates.

                                                   _________ of the balloon mortgage loans identified in the
                                                   prior paragraph, representing ___% of the initial mortgage pool balance, of which ______ mortgage loans are in loan
                                                   group no. 1, representing ___% of the initial loan group
                                                   no. 1 balance, and ______ mortgage loans are in loan group
                                                   no. 2, representing ___% of the initial loan group no. 2
                                                   balance, respectively, require payments of interest only to be due on each due date until the stated maturity date.
                                                   Another ______ of the balloon mortgage loans identified in the prior paragraph, representing ___% of the initial
                                                   mortgage pool balance, of which ______ mortgage loans are
                                                   in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in
                                                   loan group no. 2, representing ___% of the initial loan
                                                   group no. 2 balance, respectively, require payments of
                                                   interest only to be due until the expiration of a
                                                   designated interest-only period that ends prior to the
                                                   related stated maturity date.

                                                   _________ of the mortgage loans that we intend to include
                                                   in the trust, representing ___% of the initial mortgage
                                                   pool balance and ___% of the initial loan group no. 1
                                                   balance, provide material

                                      S-50

                                                   incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity
                                                   date. We consider that date to be the anticipated repayment date for those mortgage loans. There can be no assurance,
                                                   however, that these incentives will result in the subject
                                                   mortgage loan being paid in full on or before its
                                                   respective anticipated repayment date. The incentives,
                                                   which in each case will become effective as of the related anticipated repayment date, include:

                                                   o    The calculation of interest at a rate per annum in
                                                        excess of the initial mortgage interest rate. The
                                                        additional interest in excess of interest at the
                                                        initial mortgage interest rate will be deferred and
                                                        will be payable only after the outstanding principal
                                                        balance of the mortgage loan is paid in full.

                                                   o    The application of excess cash flow from the mortgaged
                                                        real property, after debt service payments and any
                                                        specified reserves or expenses have been funded or
                                                        paid, to pay the principal amount of the mortgage
                                                        loan. The payment of principal from excess cash flow
                                                        will be in addition to the principal portion, if any,
                                                        of the normal monthly debt service payment.

                                                   The mortgage loan with an anticipated repayment date
                                                   identified in the prior paragraph requires payments of
                                                   interest only to be due until the expiration of a
                                                   designated interest-only period that ends prior to the
                                                   related anticipated repayment date.

                                                   _________ of the mortgage loans that we intend to include
                                                   in the trust, representing ___% of the initial mortgage
                                                   pool balance, all of which mortgage loans are in loan group
                                                   no. 1 and represent ___% of the initial loan group no. 1
                                                   balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or
                                                   substantially in full by its maturity date. Those mortgage loans do not provide for any of the repayment incentives
                                                   associated with mortgage loans with anticipated repayment
                                                   dates.

DELINQUENCY STATUS/LOSS INFORMATION..............  None of the mortgage loans that we intend to include in the trust is 30 days or more delinquent with respect to any
                                                   monthly debt service payment as of the cut-off date.
                                                   [Further, none of the mortgage loans that we intend to
                                                   include in the trust was 30 days or more delinquent with
                                                   respect to any monthly debt service payment at any time
                                                   since origination of the subject underlying mortgage loan.]
                                                   [Each of the following underlying mortgage loans has been
                                                   30 days or more delinquent with respect to a monthly debt
                                                   service payment on one or more occasions since origination of the subject underlying mortgage loan, as described
                                                   below: provide details.] None of the mortgage loans that we intend to include in the trust have experienced any losses.

                                      S-51

PREPAYMENT LOCK-OUT, DEFEASANCE,
PREPAYMENT PREMIUM AND
YIELD MAINTENANCE PERIODS........................  An initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to
                                                   include in the trust. A prepayment lock-out period is a
                                                   period during which the principal balance of a mortgage
                                                   loan may not be voluntarily prepaid in whole or in part.

                                                   _________ of the mortgage loans that we intend to include
                                                   in the trust, representing ___% of the initial mortgage
                                                   pool balance, of which ______ mortgage loans are in loan
                                                   group no. 1, representing ___% of the initial loan group
                                                   no. 1 balance, and ______ mortgage loans are in loan group
                                                   no. 2, representing ___% of the initial loan group no. 2
                                                   balance, respectively, provide for a defeasance period,
                                                   following the initial prepayment lock-out period. A
                                                   defeasance period is a period when voluntary prepayments
                                                   are still prohibited but the related borrower may obtain a full or partial release of the related mortgaged real
                                                   property from the related mortgage lien by defeasing the
                                                   mortgage loan through the delivery of non-callable U.S.
                                                   Treasury securities or other non-callable government
                                                   securities, within the meaning of section 2(a)(16) of the
                                                   Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. None of these 98 mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the
                                                   offered certificates.

                                                   _________ mortgage loans that we intend to include in the
                                                   trust, representing ___% of the initial mortgage pool
                                                   balance, of which ______ mortgage loans are in loan group
                                                   no. 1, representing ___% of the initial loan group no. 1
                                                   balance, and ______ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, respectively, each provides for a period, following the
                                                   initial prepayment lock-out period, when the loan is
                                                   prepayable together with a yield maintenance charge, but
                                                   does not provide for defeasance.

                                                   _________ mortgage loans that we intend to include in the
                                                   trust, representing ___% of the initial mortgage pool
                                                   balance, of which ______ mortgage loans are in loan group
                                                   no. 1, representing ___% of the initial loan group no. 1
                                                   balance, and ______ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, respectively, each provides for a period, following the
                                                   initial prepayment lock-out period, when the loan may
                                                   either be defeased or prepaid with a yield maintenance
                                                   charge. Such period following the initial prepayment
                                                   lock-out period is not considered a defeasance period for
                                                   purposes of this prospectus supplement.

                                      S-52

                                                   Set forth below is information regarding the remaining
                                                   terms of the prepayment lock-out and prepayment
                                                   lock-out/defeasance periods, respectively, for the
                                                   underlying mortgage loans:

                                                                               MORTGAGE        LOAN GROUP       LOAN GROUP
                                                                                 POOL             NO. 1            NO. 2
                                                                             ------------     ------------     ------------

                          Maximum remaining prepayment lock-out or
                            prepayment lock-out/defeasance period.......      ___ months       ___ months       ___ months
                          Minimum remaining prepayment lock-out or
                            prepayment lock-out/defeasance period.......      ___ months       ___ months       ___ months
                          Weighted average remaining prepayment lock-out
                            or prepayment lock-out/defeasance period....      ___ months       ___ months       ___ months

                                                   Notwithstanding the foregoing, even a mortgage loan in a
                                                   prepayment lock-out or prepayment lockout/defeasance period may allow for prepayments under limited circumstances. See
                                                   "Description of the Mortgage Pool--Terms and Conditions of
                                                   the Underlying Mortgage Loans--Other Prepayment Provisions"
                                                   in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS............................  Except as described below in this "--Advances of Delinquent
                                                   Monthly Debt Service Payments" subsection, the master
                                                   servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying
                                                   mortgage loans, in each case net of related master
                                                   servicing fees and workout fees (and, in the case of each
                                                   of the outside-serviced underlying mortgage loans, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In
                                                   addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and
                                                   the fiscal agent must make any of those advances that the
                                                   trustee is required, but fails, to make. As described under
                                                   "Description of the Series 200_-C_ Pooling and Servicing
                                                   Agreement--Advances--Advances of Delinquent Monthly Debt
                                                   Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at the prime rate
                                                   described in that section of this prospectus supplement.

                                                   Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make
                                                   any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

                                                   None of the master servicer, the trustee or the fiscal
                                                   agent will be required to make any advance of delinquent
                                                   debt service payments with respect to any non-trust
                                                   mortgage loan included in any of the loan combinations
                                                   described herein.

                                      S-53

                                                   Subject to the discussion below regarding the
                                                   outside-serviced underlying mortgage loans, if (a) there
                                                   occurs or exists an "appraisal trigger event" (as described in the Glossary to this prospectus supplement) with respect to any underlying mortgage loan or the mortgaged real
                                                   property for that mortgage loan, and (b) based on a new
                                                   appraisal or other valuation, it is determined that an
                                                   "appraisal reduction amount" (as described in the Glossary to this prospectus supplement) exists with respect to the
                                                   subject underlying mortgage loan, then the amount otherwise required to be advanced with respect to interest on that
                                                   mortgage loan will be reduced. The reduction will be in
                                                   generally the same proportion that the excess, sometimes
                                                   referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related
                                                   advances of principal. Due to the payment priorities, any
                                                   reduction in advances of interest will, in general, reduce the funds available to pay interest on the most subordinate interest-bearing class or classes of series 200_-C_
                                                   certificates (or, in the case of the Class A-MFL
                                                   certificates, the class A-MFL REMIC III regular interest)
                                                   then outstanding. Appraisal reduction amounts will not
                                                   affect the principal portion of P&I advances.

                                                   The outside-serviced underlying mortgage loans are not
                                                   being serviced under the series 200_-C_ pooling and
                                                   servicing agreement. Accordingly, the amount of any P&I
                                                   advances by the master servicer, the trustee or the fiscal agent with respect to each of those underlying mortgage
                                                   loans may be reduced based on an appraisal reduction amount that was calculated in accordance with the related
                                                   governing pooling and servicing agreement. See "Servicing
                                                   of the ________ Loan Combination and the ________ Loan
                                                   Combination.

                                                   The calculation of any appraisal reduction amount, as
                                                   described above under this "--Advances of Delinquent
                                                   Monthly Debt Service Payments" section, in respect of any
                                                   underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage
                                                   loans comprising the related loan combination and will
                                                   treat the subject loan combination as if it was a single
                                                   underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans, as
                                                   described in the definition of "Appraisal Reduction Amount"
                                                   in the Glossary to this prospectus supplement. The amount
                                                   of advances of interest on any of the underlying mortgage
                                                   loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

                                                   See "Description of the Series 200_-C_ Pooling and
                                                   Servicing Agreement--Advances--Advances of Delinquent
                                                   Monthly Debt Service Payments," --Required Appraisals" and
                                                   "--Servicing and Other Compensation and Payment of
                                                   Expenses" in this prospectus supplement. See also
                                                   "Description of the Governing Documents--Advances" in the
                                                   accompanying prospectus.

                                      S-54

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS......................   The mortgage pool, loan group no. 1 and loan group no. 2,
                                                   respectively, will have the following general
                                                   characteristics as of the cut-off date:

                                                                                  LOAN GROUP        LOAN GROUP
                                                              MORTGAGE POOL          NO. 1            NO. 2
                                                             ---------------   ---------------    -------------

               Total cut-off date principal balance              $_________        $_________       $_________
               Number of mortgage loans                                 ___               ___              ___
               Number of mortgaged real properties                      ___               ___              ___

               Maximum cut-off date principal balance            $_________        $_________       $_________
               Minimum cut-off date principal balance            $_________        $_________       $_________
               Average cut-off date principal balance            $_________        $_________       $_________

               Maximum mortgage interest rate                          ___%              ___%             ___%
               Minimum mortgage interest rate                          ___%              ___%             ___%
               Weighted average mortgage interest rate                 ___%              ___%             ___%

               Maximum original term to maturity or
                   anticipated repayment date                    ___ months        ___ months       ___ months
               Minimum original term to maturity or
                   anticipated repayment date                    ___ months        ___ months       ___ months
               Weighted average original term to maturity
                   or anticipated repayment date                 ___ months        ___ months       ___ months

               Maximum remaining term to maturity or
                   anticipated repayment date                    ___ months        ___ months       ___ months
               Minimum remaining term to maturity or
                   anticipated repayment date                    ___ months        ___ months       ___ months
               Weighted average remaining term to maturity
                   or anticipated repayment date                 ___ months        ___ months       ___ months

               Weighted average underwritten debt service
                   coverage ratio                                      ___x              ___x             ___x
               Weighted average cut-off date loan-to-value
                   ratio                                               ___%              ___%             ___%

                                                   In reviewing the foregoing table, please note that:

                                                   o    The initial mortgage pool balance, the initial loan
                                                        group no. 1 balance and the initial loan group no. 2
                                                        balance are each subject to a permitted variance of
                                                        plus or minus 5%. None of those balances reflects the
                                                        non-pooled portion of the _______________________
                                                        underlying mortgage loan.

                                                   o    Unless specifically indicated otherwise, all
                                                        statistical information with respect to the
                                                        _______________________ underlying mortgage loan,
                                                        including principal balances, loan-to-value ratios and
                                                        debt service coverage ratios, is being presented in
                                                        this prospectus supplement based only on the pooled
                                                        portion of that mortgage loan, as if the non-pooled
                                                        portion of such mortgage loan is a separate
                                                        subordinated mortgage

                                      S-55

                                                        loan (assumed to have the same per annum mortgage
                                                        interest rate as the _______________________
                                                        underlying mortgage loan and to provide for
                                                        interest-only monthly payments) that is not included
                                                        in the trust fund.

                                                   o    Except as described below in the second succeeding
                                                        bullet, the underwritten debt service coverage ratio
                                                        for any mortgage loan that is to be included in the
                                                        trust is equal to the underwritten annual net cash
                                                        flow for the related mortgaged real property, divided
                                                        by the product of 12 times the monthly debt service
                                                        payment due in respect of that underlying mortgage
                                                        loan on the first due date following the cut-off date
                                                        or, if that mortgage loan is currently in an
                                                        interest-only period, on the first due date after the
                                                        commencement of the scheduled amortization (exclusive,
                                                        in the case of the _______________________ underlying
                                                        mortgage loan, of such part of the monthly debt
                                                        service payment that is allocable to the non-pooled
                                                        portion of that mortgage loan).

                                                   o    Except as described in the following bullet, the
                                                        cut-off date loan-to-value ratio for any mortgage loan
                                                        to be included in the trust is equal to its cut-off
                                                        date principal balance (without regard, in the case of
                                                        the _______________________ underlying mortgage loan,
                                                        to the non-pooled portion thereof), divided by the
                                                        estimated value of the related mortgaged real property
                                                        as set forth in a related third-party appraisal dated
                                                        as specified on Annex A-1 to this prospectus
                                                        supplement.

                                                   o    The exceptions to the foregoing calculations of
                                                        underwritten debt service coverage ratio and cut-off
                                                        date loan-to-value ratio are as follows:

                                                        (1)   in the case of an underlying mortgage loan that
                                                              provides for payments of interest only until the
                                                              related stated maturity date, the calculation of
                                                              underwritten debt service coverage ratio is
                                                              based upon the actual interest-only payments
                                                              (calculated in accordance with the related loan
                                                              documents) that will be due in respect of the
                                                              subject mortgage loan during the 12-month period
                                                              following the cut-off date; and

                                                        (2)   in the case of an underlying mortgage loan that
                                                              is part of a loan combination (as set forth
                                                              under "Description of the Mortgage Pool--Loan
                                                              Combinations" in this prospectus supplement),
                                                              the underwritten debt service coverage ratio and

                                      S-56

                                                              the cut-off date loan-to-value ratio are, in
                                                              general, each calculated based on the entire
                                                              subject loan combination, exclusive of each
                                                              corresponding non-trust mortgage loan and/or
                                                              loan component of a corresponding non-trust
                                                              mortgage loan that would, in connection with a
                                                              material event of default, be subordinate in
                                                              right of payment to the subject underlying
                                                              mortgage loan.

                                                   In the case of some of the mortgage loans that we intend to include in the trust, the calculation of underwritten
                                                   annual net cash flow for the related mortgaged real
                                                   property or properties (which is, in turn, used in the
                                                   calculation of underwritten debt service coverage ratios)
                                                   was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten
                                                   Debt Service Coverage Ratio, respectively, in the Glossary to this prospectus supplement.

B.  GEOGRAPHIC CONCENTRATION.....................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real
                                                   properties located in the indicated states:

                                                                                                % OF INITIAL
                                                                                 NUMBER OF        MORTGAGE
                                                              STATE              PROPERTIES     POOL BALANCE
                                                   ---------------------------  ------------    -------------

                                                   _________.................      ______           ___%
                                                   _________.................      ______           ___%
                                                   _________.................      ______           ___%
                                                   _________.................      ______           ___%
                                                   _________.................      ______           ___%
                                                   _________.................      ______           ___%
                                                   _________.................      ______           ___%
                                                   _________.................      ______           ___%

                                                   The remaining mortgaged real properties with respect to the mortgage pool are located throughout ______ other states
                                                   [and the District of Columbia]. No more than ___% of the
                                                   initial mortgage pool balance is secured by mortgaged real properties located in any of these other states.

C.  PROPERTY TYPES...............................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real
                                                   properties predominantly operated for each indicated
                                                   purpose:

                                                     S-57

                                                                                                % OF INITIAL
                                                                                 NUMBER OF        MORTGAGE
                                                         PROPERTY TYPE           PROPERTIES     POOL BALANCE
                                                   ---------------------------  ------------    -------------

                                                   [Office....................      ___             ___%
                                                   Retail                           ___             ___%
                                                       Regional Mall..........      ___             ___%
                                                       Anchored Retail........      ___             ___%
                                                       Unanchored Retail......      ___             ___%
                                                   Multifamily................      ___             ___%
                                                   Hotel......................      ___             ___%
                                                   Mixed Use..................      ___             ___%
                                                   Industrial/Warehouse.......      ___             ___%
                                                   Self Storage...............      ___             ___%
                                                   Mobile Home Park]..........      ___             ___%

D.  ENCUMBERED INTERESTS.........................  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as
                                                   indicated:

                                                       ENCUMBERED INTEREST                       % OF INITIAL
                                                        IN THE MORTGAGED            NUMBER OF       MORTGAGE
                                                          REAL PROPERTY          MORTGAGE LOANS   POOL BALANCE
                                                   ---------------------------  ---------------  --------------

                                                   Fee Simple.................        ___              ___%
                                                   Leasehold..................        ___              ___%
                                                   Fee Simple/Leasehold.......        ___              ___%

                                                   It should be noted that each mortgage loan secured by
                                                   overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.

E.  SIGNIFICANT UNDERLYING MORTGAGE LOANS          The ______ largest mortgage loans and/or groups of
                                                   cross-collateralized mortgage loans that we intend to
                                                   include in the trust fund, collectively represent ___% of
                                                   the initial mortgage pool balance. For a discussion of
                                                   those ______ largest underlying mortgage loans and/or
                                                   groups of cross-collateralized underlying mortgage loans,
                                                   see "Description of the Mortgage Pool--Significant
                                                   Underlying Mortgage Loans" in this prospectus supplement.

REMOVAL OF UNDERLYING MORTGAGE LOANS

A.  REPURCHASE DUE TO BREACH OF
    REPRESENTATION OR WARRANTY..................   As of the date of initial issuance of the offered
                                                   certificates, and subject to certain exceptions, we will
                                                   make with respect to each underlying mortgage loan
                                                   contributed by Lehman Brothers Holdings Inc. or any of our affiliates, and [__________________________] will make with respect to each

                                      S-58

                                                   underlying mortgage loan contributed by it,
                                                   the representations and warranties generally described
                                                   under "Description of the Mortgage Pool--Representations
                                                   and Warranties" below in this prospectus supplement. If
                                                   there exists a material uncured breach of any of those
                                                   representations and warranties, or if there exists a
                                                   material uncured document omission with respect to any
                                                   underlying mortgage loan, as discussed under "Description
                                                   of the Mortgage Pool--Assignment of the Underlying Mortgage
                                                   Loans" below in this prospectus supplement, then we, in the case of a mortgage loan contributed by Lehman Brothers
                                                   Holdings Inc. or any of our other affiliates, and
                                                   [__________________________], in the case of a mortgage
                                                   loan contributed by them, may be required, under certain
                                                   circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid
                                                   principal balance of that mortgage loan at the time of
                                                   purchase, (b) all unpaid interest, other than post-ARD
                                                   additional interest and default interest, due with respect to that mortgage loan through the due date in the
                                                   collection period of purchase, (c) all unreimbursed
                                                   servicing advances with respect to that mortgage loan, (d)
                                                   all unpaid interest accrued on advances made with respect
                                                   to that mortgage loan, and (e) certain other amounts
                                                   payable under the series 200_-C_ pooling and servicing
                                                   agreement.

                                                   Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if Lehman Brothers
                                                   Holdings Inc. (or an affiliate) or [___________], as
                                                   applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach
                                                   or material document omission (which amount may not cover
                                                   the amount of actual losses and expenses incurred by the
                                                   trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on either (a) us, in
                                                   the case of an underlying mortgage loan contributed by
                                                   Lehman Brothers Holdings Inc. or any of our affiliates or
                                                   [__________________________], in the case of an underlying mortgage loan contributed by it, agreeing that, or (b) a
                                                   court of competent jurisdiction making a final
                                                   non-appealable determination that, a material breach or a
                                                   material document omission, as the case may be, exists.

                                                   See "Description of the Mortgage Pool--Representations and
                                                   Warranties," "--Assignment of the Underlying Mortgage
                                                   Loans" and "--Cures and Repurchases" below in this
                                                   prospectus supplement.

B.  FAIR VALUE OPTION ..........................   Any single certificateholder or group of certificateholders with a majority interest in the series 200_-C_ controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to

                                      S-59

                                                   which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all
                                                   unreimbursed servicing advances with respect to that
                                                   mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or
                                                   the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 200_-C_ pooling and servicing agreement.

                                                   The special servicer is required to accept the first offer, by one of the entities that holds the purchase option
                                                   above, that is at least equal to the purchase price
                                                   described above.

                                                   If none of the purchase option holders exercises its option to purchase a specially serviced mortgage loan in the trust as to which a material default exists, at the price
                                                   described above in this "--Fair Value Option" section, then each holder of the purchase option will also have the
                                                   option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See
                                                   "Description of the Series 200_-C_ Pooling and Servicing
                                                   Agreement--Fair Value Option" in this prospectus
                                                   supplement.

C.  PURCHASE OPTIONS ...........................   The following third parties or their designees will have
                                                   the option to purchase one or more underlying mortgage
                                                   loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

                                                   o    with respect to each underlying mortgage loan that is
                                                        part of a loan combination, pursuant to a related
                                                        co-lender or similar agreement, the holder of a
                                                        particular non-trust mortgage loan in the subject loan
                                                        combination, or a group of holders of non-trust
                                                        mortgage loans in the subject loan combination (acting
                                                        together), may be granted the right to purchase the
                                                        subject underlying mortgage loan, in each case under
                                                        the circumstances described under "Description of the
                                                        Mortgage Pool--Loan Combinations;"

                                                   o    the class CM representative, will be entitled,
                                                        following certain events, including the occurrence of
                                                        a monetary event of default and the transfer to
                                                        special servicing of the _______________________
                                                        underlying mortgage loan, to purchase the
                                                        _______________________ underlying mortgage loan from
                                                        the trust fund, as described under "Description of the
                                                        Series 200_-C_ Pooling and Servicing Agreement--The
                                                        Series 200_-C_ Controlling Class Representative, the
                                                        Class CM Representative and the Serviced Non-Trust
                                                        Loan Noteholders--Additional Rights of the Class CM

                                      S-60

                                                        Representative; Right to Purchase and Right to Cure
                                                        Defaults" in this prospectus supplement; and

                                                   o    a mezzanine lender with respect to the borrower under
                                                        an underlying mortgage loan may be entitled to
                                                        purchase a defaulted mortgage loan from the trust fund
                                                        upon the occurrence of a default thereunder or upon
                                                        the transfer to special servicing, pursuant to a
                                                        purchase right as set forth in the related
                                                        intercreditor agreement [(see, for example,
                                                        "Description of the Mortgage Pool--Significant
                                                        Underlying Mortgage Loans--The ____________Mortgage
                                                        Loan--Mezzanine Financing)].

                                     LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES.................   The trustee or its agent will make elections to treat
                                                   designated portions of the assets of the trust as three
                                                   real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of
                                                   1986, as amended, designated as REMIC I, REMIC II and
                                                   REMIC III. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax
                                                   purposes. The class A-MFL REMIC III regular interest, the swap agreement and the trustee's floating rate account, will
                                                   constitute a grantor trust for federal income tax purposes.

                                                   The offered certificates (exclusive of the class A-MFL
                                                   certificates) and the class A-MFL REMIC III regular
                                                   interest will be treated as regular interests in REMIC III.
                                                   This means that they will be treated as newly issued debt
                                                   instruments for federal income tax purposes. The class
                                                   A-MFL certificates will represent undivided beneficial
                                                   ownership interests in the grantor trust consisting of the class A-MFL REMIC III regular interest, the swap agreement and the trustee's floating rate account. You will have to
                                                   report income on your offered certificates in accordance
                                                   with the accrual method of accounting even if you are
                                                   otherwise a cash method taxpayer. Except for the class
                                                   A-MFL certificates, the offered certificates will not
                                                   represent any interest in the grantor trust referred to
                                                   above.

                                                   One or more classes of the offered certificates may be
                                                   issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with
                                                   original issue discount, you may have to report original
                                                   issue discount income and be subject to a tax on this
                                                   income before you receive a corresponding cash payment.
                                                   When determining the rate of

                                      S-61

                                                   accrual of original issue discount, market discount and
                                                   premium, if any, with respect to the series 200_-C_
                                                   certificates for federal income tax purposes, the
                                                   prepayment assumption used will be that following any date of determination:

                                                   o    any underlying mortgage loans with anticipated
                                                        repayment dates will be paid in full on those dates,

                                                   o    no mortgage loan in the trust will otherwise be
                                                        prepaid prior to maturity, and

                                                   o    there will be no extension of maturity for any
                                                        mortgage loan in the trust.

                                                   Some of the offered certificates (excluding the class A-MFL certificates but including the class A-MFL REMIC III
                                                   regular interest) may be treated as having been issued at a premium.

                                                   For a more detailed discussion of the federal income tax
                                                   aspects of investing in the offered certificates, see
                                                   "Federal Income Tax Consequences" in each of this
                                                   prospectus supplement and the accompanying prospectus.

ERISA...........................................   We anticipate that, subject to satisfaction of the
                                                   conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                   o    Title I of the Employee Retirement Income Security Act
                                                        of 1974, as amended, or

                                                   o    section 4975 of the Internal Revenue Code of 1986, as
                                                        amended,

                                                   will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                                                   If you are a fiduciary of any retirement plan or other
                                                   employee benefit plan or arrangement subject to Title I of
                                                   ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with
                                                   your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal
                                                   Revenue Code of 1986, as amended. In addition, if you are a fiduciary of any such retirement plan or other employee
                                                   benefit plan and are considering an investment in the class
                                                   A-MFL certificates, you should review the specific
                                                   requirements for purchases of class A-MFL certificates by
                                                   plans. See "ERISA Considerations" in this prospectus
                                                   supplement and in the accompanying prospectus.

                                      S-62

LEGAL INVESTMENT................................   The offered certificates will not be mortgage related
                                                   securities within the meaning of the Secondary Mortgage
                                                   Market Enhancement Act of 1984, as amended. All
                                                   institutions whose investment activities are subject to
                                                   legal investment laws and regulations, regulatory capital
                                                   requirements or review by regulatory authorities are
                                                   encouraged to consult with their own legal advisors in
                                                   determining whether and to what extent the offered
                                                   certificates will be legal investments for them. See "Legal
                                                   Investment" in this prospectus supplement and in the
                                                   accompanying prospectus.

INVESTMENT CONSIDERATIONS.......................   The rate and timing of payments and other collections of
                                                   principal on or with respect to the underlying mortgage
                                                   loans may affect the yield to maturity on your offered
                                                   certificates. In the case of any offered certificate
                                                   purchased at a discount from its principal balance, a
                                                   slower than anticipated rate of payments and other
                                                   collections of principal on the underlying mortgage loans
                                                   could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of
                                                   payments and other collections of principal on the
                                                   underlying mortgage loans could result in a lower than
                                                   anticipated yield.

                                                   In addition, if you are contemplating the purchase of class
                                                   X-CP certificates, you should be aware that--

                                                   o    the yield to maturity on the class X-CP certificates
                                                        will be highly sensitive to the rate and timing of any
                                                        principal prepayments and/or other early liquidations
                                                        of the underlying mortgage loans;

                                                   o    a faster than anticipated rate of payments and other
                                                        collections of principal on the underlying mortgage
                                                        loans could result in a lower anticipated yield with
                                                        respect to the class X-CP certificates, and

                                                   o    an extremely rapid rate of prepayments and/or other
                                                        liquidations of the underlying mortgage loans could
                                                        result in a complete or partial loss of your initial
                                                        investment with respect to the class X-CP
                                                        certificates.

                                                   The yield on the class A-MFL certificates, as well as on
                                                   the other offered certificates with variable or capped
                                                   pass-through rates, could also be adversely affected if the underlying mortgage loans with relatively higher net
                                                   mortgage interest rates pay principal faster than the
                                                   underlying mortgage loans with relatively lower net
                                                   mortgage interest rates. The yield on the class A-MFL
                                                   certificates will also be highly sensitive to changes in
                                                   the level of LIBOR.

                                                   In addition, the pass-through rate for, and yield on, the
                                                   class X-CP certificates will vary with changes in the
                                                   relative sizes of the

                                      S-63

                                                   respective components that make up the related total
                                                   notional amount of that class, with each of those
                                                   components consisting of the total principal balance, or a designated portion of the total principal balance, of a
                                                   class of series 200_-C_ principal balance certificates.

                                                   See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                      S-64

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS [A-MFL, A-M, A-J, B, C, D, E AND F] CERTIFICATES ARE SUBORDINATE TO,
AND ARE THEREFORE RISKIER THAN, THE CLASS [A-1, A-2, A-3, A-AB, A-4 AND A-1A]
CERTIFICATES.

      If you purchase class [A-MFL, A-M, A-J, B, C, D, E and F] certificates, then your offered certificates (in the case of the class A-MFL certificates, by virtue of the interest evidenced thereby in the class A-MFL REMIC III regular interest) will provide credit support to other classes of series 200_-C_
certificates, including the [A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL]
classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 200_-C_ certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the series
            200_-C_ certificates,

      o     the order in which the principal balances of the respective classes of the series 200_-C_ certificates with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans in the trust.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yields on your offered certificates will depend on--

      o     the price you paid for your offered certificates, and

      o     the rate, timing and amount of payments on your offered
            certificates.

                                      S-65

      The rate, timing and amount of payments on your offered certificates will depend on:

      (a)   the pass-through rate for, and other payment terms of, your offered certificates;

      (b)   the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

      (c)   the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

      (d)   the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      (e)   the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;
            and

      (f)   servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

      In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

      In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses
(b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

      The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.

      In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL REMIC III regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

      In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates.
As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates may not be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-MFL REMIC III regular interest based on a pass-through rate below
______% per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL REMIC III regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See
"Yield and Maturity Considerations" in this prospectus supplement.

                                      S-66

      See "Description of the Mortgage Pool," "Description of the Series 200_-C_
Pooling and Servicing Agreement," "Servicing of the ________________ Loan
Combination and the ________________ Loan Combination," "Servicing of the
________________ Loan Combination and the ________________ Loan Combination,"
"Description of the Offered Certificates--Payments" and "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

      If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

      Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

      If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class [A-1, A-2,
A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G, H or J] certificates may result in a reduction in the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

      o     the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the
            Mortgage Pool--Cures and Repurchases" in this prospectus supplement,

      o     the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

      o     the termination of the trust, as described under "Description of the
            Offered Certificates--Termination" in this prospectus supplement.

      Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP

                                      S-67

certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

      You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

      The yield on the class A-MFL certificates and the other offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 200_-C_ principal balance certificates.

THE INTERESTS OF THE SERIES 200_-C_ CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE
IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

      The holders or beneficial owners of series 200_-C_ certificates representing a majority interest in the controlling class of series 200_-C_
certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "Description of the Series 200_-C_
Pooling and Servicing Agreement--The Series 200_-C_ Controlling Class
Representative, the Class CM Representative and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement; and (b) replace the special servicer under the series 200_-C_ pooling and servicing agreement, subject to satisfaction of the conditions described under "Description of the Series
200_-C_ Pooling and Servicing Agreement--Replacement of the Special Servicer" in
this prospectus supplement. Among other things, the series 200_-C_ controlling class representative may direct the special servicer under the series 200_-C_
pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the outside-serviced underlying mortgage loans and any related foreclosure properties) that the series 200_-C_ controlling class representative may consider advisable, except to the extent that (i) the class CM representative may otherwise do so with respect to the _______________________ underlying mortgage loan and/or (ii) a related non-trust mortgage loan noteholder or loan combination controlling party or a designee or representative thereof may otherwise do so with respect to an underlying mortgage loan that is part of a loan combination.

      In the absence of significant losses on the underlying mortgage loans, the series 200_-C_ controlling class will be a non-offered class of series 200_-C_
certificates. The series 200_-C_ controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 200_-C_ controlling class representative will exercise its rights and powers on behalf of the series
200_-C_ controlling class certificateholders, and it will not be liable to any other class of series 200_-C_ certificateholders for so doing.

THE INTERESTS OF THE HOLDERS OF THE CLASS CM PRINCIPAL BALANCE CERTIFICATES MAY
BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

      The holders or beneficial owners of certificates representing a majority of the voting rights evidenced by all of the class CM principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to the _______________________ underlying mortgage loan. Those rights and powers are described under "Description of the
Series 200_-C_ Pooling and Servicing Agreement--The Series 200_-C_ Controlling
Class Representative, the Class CM Representative and the Serviced Non-Trust
Loan Noteholders" and "--Replacement of the Special Servicer" in this prospectus supplement, and those rights include, without

                                      S-68

limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer. With respect to the _______ underlying mortgage loan, for so long as the principal balance of the non-pooled portion of that underlying mortgage loan, net of any appraisal reduction amount with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such non-pooled portion, minus (y)
principal payments made by the related borrower on that underlying mortgage loan and allocated to such non-pooled portion, then the class CM representative may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding that underlying mortgage loan, and (ii) replace the special servicer solely with respect to that underlying mortgage loan.

      None of the class CM principal balance certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates.
You should expect that the class CM representative will exercise its rights and powers on behalf of the class CM principal balance certificateholders, and such directing certificateholder will not be liable to any other class of series
200_-C_ certificateholders for so doing.

DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS
RECEIVED FROM THE SWAP COUNTERPARTY

      The trust will have the benefit of a swap agreement relating to the class
A-MFL certificates with _____________ Financial Products Inc. Because the class
A-MFL REMIC III regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the _______________________ underlying mortgage loan), the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY, AMONG OTHER THINGS, MAY
RESULT IN THE TERMINATION OF THE SWAP AGREEMENT AND AS A RESULT, THE
PASS-THROUGH RATE ON THE CLASS A-MFL CERTIFICATES MAY CONVERT TO THE
PASS-THROUGH RATE ON THE CLASS A-MFL REMIC III REGULAR INTEREST

      If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement"
in this prospectus supplement, then: (a) in the case of the collateralization event, the swap counterparty will be required to post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreement, to find a suitable replacement swap counterparty or to find a suitable guarantor of its obligations under the swap agreement; and (b) in the case of a rating agency trigger event, the swap counterparty will be required to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement.

      If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a collateralization event, or if the swap counterparty fails to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a rating agency trigger event, or if another event of default or a termination event occurs under the swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class
A-MFL certificates, to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement, including the termination of the swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under the swap agreement will include the failure of either party to make any payment

                                      S-69

required thereunder, which failure is not remedied within one (1) business day following notice thereof. The swap agreement will provide for other customary events of default and termination events.

      If a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements of the swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

      If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement, and there can be no assurance that any termination fee payable by the swap counterparty under the swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

      In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

      During the occurrence of a continuing payment default on the part of the swap counterparty, or if the swap agreement is terminated and no replacement swap counterparty is found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL REMIC III regular interest, which is a fixed interest rate of ______% per annum subject to a maximum pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the _______________________ underlying mortgage loan). Any such conversion to the pass-through rate on the class A-MFL REMIC III regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

IF THE PASS-THROUGH RATE OF THE CLASS A-MFL REMIC III REGULAR INTEREST IS
LIMITED BY A WEIGHTED AVERAGE OF THE NET INTEREST RATES ON THE UNDERLYING
MORTGAGE LOANS, OR IF INTEREST DISTRIBUTIONS WITH RESPECT TO THE CLASS A-MFL
REMIC III REGULAR INTEREST ARE INSUFFICIENT TO MAKE THE REQUIRED PAYMENT TO THE
SWAP COUNTERPARTY, INTEREST DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL
BE REDUCED

      Interest distributions with respect to the class A-MFL REMIC III regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans
(without regard to the non-pooled portion of the _______________________
underlying mortgage loan). If this weighted average coupon drops below ______%
per annum, then interest distributions on the class A-MFL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-MFL REMIC III regular interest as a result of that weighted average coupon dropping below ______% per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class
A-MFL REMIC III regular interest are insufficient to make all required interest payments on the class A-MFL REMIC III regular interest (for example, as a result of prepayment interest shortfalls), interest distributions on the class A-MFL certificates will also be reduced dollar-for-dollar. These reductions would result in the effective pass-through rate on the class A-MFL certificates being less than the applicable value of LIBOR plus _____%. See "Description of the
Swap Agreement" in this prospectus supplement.

                                      S-70

THE SWAP AGREEMENT MAY BE ASSIGNED

      The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under the swap agreement.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance
Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism
Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

      The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the deductible and copayment provisions under the Terrorism Risk Insurance Extension Act of 2005 still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans" in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or
(d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the

                                      S-71

related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

      In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

      If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the third, fourth and fifth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 200_-C_ certificates.

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES.

      The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

      o     [office;

      o     multifamily;

      o     anchored retail;

      o     hotel;

      o     unanchored retail;

      o     mixed use;

      o     industrial/warehouse;

      o     self-storage; and

      o     mobile home park].

      The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

      o     the successful operation and value of the related mortgaged real property, and

                                      S-72

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "The Trust Fund--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the
accompanying prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

      _________ mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as _______________, _______________ and _______________,
respectively, representing ___%, ___%, and ___%, respectively, of the initial mortgage pool balance, are each secured by the related borrower's interest in a commercial condominium unit. See "Risk Factors--Lending on Condominium Units
Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums"
in the accompanying prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

      All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

      In the case of ______ mortgaged real properties, securing ___% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of ______ of those properties, securing ___% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--The Successful Operation of a Multifamily or Commercial
Property Depends on Tenants," "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Dependence on a Single
Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time and the Related Borrower's Ability to Refinance the

                                      S-73

Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects
Property Performance" in the accompanying prospectus.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--[OFFICE, RETAIL, MULTIFAMILY AND HOTEL]

      ______________ of the mortgaged real properties, securing ___% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Office Properties" in the
accompanying prospectus.

      ______ of the mortgaged real properties, securing ___% of the initial mortgage pool balance, are primarily used for retail purposes. We consider
______ of the subject retail properties (which include regional malls), securing
___% of the initial mortgage pool balance, to be anchored, including shadow anchored; and ______ of the subject retail properties, securing ___% of the initial mortgage pool balance, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates May Present Special Risks--Retail Properties" in the accompanying prospectus.

      _________ of the mortgaged real properties, securing ___% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates May Present Special Risks
--Multifamily Rental Properties" in the accompanying prospectus.

      _________ of the mortgaged real properties, collectively securing ___% of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk
Factors--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks --Hospitality Properties" in the accompanying prospectus.

      In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks" and "Risk Factors--Borrower
Concentration Within a Trust Exposes Investors to Greater Risk of Default and
Loss" and "--Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" in the accompanying prospectus.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

      With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. Such conflicting rights exist, for example, with respect to the

                                      S-74

____________ underlying mortgage loan. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _________, which mortgage loan represents ___% of the initial mortgage pool balance, the related mortgaged real property is subject to several leases (including a lease with ____________), each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATES OF _______________ AND
_______________ AND FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE
WILL BE SECURED BY MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN EACH OF THE
FOLLOWING STATES--[_________, _________, _________, _________, _________ AND
_________]

      The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                                                      % OF INITIAL
                                         NUMBER OF      MORTGAGE
                      STATE              PROPERTIES   POOL BALANCE
            --------------------------   ----------   -------------
            _________.................      ___           ___%
            _________.................      ___           ___%
            _________.................      ___           ___%
            _________.................      ___           ___%
            _________.................      ___           ___%
            _________.................      ___           ___%

      The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this prospectus supplement contains the address for each mortgaged real property.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      ____________ of the mortgage loans that we intend to include in the trust, representing ___% of the initial mortgage pool balance, of which ______ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and ___ mortgage loans are in loan group no. 2, representing ___% of the initial loan group no. 2 balance, respectively, are balloon loans. _________
of those balloon loans, representing ___% of the initial mortgage pool balance, of which ______ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in loan group
no. 2, representing ___% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, ______ mortgage loans, representing ___% of the initial mortgage pool balance, of which ______ mortgage loans are in loan group no. 1, representing ___% of the initial loan group no. 1 balance, and _________ mortgage loans are in loan group no. 2, representing ___%
of the initial loan group no. 2 balance, respectively, each provides material incentives for the

                                      S-75

related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Underlying Mortgage Loans" in this prospectus supplement and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased
Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The _________ largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent ___% of the initial mortgage pool balance, and the ten (10)
largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent ___% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that _________ of the ten
(10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool--General,"
"--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage
Loans" in this prospectus supplement and "Risk Factors--Loan Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying prospectus.

      The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a
Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest
in That Property. _________ mortgage loans, representing ___% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the _______________
underlying mortgage loan, representing ___% of the initial mortgage pool balance, is solely secured by the related borrower's interest in a ground lease on the _______________ mortgaged real property, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The ____________
Mortgage Loan--Ground Lease" in this prospectus supplement. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See

                                      S-76

"Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990.

      Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

      [For example, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as _______________, which secures a mortgage loan representing ___% of the initial mortgage pool balance,
________________________.]

      [In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as ____________, which secures a mortgage loan representing ___% of the initial mortgage pool balance,
___________________________.]

      [Also, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as ____________, which secures a mortgage loan representing ___% of the initial mortgage pool balance,
___________________________.]

      Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
THE TRUST FUND IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER
OR TENANT

      ____________ separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The _________ largest of these separate groups represent ___%, ___%, ___% and ___%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage
Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

      In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust.
Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as ______________, which mortgage loan represents ____%
of the initial mortgage pool balance, one of the ____ largest tenants also currently owns an

                                      S-77

indirect ownership interest in the related borrower. See "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The _________________
Mortgage Loan--The Mortgaged Property." In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this offering prospectus as _______________, which mortgage loan represents ___% of the initial mortgage pool balance, the ______ largest tenant,
___________________, is also currently a general partner of the related borrower and currently the holder of the _______________ non-trust mortgage loan. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
___________________ Mortgage Loan--Borrower and Sponsor." See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property
Performance," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Borrower Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" and "--Repayment of a Commercial
or Multifamily Mortgage Loan Depends Upon the Performance and Value of the
Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

      ______________ mortgage loans that we intend to include in the trust, which mortgage loans collectively represent ___% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement, and we have included a table under "Description of the Mortgage Pool--Loan
Combinations--General" that identifies each underlying mortgage loan that is part of a loan combination. See "With Respect to Certain Mortgage Loans Included
in Our Trusts, the Mortgaged Property or Properties that Secure the Subject
Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That
Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage
Loans May Conflict with Your Interests" in the accompanying prospectus.

      One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender's actions may not be enforceable. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See
"Risk Factors--Certain Aspects of Co-Lender, Intercreditor and Similar
Agreements Executed in Connection with Mortgage Loans Underlying Your Offered
Certificates May be Unenforceable" in the accompanying prospectus.

                                      S-78

      [With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as ________________, representing ___% of the initial mortgage pool balance, which is also one of the
______ underlying mortgage loans referred to in the second preceding paragraph, there exists a mezzanine loan that is secured by, in addition to a pledge of
100% of the equity ownership interests in the related borrower, a mortgage on the ________________ mortgaged real property, which may be recorded at any time by the ________________ mezzanine loan lender, as further described under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
________________ Loan--Mezzanine Financing" in this prospectus supplement.]

      In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which mortgage loan represents ___% of the initial mortgage pool balance, the related borrower __________________. See "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--________________________"
below.

      The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

            1.    refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

            2.    reduced cash flow could result in deferred maintenance at the particular real property;

            3.    if the holder of the additional secured debt files for
                  bankruptcy or is placed in involuntary receivership,
                  foreclosing on the particular real property could be delayed;
                  and

            4.    if the mortgaged real property depreciates for whatever
                  reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's
                  incentive to continue making payments on its mortgage loan in the trust.

      In addition, with respect to each of _________ mortgage loans that we intend to include in the trust, which mortgage loans collectively represent ___%
of the initial mortgage pool balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under "Description of the Mortgage
Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      Further, with respect to each of ______ mortgage loans that we intend to include in the trust, which mortgage loans collectively represent ___% of the initial mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

      Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. Affiliate debt is secured by an entity's indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate

                                      S-79

financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

See "Description of the Mortgage Pool--Loan Combinations" and "--Additional Loan
and Property Information--Other Financing" in this prospectus supplement and
"Risk Factors--Additional Secured Debt Increases the Likelihood that a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,
Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying prospectus.

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

      Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease. [For instance, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
__________________, which underlying mortgage loan represents ___% of the initial mortgage pool balance, the related borrower is obligated to
_____________________. See "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The _______________ Mortgage
Loan--________________________" in this prospectus supplement.

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

      The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

      In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be
(a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or
(b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

      In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

      Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or such corporate or individual general partner or managing member. For instance, with respect to the cross-

                                      S-80

collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as _____________________, ________________________ and
___________________________, respectively, which group of mortgage loans represents ___% of the initial mortgage pool balance,
___________________________. Consequently, although the related borrower is a special purpose entity, there can be no assurance that upon a bankruptcy of the related sponsor, the assets of the related borrower will not be consolidated with those of such sponsor, thus impairing the ability of the lender to enforce its rights and remedies under the_____________________, ________________________
and ___________________________ underlying mortgage loans.]

      [Furthermore, in the instance of the cross-collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as
___________________________, which group of mortgage loans represents ___% of the initial mortgage pool balance, each related borrower executed a secured guaranty of repayment of the other borrower's loan. A non-consolidation opinion was not obtained at the origination of either of those mortgage loans.]

TENANCIES IN COMMON MAY HINDER RECOVERY

      Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as _____________________,
________________________ and ___________________________, respectively, which secure mortgage loans that collectively represent ___% of the initial mortgage pool balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives.
See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your
Investment" in the accompanying prospectus.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS.

      The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

      With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, [except as otherwise discussed in the next paragraph,] a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of ______ mortgaged real properties, securing ___% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans.
All of the environmental assessments, updates and transaction screens referred to in the first sentence of this

                                      S-81

paragraph (or, in the case of _________ mortgaged real properties, securing mortgage loans representing ___% of the initial mortgage pool balance, a related
Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.

      The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

      The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

      In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

      o     the continuation or the establishment of an operation and
            maintenance plan to address the issue, or

      o     the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

      In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     a responsible third party was identified as being responsible for the remediation; or

      o     the related originator of the subject underlying mortgage loan generally required the related borrower to:

            (a)   to take investigative and/or remedial action; or

            (b)   to carry out an operation and maintenance plan or other
                  specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation;
                  or

            (c)   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

            (d)   to obtain or seek a letter from the applicable regulatory
                  authority stating that no further action was required; or

                                      S-82

            (e)   to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                  environmental insurance) or provide an indemnity from an
                  individual or an entity.

      Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

      With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as __________________, which mortgaged real property secures a mortgage loan representing ___% of the initial mortgage pool balance, the Phase I consultant recommended ___________________________.

      With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as __________________, which mortgaged real property secures a mortgage loan representing ___% of the initial mortgage pool balance, the Phase I consultant recommended ___________________________.

      With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as __________________, which mortgaged real property secures a mortgage loan representing ___% of the initial mortgage pool balance, the Phase II consultant identified ______________________________.

      With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as _______________, which is one of a portfolio of mortgaged real properties that secures a mortgage loan representing ___% of the initial mortgage pool balance, a Phase I consultant recommended
_________________________________.

      A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

                                      S-83

      o     the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

      o     the results of the environmental testing were accurately evaluated in all cases;

      o     the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

      o     the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

      o     the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

      o     any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

      o     any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

      There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

      o     the general condition of the site, buildings and other improvements located at each property.

      In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

                                      S-84

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

      In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example,
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
________________ Mortgage Loan--Management Agreement" in this prospectus supplement. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

WITH RESPECT TO _________ MORTGAGE LOANS (INCLUDING _________ OF THE _________
LARGEST MORTGAGE LOANS) THAT WE INTEND TO INCLUDE IN THE TRUST, THE MORTGAGED
REAL PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST
ALSO SECURE ONE OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS; THE SERIES 200_-C_ CERTIFICATEHOLDERS MAY HAVE A LIMITED ABILITY
TO CONTROL THE SERVICING OF THE SUBJECT LOAN COMBINATIONS

      ______________ mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under "Description of the Mortgage
Pool--Loan Combinations" and/or "--Significant Underlying Mortgage Loans" in
this prospectus supplement and (b) collectively represent ___% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause).
In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 200_-C_
securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 200_-C_

                                      S-85

certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 200_-C_
certificateholders for so doing. See "Description of the Mortgage Pool--Loan
Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Description of the Series 200_-C_ Pooling and Servicing
Agreement--The Series 200_-C_ Controlling Class Representative, the Class CM
Representative and the Serviced Non-Trust Loan Noteholders" and "--Replacement
of the Special Servicer" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders with respect to the loan combinations being serviced and administered under the series 200_-C_ pooling and servicing agreement.

      In addition, the following _________ underlying mortgage loans are each being serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination as the subject underlying mortgage loan: (a) the ________________
underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust and represents ___% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-[__] Commercial Mortgage Trust __________, Commercial Mortgage
Pass-Through Certificates, Series __________ commercial mortgage securitization, which is the governing document the securitization of the ________________ note
A1 non-trust mortgage loan; (b) the ________________ underlying mortgage loan, which is the fourth largest mortgage loan that we intend to include in the trust and represents ___% of the initial mortgage pool balance, is also being serviced pursuant to the series __________ pooling and servicing agreement referred to in clause (a) above, which is also the governing document for the securitization of the ________________ note A1 non-trust mortgage loan; (c) the ________________
underlying mortgage loan, which represents ___% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the ________________ and ________________ Trust, Commercial Mortgage
Pass-Through Certificates, Series _______ commercial mortgage securitization, which is the governing document for the securitization of certain of the
________________ non-trust mortgage loans; and (d) the ________________
underlying mortgage loan, which represents ___% of the initial mortgage pool balance, is also being serviced pursuant to the series _______ pooling and servicing agreement referred to in clause (c) above, which is also the governing document for the securitization of certain of the ________________ non-trust mortgage loans. Each of the foregoing pooling and servicing agreements are similar but not identical to the series 200_-C_ pooling and servicing agreement.
See "Servicing of the ________________ Loan Combination and the ________________
Loan Combination" and "Servicing of the ________________ Loan Combination and
the ________________ Loan Combination" in this prospectus supplement. In addition, the series 200_-C_ certificateholders will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

      Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

                                      S-86

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A MORTGAGE LOAN SELLER OR AN AFFILIATE THEREOF TO CERTAIN OF
THE UNDERLYING MORTGAGE LOANS, RELATED BORROWERS OR RELATED MORTGAGED REAL
PROPERTIES

      Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. [For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
_______________, representing ___% of the initial mortgage pool balance, Lehman
Brothers Holdings, Inc. has a ______% indirect ownership interest in the related borrower as follows: _______________. Further, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as ____________, representing ___% of the initial mortgage pool balance, an affiliate of Lehman Brothers Holdings, Inc., holds a preferred equity investment in the amount of $_________ in the related borrower which the equity interest is subject to a mandatory redemption in ______.] A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
_______________ and _______________, respectively, representing ___% and ___% of the initial mortgage pool balance, the mortgage loan seller or an affiliate thereof is the owner of the related borrowers. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. See, for example,
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
________________ Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See, for example, "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The _______________ Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

      In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

      The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

      o     the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

      o     a full or partial termination of the applicable
            cross-collateralization,

                                      S-87

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

      [In addition, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as _______________, which mortgage loan represents ___% of the initial mortgage pool balance, and the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the _______________, which mortgage loan represents ___% of the initial mortgage pool balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The _______________
Mortgage Loan--Substitution" and "--Significant Underlying Mortgage Loans--The
_______________ Mortgage Loan--Substitutions," respectively, in this prospectus supplement.]

      If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

      In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

INVESTORS MAY WANT TO CONSIDER PRIOR BANKRUPTCIES

      We are aware of _________ mortgage loans that we intend to include in the trust, representing ___% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying prospectus.

      In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

      There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

      [In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
_______________, which mortgage loan represents ___% of the initial mortgage pool balance,_______________________.]

                                      S-88

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                          THE MORTGAGE LOAN ORIGINATORS

      In general, one of our affiliates and an affiliate of LBHI is the originator with respect to the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. In addition,
[__________________________] is the [__________________________] Mortgage Loan
Seller and the originator with respect to the underlying mortgage loans contributed to the trust by the [__________________________] Mortgage Loan
Seller. In addition to each such sponsor and/or its affiliates, each of the following entities will be or is expected to be an originator of underlying mortgage loans representing in excess of 10% of the mortgage pool balance--

      o     ____________________, with respect to ____% of the Initial Mortgage
            Pool Balance, and

      o     _____________, with respect to ____% of the Initial Mortgage Pool
            Balance.

            [INSERT ORIGINATOR DISCLOSURE, IF APPLICABLE (ITEM 1110)]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the _________ mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $_______________.
However, the actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See
"--Changes in Mortgage Pool Characteristics" below.

      For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a "Loan Group No. 1" and a
"Loan Group No. 2." "Loan Group No. 1" will consist of all of the mortgage loans backing the series 200_-C_ certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the Loan Group No. 1

                                      S-89

Multifamily Properties identified in the glossary to this prospectus supplement.
Loan Group No. 1 will consist of ______ mortgage loans, with an Initial Loan
Group No. 1 Balance of $_______________, representing approximately ___% of the
Initial Mortgage Pool Balance. "Loan Group No. 2" will consist of all of the mortgage loans backing the series 200_-C_ certificates that are secured by
[multifamily and mobile home park] properties (other than the Loan Group No. 1
Multifamily Properties identified in the glossary to this prospectus supplement). Loan Group No. 2 will consist of ______ mortgage loans, with an
Initial Loan Group No. 2 Balance of $_________, representing approximately ___%
of the Initial Mortgage Pool Balance. See Annex B--Certain Information Regarding
Multifamily Properties.

      The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive, in the case of the _______________________ Mortgage Loan, of the initial Allocated
Principal Balance of the _______________________ Non-Pooled Portion), the
Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1 (exclusive of the
_______________________ Non-Pooled Portion), and the Initial Loan Group No. 2
Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2.

      The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust
(exclusive, in the case of the _______________________ Mortgage Loan, of the initial Allocated Principal Balance of the _______________________ Non-Pooled
Portion) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $_________ to $_________, and the average of those cut-off date principal balances is $_________.

      Except in the case of _________ underlying mortgage loans, collectively representing ___% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates'
conduit lending program.

      The Lehman Mortgage Loan Seller is our affiliate and an affiliate of
Lehman Brothers Inc. The [__________________________] Mortgage Loan Seller is an
affiliate of [__________________________].

      Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to
Permitted Encumbrances. [In the case of the mortgage loan secured by the underlying mortgaged real property identified on Annex A-1 hereto as
_______________, the related borrower has agreed to make certain payments in lieu of real estate taxes and the related borrower's obligation to make such payment is secured by a lien upon the underlying mortgaged real property which lien is prior to the lien of the mortgage securing the related loan. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
_______________ Mortgage Loan--_____________________" in this prospectus supplement.]

      You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                      S-90

      It has been confirmed to us by S&P and Fitch that _________ of the mortgage loans that we intend to include in the trust, representing ___% of the
Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

      o     All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

      o     All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of the _______________________
            Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the _______________________
            Pooled Portion).

      o     If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

      o     When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
            Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
            Balance, the percentages are based upon the cut-off date principal balances (or, in the case of the _______________________ Mortgage
            Loan, unless the context clearly indicates otherwise, the initial
            Allocated Principal Balance of the _______________________ Pooled
            Portion) of the related mortgage loans or allocated portions of those balances.

      o     The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No.
            2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan
            Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

[Prefunding Account]

      [IF IT IS CONTEMPLATED THAT A PREFUNDING FEATURE WILL BE INCLUDED IN THE
SUBJECT SECURITIZATION TRANSACTION AND MORTGAGE ASSETS MAY BE ACQUIRED BY THE
ISSUING ENTITY SUBSEQUENT TO THE DATE OF INITIAL ISSUANCE OF THE RELATED OFFERED
CERTIFICATES, THEN THE RELATED PROSPECTUS SUPPLEMENT WILL INDICATE: (1) THE TERM
OR DURATION OF THE PREFUNDING PERIOD; (2) THE AMOUNT OF PROCEEDS TO BE DEPOSITED
IN THE PREFUNDING ACCOUNT; (3) THE PERCENTAGE OF THE ASSET POOL AND ANY CLASS OR
SERIES OF THE CERTIFICATES REPRESENTED BY THE PREFUNDING ACCOUNT, IF APPLICABLE;
(4) TRIGGERS OR EVENTS THAT WOULD TRIGGER LIMITS ON OR TERMINATE THE PREFUNDING
PERIOD AND THE EFFECTS OF SUCH TRIGGERS; (5) WHEN AND HOW NEW POOL ASSETS MAY BE
ACQUIRED DURING THE PREFUNDING PERIOD; (6) THE ACQUISITION OR UNDERWRITING
CRITERIA FOR ADDITIONAL POOL ASSETS TO BE ACQUIRED DURING THE PREFUNDING PERIOD,
INCLUDING A DESCRIPTION OF ANY DIFFERENCES FROM THE CRITERIA USED TO SELECT THE
CURRENT ASSET POOL; (7) WHICH PARTY HAS THE AUTHORITY TO ADD ASSETS TO THE ASSET
POOL OR DETERMINE IF SUCH POOL ASSETS MEET THE ACQUISITION OR UNDERWRITING
CRITERIA FOR ADDITIONAL POOL ASSETS (AND WHETHER OR NOT THERE WILL BE ANY
INDEPENDENT VERIFICATION OF SUCH PERSON'S EXERCISE OF AUTHORITY OR

                                      S-91

DETERMINATIONS); (8) ANY REQUIREMENTS TO ADD MINIMUM AMOUNTS OF POOL ASSETS AND
ANY EFFECTS OF NOT MEETING THOSE REQUIREMENTS; (9) IF APPLICABLE, THE PROCEDURES
AND STANDARDS FOR THE TEMPORARY INVESTMENT OF FUNDS IN A PREFUNDING ACCOUNT
PENDING USE (INCLUDING THE DISPOSITION OF GAINS AND LOSSES ON PENDING FUNDS) AND
A DESCRIPTION OF THE FINANCIAL PRODUCTS OR INSTRUMENTS ELIGIBLE FOR SUCH
ACCOUNTS; (10) THE CIRCUMSTANCES UNDER WHICH FUNDS IN A PREFUNDING ACCOUNT WILL
BE RETURNED TO INVESTORS OR OTHERWISE DISPOSED OF; AND (11) WHETHER, AND IF SO
HOW, INVESTORS WILL BE NOTIFIED OF CHANGES TO THE ASSET POOL.]

THE POOLED AND NON-POOLED PORTIONS OF THE _______________________ MORTGAGE LOAN

      General. For purposes of distributions on the series 200_-C_ certificates, the _______________________ Mortgage Loan will be treated as if it consists of two portions, which we refer to as the _______________________ Pooled Portion and the _______________________ Non-Pooled Portion, respectively. The
_______________________ Pooled Portion consists of $_________ of the entire cut-off date principal balance of the _______________________ Mortgage Loan, and the _______________________ Non-Pooled Portion consists of the remaining
$_________ of the cut-off date principal balance of the _______________________
Mortgage Loan. The Class CM Principal Balance Certificates represent beneficial ownership of the _______________________ Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the _______________________ Mortgage Loan that are allocable to the
_______________________ Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 200_-C_ certificates will be entitled to receive collections of principal and interest on the
_______________________ Mortgage Loan that are allocable to the
_______________________ Pooled Portion. Each of the _______________________
Pooled Portion and the _______________________ Non-Pooled Portion will be deemed to accrue interest at the same rate and on the same terms as the
_______________________ Mortgage Loan. As and to the extent described under
"--The Pooled and Non-Pooled Portions of the _______________________ Mortgage
Loan--Allocation of Payments" below, the rights of the holders of the Class CM
Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to the _______________________ Mortgage
Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 200_-C_ certificates to receive payments of principal and interest to which they are entitled with respect to the _______________________ Mortgage Loan.

      Allocation of Payments. On or prior to each distribution date, amounts received during the related collection period with respect to the
_______________________ Mortgage Loan, together with any amounts advanced with respect to the _______________________ Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the _______________________
Mortgage Loan under the series 200_-C_ pooling and servicing agreement, will be applied as follows:

      o     first, for inclusion in the Standard Available P&I Funds, as interest accrued with respect to the _______________________ Pooled
            Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage
            Pass-Through Rate from time to time, on the Allocated Principal
            Balance of the _______________________ Pooled Portion, through but not including the then-most recent due date for the
            _______________________ Mortgage Loan, to the extent not previously received or advanced;

      o     second, for inclusion in the Standard Available P&I Funds, as principal on the _______________________ Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the
            _______________________ Pooled Portion immediately prior to the

                                      S-92

            subject distribution date and (2) the entire portion of the Total
            Principal Payment Amount for the subject distribution date that is allocable to the _______________________ Mortgage Loan;

      o     third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the _______________________ Pooled
            Portion for any Realized Losses and/or Additional Trust Fund
            Expenses incurred with respect to the _______________________
            Mortgage Loan that were not otherwise borne by the holders of the
            Class CM Principal Balance Certificates and that have not been previously reimbursed;

      o     fourth, for inclusion in the Class CM Available P&I Funds, as interest with respect to the _______________________ Non-Pooled
            Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage
            Pass-Through Rate from time to time, on the Allocated Principal
            Balance of the _______________________ Non-Pooled Portion, through but not including the then-most recent due date for the
            _______________________ Mortgage Loan, to the extent not previously received or advanced;

      o     fifth, for inclusion in the Class CM Available P&I Funds, as principal of the _______________________ Non-Pooled Portion in an
            amount equal to the lesser of (1) the Allocated Principal Balance of the _______________________ Non-Pooled Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Payment Amount for the subject distribution date that is allocable to the _______________________
            Mortgage Loan, over (b) the payments of principal to be made with respect to the _______________________ Pooled Portion on that distribution date in accordance with clause second above;

      o     sixth, for inclusion in the Class CM Available P&I Funds, as a reimbursement with respect to the _______________________ Non-Pooled
            Portion for any Realized Losses and/or Additional Trust Fund
            Expenses incurred with respect to the _______________________
            Mortgage Loan that were borne by the holders of the Class CM
            Principal Balance Certificates and that have not been previously reimbursed; and

      o     seventh, to reimburse the Class CM Representative for any
            outstanding cure payments made with respect to the
            _______________________ Mortgage Loan.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include _________ mortgage loans, collectively representing ___% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      The table below identifies, by name of the loan or loan group set forth on
Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

                                      S-93

                                                                % OF INITIAL
                                                   NUMBER OF      MORTGAGE
            PROPERTY/PORTFOLIO NAMES               PROPERTIES   POOL BALANCE
------------------------------------------------  ------------  ------------
1. ____________.................................      ___           ___%
2. ____________.................................      ___           ___%
3. ____________.................................      ___           ___%
4. ____________.................................      ___           ___%

      The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial
Mortgage Pool Balance.

                                                                % OF INITIAL
                                                   NUMBER OF      MORTGAGE
            PROPERTY/PORTFOLIO NAMES               PROPERTIES   POOL BALANCE
------------------------------------------------  ------------  -------------
1. _______________..............................      ___           ___%
2. _______________..............................      ___           ___%
3. _______________..............................      ___           ___%
4. _______________..............................      ___           ___%
5. _______________..............................      ___           ___%
6. _______________..............................      ___           ___%
7. _______________..............................      ___           ___%
8. _______________..............................      ___           ___%

      [Except in the case of ______ individual multi-property mortgage loans that we intend to include in the trust, collectively representing ___% of the
Initial Mortgage Pool Balance,] each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through full or, in some such cases, partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See "--Terms and Conditions of the
Underlying Mortgage Loans--Defeasance Loans" below.

      In the case of the _______________ Mortgage Loan, which mortgage loan represents ___% of the Initial Mortgage Pool Balance, the _______________
Borrower may obtain the release from the lien of the related mortgage of certain specified _______________ Mortgaged Properties, provided that various conditions are satisfied, as set forth under "--Significant Underlying Mortgage Loans--The
_______________ Mortgage Loan--Releases" in this prospectus supplement.]
[Further, each of the _______________ Mortgage Loan and the _______________
Mortgage Loan permit property substitutions, thereby changing the real property collateral, as described under "--Significant Underlying Mortgage Loans--The
_______________ Mortgage Loan--Substitutions" and "--Significant Underlying
Mortgage Loans--The _______________ Mortgage Loan--Substitution," respectively, in this prospectus supplement.]

PARTIAL RELEASES

      [With respect to the _______________ Mortgage Loan, the _________________
Borrower may obtain a release of all or a portion of the _________________
Mortgaged Property from the lien of the related mortgage (including in connection with the submission of the _________________ Mortgaged Property to a condominium declaration), subject to the satisfaction of certain conditions, as set forth under "--Significant Underlying Mortgage Loans--The _________________
Mortgage Loan--Purchase Option" and "--The _________________ Mortgage
Loan--Subordination to Condominium Declaration; Partial Release" in this prospectus supplement.]

                                      S-94

      Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

      [In the case of the _______________ Mortgage Loan, representing ___% of the Initial Mortgage Pool Balance, _______________ requires the related borrower to release a portion of related mortgaged real property and the related mortgage permits such a release without prepayment.]

PROPERTY SUBSTITUTIONS

[TO COME]

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

      Due Dates. Subject, in some cases, to a next business day convention--

      o     ______ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the
            [first] day of each month, and

      o     _________ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the [eighth] day of each month, and

      o     _________ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

            Each mortgage loan that we intend to include in the trust provides for one or both of the following--

      o     a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

      o     that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month.
For example, some of the underlying mortgage loans, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from lender of such default. [In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _______________, which mortgage loan represents
___% of the Initial Mortgage Pool Balance, with respect to the related borrower's first _________ failures to timely make constant monthly payments in any calendar year, default interest will not accrue until _________ days after notice from the lender of such default and the related

                                      S-95

mortgage loan documents further provide that in all instances late charges do not become due until the _________ day after the payment date.]

      [In the case of the _______________ underlying mortgage loan, representing
___% of the Initial Mortgage Pool Balance, with respect to the related borrower's first _________ failures to timely make constant monthly payments in any calendar year, default interest will not accrue until _________ days after notice from the lender of such default and the related mortgage loan documents further provide that in all instances late charges do not become due until the
_________ day after the payment date.]

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

      The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
______% per annum to ______% per annum, and the weighted average of those mortgage interest rates was ______% per annum.

      Except in the case of the ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

      Each of the underlying mortgage loans will accrue interest on an
Actual/360 Basis with the exception of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as _______________________, which accrues interest on a 30/360 Basis.

      Balloon Loans. _________ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool Balance, of which
______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial
Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, are
Balloon Loans and are characterized by--

      o     either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

      o     a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

      _________ of the Balloon Loans identified in the prior paragraph, representing ___% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1
Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another ______
of the Balloon Loans identified in the prior paragraph, representing ___% of the
Initial Mortgage Pool Balance, of which ______ Mortgage Loans are in Loan Group
No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ______
Mortgage Loans are in Loan Group No. 2, representing ___% of the Initial Loan
Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

      ARD Loans. _________ mortgage loans that we intend to include in the trust, of which ______ mortgage loans are in Loan Group No. 1, representing ___%
of the Initial Loan Group No. 1 Balance, and ______ mortgage

                                      S-96

loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2
Balance, respectively, are ARD Loans and, as such, are characterized by the following features:

      o     a maturity date that is at least 30 years following origination.

      o     the designation of an anticipated repayment date that is _________
            years following origination. The anticipated repayment date for each
            ARD Loan is listed on Annex A-1 to this prospectus supplement.

      o     the ability of the related borrower to prepay its ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than three months prior to the related anticipated repayment date.

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

      o     from and after its anticipated repayment date, the accelerated amortization of an ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the
            Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD
            Loan.

      The ARD Loans identified in the prior paragraph require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

      The ratings on the respective classes of offered certificates do not represent any assessment of whether an ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional
Interest will be received.

      The ARD Loans that we intend to include in the trust require the related borrower to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under that ARD
Loan.

      Fully Amortizing Mortgage Loans. _________ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool
Balance, all of which are in Loan Group No. 1, representing ___% of the Initial
Loan Group No. 1 Balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

                                      S-97

      _________ of the Fully Amortizing Mortgage Loans identified in the prior paragraph, representing ___% of the Initial Mortgage Pool Balance, require payments of interest only to be due on each due date until the expiration of a designated IO period that ends prior to the stated maturity date.

      Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loan that we intend to include in the trust is assumed to mature on its anticipated repayment date.

                                                                                                      ALL
                         BALLOON LOANS             ARD LOANS            FULLY AMORTIZING         MORTGAGE LOANS
                     ----------------------  ----------------------  ----------------------  ----------------------
                               LOAN   LOAN             LOAN    LOAN            LOAN   LOAN              LOAN  LOAN
                     MORTGAGE  GROUP  GROUP  MORTGAGE  GROUP  GROUP  MORTGAGE  GROUP  GROUP  MORTGAGE  GROUP  GROUP
                       POOL    NO. 1  NO. 2    POOL    NO. 1  NO. 2    POOL    NO. 1  NO. 2    POOL    NO. 1  NO. 2
                     ----------------------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Minimum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Weighted Average....   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___

REMAINING TERM TO MATURITY (MOS.)
Maximum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Minimum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Weighted Average....   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Minimum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Weighted Average....   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___

REMAINING AMORTIZATION TERM (MOS.)
Maximum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Minimum.............   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___
Weighted Average....   ___      ___    ___     ___      ___    ___     ___      ___    ___     ___      ___    ___

      The calculation of original and remaining amortization terms in the foregoing table does not take into account ______ mortgage loans that we intend to include in the trust, collectively representing ___% of the Initial Mortgage
Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2
Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to ______ other mortgage loans that we intend to include in the trust, representing ___% of the
Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group
No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and ______
mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan
Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

      Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

      o     a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

                                      S-98

      o     a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

      Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage
Loans--Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

      Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust. With respect to ______ of the ______ underlying mortgage loans referred to in the preceding sentence, representing ___% of the Initial Mortgage Pool Balance, of which
______ mortgage loans are in Loan Group No. 1, representing ___% of the Initial
Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those ______ mortgage loans begin earlier than the second anniversary of the Issue Date.

      Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the underlying mortgage loans:

      o     the maximum remaining prepayment lock-out or prepayment
            lock-out/defeasance period as of the cut-off date is ______ months with respect to the entire mortgage pool, ______ months with respect to Loan Group No. 1 and ______ months with respect to Loan Group No.
            2,

      o     the minimum remaining prepayment lock-out or prepayment
            lock-out/defeasance period as of the cut-off date is ______ months with respect to the entire mortgage pool, ______ months with respect to Loan Group No. 1 and ______ months with respect to Loan Group No.
            2, and

      o     the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is ______ months with respect to the entire mortgage pool, ______ months with respect to Loan Group No. 1 and ______ months with respect to Loan Group No.
            2.

      Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage
Loans--Prepayment Provisions--Other Prepayment Provisions" below.

      Prepayment Consideration Periods. _________ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool
Balance, of which ______ mortgage loans are in Loan Group No. 1, representing
___% of the Initial Loan Group No. 1 Balance, and ______ mortgage loans are in
Loan Group No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but do not provide for defeasance.

      ______ mortgage loans that we intend to include in the trust, representing
___% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in
Loan Group No. 1, representing ___% of the Initial Loan Group

                                      S-99

No. 1 Balance, and ______ mortgage loans are in Loan Group No. 2, representing
___% of the Initial Loan Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan may either be defeased or prepaid with a yield maintenance charge.

      Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 200_-C_ certificates or, if and to the extent allocable to the class
A-MFL REMIC III regular interest while the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the swap counterparty), in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the
Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

      Open Prepayment Periods. _________ mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool Balance, of which ______ mortgage loans are in Loan Group No. 1, representing ___% of the
Initial Loan Group No. 1 Balance, and ______ mortgage loans are in Loan Group
No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated
maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

      Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

      [With respect to the _________________ Mortgage Loan, from and after
_________, the _________________ Borrower may obtain a release of all or specified portions of the _________________ Mortgaged Property from the lien of the related mortgage in connection with the exercise by _________ of a related purchase option (including upon the submission of the _________________
Mortgaged Property to a condominium declaration), subject to the satisfaction of certain conditions, including ________________________, as set forth under
"--Significant Underlying Mortgage Loans--The _________________ Mortgage
Loan--Purchase Option" and "--The _________________ Mortgage Loan--Subordination
to Condominium Declaration; Partial Release" in this prospectus supplement.]

                                     S-100

      [With respect to the _________ Mortgage Loan, from and after _________, the related borrower may obtain the release of _________ specified parcels of the _________ Mortgaged Property from the lien of the related mortgage, subject to the satisfaction of certain conditions, including _____________________, as further described under "--Significant Underlying Mortgage Loans--The
_______________ Mortgage Loan--Releases" below in this prospectus supplement.]

      Defeasance Loans. _________ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool Balance, of which _________ mortgage loans are in Loan Group No. 1, representing ___% of the
Initial Loan Group No. 1 Balance, and _________ mortgage loans are in Loan Group
No. 2, representing ___% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

      In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

      o     will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

      Except in the case of _________ individual multi-property mortgage loans that we intend to include in the trust, collectively representing ___% of the
Initial Mortgage Pool Balance, of which _________ mortgage loans are in Loan
Group No. 1, representing ___% of the Initial Loan Group No. 1 Balance, and
_________ mortgage loans are in Loan Group No. 2, representing ___% of the
Initial Loan Group No. 2 Balance, respectively, each of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be defeased or, in some cases, partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

      If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a)
an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of

                                     S-101

counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

      In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government
Securities.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

      See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

      In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then current ratings of the
                  certificates, or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

      o     issuance by the borrower of new partnership or membership interests;

      o     changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

                                     S-102

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

      o     transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

      o     other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

      A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1,
Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1,
Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

      General. Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

      [TO COME]

                                     S-103

LOAN COMBINATIONS

      General. The mortgage pool will include ______ mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a loan combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

      The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 U/W NCF DSCR
                                                        RELATED PARI PASSU            RELATED SUBORDINATE        AND ORIGINAL
                                                       NON-TRUST LOANS(1) OR         NON-TRUST LOANS(2) OR     CUT-OFF DATE LTV
             Mortgage Loans That are                   SENIOR NON-TRUST LOAN         JUNIOR NON-TRUST LOAN        OF ENTIRE
           Part of a Loan Combination                        COMPONENT                     COMPONENT           LOAN COMBINATION
---------------------------------------------------------------------------------------------------------------------------------
                                           % OF
 MORTGAGED PROPERTY NAME     CUT-OFF     INITIAL
 (AS IDENTIFIED ON ANNEX      DATE       MORTGAGE     ORIGINAL       NON-TRUST      ORIGINAL     NON-TRUST               ORIGINAL
 A-1 TO THE ACCOMPANYING    PRINCIPAL      POOL       PRINCIPAL        LOAN        PRINCIPAL       LOAN        U/W NCF      LTV
 PROSPECTUS SUPPLEMENT)      BALANCE     BALANCE       BALANCE      NOTEHOLDER      BALANCE     NOTEHOLDER      DSCR       RATIO
---------------------------------------------------------------------------------------------------------------------------------

1.  ______(3)
---------------------------------------------------------------------------------------------------------------------------------
2.  __________(4)
---------------------------------------------------------------------------------------------------------------------------------
3.  _________
---------------------------------------------------------------------------------------------------------------------------------
4.  _________
---------------------------------------------------------------------------------------------------------------------------------
5.  _________
---------------------------------------------------------------------------------------------------------------------------------
6.  _________
---------------------------------------------------------------------------------------------------------------------------------
7.  _________
---------------------------------------------------------------------------------------------------------------------------------
8.  _________
---------------------------------------------------------------------------------------------------------------------------------
9.  _________
---------------------------------------------------------------------------------------------------------------------------------
10. _________
---------------------------------------------------------------------------------------------------------------------------------
11. _________
---------------------------------------------------------------------------------------------------------------------------------
12. _________
---------------------------------------------------------------------------------------------------------------------------------

                                     S-104

_____________
(1)   Reflects those Pari Passu Non-Trust Loans and Senior Non-Trust Loan
      Components that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled "--Priority of Payments" for specific information regarding the application of payments for each of the Loan
      Combinations listed in the foregoing table.

(2)   Reflects those Subordinate Non-Trust Loans and Junior Non-Trust Loan
      Components that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the underlying mortgage loan in the subject Loan
      Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to subject Loan
      Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than default interest)
      and the total outstanding principal balance of the underlying mortgage loan in the subject Loan Combination. See each italicized section below entitled "Priority of Payments" for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)   The ________________ Mortgage Loan is one of _________ mortgage loans comprising the ________________ Loan Combination that includes (a) the
      ________________ Mortgage Loan; (b) the ________________ Note A1 Non-Trust
      Loan, with an original principal balance of $_________; and (c) the
      ________________ Note A3 Non-Trust Loan, with an original principal balance of $_________. The ________________ Note A1 Non-Trust Loan is
      comprised of (i) the ________________ Note A1 Senior Non-Trust Loan
      Component, with an original principal balance of $_________, which is, at all times, pari passu in right of payment with the ________________
      Mortgage Loan and the ________________ Note A3 Non-Trust Loan, and (ii)
      the ________________ Note A1 Junior Non-Trust Loan Component, with an original principal balance of $_________, which is, during the continuance of certain material uncured events of default with respect to the
      ________________ Loan Combination, subordinate in right of payment to the
      ________________ Mortgage Loan, the ________________ Note A1 Senior
      Non-Trust Loan Component and the ________________ Note A3 Non-Trust Loan.
      The ________________ Note A3 Non-Trust Loan is, at all times, pari passu in right of payment with the ________________ Mortgage Loan and the
      ________________ Note A1 Senior Non-Trust Loan Component. The aggregate original principal balance of the ________________ Loan Combination is
      $_________.

(4)   The ________________ Mortgage Loan is one of four mortgage loans comprising the ________________ Loan Combination that includes: (a) the
      ________________ Mortgage Loan; (b) the ________________ Note A1 Non-Trust
      Loan, with an original principal balance of $_________; (c) the
      ________________ Note A3 Non-Trust Loan, with an original principal balance of $_________; and (d) the ________________ Note B Non-Trust Loan,
      with an original principal balance of $_________. The ________________
      Note A1 Non-Trust Loan is comprised of (i) the ________________ Note A1
      Senior Non-Trust Loan Component, with an original principal balance of
      $_________, which is, at all times, pari passu in right of payment with the ________________ Mortgage Loan and the ________________ Note A3
      Non-Trust Loan, and (ii) the ________________ Note A1 Junior Non-Trust
      Loan Component, with an original principal balance of $_________, which is, during the continuance of certain material uncured events of default with respect to the ________________ Loan Combination, subordinate in right of payment to the ________________ Mortgage Loan, the
      ________________ Note A1 Senior Non-Trust Loan Component and the
      ________________ Note A3 Non-Trust Loan. The ________________ Note A3
      Non-Trust Loan is, at all times, pari passu in right of payment with the
      ________________ Mortgage Loan and the ________________ Note A1 Senior
      Non-Trust Loan Component. The ________________ Note B Non-Trust Loan is,
      following and during the continuance of certain material uncured events of default with respect to the ________________ Loan Combination, subordinate in right of payment to the ________________ Mortgage Loan, the entire
      ________________ Note A1 Non-Trust Loan and the ________________ Note A3
      Non-Trust Loan. The aggregate original principal balance of the
      ________________ Loan Combination is $_________.

(5)   The ________________ Mortgage Loan in the trust is one of ________
      mortgage loans comprising the ________________ Loan Combination that includes:_________________________.

(6)   The ________________ mortgage loan in the trust is one of _________
      mortgage loans comprising the ________________ Loan Combination that includes: _________________________.

(7)   The subject Loan Combination constitutes an A/B Loan Combination.

(8)   Expected to be included in a separate commercial mortgage securitization.

      Set forth below is a brief description of the co-lender arrangement regarding the 14 underlying mortgage loans that are each part of a loan combination.

                                     S-105

      The ________________ Mortgage Loan. The ________________ Mortgage Loan is
part of a Loan Combination comprised of _________ mortgage loans that are all secured by the ________________ Mortgaged Property, identified in this prospectus supplement as (a) the ________________ Mortgage Loan, (b) the
________________ Note A1 Non-Trust Loan, and (c) the ________________ Note A3
Non-Trust Loan. The ________________ Note A1 Non-Trust Loan and the
________________ Note A3 Non-Trust Loan are together referred to as the
________________ Non-Trust Loans. In addition, the ________________ Note A1
Non-Trust Loan consists of the ________________ Note A1 Senior Non-Trust Loan
Component and the ________________ Note A1 Junior Non-Trust Loan Component. See
"--Significant Underlying Mortgage Loans--The ________________ Mortgage Loan"
above in this prospectus supplement for a more detailed description of the
________________ Mortgage Loan. The ________________ Non-Trust Loans will be serviced, along with the ________________ Mortgage Loan, under the series
__________ pooling and servicing agreement by the series __________ master servicer and the series __________ special servicer.

      Co-Lender Agreement. The ________________ Co-Lender Agreement, executed in
June 200_, between the three holders of the mortgage loans comprising the
________________ Loan Combination, generally provides that:

      o     Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series __________ master servicer and/or the series __________ special servicer with respect to certain specified servicing actions regarding the ________________
            Loan Combination, including those involving foreclosure or material modification of the ________________ Mortgage Loan and the
            ________________ Non-Trust Loans. As of any date of determination, the Loan Combination Controlling Party for the ________________ Loan
            Combination will be:

            (a)   the holder of the ________________ Note A1 Non-Trust Loan, acting directly or through a representative (which
                  representative, under the series __________ pooling and
                  servicing agreement, will be a designated series __________
                  certificateholder), if for so long as the total unpaid
                  principal balance of the ________________ Note A1 Junior
                  Non-Trust Loan Component, net of any existing Appraisal
                  Reduction Amount with respect to the ________________ Loan
                  Combination that is allocable to the ________________ Note A1
                  Junior Non-Trust Loan Component pursuant to the series
                  __________ pooling and servicing agreement, is greater than, or equal to, ___% of the original principal balance of the
                  ________________ Note A1 Junior Non-Trust Loan Component; and

            (b)   the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the ________________
                  Mortgage Loan, the ________________ Note A1 Senior Non-Trust
                  Loan Component and the ________________ Note A3 Non-Trust
                  Loan, acting directly or through representatives (which
                  representative, in the case of the ________________ Mortgage
                  Loan, under the series 200_-C_ pooling and servicing
                  agreement, will be the series 200_-C_ controlling class
                  representative), if for so long as the total unpaid principal balance of the ________________ Note A1 Junior Non-Trust Loan
                  Component, net of any existing Appraisal Reduction Amount with respect to the ________________ Loan Combination that is
                  allocable to the ________________ Note A1 Junior Non-Trust
                  Loan Component, is less than ___% of the original principal balance of the ________________ Note A1 Junior Non-Trust Loan
                  Component; provided that, in the event that a majority (by unpaid principal balance of their respective components or mortgage loans, as the case may be) of the holders of the
                  ________________ Mortgage Loan, the ________________ Note A1
                  Senior Non-Trust Loan Component and the ________________ Note
                  A3 Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the

                                     S-106

                  series __________ special servicer or master servicer, as
                  applicable, will implement such servicing action that it deems to be in accordance with the servicing standard set forth in the series __________ pooling and servicing agreement, and the decision of such series __________ special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the ________________
                  Co-Lender Agreement.

      o     Consultation Rights. Each of the holder of the ________________
            Mortgage Loan and the holder of the ________________ Note A3
            Non-Trust Loan will have the ongoing right, directly or through a representative, to consult with the series __________ master servicer and/or the series __________ special servicer with respect to various servicing matters affecting all of the mortgage loans in the ________________ Loan Combination, including the
            ________________ Mortgage Loan (provided that such consultation rights will be non-binding).

      o     Purchase Option. If and for so long as the ________________ Loan
            Combination is specially serviced and a scheduled payment on the
            ________________ Loan Combination is at least 60 days delinquent, the holder of the ________________ Note A1 Non-Trust Loan or its designee (which designee, under the series __________ pooling and servicing agreement, will be a designated series __________
            certificateholder) has the option to purchase the ________________
            Mortgage Loan and the ________________ Note A3 Non-Trust Loan
            (together only)--and, in connection therewith, the series __________
            pooling and servicing agreement will grant such designated series
            __________ certificateholder the right to purchase the
            ________________ Note A1 Non-Trust Loan--all at an aggregate price generally equal to the aggregate unpaid principal balance of the
            ________________ Loan Combination, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series __________ pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

      o     Cure Rights. The holder of the ________________ Note A1 Non-Trust
            Loan or its designee (which designee, under the series __________
            pooling and servicing agreement, will be a designated series
            __________ certificateholder) has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the holder of the ________________ Note A1 Non-Trust Loan of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than ______ such cure events are permitted during the term of the ________________ Loan Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than
            ______ cure events, whether or not consecutive, are permitted within any 12-month period; provided, further, that in connection with the foregoing, the holder of the ________________ Note A1 Non-Trust Loan
            (or its designee) will be required to effect any cure with respect to the ________________ Note A1 Senior Non-Trust Loan Component, the
            ________________ Mortgage Loan and the ________________ Note A3
            Non-Trust Loan, but will not be required to effect a cure with respect to the ________________ Note A1 Junior Non-Trust Loan
            Component.

      Priority of Payments. Pursuant to the ________________ Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
________________ Loan Combination and to each of the ________________ Note A1
Senior Non-Trust Loan Component and ________________ Note A1 Junior Non-Trust
Loan Component in accordance with the related loan documents, unless there exists either (a) certain monetary events of default as to the ________________
Loan Combination (excluding the ________________ Note A1 Junior Non-Trust Loan
Component) for which the holder of the ________________ Note A1 Non-Trust

                                     S-107

Loan or its designee has not exercised its cure rights as described in the fourth bullet under "--Loan Combinations--The ________________ Mortgage
Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the ________________ Loan Combination at a time when the
________________ Loan Combination is being specially serviced, collections on the ________________ Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

      o     first, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default
            Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

      o     second, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (a) all voluntary principal prepayments attributable to the ________________ Mortgage Loan, the ________________ Note A1
            Senior Non-Trust Loan Component and the ________________ Note A3
            Non-Trust Loan, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the ________________ Mortgage Loan, the ________________ Note A1
            Senior Non-Trust Loan Component and the ________________ Note A3
            Non-Trust Loan, and (c) the amount of the maturity date principal payment attributable to the ________________ Mortgage Loan, the
            ________________ Note A1 Senior Non-Trust Loan Component and the
            ________________ Note A3 Non-Trust Loan;

      o     third, to the ________________ Note A1 Junior Non-Trust Loan
            Component, in an amount equal to all accrued and unpaid interest
            (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

      o     fourth, to the ________________ Note A1 Junior Non-Trust Loan
            Component in an amount equal to (a) all voluntary principal prepayments attributable to the ________________ Note A1 Junior
            Non-Trust Loan Component, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the ________________ Note A1 Junior Non-Trust Loan
            Component and (c) the amount of the maturity date principal payment attributable to the ________________ Note A1 Junior Non-Trust Loan
            Component;

      o     fifth, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment premium attributable to the ________________ Mortgage
            Loan, the ________________ Note A1 Senior Non-Trust Loan Component
            and the ________________ Note A3 Non-Trust Loan in accordance with the related loan documents;

      o     sixth, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the
            ________________ Mortgage Loan, the ________________ Note A1 Senior
            Non-Trust Loan Component and the ________________ Note A3 Non-Trust
            Loan in accordance with the related loan documents (after
            application as provided in the applicable servicing agreement);

                                     S-108

      o     seventh, to the ________________ Note A1 Junior Non-Trust Loan
            Component, any prepayment premium attributable to the
            ________________ Note A1 Junior Non-Trust Loan Component in
            accordance with the related loan documents;

      o     eighth, to the ________________ Note A1 Junior Non-Trust Loan
            Component, any late payment charges and Default Interest due in respect of the ________________ Note A1 Junior Non-Trust Loan
            Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

      o     ninth, to the ________________ Note A1 Junior Non-Trust Loan
            Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the ________________ Mortgage Loan or its designee with respect to the ________________ Loan
            Combination pursuant to the ________________ Co-Lender Agreement or the applicable servicing agreement; and

      o     tenth, for such remaining purposes as are provided in the
            ________________ Co-Lender Agreement.

      For purposes of clauses second and fourth above, principal amounts with respect to the ________________ Loan Combination will be "attributable" to the
________________ Mortgage Loan, the ________________ Note A1 Senior Non-Trust
Loan Component, the ________________ Note A3 Non-Trust Loan and the
________________ Note A1 Junior Non-Trust Loan Component, respectively, on a pro rata basis in accordance with their respective principal balances.

      Notwithstanding the foregoing, if the holder of the ________________ Note
A1 Non-Trust Loan or its designee has previously made a cure payment in respect of an event of default with respect to the ________________ Note A1 Senior
Non-Trust Loan Component, the ________________ Mortgage Loan and the
________________ Note A3 Non-Trust Loan, then the holder of the ________________
Mortgage Loan or its designee will be entitled to reimbursement for that cure payment from collections on the ________________ Loan Combination, after all amounts which are payable at such time in accordance with clauses first through eighth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause tenth of the second preceding paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph; and provided further that, in connection with the foregoing, the holder of the ________________ Mortgage Loan will not be required to effect a cure with respect to the ________________ Note A1 Junior
Non-Trust Loan Component.

      Pursuant to the ________________ Co-Lender Agreement, during the continuance of: (a) certain monetary events of default as to the
________________ Loan Combination (excluding the ________________ Note A1 Junior
Non-Trust Loan Component) for which the holder of the ________________ Note A1
Non-Trust Loan or its designee has not exercised its cure rights as described under "--Loan Combinations--The ________________ Mortgage Loan--Co-Lender
Agreement--Cure Rights" above, or (b) certain non-monetary events of default with respect to the ________________ Loan Combination at a time when the
________________ Loan Combination is being specially serviced, collections on the ________________ Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the ________________ Mortgage Loan, the ________________ Note A1 Senior Non-Trust Loan Component and the
________________ Note A3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with respect to the fourth bullet of the third preceding paragraph, payments will

                                     S-109

instead be made to the ________________ Note A1 Junior Non-Trust Loan Component
in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

      The ________________ Mortgage Loan. The ________________ Mortgage Loan is
part of a loan combination comprised of four (4) mortgage loans that are all secured by the ________________ Mortgaged Properties, identified in this prospectus supplement as (a) the ________________ Mortgage Loan, (b) the
________________ Note A1 Non-Trust Loan, (c) the ________________ Note A3
Non-Trust Loan, and (d) the ________________ Note B Non-Trust Loan. The
________________ Note A1 Non-Trust Loan, the ________________ Note A3 Non-Trust
Loan, and the ________________ Note B Non-Trust Loan are together referred to as the ________________ Non-Trust Loans. In addition, the ________________ Note A1
Non-Trust Loan consists of the ________________ Note A1 Senior Non-Trust Loan
Component and the ________________ Note A1 Junior Non-Trust Loan Component. See
"--Significant Underlying Mortgage Loans--The ________________ Mortgage Loan"
above in this prospectus supplement for a more detailed description of the
________________ Mortgage Loan. The ________________ Non-Trust Loans will be serviced, along with the ________________ Mortgage Loan, under the series
__________ pooling and servicing agreement by the __________ master servicer and the series __________ special servicer.

      Co-Lender Agreement. The ________________ Co-Lender Agreement, executed in
June 200_, between the four holders of the mortgage loans comprising the
________________ Loan Combination, generally provides that:

      o     Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series __________ master servicer and/or the __________ special servicer with respect to certain specified servicing actions regarding the ________________
            Combination, including those involving foreclosure or material modification of the ________________ Mortgage Loan and the
            ________________ Non-Trust Loans. As of any date of determination, the Loan Combination Controlling Party for the ________________ Loan
            Combination will be:

            (a)   the ________________ Note B Non-Trust Loan Noteholder or its
                  designee, if and for so long as the total unpaid principal balance of the ________________ Note B Non-Trust Loan, net of
                  that portion of any existing Appraisal Reduction Amount with respect to the ________________ Loan Combination that is
                  allocable to the ________________ Note B Non-Trust Loan, is equal to or greater than ___% of the original principal
                  balance of the ________________ Note B Non-Trust Loan, and

            (b)   the holder of the ________________ Note A1 Non-Trust Loan, acting directly or through a representative (which
                  representative, under the series __________ pooling and
                  servicing agreement, will be a designated series __________
                  certificateholder), if for so long as the total unpaid
                  principal balance of the ________________ Note A1 Junior
                  Non-Trust Loan Component, net of any existing Appraisal
                  Reduction Amount with respect to the ________________ Loan
                  Combination that is allocable to the ________________ Note A1
                  Junior Non-Trust Loan Component, is greater than, or equal to,
                  ___% of the original principal balance of the ________________
                  Note A1 Junior Non-Trust Loan Component, and

            (c)   at all other times, the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the
                  ________________ Mortgage Loan, the ________________ Note A1
                  Senior Non-Trust Loan Component and the _______________ Note
                  A3 Non-Trust Loan, acting directly or through representatives
                  (which representative, in the case of the _______________
                  Mortgage Loan, under the series 200_-C_ pooling and servicing agreement, will be the series 200_-C_ controlling class
                  representative), if for so long as the total unpaid principal balance of the

                                     S-110

                  _______________ Note A1 Junior Non-Trust Loan Component, net
                  of any existing Appraisal Reduction Amount with respect to the
                  _______________ Loan Combination that is allocable to the
                  _______________ Note A1 Junior Non-Trust Loan Component, is
                  less than ___% of the original principal balance of the
                  _______________ Note A1 Junior Non-Trust Loan Component;
                  provided that, in the event that a majority (by unpaid
                  principal balance of their respective components or mortgage loans, as the case may be) of the holders of the
                  ________________ Mortgage Loan, the ________________ Note A1
                  Senior Non-Trust Loan Component and the _______________ Note
                  A3 Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series __________ special
                  servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the servicing standard set forth in the series __________
                  pooling and servicing agreement, and the decision of such
                  series __________ special servicer or master servicer, as
                  applicable, will be binding on all such parties, subject to the conditions set forth in the _______________ Co-Lender
                  Agreement.

      o     Consultation Rights. Each of the holder of the ________________
            Mortgage Loan and the holder of the ________________ Note A3
            Non-Trust Loan will have the ongoing right, directly or through a representative, to consult with the series __________ master servicer and/or the series __________ special servicer with respect to various servicing matters affecting all of the mortgage loans in the ________________ Loan Combination, including the
            ________________ Mortgage Loan (provided that such consultation rights will be non-binding).

      o     Purchase Option. If and for so long as the ________________ Loan
            Combination is specially serviced and a scheduled payment on the
            ________________ Loan Combination is at least 60 days delinquent (a)
            at all times, the ________________ Note B Non-Trust Loan Noteholder
            (or its assignee) and (b) additionally, if and for so long as the total unpaid principal balance of the ________________ Note B
            Non-Trust Loan, net of that portion of any existing Appraisal
            Reduction Amount with respect to the ________________ Loan
            Combination that is allocable to the ________________ Note B
            Non-Trust Loan, is less than ___% of the original principal balance of the ________________ Note B Non-Trust Loan, the holder of the
            ________________ Note A1 Non-Trust Loan or its designee (which designee, under the series __________ pooling and servicing agreement, will be a designated series __________
            certificateholder), will have the option to purchase the
            ________________ Mortgage Loan and the ________________ Note A3
            Non-Trust Loan (together only)--and, in connection therewith, the series __________ pooling and servicing agreement will grant such designated series __________ certificateholder the right to purchase the ________________ Note A1 Non-Trust Loan--all at an aggregate price generally equal to the aggregate unpaid principal balance of the ________________ Loan Combination (excluding the
            ________________ Note B Non-Trust Loan), together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series __________ pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration); provided that the purchase right of the
            ________________ Note B Non-Trust Loan Noteholder (or its assignee)
            will be prior to the purchase right of the holder of the
            ________________ Note A1 Non-Trust Loan (or its assignee).

      o     Cure Rights. The ________________ Note B Non-Trust Loan Noteholder
            has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the ________________ Note B Non-Trust
            Loan Noteholder of notice of the subject event of default and (b)
            the expiration of the applicable grace

                                     S-111

            period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the
            ________________ Loan Combination, (ii) no more than four
            consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any
            12-month period; provided, further, that any cure effected by the
            ________________ Note B Non-Trust Loan Noteholder must be effected with respect to all of the ________________ Note A Loans (including the ________________ Note A1 Junior Non-Trust Loan Component). In
            addition, if and for so long as the total unpaid principal balance of the ________________ Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the
            ________________ Loan Combination that is allocable to the
            ________________ Note B Non-Trust Loan, is less than ___% of the original principal balance of the ________________ Note B Non-Trust
            Loan, the holder of the ________________ Note A1 Non-Trust Loan or its designee (which designee, under the series __________ pooling and servicing agreement, will be a designated series __________
            certificateholder) will also be entitled to effect the cures set forth in the preceding sentence; provided that (a) the holder of the
            ________________ Note A1 Non-Trust Loan or its representative must obtain the consent of the ________________ Note B Non-Trust Loan
            Noteholder to effect such cure, (b) the cure right of the
            ________________ Note B Non-Trust Loan Noteholder will be prior to the cure right of holder of the ________________ Note A1 Non-Trust
            Loan, and (c) any cure by the holder of the ________________ Note A1
            Non-Trust Loan is required to be effected with respect to the
            ________________ Note A1 Senior Non-Trust Loan Component, the
            ________________ Mortgage Loan and the ________________ Note A3
            Non-Trust Loan, but is not required to be effected with respect to the ________________ Note A1 Junior Non-Trust Loan Component or the
            ________________ Note B Non-Trust Loan.

      Priority of Payments. Pursuant to the ________________ Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
________________ Loan Combination and to each of the ________________ Note A1
Senior Non-Trust Loan Component and the ________________ Note A1 Junior
Non-Trust Loan Component in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the
________________ Note A Loans (excluding the ________________ Note A1 Junior
Non-Trust Loan Component for any cure effected by the holder of the
________________ Note A1 Non-Trust Loan) for which the parties entitled to effect a cure with respect thereto have not exercised their cure rights as described under "--Loan Combinations--The ________________ Mortgage
Loan--Co-Lender Agreement--Cure Rights" above, or (b) certain non-monetary events of default with respect to the ________________ Note A Loans at a time when the ________________ Note A Loans are being specially serviced, collections on the ________________ Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

      o     first, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default
            Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

      o     second, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (a) all scheduled principal payments attributable to the ________________ Mortgage Loan, the ________________ Note A1
            Senior Non-Trust Loan Component and the ________________ Note A3
            Non-Trust Loan, (b) all voluntary principal prepayments attributable to the ________________ Mortgage Loan, the ________________ Note A1
            Senior Non-Trust Loan Component and the ________________ Note A3
            Non-Trust Loan, (c)

                                     S-112

            all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
            ________________ Mortgage Loan, the ________________ Note A1 Senior
            Non-Trust Loan Component and the ________________ Note A3 Non-Trust
            Loan and (d) the amount of the maturity date principal payment attributable to the ________________ Mortgage Loan, the
            ________________ Note A1 Senior Non-Trust Loan Component and the
            ________________ Note A3 Non-Trust Loan;

      o     third, to the ________________ Note A1 Junior Non-Trust Loan
            Component, in an amount equal to all accrued and unpaid interest
            (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

      o     fourth, to the ________________ Note A1 Junior Note A1 Non-Trust
            Loan Component in an amount equal to (a) all scheduled principal payments attributable to the ________________ Note A1 Junior
            Non-Trust Loan Component in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the ________________ Note A1 Junior Non-Trust Loan Component, (c)
            all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
            ________________ Note A1 Junior Non-Trust Loan Component and (d) the
            amount of the maturity date principal payment attributable to the
            ________________ Note A1 Junior Non-Trust Loan Component;

      o     fifth, to the ________________ Note B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default
            Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

      o     sixth, to the ________________ Note B Non-Trust Loan in an amount equal to (a) all scheduled principal payments attributable to the
            ________________ Note B Non-Trust Loan, (b) all voluntary principal prepayments attributable to the ________________ Note B Non-Trust
            Loan, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the ________________ Note B Non-Trust Loan and (d) the amount of the maturity date principal payment attributable to the ________________
            Note B Non-Trust Loan;

      o     seventh, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment premium attributable to the ________________ Mortgage
            Loan, the ________________ Note A1 Senior Non-Trust Loan Component
            and the ________________ Note A3 Non-Trust Loan in accordance with the related loan documents;

      o     eighth, to the ________________ Mortgage Loan, the ________________
            Note A1 Senior Non-Trust Loan Component and the ________________
            Note A3 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the
            ________________ Mortgage Loan, the ________________ Note A1 Senior
            Non-Trust Loan Component and the ________________ Note A3 Non-Trust
            Loan in accordance with the related loan documents (after
            application as provided in the applicable servicing agreement);

      o     ninth, to the ________________ Note A1 Junior Non-Trust Loan
            Component, any prepayment premium attributable to the
            ________________ Note A1 Junior Non-Trust Loan Component in
            accordance with the related loan documents;

      o     tenth, to the ________________ Note A1 Junior Non-Trust Loan
            Component, any late payment charges and Default Interest due in respect of the ________________ Note A1 Junior Non-Trust

                                     S-113

            Loan Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

      o     eleventh, to the ________________ Note B Non-Trust Loan, any prepayment premium attributable to the ________________ Note B
            Non-Trust Loan in accordance with the related loan documents;

      o     twelfth, to the ________________ Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the
            ________________ Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

      o     thirteenth, to the ________________ Note A1 Junior Non-Trust Loan
            Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the ________________ Note A1
            Non-Trust Loan or its designee with respect to the ________________
            Loan Combination pursuant to the ________________ Co-Lender
            Agreement or the applicable servicing agreement;

      o     fourteenth, to the ________________ Note B Non-Trust Loan, up to the
            amount of any unreimbursed costs and expenses paid or advanced by the ________________ Note B Non-Trust Loan Noteholder or its
            designee with respect to the ________________ Loan Combination pursuant to the ________________ Co-Lender Agreement or the applicable servicing agreement; and

      o     fifteenth, for such remaining purposes as are provided in the
            ________________ Co-Lender Agreement.

      For purposes of clauses second, fourth and sixth above, principal amounts with respect to the ________________ Loan Combination will be "attributable" to the ________________ Mortgage Loan, the ________________ Note A1 Senior
Non-Trust Loan Component, the ________________ Note A3 Non-Trust Loan, the
________________ Note A1 Junior Non-Trust Loan Component and the _______________
Note B Non-Trust Loan, respectively, on a pro rata basis in accordance with their respective principal balances.

      Notwithstanding the foregoing, if the ________________ Note B Non-Trust
Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the ________________ Note A Loans, then the
________________ Note B Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the
________________ Loan Combination, after all amounts which are payable at such time in accordance with clauses first through twelfth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fourteenth of the second preceding paragraph) have been paid;
provided that payments are not required to be applied as described in the next paragraph. Further notwithstanding the foregoing, if the holder of the
________________ Note A1 Non-Trust Loan or its designee has previously made a cure payment in respect of an event of default with respect to the
________________ Mortgage Loan, the ________________ Note A1 Senior Non-Trust
Loan Component and the ________________ Note A3 Non-Trust Loan, then the holder of the ________________ Note A1 Non-Trust Loan or its designee will be entitled to reimbursement for that cure payment from collections on the ________________
Loan Combination, after all amounts which are payable at such time in accordance with clauses first through thirteenth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fifteenth of the second preceding paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

      Pursuant to the ________________ Co-Lender Agreement, during the continuance of: (a) certain monetary events of default as to the
________________ Pari Passu Loans (excluding the ________________ Note A1

                                     S-114

Junior Non-Trust Loan Component for any cure effected by the holder of the
________________ Mortgage Loan) for which none of the parties entitled to effect a cure with respect thereto have exercised their cure rights as described in the fourth bullet under "--Loan Combinations--The ________________ Mortgage
Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the ________________ Pari Passu Loans at a time when the
________________ Pari Passu Loans are being specially serviced, collections on the ________________ Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the ________________ Mortgage Loan, the ________________ Note A1 Senior Non-Trust Loan Component and the
________________ Note A3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with respect to the fourth bullet of the third preceding paragraph, payments will instead be made to the
________________ Note A1 Junior Non-Trust Loan Component in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero and, with respect to the sixth bullet of the third preceding paragraph, payments will instead be made to the ________________ Note B Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

      The A/B Loan Combinations. Each underlying mortgage loan that is part of an A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the related mortgaged real property. See "Description of the Series
200_-C_ Pooling and Servicing Agreement--The Series 200_-C_ Controlling Class
Representative, the Class CM Representative and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each A/B Loan Combination. The Non-Trust Loan in each A/B Loan Combinations will be serviced, along with the related underlying mortgage loan, under the series
200_-C_ pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

      Co-Lender Agreement. The holders of the mortgage loans comprising each A/B
Loan Combination are bound by the terms and provisions of the related A/B Loan
Combination Co-Lender Agreement, executed in ___________ 200_. Each A/B Loan
Combination Co-Lender Agreement generally includes the following provisions, among others:

      o     Consent Rights. The Loan Combination Controlling Party for each of the A/B Loan Combinations will have the ability to advise and direct the series 200_-C_ master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject
            Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related
            Non-Trust Loan (see "Description of the Series 200_-C_ Pooling and
            Servicing Agreement--The Series 200_-C_ Controlling Class
            Representative, the Class CM Representative and the Serviced
            Non-Trust Loan Noteholders" in this prospectus supplement). As of any date of determination, the Loan Combination Controlling Party for each A/B Loan Combination will, in each case, be (A) the related
            Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to such Non-Trust
            Loan, is equal to or greater than 25.0% (or, in the case of the 500
            West Madison Street Non-Trust Loan, ___%) of the original principal balance of such Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 200_-C_ pooling and servicing agreement, will be the series 200_-C_ controlling class representative).

      o     Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days
            delinquent, the related Non-Trust Loan Noteholder (or its assignee)
            will have the option to

                                     S-115

            purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than
            Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 200_-C_ pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

      o     Cure Rights. With respect to the _______________ Loan Combination only, the _______________ Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the _______________ Non-Trust Loan
            Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than ______ such cure events are permitted during the term of the _______________ Loan Combination,
            (ii) no more than ______ consecutive cure events are permitted, and
            (iii) no more than ______ cure events, whether or not consecutive, are permitted within any 12-month period.

      Priority of Payments. Pursuant to each of the A/B Loan Combination
Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

      o     first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

      o     second, to the related underlying mortgage loan, in an amount equal to (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

      o     third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

      o     fourth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust
            Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related
            Non-Trust Loan in accordance with the related loan documents, (c)
            all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related
            Non-Trust Loan in accordance with the related loan documents and (d)
            on the maturity date, all principal payments attributable

                                     S-116

            to the related Non-Trust Loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

      o     fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

      o     sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

      o     seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

      o     eighth, to the related Non-Trust Loan, any late payment charges and
            Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

      o     ninth, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
            Non-Trust Loan Noteholder with respect to the subject Loan
            Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

      o     tenth, for such remaining purposes as are provided in the related
            Co-Lender Agreement.

      Pursuant to each of the A/B Loan Combination Co-Lender Agreements, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

      o     first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

      o     second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

      o     third, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

      o     fourth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

      o     fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

      o     sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

                                     S-117

      o     seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

      o     eighth, to the related Non-Trust Loan, any late payment charges and
            Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

      o     ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

      o     tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

      o     eleventh, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
            Non-Trust Loan Noteholder with respect to the subject Loan
            Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

      o     twelfth, for such remaining purposes as are provided in the related
            Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquency and Loss Information.. None of the mortgage loans that we intend to include in the trust is 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. [Further, none of the mortgage loans that we intend to include in the trust was 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan.] [Each of the following underlying mortgage loans has been 30 days or more delinquent with respect to a monthly debt service payment on one or more occasions since origination of the subject underlying mortgage loan, as described below: provide details.]. None of the mortgage loans that we intend to include in the trust have experienced losses.

      Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

      o     _________ of the mortgaged real properties, securing ___% of the
            Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

      o     _________ of the mortgaged real properties, securing ___% of the
            Initial Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

      o     A number of companies are major tenants at more than one of the mortgaged real properties.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     _________ of the mortgaged real properties, securing ___% of the
            Initial Mortgage Pool Balance, are each a multifamily rental property that has a material concentration of military personnel.

                                     S-118

            Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

      o     _________ of the mortgaged real properties, securing ___% of the
            Initial Mortgage Pool Balance, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

      o     Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

      o     Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

      o     Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

      o     _________ of the mortgaged real properties, collectively securing
            ___% of the Initial Mortgage Pool Balance, are multifamily rental properties that, in each case, receive rent subsidies from the
            United States Department of Housing and Urban Development under its
            Section 8 Housing Assistance Program.

      Ground Leases. _________ of the mortgage loans that we intend to include in the trust, representing ___% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. [For example, the _______________ Mortgage Loan is solely secured by the related borrower's interest in a ground lease on the
_______________ Mortgaged Property, as described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The _______________
Mortgage Loan--Ground Lease" in this prospectus supplement.] [Except as provided in the following ______ sentences,] in each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. In the case of the _______________ Mortgage Loan, representing ___% of the Initial
Mortgage Pool Balance, the ground leases on the _______________ Mortgaged
Properties located in _________ and _________, respectively, have expiration dates of ______ years and ______ years, respectively, after the stated maturity of the _______________ Mortgage Loan. In addition, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _______________ and representing ___% of the initial mortgage pool balance, is secured by the related borrower's leasehold interest
(but not the underlying fee interest) in a material portion of the related mortgaged real property. The term of such lease expires less than 10 years after the maturity date of the related mortgage loan, but the related borrower is entitled at the end of the term to purchase the fee interest for $1.00 and the ground lease provides that in the event of the related borrower's failure to exercise such right, the lender or its designee may exercise such option.]

      Purchase Options. In the case of the _______________ Mortgage Loan, the
_______________ Mortgage Loan and the _______________ Mortgage Loan,
representing ___%, ___% and ___%, respectively, of the Initial Mortgage Pool
Balance, the leases to one or more tenants contain an option to purchase the related mortgaged real property or a portion thereof (which, in the case of the
_______________ Mortgage Loan, is the ____________ located on the related mortgaged real property), which options are in favor of such tenant and may be evidenced by a recorded memoranda, as well as rights to operate such mortgaged real property or portions thereof which

                                     S-119

rights may be evidenced by a recorded operating agreement. These rights may be binding upon a successor owner or transferee of the related mortgaged real property and, further, could affect the marketability of such property in a foreclosure sale or other sale to a third-party. See "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The _______________
Mortgage Loan--The Mortgaged Property" and "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The _______________ Mortgage
Loan--Purchase Option" in this prospectus supplement. See also, the purchase option under the _______________ ground lease, pursuant to which the operating master lessee has an option to purchase the _______________ Mortgaged Property as described under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The _______________ Mortgage Loan--Ground Lease" in this prospectus supplement.

      Other Financing. In the case of the underlying mortgage loans described under "Description of the Mortgage Pool--Loan Combinations" above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this prospectus supplement and "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The ________________ Mortgage Loan," "--Significant Underlying
Mortgage Loans--The ________________ Mortgage Loan," "--Significant Underlying
Mortgage Loans--The _______________ Mortgage Loan" and "--Loan Combinations"
above.

      Except as disclosed under this "--Other Financing" subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property.
However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. "Mezzanine debt" is debt secured by the principal's direct ownership interest in a related borrower, and the affiliate debt referred to in this "--Other Financing" section is secured by an entity's indirect ownership interest in a related borrower.

      [With respect to the ________________ Mortgage Loan, which mortgage loan represents ___% of the Initial Mortgage Pool Balance, the direct and indirect owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the principal amount of
$__________, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The ________________ Mortgage Loan--Mezzanine
Financing" above in this prospectus supplement.

      [With respect to the ________________ Mortgage Loan, which mortgage loan represents ___% of the Initial Mortgage Pool Balance, the equity holders of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure a mezzanine loan in the principal amount of
$_______________, as described under "--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--Mezzanine Debt" above.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which represents ___% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $_________ made by _____________________. The mezzanine loan is subject to the intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that
_______________________________________.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which represents ___% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related

                                     S-120

borrower to secure a mezzanine loan in the original principal amount of
$_________ made by _____________________. The mezzanine loan is subject to the intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that
_______________________________________.]

      [Further with respect to the ________________ Mortgage Loan, which mortgage loan represents ___% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "--Other Financing" section), as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The ________________
Mortgage Loan--Permitted Mezzanine Financing" in this prospectus supplement.]

      [With respect to the ____________ Mortgage Loan, which mortgage loan represents ___% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under "--Significant Underlying
Mortgage Loans--The _________ Mortgage Loan--Mezzanine Debt" above.]

      [Further with respect to the ________________ Mortgage Loan, which mortgage loan represents ___% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "--Other Financing" section), as described under "--Significant
Underlying Mortgage Loans--The ________________ Mortgage Loan--Mezzanine Debt"
above.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which mortgage loan represents ___% of the Initial Mortgage Pool
Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of ____x and a combined maximum loan-to-value ratio of ______%
and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which mortgage loan represents ___% of the Initial Mortgage Pool
Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of ____x and a combined maximum loan-to-value ratio of ______%
and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which mortgage loan represents ___% of the Initial Mortgage Pool
Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of ____x and a combined maximum loan-to-value ratio of ______%
and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which mortgage loan represents ___% of the Initial

                                     S-121

Mortgage Pool Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of ____x and a combined maximum loan-to-value ratio of ______% and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which mortgage loan represents ___% of the Initial Mortgage Pool
Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of ____x and a combined maximum loan-to-value ratio of ______%
and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.]

      [With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
____________, which mortgage loan represents ___% of the Initial Mortgage Pool
Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of ____x and a combined maximum loan-to-value ratio of ______%
and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.]

      [With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as [____________, ____________, ____________, ____________, ____________,
____________ and ____________], collectively representing ___% of the Initial
Mortgage Pool Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of ______x and a combined maximum loan-to-value ratio of ___%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.]

      Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

      With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as _________
and _________, which mortgage loans represent ___% and ___%, respectively, of the Initial Mortgage Pool Balance, see "Risk Factors--Risks Related to the
Underlying Mortgage Loans--Conflicts of Interest May Exist in Connection with
Certain Previous or Existing Relationships of a Mortgage Loan Seller or an
Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers
or Related Mortgaged Real Properties" above regarding the existence of a preferred equity arrangement with the related borrower in the case of
____________, and an equity arrangement with the related borrower in the case of
_________.

      In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

                                     S-122

      Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

      In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

      Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

      Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

      o     determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

      o     determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

      o     required law and ordinance insurance.

      See "Risk Factors--Risks Related to the Mortgage Loans--Many of the
Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming
Structures" in this prospectus supplement. See also "Risk Factors--Risks Related to the Mortgage Loans--Some of the Mortgaged Real Properties May Not Comply With
All Applicable Zoning Laws and/or Local Building Codes or with the Americans
With Disabilities Act of 1990" in this prospectus supplement, and "Risk
Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real
Property" in the accompanying prospectus.

      Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

                                     S-123

      In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

      Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

      Lockboxes. _________ mortgage loans that we intend to include in the trust fund, representing approximately ___% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

                                              NUMBER OF      % OF INITIAL
                                               MORTGAGE        MORTGAGE
                    TYPE OF LOCKBOX             LOANS        POOL BALANCE
            -----------------------------     ---------     --------------
            Hard.........................        ___             ___%
            Springing Soft...............        ___             ___%
            Hard/Hotel...................        ___             ___%
            Springing Hard...............        ___             ___%
            Soft.........................        ___             ___%

      o     HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay certain of the items described in clause (a)
            above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

      o     HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay the items described in

                                     S-124

            clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower. [In the case of the _______________ Mortgage Loan, representing ___% of the Initial Mortgage Pool Balance, depending on the identity and rating of the property manager or a specified affiliate thereof, periodic disbursements may be made from the lockbox account to that property manager, who will have certain obligations regarding the application of the disbursements, even while an event of default exists under the subject underlying mortgage loan. See "--Significant Underlying Mortgage Loans--The
            _______________ Mortgage Loan--Lockbox" above.]

      o     SPRINGING HARD LOCKBOX. Either--

            1.    income is collected by the borrower or the property manager
                  (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and,
                  following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a
                  Hard Lockbox with lender cash management; or

            2.    a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a
                  Hard Lockbox with lender cash management.

      o     SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

      o     SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

      For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

      1.    a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

      2.    a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

      3.    a failure to meet a specified debt service coverage ratio; and/or

      4.    an event of default under the mortgage loan.

      Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

      o     property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

                                     S-125

            1.    the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the
                  Non-Trust Loan(s) that are part of that Loan Combination), and

            2.    the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

      o     if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the
                  Non-Trust Loan(s) that are part of that Loan Combination),

            2.    the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968, and

            4.    the full insurable replacement cost of the improvements
                  located on the mortgaged real property;

      o     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

      o     business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

      With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties
(except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

      The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to

                                     S-126

experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of
20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      ____________ of the mortgaged real properties, securing ___% of the
Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See
"Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular
Special Hazard Losses" in the accompanying prospectus.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 200_-C_
certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

      Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

      Environmental Assessments. With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously

                                     S-127

conducted Phase I environmental site assessment or conducted a transaction screen, as described under "Risk Factors--Risks Related to the Underlying
Mortgage Loans--Lending on Income-Producing Real Properties Entails
Environmental Risks."

      The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See "Risk
Factors--Risks Related to the Underlying Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

      Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

      1.    With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

      2.    If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

      3.    If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

                                     S-128

      The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

      The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

      Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

      On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements--

      o     ______ mortgage loans, with an aggregate cut-off date principal balance of $____________, from the Lehman Mortgage Loan Seller, and

      o     ______ mortgage loans, with an aggregate cut-off date principal balance of $_______________, from the [__________] Mortgage Loan
            Seller.

      We will transfer all of the underlying mortgage loans to the trust.

      In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the [__________] Mortgage Loan Seller will be required to deliver to the trustee, with respect to each [__________] Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

      o     either--

            1.    the original promissory note(s) evidencing that mortgage loan,
                  or

            2.    if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

      o     either--

                                     S-129

            1.    an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

            2.    a certified copy of that assignment as sent for recording;

      o     either--

            1.    an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the
                  applicable recording office, or

            2.    a certified copy of that assignment as sent for recording; and

      o     an original or copy of the related policy or certificate of lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy;

provided that, in the case of each of the Outside Serviced Trust Mortgage Loans, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender
Agreement and a copy of the agreement governing the servicing of that mortgage loan.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 200_-C_ certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust
Loan Noteholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received.
None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 200_-C_ pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i) is consistent with the series 200_-C_ pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 200_-C_ pooling and servicing agreement; (ii) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted under the series 200_-C_ pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 200_-C_ pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. [DISCUSS SAFEKEEPING AND PRESERVATION OF

                                     S-130

ASSETS AND PROCEDURES TO REFLECT SEGREGATION OF ASSETS FROM OTHER SERVICED
ASSETS]

      The above loan documents, among others, with respect to the
________________ Mortgage Loan and the _______________ Mortgage Portfolio Loan
(with the exception of the original mortgage notes evidencing the
________________ Mortgage Loan and the ________________ Mortgage Loan) have been delivered to the trustee under the series __________ pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the ________________ Note A1 Non-Trust
Loan and the ________________ Note A1 Non-Trust Loan. The above loan documents, among others, with respect to the ________________ Mortgage Loan and the
________________ Mortgage Loan (with the exception of the original mortgage notes evidencing the ________________ Mortgage Loan and the ________________
Mortgage Loan) have been delivered to the trustee under the series _______
pooling and servicing agreement, which governs the securitization of the
________________ Non-Trust Loans and the ________________ Non-Trust Loans.

      If, as provided in the series 200_-C_ pooling and servicing agreement--

      o     any of the above-described documents required to be delivered by us or the [__________] Mortgage Loan Seller to the trustee is not delivered,

      o     we or the [__________] Mortgage Loan Seller, as applicable, are notified of the missing document, and

      o     either (a) we, in the case of a Lehman Mortgage Loan, and the
            [__________] Mortgage Loan Seller, in the case of a [__________]
            Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the document omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the document omission is delivered to us or the [__________] Mortgage Loan Seller, as applicable,

then the omission will constitute a "Material Document Omission" as to which the trust will have the rights against us or the [__________] Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

      Within a specified period following the later of--

      o     the Issue Date, and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the [__________] Mortgage Loan
Seller, in the case of the [__________] Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

      In addition to the foregoing, the [__________] Mortgage Loan Seller will be required to deliver to the master servicer with respect to each [__________]
Mortgage Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than the Outside Serviced Trust
Mortgage Loans), only the documents required to be included in the related
Servicing File for the subject underlying mortgage loan

                                     S-131

and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to the administration or servicing, and are reasonably necessary for the ongoing administration or servicing, of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 200_-C_ pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the [__________] Mortgage Loan Seller, as applicable; provided that neither we nor the [__________] Mortgage Loan
Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the [__________] Mortgage
Loan Seller, in the case of a [__________] Mortgage Loan, prior to the first anniversary of the date of the certification referred to in the preceding sentence, then neither we nor the [__________] Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the [__________] Mortgage Loan
Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

      As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the
[__________] Mortgage Loan Seller will make with respect to each [__________]
Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below:

      o     The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series
            200[_]-[__________________________] pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

      o     To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

      o     The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

      o     The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances thereunder.

                                     S-132

      o     The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause
            (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided by the subject agreement or instrument.

      o     To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this "--Representations and Warranties" section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

      o     The assignment of each related mortgage instrument in favor of the trustee (or, in the case of an Outside Serviced Trust Mortgage Loan, the trustee under the governing pooling and servicing agreement)
            constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this
            "--Representations and Warranties" section, enforceable assignment of that mortgage instrument to the trustee.

      o     Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this
            "--Representations and Warranties" section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related
            Non-Trust Loans that will not be included in the trust. The
            Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cash flow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

      o     To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o     To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

                                     S-133

      o     A nationally recognized title insurance company has issued an ALTA
            (or its equivalent) lender's title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

      o     To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

      o     Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

      o     As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o     Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the
            satisfaction of certain conditions in the related mortgage, any related mortgaged property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a non-trust loan which is part of a Loan Combination).

      o     One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances.
            Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

      o     The related mortgage loans documents require the borrower to comply with applicable environmental laws.

      o     To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

      o     The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

      o     Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the
            Certificates will not be withdrawn, qualified or downgraded, and/or the satisfaction of certain conditions, any related mortgaged real

                                     S-134

            property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing.
            Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party's knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

      o     Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the
            satisfaction of certain conditions.

      o     Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

      o     The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

      o     The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and
            restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender's title insurance policy.

      o     Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged property and may not incur indebtedness other than as permitted by the mortgage loan documents.

      o     To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

                                     S-135

      o     To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust other than a related Non-Trust Loan.

      o     To the actual knowledge of the representing party, none of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration or, if any of such improvements are located in an area identified in the
            Federal Register by the Federal Emergency Management Agency as
            having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

      o     One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the
            12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

      o     The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

      o     If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained;
            (c) upon a foreclosure of the leasehold mortgage the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender's consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the
            representing party there are no current material defaults under the ground lease; (g) the ground lease or an estoppel or consent letter requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults;
            (i) the lender will have an opportunity to cure lessee defaults; (j)
            the ground lease has a current term, including options, which exceeds the mortgage loan maturity date.

      o     If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

      o     The mortgaged real property currently does, or within a time period specified in the mortgage loan documents will, constitute one or more complete separate tax lots.

      o     If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

                                     S-136

      o     To the actual knowledge of the representing party, as of
            origination, the mortgaged real property is free and clear of mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender's title insurance policy in any jurisdiction where such coverage is available.

      The foregoing representations and warranties are subject to certain exceptions, as set forth in the series 200_-C_ pooling and servicing agreement.

            If, as provided in the series 200_-C_ pooling and servicing agreement--

      o     there exists an uncured breach of any of the above-described representations and warranties made by us or the [__________]
            Mortgage Loan Seller,

      o     we or the [__________] Mortgage Loan Seller, as applicable, are notified of the breach, and

      o     either (a) we, in the case of a Lehman Mortgage Loan, and the
            [__________] Mortgage Loan Seller, in the case of a [__________]
            Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the breach is delivered to us or the [__________] Mortgage Loan Seller, as applicable,

then that breach will be a "Material Breach" as to which the trust will have the rights against us or the [__________] Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

      If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the
[__________] Mortgage Loan Seller with respect to any of the [__________]
Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a Material Document Omission with respect to any Lehman Mortgage
Loan or [__________] Mortgage Loan, as discussed under "--Assignment of the
Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage
Loan, and the [__________] Mortgage Loan Seller, in the case of a [__________]
Mortgage Loan, will be required either:

      o     to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

      o     at our option (in the case of a Lehman Mortgage Loan) or at the option of the [__________] Mortgage Loan Seller (in the case of a
            [__________] Mortgage Loan), in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document
            Omission is not capable of being cured, or

                                     S-137

      o     to repurchase the affected mortgage loan at a price generally equal to the sum of--

            1.    the unpaid principal balance of that mortgage loan at the time of purchase, plus

            2.    all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

            3.    all unreimbursed servicing advances made under the series
                  200_-C_ pooling and servicing agreement with respect to that mortgage loan, plus

            4.    all unpaid interest accrued on advances made under the series
                  200_-C_ pooling and servicing agreement with respect to that mortgage loan, plus

            5.    subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special
                  servicing fees and other Additional Trust Fund Expenses
                  related to that mortgage loan (including any liquidation fee, if payable under the series 200_-C_ pooling and servicing
                  agreement).

      The time period within which we or the [__________] Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to 90 days following the date on which either (a) we, in the case of a Lehman
Mortgage Loan, or the [__________] Mortgage Loan Seller, in the case of a
[__________] Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material
Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

      If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
200_-C_ controlling class representative so consents, then we or the
[__________] Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

      o     determining whether the subject breach or document omission materially and adversely affects the value of that
            cross-collateralized group, and

      o     the application of remedies.

      The cure/payment/repurchase obligations of us and the [__________]
Mortgage Loan Seller described above will constitute the sole remedies available to the series 200_-C_ certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

      No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material
Breach or a Material Document Omission, if we or the [__________] Mortgage Loan
Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the [__________] Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

                                     S-138

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date.
Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the
Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement.
We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

      A copy of the series 200_-C_ pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 200_-C_ pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 200_-C_
pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      The issuing entity with respect to the series 200_-C_ certificates will be the LB-[__] Commercial Mortgage Trust, Series 200_-C_, a common law trust created under the laws of the State of New York pursuant to the series 200_-C_
pooling and servicing agreement. The LB-[__] Commercial Mortgage Trust, Series
200_-C_ is sometimes referred to in this prospectus supplement and in the accompanying prospectus as the "trust" or the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series
200_-C_ certificates being issued to us or at our direction.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the trust is created pursuant to the series 200_-C_ pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 200_-C_ pooling and servicing agreement. See "Description of the
Governing Documents--Amendment" in the accompanying prospectus. The fiscal year end of the trust is December 31.

      The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 200_-C_ pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

                                     S-139

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

      [The aggregate expenses incurred in connection with the selection and acquisition of the underlying mortgage loans that are payable from offering proceeds are approximately $______________.]

THE DEPOSITOR

      The depositor is Structured Asset Securities Corporation II, a Delaware
corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper
Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman
Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers
Holdings Inc. The depositor's principal executive offices are located at 745
Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See "Transaction Participants--The Depositor"
in the accompanying prospectus.

THE SPONSORS

      Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. will act as co-sponsor of the series 200_-C_ transaction. Lehman Brothers Holdings Inc., a
Delaware corporation ("LBHI"), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

      LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of commercial mortgage loans during fiscal year 2004, and (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 200_.

      LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

      For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "Transaction Participants--The Sponsor" in the accompanying prospectus.

      [Name of Co-Sponsor]. [__________________________] will also act as co-sponsor of the series 200_-C_ transaction [INSERT SPONSOR DISCLOSURE]

MORTGAGE LOAN SELLERS

      LBHI, or an affiliate thereof, and ___________________. are the mortgage loan sellers for the series 200_-C_ securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc. ______________. is an affiliate of ______________________. See "Description of the Mortgage
Pool--Assignment of the Underlying Mortgage Loans" for further information on the acquisition of the underlying mortgage loans.

                                     S-140

THE SERVICERS

      General. The parties primarily responsible for servicing the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 200_-C_ pooling and servicing agreement, and are described under "Description of the Series
200_-C_ Pooling and Servicing Agreement" below in this prospectus supplement. In addition, as permitted under the series 200_-C_ pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans, [in each case aggregating less than 10% of the
Initial Mortgage Pool Balance], for which the master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See "Description of the Series 200_-C_ Pooling and
Servicing Agreement--Sub-Servicers" below in this prospectus supplement.

      The Initial Master Servicer. ____________ will act as master servicer under the series 200_-C_ pooling and servicing agreement. Its principal servicing offices are located at _____________________.

      [INSERT MASTER SERVICER DISCLOSURE (ITEM 1108)]

      The information set forth in this prospectus supplement concerning
____________ has been provided by it.

      _________________, whose principal servicing offices are located at
_______________, is the master servicer under both (a) the series __________
pooling and servicing agreement, which governs the servicing of the
________________ Loan Combination and the ________________ Loan Combination, and
(b) the series _______ pooling and servicing agreement, which governs the servicing of the ________________ Loan Combination and the ________________ Loan
Combination.

      The Initial Special Servicer. ________________, a _________ corporation, will initially be appointed as special servicer of the mortgage pool. The principal executive offices of _________ are located at
________________________, and its telephone number is _______________.

      [INSERT SPECIAL SERVICER DISCLOSURE (ITEM 1108)]

      The information set forth in this prospectus supplement concerning
__________________ has been provided by it.

      __________________, a ____________ corporation, whose principal executive offices are located at __________________, is the initial special servicer under the series __________ pooling and servicing agreement, which governs the servicing of the ________________ Loan Combination and the ________________ Loan
Combination.

      __________________, whose principal executive offices are located at
__________________, is the initial special servicer under the series _______
pooling and servicing agreement, which governs the servicing of the
________________ Loan Combination and the ________________ Loan Combination.

      Certain Initial Sub-Servicers. [Each of the following entities will be or is expected to be a sub-servicer of underlying mortgage loans representing in excess of 10% [but less than 20%] of the Initial Mortgage Pool Balance--

                                     S-141

      o     ____________________, with respect to ____% of the initial mortgage pool balance, and

      o     _____________, with respect to ____% of the initial mortgage pool balance.]

THE TRUSTEE AND THE FISCAL AGENT

      The Trustee. __________________, a national banking association, will act as trustee on behalf of the series 200_-C_ certificateholders. As of the Issue
Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization
Trust Services--LB-[__] Commercial Mortgage Trust Series 200_-C_.

      [INSERT TRUSTEE DISCLOSURE (ITEM 1109)]

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers,

      o     have a combined capital and surplus of at least $50,000,000, and

      o     be subject to supervision or examination by federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 200_-C_ certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee will be entitled to a monthly fee for its services, which fee will--

      o     accrue at the annual rate stated in the series 200_-C_ pooling and servicing agreement,

      o     accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

      o     be calculated on a 30/360 Basis.

      The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "Description of the Series 200_-C_ Pooling

                                     S-142

and Servicing Agreement--Accounts--Collection Account" and "--Accounts--Interest
Reserve Account" below in this prospectus supplement. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

      See also "Description of the Governing Documents--Duties of the Trustee,"
and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

      __________________ is also the trustee under the series __________ pooling and servicing agreement, which governs the administration of the
________________ Loan Combination and the ________________ Loan Combination, and
the series _______ pooling and servicing agreement, which governs the administration of the ________________ Loan Combination and the ________________
Loan Combination.

      The Fiscal Agent. _______________, a ____________ banking corporation, will act as fiscal agent pursuant to the series 200_-C_ pooling and servicing agreement. The fiscal agent's office is located at
______________________________. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "Description of the
Series 200_-C_ Pooling and Servicing Agreement--Advances--Advances of Delinquent
Monthly Debt Service Payments" and servicing advances as described under
"Description of the Series 200_-C_ Pooling and Servicing
Agreement--Advances--Servicing Advances" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc.
Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman
Brothers Inc., one of the underwriters with respect to this offering. Lehman
Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings
Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also "Transaction
Participants--The Depositor," "--The Sponsor" and "--The Originators" in the
accompanying prospectus.

      [We, the master servicer, the special servicer and their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. See also "Transaction Participants--The Trustee and the Fiscal
Agent--The Trustee" in this prospectus supplement.]

[INSERT ADDITIONAL AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS (ITEM
1119)]

                                     S-143

        DESCRIPTION OF THE SERIES 200_-C_ POOLING AND SERVICING AGREEMENT

GENERAL

      The parties to the series 200_-C_ pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 200_-C_ pooling and servicing agreement will govern, among other things:

      o     the issuance of the series 200_-C_ certificates;

      o     the formation of the issuing entity;

      o     the transfer of the initial trust assets to the issuing entity;

      o     the retention of the trust assets on behalf of the series 200_-C_
            certificateholders; and

      o     the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of (a) the Non-Trust
            Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 200_-C_ certificateholders and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

      Because _________of the Loan Combinations are to be serviced and administered under the series 200_-C_ pooling and servicing agreement, while
_________ of the Loan Combinations are subject to other servicing arrangements, we have adopted the use of the following terms:

      o     "Serviced Loan Combinations," which refers to the Loan Combinations that are being serviced and administered under the series 200_-C_
            pooling and servicing agreement, which Loan Combinations consist of all of the A/B Loan Combinations;

      o     "Serviced Non-Trust Loans," which refers to the Non-Trust Loans that are part of Serviced Loan Combinations, which Non-Trust Loans consist of all of the A/B Loan Combination Non-Trust Loans;

      o     "Serviced Non-Trust Loan Noteholders," which refers to the holders of the Serviced Non-Trust Loans, which holders consist of all of the
            A/B Loan Combination Non-Trust Loan Noteholders;

      o     "Outside Serviced Loan Combinations," which refers to the Loan
            Combinations that are being serviced and administered under pooling and servicing agreements other than the series 200_-C_ pooling and servicing agreement, which Loan Combinations consist of the
            ________________ Loan Combination, the ________________ Loan
            Combination, the ________________ Loan Combination and the
            ________________ Loan Combination; and

      o     "Outside Serviced Trust Mortgage Loans," which refers to the underlying mortgage loans that are part of the Outside Serviced Loan
            Combinations, which underlying mortgage loans consist of the
            ________________ Mortgage Loan, the ________________ Mortgage Loan,
            the ________________ Mortgage Loan and the ________________ Mortgage
            Loan.

      The following summaries describe some of the material provisions of the series 200_-C_ pooling and servicing agreement. In addition, see "Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans",
"--Representations and Warranties" and "--Cures and Repurchases" and
"Description of the

                                     S-144

Offered Certificates" in this prospectus supplement and "Description of the
Governing Documents" in the accompanying prospectus.

OVERVIEW OF SERVICING

      The series 200_-C_ pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and any
REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws,

      o     the express terms of the series 200_-c_ pooling and servicing agreement,

      o     the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

      o     to the extent consistent with the foregoing, the Servicing Standard.

      In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside Serviced
Trust Mortgage Loans) and each Serviced Non-Trust Loan--

      o     as to which no Servicing Transfer Event has occurred, or

      o     that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust
Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event.
The special servicer will also be responsible for the administration of each REO
Property acquired by the trust.

      Despite the foregoing, the series 200_-C_ pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan
Combinations) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the
Outside Serviced Trust Mortgage Loans). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 200_-C_ pooling and servicing agreement.

      The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 200_-C_ pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

                                     S-145

      The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that
Loan Combination; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing
Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination (provided that a separate Servicing
Transfer Event may occur with respect thereto).

      In general, the Serviced Non-Trust Loans will be serviced and administered under the series 200_-C_ pooling and servicing agreement as if each such
Non-Trust Loan was a mortgage loan in the trust.

      Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 200_-C_ pooling and servicing agreement.
Under the terms of the related Co-Lender Agreement--

      o     for so long as the ________________ Note A1 Non-Trust Loan is part of the Series __________ Securitization, the ________________ Loan
            Combination will be serviced and administered by the master servicer and a special servicer for the Series __________ Securitization
            (subject to replacement of each such party), in accordance with the series __________ pooling and servicing agreement (or any permitted successor servicing agreement);

      o     for so long as the ________________ Note A1 Non-Trust Loan is part of the Series __________ Securitization, the _______________ Loan
            Combination will be serviced and administered by the master servicer and a special servicer for the Series __________ Securitization
            (subject to replacement of each such party), in accordance with the series __________ pooling and servicing agreement (or any permitted successor servicing agreement);

      o     for so long as the ________________ Note 1-A3, Note 1-A4, Note 1-B1 and Note 1-B2 Non-Trust Loans are part of the Series _______
            Securitization, the ________________ Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series _______ Securitization (subject to replacement of each such party), in accordance with the series
            _______ pooling and servicing agreement (or any permitted successor servicing agreement); and

      o     for so long as the ________________ Note 1-A3, Note 1-A4, Note 1-B1 and Note 1-B2 Non-Trust Loans are part of the Series _______
            Securitization, the ________________ Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series _______ Securitization (subject to replacement of each such party), in accordance with the series
            _______ pooling and servicing agreement (or any permitted successor servicing agreement).

      The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the Outside Serviced
Trust Mortgage Loans) under the series 200_-C_ pooling and servicing agreement.
For a description of certain of the servicing arrangements for the Outside
Serviced Loan Combinations, see "Servicing of the ________________ Loan
Combination and the ________________ Loan Combination" and "Servicing of the
________________ Loan Combination and the ________________ Loan Combination" in
this prospectus supplement.

                                     S-146

SUB-SERVICERS

      Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

      Pursuant to the series 200_-C_ pooling and servicing agreement, the master servicer and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 200_-C_ pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series 200_-C_ pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series
200_-C_ pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 200_-C_ pooling and servicing agreement (including by reason of an Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause (provided, that those sub-servicing agreements in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause); (iii) provides that the trustee, for the benefit of the series 200_-C_ certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced
Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of a Serviced Trust Mortgage Loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the master servicer or the special servicer without the consent of the master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 200_-C_ pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer (including any with an effective date on or before the Issue Date) must provide that such agreement shall, with respect to any Serviced Trust Mortgage Loan, terminate at the time such Serviced Trust Mortgage Loan becomes a specially serviced mortgage loan
(or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

      References in the series 200_-C_ pooling and servicing agreement, and under this "Description of the Series 200_-C_ Pooling and Servicing Agreement"
section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 200_-C_ pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the master servicer or the special servicer, as the case may
be. The series 200_-C_ pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 200_-C_ pooling and servicing agreement, such interest to be allocable between the master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree. For purposes of the series 200_-C_ pooling and servicing agreement, the master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

                                     S-147

      The series 200_-C_ pooling and servicing agreement requires the master servicer and the special servicer, for the benefit of the trustee, the series
200_-C_ certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 200_-C_ pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer remain obligated and liable to the trustee, the series 200_-C_ certificateholders and the Serviced
Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 200_-C_ pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicer and the special servicer will be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by it.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

      The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans)
and each Serviced Non-Trust Loan, including each such mortgage loan--

      o     that is being specially serviced;

      o     as to which the corresponding mortgaged real property has become an
            REO Property; or

      o     that has been defeased.

      In the case of each mortgage loan in the trust, the master servicing fee will--

      o     be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a
            360-day year,

      o     accrue at the related master servicing fee rate,

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o     be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO
            Property, from general collections on the other mortgage loans and
            REO Properties in the trust.

      The master servicing fee rate with respect to the underlying mortgage loans, under the series 200_-C_ pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from ______% per annum to ______% per annum. The weighted average master servicing fee rate for the mortgage pool was ______% per annum as of the cut-off date. Except in the case of the Outside Serviced Trust
Mortgage Loans, that master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

      A fee comparable to the above-described master servicing fee will also be payable with respect to each of the ________________ Mortgage Loan and the
________________ Mortgage Loan under the series __________ pooling and servicing agreement, which fees will be calculated on a 30/360 Basis at ______% per annum, and a fee comparable to the above-described master servicing fee will also be payable with respect to the

                                     S-148

________________ Mortgage Loan and the ________________ Mortgage Loan under the series _______ pooling and servicing agreement, which fee will be calculated on a 30/360 Basis at ______% per annum.

      Additional Master Servicing Compensation. As additional master servicing compensation, subject to the discussion under "--Servicing and Other
Compensation and Payment of Expenses--Prepayment Interest Shortfalls" below, the master servicer will be entitled to receive any and all Prepayment Interest
Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

      In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted
Investments. See "--Accounts--Custodial Account" below in this prospectus supplement. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 200_-C_ pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
200_-C_ pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o     to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

      o     to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
            Fund Expense, or

      o     to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

      Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 200_-C_ pooling and servicing agreement.
Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of an
Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the

                                     S-149

related Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as
Default Interest and late payment charges on the other underlying mortgage loans.

      Prepayment Interest Shortfalls. The series 200_-C_ pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls, and

      o     the sum of the following components of the master servicer's total servicing compensation for that same collection period--

            1.    all Prepayment Interest Excesses, if any, collected with
                  respect to the entire mortgage pool during that collection period, and

            2.    with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees
                  during that collection period, the portion of those fees
                  calculated, in each case, at an annual rate of 0.01% per
                  annum.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

      Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 200_-C_ certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 200_-C_ certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC III regular interest), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage
Loans) and the Serviced Non-Trust Loans will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loans) and each Serviced Non-Trust Loan--

      o     that is being specially serviced, or

                                     S-150

      o     as to which the corresponding mortgaged real property has become an
            REO Property.

      In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

      o     be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a
            360-day year,

      o     accrue at a special servicing fee rate of ______% per annum, [with a minimum fee for each such specially serviced underlying mortgage loan of $_________ per month],

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o     generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

      Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Serviced Loan Combination.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

      o     interest, other than Default Interest and Post-ARD Additional
            Interest,

      o     principal, and

      o     prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Serviced Loan Combination.

      The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

      If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 200_-C_
pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 200_-C_ certificateholders.

      The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to:
(a) any specially serviced mortgage loan (other than, if applicable, an

                                     S-151

Outside Serviced Trust Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than, if applicable, an Outside Serviced
Trust Mortgage Loan or any related REO Property) as to which it receives any
Liquidation Proceeds. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest;
provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such
Serviced Loan Combination.

      Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

      o     a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

      o     the repurchase of any mortgage loan in the trust by us or the
            [__________] Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series
            200_-C_ pooling and servicing agreement, as described under
            "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

      o     the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

      o     the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

      o     the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 200_-C_ controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement;

      o     the purchase of the _______________________ Mortgage Loan by the
            Class CM Representative, as described under "--The Series 200_-C_
            Controlling Class Representative, the Class CM Representative and
            the Serviced Non-Trust Loan Noteholders" in this prospectus supplement unless such purchase occurs more than 90 days after the purchase option arose;

      o     the purchase of the ________________ Mortgage Loan and/or the
            ________________ Mortgage Loan by a series __________
            certificateholder in accordance with the series __________ pooling and servicing agreement, as the case may be, as described under
            "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid;

      o     the purchase of an underlying mortgage loan that is part of a Loan
            Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

      o     the receipt or application of loss of value payments, as described under "Description of the Mortgage Pool--Cures and Repurchases" in
            this prospectus supplement.

                                     S-152

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 200_-C_ certificateholders.

      Outside Serviced Loan Combinations. Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan
Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 200_-C_ pooling and servicing agreement and may reduce amounts payable to the series 200_-C_
certificateholders (exclusive of the class A-MFL certificateholders) and with respect to the class A-MFL REMIC III regular interest.

      Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

      All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 200_-C_ pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
200_-C_ pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o     to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

      o     to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
            Fund Expense, or

      o     to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

      Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 200_-C_ pooling and servicing agreement.
Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of an
Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided in the governing servicing agreement for the related Outside Serviced Loan Combination.
However, Default Interest and late payment charges allocable to an Outside

                                     S-153

Serviced Trust Mortgage Loan may be applied, first, to offset interest on servicing advances made under the related governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as
Default Interest and late payment charges on the other underlying mortgage loans.

      Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 200_-C_ pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 200_-C_ pooling and servicing agreement.

      The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 200_-C_ pooling and servicing agreement. In addition, the series 200_-C_ pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 200_-C_ certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 200_-C_ certificateholders and the related Serviced Non-Trust Loan
Noteholder(s)), as a collective whole.

TRUSTEE COMPENSATION

      The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of _______% multiplied by the total Stated
Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month.

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See "--Accounts--Collection Account" and
"--Accounts--Interest Reserve Account" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's collection account or interest reserve account.

ADVANCES

      Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 200_-C_
pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in connection with the related mortgage loan or REO Property.

      The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 200_-C_ pooling and servicing agreement, in lieu of the

                                     S-154

special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 200_-C_ pooling and servicing agreement.
The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request.
If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

      If the master servicer or the special servicer is required under the series 200_-C_ pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

      o     if the failure continues for three more business days, to make the servicing advance.

      The series 200_-C_ pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or
REO Property. In making such recoverability determination, that person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider
(among other things) the related mortgaged real properties in their "as is" or then current conditions and occupancies, as modified by that party's assumptions regarding the possibility and effects of future adverse change with respect to the related mortgaged real properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines (or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's custodial account from time to time. See "Description of the Governing Documents--Advances" in the accompanying prospectus and "--Accounts--Custodial Account" below.

      Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 200_-C_ controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 200_-C_ certificateholders to the detriment of other classes of series 200_-C_ certificateholders

                                     S-155

will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 200_-C_ pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 200_-C_ certificateholders.

      If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 200_-C_ principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 200_-C_ certificates), thereby reducing the payments of principal on the series 200_-C_ principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. However, no servicing advances, or interest thereon, will be reimbursable or payable out of amounts otherwise distributable with respect to the Class CM Principal Balance
Certificates unless those servicing advances relate to the
_______________________ Mortgage Loan.

      Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 200_-C_ pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent (and will be reimbursable together with interest thereon) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 200_-C_ pooling and servicing agreement. See "Servicing of the ________________ Loan Combination and the
________________ Loan Combination" and "Servicing of the ____________ Loan
Combination and the ____________ Loan Combination--_____________________t" in
this prospectus supplement.

      The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

      o     first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

      o     then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      Advances of Delinquent Monthly Debt Service Payments. The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that--

                                     S-156

      o     were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion
(but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal the product of:

      o     the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

      o     a fraction, the numerator of which is equal to the Stated Principal
            Balance of the mortgage loan, net of the Appraisal Reduction Amount
            (or, if applicable, the relevant portion thereof allocable to the mortgage loan), and the denominator of which is equal to the Stated
            Principal Balance of the mortgage loan.

      In the case of any underlying mortgage loan that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

      Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal
Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of "Appraisal Reduction Amount," in the case of a
Serviced Loan Combination, pursuant to the series 200_-C_ pooling and servicing agreement and, in the case of an Outside Serviced Loan Combination, pursuant to the governing servicing agreement.

      With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 200_-C_ pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 200_-C_ certificates on that distribution date.

      The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside
Serviced Trust Mortgage Loans. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "Transaction Participants--The Trustee and the Fiscal Agent"
below. None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the Non-Trust Loans.

      The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made.
None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special

                                     S-157

servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time, except that any P&I advance with respect to the _______________________ Non-Pooled Portion will only be reimbursed out of collections on the _______________________ Mortgage Loan. The master servicer will be entitled to rely on the special servicer's determination, and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged real properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged real properties, to estimate and consider (among other things)
future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See "Description of the
Governing Documents--Advances" in the accompanying prospectus and
"--Accounts--Custodial Account" below.

      If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance (including the portion of any P&I advance with respect to the _______________________
Non-Pooled Portion) that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 200_-C_
principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 200_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest, thereby reducing the payments of principal on the series 200_-C_ principal balance certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. However, amounts payable on the Class CM Principal Balance Certificates will not be available to reimburse advances or pay Additional Trust Fund Expenses that relate to any mortgage loan other than the _______________________ Mortgage Loan.

      Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 200_-C_ controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable
P&I advance over time, or not to do so, benefits some classes of series 200_-C_
certificateholders to the detriment of

                                     S-158

other classes of series 200_-C_ certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series
200_-C_ pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 200_-C_
certificateholders.

      The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money
Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the distribution date for the series 200_-C_ certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

      Subject to the discussion above regarding the reimbursement of P&I advances with respect to the _______________________ Non-Pooled Portion, interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

      o     first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

      o     then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 200_-C_ certificates.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o     each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO
Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly

                                     S-159

debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional
Interest or accelerated amortization payments.

      None of the master servicer, the trustee or the fiscal agent will be required to advance any amounts payable or required to be paid by the swap counterparty with respect to the class A-MFL certificates.

THE SERIES 200_-C_ CONTROLLING CLASS REPRESENTATIVE, THE CLASS CM REPRESENTATIVE
AND THE SERVICED NON-TRUST LOAN NOTEHOLDERS

      Series 200_-C_ Controlling Class. As of any date of determination, the controlling class of series 200_-C_ certificateholders will be the holders of the most subordinate class of series 200_-C_ principal balance certificates then outstanding, other than the class CM Principal Balance Certificates (based on the payment priority described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement)
that has a total principal balance that is at least equal to 25% of that class's original total principal balance. However, if no class of series 200_-C_
principal balance certificates, exclusive of the class CM principal balance certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 200_-C_ certificateholders will be the holders of the most subordinate class of series 200_-C_ principal balance certificates then outstanding, other than the class CM principal balance certificates (based on the payment priority described under "Description of the
Offered Certificates--Payments--Priority of Payments" in this prospectus supplement) that has a total principal balance greater than zero. The class
[A-1, A-2, A-3, A-AB, A-4 and A-1A] certificates will be treated as one class, and the class A-MFL and A-M certificates will be treated as one class, for purposes of determining, and exercising the rights of, the controlling class of series 200_-C_ certificates. For clarification, the controlling class of series
200_-C_ certificateholders will in no event be the holders of the class X-CL,
X-CP, R-I, R-II, R-III or V certificates, which do not have principal balances.

      Selection of the Series 200_-C_ Controlling Class Representative. The
series 200_-C_ pooling and servicing agreement permits the holder or holders of series 200_-C_ certificates representing a majority of the voting rights allocated to the series 200_-C_ controlling class to select a representative with the rights and powers described below in this "--The Series 200_-C_
Controlling Class Representative, the Class CM Representative and the Serviced
Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement.
In addition, if the series 200_-C_ controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 200_-C_ controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 200_-C_ controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series
200_-C_ certificates representing a majority of the voting rights allocated to the series 200_-C_ controlling class that a series 200_-C_ controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 200_-C_ controlling class certificates will be the series 200_-C_
controlling class representative.

      If the series 200_-C_ controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
200_-C_ controlling class representative may be an expense of the trust.

      Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced
Loan Combination, to provide advice and direction to the master servicer and special servicer under the governing servicing agreement for such Loan
Combination) with respect to various

                                     S-160

servicing actions regarding that Loan Combination, including (in the case of the
Serviced Loan Combinations) as described below in this "--The Series 200_-C_
Controlling Class Representative, the Class CM Representative and the Serviced
Non-Trust Loan Noteholders" section. The manner of the determination of the Loan
Combination Controlling Party for each Loan Combination is described under the subheading "--Co-Lender Agreement" relating to such Loan Combination that appears under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

      Rights and Powers of The Series 200_-C_ Controlling Class Representative,
the Class CM Representative and the Serviced Non-Trust Loan Noteholders. The
special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 200_-C_
pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 200_-C_ controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

      o     any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments, but excluding the waiver of
            Default Interest and late charges) or any material non-monetary term
            (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

      o     any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
            "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD
            Additional Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the
            200_-C_ pooling and servicing agreement;

      o     any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

      o     any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

      o     any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

      o     any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

      o     any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

      o     any other actions as may be specified in the series 200_-C_ pooling and servicing agreement;

                                     S-161

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take
(or, if and to the extent applicable, consent to the master servicer's taking)
any such action without waiting for the series 200_-C_ controlling class representative's response.

      Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
200_-C_ pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related
Co-Lender Agreement, some subset of the following actions) under the series
200_-C_ pooling and servicing agreement with respect to a Serviced Loan
Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

      o     any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced
            Loan Combination if it comes into and continues in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non-monetary term
            (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

      o     any proposed sale of a related REO Property;

      o     any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

      o     any determination to bring the related mortgaged real property
            (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

      o     any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

      o     any adoption or approval of a plan in bankruptcy of the related borrower;

      o     any release of collateral for the subject Serviced Loan Combination
            (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan
            Combination;

      o     any acceptance of substitute or additional collateral for the subject Serviced Loan Combination, other than in accordance with the terms thereof;

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

      o     any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

      o     any approval of a material capital expenditure, if lender's approval is required by the related loan documents;

                                     S-162

      o     any replacement of the property manager, if lender's approval is required by the related loan documents;

      o     any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents; and

      o     any modification to a ground lease or certain designated space leases;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 200_-C_ certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 200_-C_ pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the related Loan Combination Controlling Party's response.

      In addition, the series 200_-C_ controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 200_-C_ controlling class representative may consider advisable or as to which provision is otherwise made in the series
200_-C_ pooling and servicing agreement. In general, the related Loan
Combination Controlling Party may in similar fashion direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination
Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

      Notwithstanding the foregoing, if the total principal balance of the Class
CM Principal Balance Certificates, net of any Appraisal Reduction Amount with respect to the _______________________ Mortgage Loan, is equal to or greater than 25% of the initial total principal balance of the Class CM Principal
Balance Certificates, then the series 200_-C_ controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to the _______________________ Mortgage Loan and, instead, the
Class CM Representative will generally be entitled to exercise some or all of those rights and powers with respect to the _______________________ Mortgage
Loan.

      Also, notwithstanding the foregoing, no advice, direction or objection given or made by the series 200_-C_ controlling class representative, by the
Class CM Representative or by the Loan Combination Controlling Party for any
Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this "--The Series 200_-C_ Controlling Class Representative, the Class CM
Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers of
The Series 200_-C_ Controlling Class Representative, the Class CM Representative
and the Serviced Non-Trust Loan Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 200_-C_ pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard,
(b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

      Furthermore, the special servicer will not be obligated to seek approval from the series 200_-C_ controlling class representative, in the case of the
_______________________ Mortgage Loan, from the Class CM Representative or, in the case of a Serviced Loan Combination, from the related Loan Combination
Controlling Party, for any actions to be taken by the special servicer with respect to the workout or liquidation of any

                                     S-163

particular specially serviced mortgage loan in the trust fund or any Serviced
Loan Combination that is being specially serviced if--

      o     the special servicer has, as described above, notified the series
            200_-C_ controlling class representative or, in the case of a
            Serviced Loan Combination, the related Loan Combination Controlling
            Party in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Serviced Loan Combination, and

      o     for 60 days following the first of those notices, the series 200_-C_
            controlling class representative or, in the case of a Serviced Loan
            Combination, the related Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      The Loan Combination Controlling Party from time to time for each Loan
Combination is identified under the subheading "--Co-Lender Agreement--Consent
Rights" for the subject Loan Combination, under "Description of the Mortgage
Pool--Loan Combinations" in this prospectus supplement. In general, the Loan
Combination Controlling Party for a Serviced Loan Combination will be the related Serviced Non-Trust Loan Noteholder or, if an applicable change of control trigger event described under "Description of the Mortgage Pool--Loan
Combinations" in this prospectus supplement has occurred and is continuing, then it will be the series 200_-C_ controlling class representative as the designee of the trust as holder of the underlying mortgage loan included in the subject
Serviced Loan Combination.

      Furthermore, during the time that the series 200_-C_ controlling class representative is not the related Loan Combination Controlling Party with respect to a particular Outside Serviced Loan Combination, the series 200_-C_
controlling class representative may have certain consultation rights with respect to the servicing thereof.

      With respect to the ________________ Loan Combination and the
________________ Loan Combination, the provisions of the series __________
pooling and servicing agreement and the related Co-Lender Agreements relating to the rights and powers of the applicable Loan Combination Controlling Parties are similar but not identical to those described above in this "--The Series 200_-C_
Controlling Class Representative, the Class CM Representative and the Serviced
Non-Trust Loan Noteholders--Rights and Powers of The Series 200_-C_ Controlling
Class Representative, the Class CM Representative and the Serviced Non-Trust
Loan Noteholders" section. For a description of certain provisions of the series
_______ pooling and servicing agreement that are analogous to those described above in this "--The Series 200_-C_ Controlling Class Representative, the Class
CM Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers
of The Series 200_-C_ Controlling Class Representative, the Class CM
Representative and the Serviced Non-Trust Loan Noteholders" section, see
"Servicing of the ________________ Loan Combination and the ________________
Loan Combination" in this prospectus supplement.

      Limitation on Liability of The Series 200_-C_ Controlling Class
Representative, the Class CM Representative and the Serviced Non-Trust Loan
Noteholders. The series 200_-C_ controlling class representative will not be liable to the trust or the series 200_-C_ certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 200_-C_ controlling class representative will not be protected against any liability to a series 200_-C_ controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 200_-C_
certificateholder acknowledges and agrees, by its acceptance of its series
200_-C_ certificates, that:

      o     the series 200_-C_ controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 200_-C_ certificates;

                                     S-164

      o     the series 200_-C_ controlling class representative may act solely in the interests of the holders of the series 200_-C_ controlling class;

      o     the series 200_-C_ controlling class representative does not have any duties or liability to the holders of any class of series
            200_-C_ certificates other than the series 200_-C_ controlling class;

      o     the series 200_-C_ controlling class representative may take actions that favor the interests of the holders of the series 200_-C_
            controlling class over the interests of the holders of one or more other classes of series 200_-C_ certificates;

      o     the series 200_-C_ controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 200_-C_
            controlling class; and

      o     the series 200_-C_ controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 200_-C_ controlling class, and no series
            200_-C_ certificateholder may take any action whatsoever against the series 200_-C_ controlling class representative for having so acted.

      A Serviced Non-Trust Loan Noteholder or its designee and the Class CM
Representative, in connection with exercising the rights and powers described under "--The Series 200_-C_ Controlling Class Representative, the Class CM
Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers of
The Series 200_-C_ Controlling Class Representative, the Class CM Representative
and the Serviced Non-Trust Loan Noteholders" above with respect to a Serviced
Loan Combination or the _______________________ Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 200_-C_ controlling class representative is entitled.

      Additional Rights of the Serviced Non-Trust Loan Noteholders; Right to
Purchase and Right to Cure Defaults.

      Right to Purchase. With respect to each Serviced Loan Combination, if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the related Non-Trust Loan Noteholder will have an assignable right to purchase the related underlying mortgage loan, as further described under "Description of the Mortgage Pool--Loan
Combinations--The A/B Loan Combinations--Co-Lender Agreement--Purchase Option,"
respectively, in this prospectus supplement.

      Right to Cure Defaults. With respect to the _______________ Mortgage Loan, the related Non-Trust Loan Noteholder will have an assignable right to cure certain events of default with respect to the underlying mortgage loan in that
Loan Combination, as further described under "Description of the Mortgage
Pool--Loan Combinations--The A/B Loan Combinations--Co-Lender Agreement--Cure
Rights" in this prospectus supplement.

      Outside Serviced Loan Combinations. As and to the extent described under
"Description of the Mortgage Pool--Loan Combinations," one or more related
Non-Trust Loan Noteholders with respect to each Outside Serviced Loan
Combination will have a purchase option and/or cure rights with respect to the corresponding Outside Serviced Trust Mortgage Loan.

      Additional Rights of the Class CM Representative; Right to Purchase and
Right to Cure Defaults. The Class CM Representative will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the _______________________ Mortgage
Loan, and after the _______________________ Mortgage Loan has become a specially serviced mortgage loan, to purchase the

                                     S-165

_______________________ Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of the
_______________________ Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest) at the related mortgage interest rate and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 200_-C_ pooling and servicing agreement pursuant thereto.

      The Class CM Representative has the right, with respect to the
_______________________ Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within four days from the receipt of notice of that default,
(b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that
(x) no more than ______ consecutive cures of defaulted scheduled payments in any
12-month period are permitted, and (y) no more than ______ cures of defaulted scheduled payments in the aggregate in any 12-month period are permitted.

REPLACEMENT OF THE SPECIAL SERVICER

      Subject to the discussion below in this "--Replacement of the Special
Servicer" section, series 200_-C_ certificateholders entitled to a majority of the voting rights allocated to the series 200_-C_ controlling class may--

      o     terminate an existing special servicer with or without cause, and

      o     appoint a successor to any special servicer that has resigned or been terminated.

      Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      1.    written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series
            200_-C_ certificates, and

      2.    the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 200_-C_ pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 200_-C_ pooling and servicing agreement against the proposed special servicer.

      In connection with the foregoing right of the series 200_-C_
certificateholders entitled to a majority of the voting rights allocated to the series 200_-C_ controlling class to replace the special servicer, those series
200_-C_ certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan
Combination prior to appointing a replacement special servicer; provided that those series 200_-C_ certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

      If the controlling class of series 200_-C_ certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 200_-C_ controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

      If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series 200_-C_ pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts

                                     S-166

that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 200_-C_ pooling and servicing agreement, the certificateholders and the Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

      Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 200_-C_ controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

      The series 200_-C_ controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of any Outside Serviced Trust Mortgage Loan.

      [With respect to the _______________ Loan Combination, if and for so long as the related Serviced Non-Trust Loan Noteholder is the related Loan
Combination Controlling Party, then:

      o     the related Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the __________________ Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the __________________ Loan
            Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this "--Replacement of the Special Servicer"
            section; and

      o     the majority holders of the series 200_-C_ controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the
            __________________ Loan Combination, without cause.]

      Similarly, with respect to the _______________________ Mortgage Loan, if and for so long as the total principal balance of the Class CM Principal Balance
Certificates, net of any Appraisal Reduction Amount with respect to the
_______________________ Mortgage Loan, is equal to or greater than 25% of the initial total principal balance of the Class CM Principal Balance Certificates, then:

      o     the Class CM Representative may terminate an existing special servicer with respect to, but solely with respect to, the
            _______________________ Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the _______________________ Mortgage
            Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this "--Replacement of the Special Servicer"
            section; and

      o     the majority holders of the series 200_-C_ controlling class certificates cannot terminate a special servicer appointed by the
            Class CM Representative with respect to the _______________________
            Mortgage Loan, without cause.

      If the special servicer for any Loan Combination or the _________________
Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series 200_-C_ pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this

                                     S-167

prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Subject to the discussion under "--The Series 200_-C_ Controlling Class
Representative, the Class CM Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer, in accordance with the series 200_-C_
pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loans) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and
Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 200_-C_ certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 200_-C_ pooling and servicing agreement.

      Notwithstanding the foregoing, with respect to an Outside Serviced Trust
Mortgage Loan, the master servicer and special servicer for the related Outside
Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan in the trust. The special servicer, subject to the limitations described below in this "--Modifications, Waivers, Amendments and Consents" section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents (other than with respect to the Outside Serviced Trust Mortgage Loans).

      With respect to any mortgage loan in the trust (other than an Outside
Serviced Trust Mortgage Loan) that is not specially serviced, the master servicer may, generally without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series 200_-C_
controlling class representative--

      o     consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

      o     grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

      o     grant releases of non-material parcels of a property (provided that, if the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions, then the release is to be made as required by the related loan documents);

                                     S-168

      o     approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (b) leases (other than ground leases) of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and
            (ii) the subject lease is not more than 20% of the related mortgaged real property;

      o     approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

      o     grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 200_-C_ pooling and servicing agreement and (4) the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 200_-C_
pooling and servicing agreement to fail to qualify as such under the Internal
Revenue Code or result in the imposition of any tax on "prohibited transactions"
or "contributions" after the startup day under the REMIC provisions of the
Internal Revenue Code.

      Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and
2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 200_-C_ certificates.

      The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 200_-C_ pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 200_-C_ pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 200_-C_ controlling class representative with respect to material decisions and settlement proposals.

      The series 200_-C_ pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

      o     is consistent with the Servicing Standard, and

                                     S-169

      o     except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
            Provisions" above and/or "--Maintenance of Insurance" below, will not--

            1.    affect the amount or timing of any scheduled payments of
                  principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
                  Interest and, with some limitations, other amounts
                  constituting additional servicing compensation, payable under the mortgage loan,

            2.    affect the obligation of the related borrower to pay a
                  prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

            3.    except as expressly provided by the related mortgage
                  instrument or in connection with a material adverse
                  environmental condition at the related mortgaged real
                  property, result in a release of the lien of the related
                  mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

            4.    in the special servicer's judgment, materially impair the
                  security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

      Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 200_-C_
Controlling Class Representative, the Class CM Representative and the Serviced
Non-Trust Loan Noteholders" above, the special servicer may--

      o     reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD
            Additional Interest, and/or any prepayment premium or yield maintenance charge,

      o     reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

      o     forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

      o     accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

      o     subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

      1.    the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

      2.    in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 200_-C_ certificateholders (or, if a Serviced Loan
            Combination is involved, to the series 200_-C_ certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

                                     S-170

      3.    that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
            Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 200_-C_ pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

      4.    the subject mortgage loan is not an Outside Serviced Trust Mortgage
            Loan.

      In no event, however, will the special servicer be permitted to:

      o     extend the maturity date of a mortgage loan beyond a date that is five years prior to the last rated final distribution date;

      o     extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

      o     if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

      The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan
(other than, if applicable, an ARD Loan that is an Outside Serviced Trust
Mortgage Loan), if--

      o     that ARD Loan is not being specially serviced,

      o     prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that
            Post-ARD Additional Interest, and

      o     the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 200_-C_ certificateholders, as a collective whole, on a present value basis, than not waiving it.

      The master servicer will not have any liability to the trust, the series
200_-C_ certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 200_-C_ pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

      Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

      Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Serviced Non-Trust Loan:

                                     S-171

      o     no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in a Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that related Serviced Non-Trust
            Loan; and

      o     no reduction of the mortgage interest rate of the underlying mortgage loan in a Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that related
            Serviced Non-Trust Loan, to the fullest extent possible.

      The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution.

      Notwithstanding the foregoing, the master servicer and special servicer for the Series __________ Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the ________________ Mortgage Loan and the ________________ Mortgage
Loan under terms and conditions substantially similar to those described above in this "--Modifications, Waivers, Amendments and Consents" section. For a description of certain of the analogous provisions described under this
"--Modifications, Waivers, Amendments and Consents" section under the series
_______ pooling and servicing agreement with respect to the ________________
Loan Combination and the ________________ Loan Combination, see "Servicing of
the ________________ Loan Combination and the ________________ Loan
Combination--Modifications Under the Series _______ Pooling and Servicing
Agreement" in this prospectus supplement. Any modification, waiver or amendment of the payment terms of any Outside Serviced Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that no holder of a mortgage loan comprising the subject Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the related
Co-Lender Agreement.

REQUIRED APPRAISALS

      Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans
(other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 200_-C_ pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.
Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated
Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal Reduction
Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination Controlling Party.
See "Description of the Series 200_-C_ Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--The Series 200_-C_ Controlling Class Representative, the Class CM
Representative and the Serviced Non-Trust Loan Noteholders" above in this prospectus supplement. The

                                     S-172

Appraisal Reduction Amount for any mortgage loan or Serviced Loan Combination will be determined following either--

      o     the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

      o     the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

      o     if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

      o     the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

      o     no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

      At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)
or, if applicable, any Serviced Loan Combination, the series 200_-C_ controlling class representative or, in cases involving a Serviced Loan Combination, the related Loan Combination Controlling Party (and, at any time that an Appraisal
Reduction Amount exists with respect to the _______________________ Mortgage
Loan, the Class CM Representative) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 200_-C_ controlling class representative, the related Loan
Combination Controlling Party or the Class CM Representative, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction
Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

      Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

      Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the ________________ Loan Combination and/or the ________________
Loan Combination will be determined based upon appraisals obtained in accordance with the series __________ pooling and servicing agreement, on terms similar to those described above, and will affect the amount of any advances of delinquent interest required to be made on the ________________ Mortgage Loan or the
________________ Mortgage Loan, as applicable, and may affect the identity of the related Loan Combination Controlling Party. For a description of certain of the analogous provisions described under this "--Required Appraisals" section under the series _______ pooling and servicing

                                     S-173

agreement with respect to the ________________ Loan Combination and the
________________ Loan Combination, see "Servicing of the ________________ Loan
Combination and the ________________ Loan Combination--Appraisal Trigger
Event/Appraisal Reduction Amount Under the Series _______ Pooling and Servicing
Agreement" in this prospectus supplement.

MAINTENANCE OF INSURANCE

      The series 200_-C_ pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

      Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

      The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, the Class CM
Representative, in the case of the _______________________ Mortgaged Property, or the series 200_-C_ controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

      The series 200_-C_ pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an
Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

      If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 200_-C_ pooling and servicing agreement, then, to the extent such policy--

      o     is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 200_-C_ pooling and servicing agreement, and

      o     provides protection equivalent to the individual policies otherwise required,

                                     S-174

      the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance"
section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the
Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

      In the case of each of the ________________ Loan Combination and the
________________ Loan Combination, the master servicer and/or the special servicer under the series __________ pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. For a description of certain analogous provisions described under this "--Maintenance of Insurance" section under the series _______ pooling and servicing agreement, see "Servicing of the ________________ Loan Combination
and the ________________ Loan Combination--Maintenance of Insurance Under the
Series _______ Pooling and Servicing Agreement" in this prospectus supplement.

FAIR VALUE OPTION

      Any single certificateholder or group of certificateholders with a majority interest in the series 200_-C_ controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside
Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of--

      o     the outstanding principal balance of that mortgage loan,

      o     all accrued and unpaid interest on that mortgage loan, other than
            Default Interest and Post-ARD Additional Interest,

      o     all unreimbursed servicing advances with respect to that mortgage loan,

      o     all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

      o     any other amounts payable under the series 200_-C_ pooling and servicing agreement.

      The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

      If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this "--Fair Value Option Section," then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that

                                     S-175

appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this "--Fair Value Option" section.
Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

      If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid
(without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

      If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

      If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

      Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

      In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 200_-C_ pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

      The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase

                                     S-176

option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default,
(c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 200_-C_ pooling and servicing agreement and the Servicing Standard. Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 200_-C_ pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement, including, without limitation, with respect to the ________________ Mortgage Loan, the restrictions on transfer of the ________________ Mortgage Loan to specified entities set forth in the related loan agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      If a default on an underlying mortgage loan (other than an Outside
Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under "--The Series 200_-C_ Controlling Class
Representative, the Class CM Representative and the Serviced Non-Trust Loan
Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage instrument;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 200_-C_ certificateholders and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

      o     the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      o     in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 200_-C_ certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take

                                     S-177

            such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

      See, however, "--The Series 200_-C_ Controlling Class Representative, the
Class CM Representative and the Serviced Non-Trust Loan Noteholders--Rights and
Powers of The Series 200_-C_ Controlling Class Representative, the Class CM
Representative and the Serviced Non-Trust Loan Noteholders" above.

      The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this
"--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

      If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "--Realization Upon Defaulted
Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 200_-C_
pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 200_-C_ Controlling Class Representative, the Class CM
Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers of
The Series 200_-C_ Controlling Class Representative, the Class CM Representative
and the Serviced Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the
Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 200_-C_ certificateholders, for--

      o     any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

      o     any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

      o     any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

      In addition, amounts otherwise payable on the series 200_-C_ certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

      The special servicer under the applicable governing pooling and servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See "Servicing of the __________________________ Loan
Combination--Remedial Rights" in this prospectus supplement.

                                     S-178

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property, or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series
            200_-C_ pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the
Servicing Standard and the terms and conditions of the Pooling and Servicing
Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

      Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
200_-C_ Controlling Class Representative, the Class CM Representative and the
Serviced Non-Trust Loan Noteholders" above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 200_-C_ certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

      The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

      In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

      o     would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

      The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

                                     S-179

      o     a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

      o     a tax on prohibited transactions under section 860F of the Internal
            Revenue Code.

      To the extent that income the trust receives from an REO Property is subject to--

      o     a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

      o     a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

      The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the
100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 200_-C_
certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 200_-C_ pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence,

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph, and

      o     if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related
            Serviced Non-Trust Loan Noteholder(s).

                                     S-180

      The special servicer may, subject to the limitations described in the series 200_-C_ pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to an Outside Serviced Loan Combination. In the event a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO Property under the governing servicing agreement for such Loan Combination, the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which terms will likely include provisions substantially similar to those described above under this "--REO Properties"
section with respect to the special servicer under the series 200_-C_ pooling and servicing agreement and any REO Properties administered thereunder. See
"Servicing of the ___________________ Loan Combination" in this prospectus supplement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

      o     at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

      o     at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect any mortgaged real property related to an Outside Serviced Loan Combination.

      The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

                                     S-181

      With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real properties are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

      The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 200_-C_ pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See
"Description of the Offered Certificates--Reports to Certificateholders;
Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

      With respect to the Outside Serviced Trust Mortgage Loans, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real properties and will be required to deliver such information to the master servicer under the series 200_-C_ pooling and servicing agreement.
Such information will be made available to the series 200_-C_ certificateholders by the trustee as provided in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

      No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the trust), beginning in 200_, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

      o     a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

                                     S-182

      o     as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public Company
            Accounting Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

      o     a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to
            December 31, 2006, inclusive--and of its performance under the series 200_-C_ pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 200_-C_ pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 200_-C_
            certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof) .

      Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee will be made available to series
200_-C_ certificateholders, at their expense, upon written request to the trustee.

ACCOUNTS

      General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 200_-C_ pooling and servicing agreement will consist of:

      o     the master servicer's custodial account;

      o     each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

      o     the trustee's collection account;

      o     the special servicer's REO account; and

      o     the special servicer's loss of value reserve fund.

      In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 200_-C_ pooling and servicing agreement or other third party.

      Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 200_-C_
certificateholders on the distribution date relating to the collection period in which those collections were received.

                                     S-183

      There will be no independent verification of the above-referenced transaction accounts or account activity.

      Custodial Account.

      General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the custodial account.

      The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 200_-C_ pooling and servicing agreement.

      Deposits. Under the series 200_-C_ pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 200_-C_ pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the underlying mortgage loans, including principal prepayments;

      o     all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

      o     all Insurance Proceeds, Condemnation Proceeds and Liquidation
            Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

      o     any amounts representing a reimbursement, payment and/or
            contribution due and owing to the Trust from any Non-Trust Loan
            Noteholder in accordance with the related Co-Lender Agreement;

      o     all remittances to the Trust under the series __________ pooling and servicing agreement and/or the related Co-Lender Agreement with respect to each of the ________________ Mortgage Loan and the
            ________________ Mortgage Loan;

      o     all remittances to the Trust under the series _______ pooling and servicing agreement and/or the related Co-Lender Agreement with respect to each of the ________________ Mortgage Loan and the
            ________________ Mortgage Loan;

      o     any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the custodial account;

                                     S-184

      o     all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under "--Maintenance of Insurance" below;

      o     any amount required to be transferred from a loss of value reserve fund, any Serviced Loan Combination custodial account or the special servicer's REO account;

      o     any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

      o     insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan
            specifically to cover items for which a servicing advance has been made.

      Upon its receipt of any of the amounts described in the first seven bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Outside
Serviced Trust Mortgage Loans), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

      The obligation of the master servicer to deposit the amounts identified in this "--Custodial Account--Deposits" section with respect to any Outside
Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust
Mortgage Loan.

      Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Loan Combination.

      Also notwithstanding the foregoing, the custodial account and each Loan
Combination-specific account may, in fact, be separate sub-accounts of the same account.

      Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

      1.    to remit to the trustee for deposit in the trustee's collection account described under "--Accounts--Collection Account" below in this prospectus supplement in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a)   monthly debt service payments due on a due date subsequent to the end of the related collection period,

            (b)   payments and other collections received by the relevant
                  servicer after the end of the related collection period,

            (c)   amounts that are payable or reimbursable from the custodial account to any person other than the series 200_-C_
                  certificateholders in accordance with any of clauses 3.
                  through 22. below; and

                                     S-185

            (d)   amounts deposited in the custodial account in error.

      2.    apply amounts held for future distribution on the series 200_-C_
            certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "--Advances--Advances of Delinquent Monthly Debt
            Service Payments" in this prospectus supplement;

      3.    to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 200_-C_ pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

      4.    to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

      5.    to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the
            Outside Serviced Trust Mortgage Loans), that is either--

            (a)   specially serviced mortgage loan, or

            (b)   mortgage loan as to which the related mortgaged real property has become an REO Property;

      6.    to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust
            Mortgage Loans), which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of
            Expenses" above;

      7.    to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance (other than the portion of a P&I advance made with respect to the
            _______________________ Non-Pooled Portion) made by that party under the series 200_-C_ pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause
            3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

      8.    to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 200_-C_ pooling and servicing agreement, which payment is to be made out of any
            Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

      9.    to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO
            Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional
            Trust Fund Expenses, which payment is to be made out of Default
            Interest and late payment charges on deposit in the

                                     S-186

            custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8.
            above;

      10.   in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

      11.   to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master
            Servicing Compensation" above;

      12.   to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Special Servicing Compensation" above;

      13.   to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under
            "--Advances--Servicing Advances" above;

      14.   to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

      15.   to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying prospectus and under "Transaction Participants--The Trustee and the Fiscal
            Agent" in this prospectus supplement;

      16.   to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 200_-C_ pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

      17.   in the event the master servicer determines, in accordance with the
            Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

      18.   to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 200_-C_ pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 200_-C_
            certificateholders without cause, all as set forth in the series
            200_-C_ pooling and servicing agreement;

                                     S-187

      19.   with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

      20.   to make any required payments (other than normal monthly
            remittances) due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a
            Loan Combination, including to reimburse a servicer of an Outside
            Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan
            Combination;

      21.   to reimburse the master servicer, the trustee or the fiscal agent
            (with interest) for the portion of any P&I advance made with respect to the _______________________ Non-Pooled Portion, which
            reimbursement will be made, first, out of collections the
            _______________________ Non-Pooled Portion, and then, if not recoverable therefrom, out of collections on the
            _______________________ Pooled Portion;

      22.   to pay any other items described in this prospectus supplement as being payable from the custodial account;

      23.   to withdraw amounts deposited in the custodial account in error; and

      24.   to clear and terminate the custodial account upon the termination of the series 200_-C_ pooling and servicing agreement.

      The series 200_-C_ pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced
Non-Trust Loan (or, in the case of a Subordinate Non-Trust Loan, to the applicable Loan Combination).

      REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO
Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted
Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 200_-C_ pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence,

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph, and

                                     S-188

      o     if the subject REO Property relates to a Loan Combination, any portion of those amounts that are payable to the related Non-Trust
            Loan Noteholder(s).

      The special servicer may, subject to the limitations described in the series 200_-C_ pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      Only the special servicer will have access to funds in the special servicer's REO Account.

      The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      Collection Account.

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 200_-C_ certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "Transaction Participants--The Trustee and the Fiscal Agent"
above in this prospectus supplement.

      Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

      o     All payments and other collections on the mortgage loans and any REO
            Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received by the relevant
                  servicer after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the master
                  servicer's custodial account to any person other than the
                  series 200_-C_ certificateholders, including--

                  (a)   amounts payable to the master servicer or the special
                        servicer as compensation, as described under
                        "Description of the Series 200_-C_ Pooling and Servicing
                        Agreement--Servicing and Other Compensation and Payment
                        of Expenses" in this prospectus supplement,

                  (b)   amounts payable in reimbursement of outstanding
                        advances, together with interest on those advances, as
                        permitted under the series 200_-C_ pooling and servicing
                        agreement, and

                  (c)   amounts payable with respect to other expenses of the
                        trust; and

            4.    amounts deposited in the master servicer's custodial account in error.

                                     S-189

      o     Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date.

      o     Any payments made by the master servicer to cover Prepayment
            Interest Shortfalls incurred during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments,"
"--Accounts--Custodial Account" and "--Servicing and Other Compensation and
Payment of Expenses" in this prospectus supplement.

      With respect to each distribution date that occurs during March, commencing in 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Accounts--Interest Reserve Account"
below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

      o     to pay itself a monthly fee, which is described under "Transaction
            Participants--The Trustee and the Fiscal Agent" above in this prospectus supplement, and investment earnings on Permitted
            Investments of funds in the collection account;

      o     to indemnify itself and various related persons as described under
            "Description of the Governing Documents--Rights, Protections,
            Indemnities and Immunities of the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent and various related persons;

      o     to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 200_-C_ pooling and servicing agreement and the
            administration of the trust;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
            Transactions Tax and Other Taxes" in the accompanying prospectus;

      o     to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

      o     with respect to each distribution date during January of 2006 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

      o     to pay to the person entitled thereto any amounts deposited in the collection account in error;

provided that amounts otherwise payable with respect to the Class CM Principal
Balance Certificates will not be available to cover Additional Trust Fund
Expenses attributable to any underlying mortgage loan other than the
_______________________ Mortgage Loan.

      On each distribution date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be

                                     S-190

withdrawn and applied to make payments on the series 200_-C_ certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest. For any distribution date, those funds will consist of the following separate components--

      o     the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans (exclusive of the
            _______________________ Non-Pooled Portion) as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class
            [A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E,
            F, G, H, J and/or K] certificates and with respect to the class
            A-MFL REMIC III regular interest, as and to the extent described under "--Payments--Payments of Prepayment Premiums and Yield
            Maintenance Charges" below,

      o     the portion of those funds that represent default prepayment consideration collected on the _______________________ Non-Pooled
            Portion during the related collection period, which will be paid to the holders of the Class CM Principal Balance Certificates, as described under "--Payments--Payments of Prepayment Premiums and
            Yield Maintenance Charges" below,

      o     the portion of those funds allocable to the _______________________
            Non-Pooled Portion (see "Description of the Mortgage Pool--The
            Pooled and Non-Pooled Portions of the _______________________
            Mortgage Loan" in this prospectus supplement), referred to in this prospectus supplement as the Class CM Available P&I Funds, which will be paid to the holders of the Class CM Principal Balance
            Certificates, as described under "--Payments--Payments on the Class
            CM Principal Balances Certificates" below; and

      o     the remaining portion of those funds, which--

            1.    we refer to as the Standard Available P&I Funds, and

            2.    will be paid to the holders of all the series 200_-C_
                  certificates (exclusive of the Class CM Principal Balance
                  Certificates) and with respect to the class A-MFL REMIC III regular interest, as described under "--Payments--Priority of
                  Payments" below.

      Floating Rate Account.

      General. The trustee, on behalf of the class A-MFL certificateholders, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in
Permitted Investments. Subject to the limitations in the series 200_-C_ pooling and servicing agreement, any interest or other income earned on funds in the trustee's floating rate account will be paid to the trustee as additional compensation.

      Deposits. The trustee will deposit into the floating rate account:

      o     all payments received from the swap counterparty under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement; and

      o     all amounts allocable to the class A-MFL REMIC III regular interest, as described under this "Description of the Offered Certificates"
            section.

                                     S-191

      The trustee will be required to deposit in the floating rate account the amount of any losses of principal arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account if such depository meets the requirements set forth in the series 200_-C_ pooling and servicing agreement.

      Withdrawals. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes:

      o     to make payments to the swap counterparty in respect of regularly scheduled payments payable under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement;

      o     to make distributions to the class A-MFL certificates on each distribution date, as described under "--Payments--Payments on the
            Class A-MFL Certificates" below;

      o     to pay itself interest and other investment income earned on funds held in the floating rate account; and

      o     to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

      Interest Reserve Account. The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "Transaction Participants--The Trustee and the
Fiscal Agent" above in this prospectus supplement.

      During January, except in a leap year, and February of each calendar year, beginning in January 2006, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate [(or (i)
in the case of the ________________ Mortgage Loan and the ________________
Mortgage Loan, the related mortgage interest rate, minus 0.01%, and (ii) in the case of the ________________ Mortgage Loan and the ________________ Mortgage
Loan, the related mortgage interest rate, minus ______%) ]on the Stated
Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

      During March of each calendar year, beginning with March 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I
Funds for the distribution date during the month of transfer.

      Only the trustee will have access to funds in the interest reserve account.

      Loss of Value Reserve Fund. If we, with respect to a Lehman Mortgage Loan, or the ____ Mortgage Loan Seller, with respect to a ____ Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document
Defect, as described under "Description of the Mortgage Pool--Cures and
Repurchases" in this prospectus supplement, then the special servicer will be required to establish a loss of value reserve fund in

                                     S-192

which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

      The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional
Trust Fund Expenses with respect to any other underlying mortgage loan.

      Only the special servicer will have access to funds in the loss of value reserve fund.

                                     S-193

                                       ----------------------------------------------
                                                                                             -----------------
                                       Payments and Collections on the Mortgage Loans
                                                  and the Loan Combinations                     Income from
                                                                                             Loan Combination
                                       ----------------------------------------------          REO Property

                                                                                             -----------------

----------------
                                                                                       --------------------------
  Income from
  REO Property                                                                              SPECIAL SERVICER

----------------                                                                           Loan Combination-
                                       -----------------------                            specific REO Accounts
                                                                                             [___________]
--------------------------                 MASTER SERVICER                                   [___________]
                                                                                             [___________]
    SPECIAL SERVICER                       Escrow Accounts
                                          Reserve Accounts                             --------------------------
    Pool REO Account                     Servicing Accounts

--------------------------             -----------------------

                                                                                       --------------------------

                                       -----------------------                               MASTER SERVICER

                                           MASTER SERVICER                              Loan Combination-specific
                                                                                           Custodial Accounts
--------------------------              Pool Custodial Account                                [___________]
                                                                                              [___________]
     SPECIAL SERVICER                  -----------------------                                [___________]

   Loss of Value Reserve                                                               --------------------------
           Fund

--------------------------
                                                                                       --------------------------

                                                                                             Non-Trust Loan
--------------------------                                                                    Noteholders

 MORTGAGE LOAN SELLERS                                                                 --------------------------

Loss of Value Payments

--------------------------

                                        ----------------------                         --------------------------

--------------------------                    TRUSTEE                                           Advances
                                                                                           Payments by Master
         TRUSTEE                         Collection Account                                 Servicer to cover
                                                                                           prepayment interest
 Interest Reserve Account                                                                      shortfalls
                                       -----------------------
--------------------------                                                             --------------------------

                                     S-194

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 200_-C_ pooling and servicing agreement:

      o     the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

      o     the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a
            Serviced Non-Trust Loan Noteholder, which failure is not remedied by
            11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

      o     the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 200_-C_
            pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 200_-C_
            pooling and servicing agreement;

      o     the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 200_-C_ pooling and servicing agreement, and that failure continues unremedied for 30 days (or such shorter period as may be provided for in the series 200_-C_ pooling and servicing agreement for certain specified acts) or, if the responsible party is diligently attempting to remedy the failure, 60 days (or such shorter period as may be provided for in the series
            200_-C_ pooling and servicing agreement for certain specified acts)
            after written notice of the failure (requiring it to be remedied)
            has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 200_-C_ pooling and servicing agreement, by series 200_-C_ certificateholders entitled to not less than 25% of the voting rights for the series
            200_-C_ certificates or by any affected Serviced Non-Trust Loan
            Noteholder;

      o     it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 200_-C_ pooling and servicing agreement that materially and adversely affects the interests of any class of series 200_-C_ certificateholders or any Serviced Non-Trust Loan
            Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach,
            60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series
            200_-C_ pooling and servicing agreement, by series 200_-C_
            certificateholders entitled to not less than 25% of the voting rights for the series 200_-C_ certificates or by any affected
            Serviced Non-Trust Loan Noteholder;

      o     various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer,

                                     S-195

            or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o     the master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 200_-C_ certificates are qualified, downgraded or withdrawn in connection therewith;

      o     one or more ratings assigned by Fitch to one or more classes of the series 200_-C_ certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action
            Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

      o     the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

      The series 200_-C_ pooling and servicing agreement may include other events of default that apply only to the Non-Trust Loans.

      If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then--within 10 days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series 200_-C_
certificateholders, [S&P and ______] notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 200_-C_ certificateholders entitled to not less than 25% of the voting rights for the series 200_-C_ certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 200_-C_ pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 200_-C_
certificateholder.

      Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 200_-C_ pooling and servicing agreement, all authority and power of the defaulting party under the series 200_-C_ pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series
200_-C_ pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 200_-C_ pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

                                     S-196

      Upon any termination of the master servicer or the special servicer as a result of an event of default, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 200_-C_ pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 200_-C_ pooling and servicing agreement.

      The holders of series 200_-C_ certificates entitled to a majority of the voting rights for the series 200_-C_ Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
200_-C_ pooling and servicing agreement, rather than have the trustee act as that successor.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, the master servicer will have the right for a period of approximately 45 days
(during which time the master servicer will continue to master service the mortgage loans to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 200_-C_ certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans and, to the extent applicable, the Outside Serviced Trust Mortgage Loans, to the extent such expenses are not reimbursed by the replacement servicer.

      In general, series 200_-C_ certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 200_-C_ certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 200_-C_ certificates. In addition, any waiver of an event of default under the second bullet of the "--Events of Default" section above in this prospectus supplement requires the written consent of the trustee. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 200_-C_
pooling and servicing agreement.

      Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a
Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and (b)
furthermore, if an event of default affects solely a Serviced Non-Trust Loan
Noteholder, then the master servicer may not be terminated by the trustee.
However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject
Serviced Loan Combination.

      Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject
Serviced Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 200_-C_ pooling and servicing agreement.
If the special servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series
200_-C_ pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

                                     S-197

      In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 200_-C_ certificateholders entitled to waive a comparable event of default under the series 200_-C_ pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust
Mortgage Loan, the trustee may (and, at the direction of the series 200_-C_
controlling class representative or the holders of series 200_-C_ certificates entitled to 25% of the series 200_-C_ voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust
Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the ________________ Mortgage Loan and the
________________ Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series __________ pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 200_-C_ pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 200_-C_ pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series
200_-C_ controlling class representative or the holders of series 200_-C_
certificates entitled to at least 25% of the series 200_-C_ voting rights. For a description of certain of the rights of the trustee, as holder of the
________________ Mortgage Loan and the ________________ Mortgage Loan, in
respect of events of default on the part of the master servicer and/or the special servicer under the series _______ pooling and servicing agreement, see
"Servicing of the ________________ Loan Combination and the ________________
Loan Combination--Replacement of Master Servicer and Special Servicer Under the
Series _______ Pooling and Servicing Agreement" in this prospectus supplement.

      No series 200_-C_ certificateholder will have the right under the series
200_-C_ pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

      o     that holder previously has given to the trustee written notice of default,

      o     except in the case of a default by the trustee, series 200_-C_
            certificateholders entitled to not less than 25% of the series
            200_-C_ voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 200_-C_ pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require,
            and

      o     except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 200_-C_ pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 200_-C_ certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

      Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 200_-C_ pooling and servicing agreement, all authority and power of the defaulting under the series 200_-C_ pooling and servicing agreement will pass to and be vested in the trustee and the trustee will be authorized and empowered under the series
200_-C_ pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage

                                     S-198

loans included in the trust fund and the Serviced Non-Trust Mortgage Loans and related documents or otherwise. Any cost or expenses in connection with any actions to be taken by any party to the series 200_-C_ pooling and servicing agreement in connection with an event of default by any party thereto are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed by the trust fund.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOANS

      The Outside Serviced Trust Mortgage Loans and any related REO Properties will, in each case, be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced
Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then
(subject to any more specific discussion within this prospectus supplement, including under "--Rights Upon Event of Default" above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 200_-C_ controlling class representative.

               SERVICING OF THE ________________ LOAN COMBINATION
                    AND THE ________________ LOAN COMBINATION

                                    [TO COME]

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 200_-C_ certificates will be issued, on or about _____________,
200_, under the series 200_-C_ pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     the underlying mortgage loans;

      o     any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for the underlying mortgage loans;

      o     our rights under our mortgage loan purchase agreement with the
            [__________] Mortgage Loan Seller;

      o     any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

      o     those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Description of the Series 200_-C_ Pooling and Servicing Agreement--Flow of Funds;
            Account--Custodial Account," the special servicer's REO account described under "Description of the Series 200_-C_ Pooling and
            Servicing Agreement--Accounts--REO Account" above in this prospectus supplement, the trustee's collection account described under
            "Description of the Series 200_-C_ Pooling and Servicing
            Agreement--Accounts--Collection

                                     S-199

            Account" above in this prospectus supplement, or the trustee's interest reserve account described under "Description of the Series
            200_-C_ Pooling and Servicing Agreement--Accounts--Interest Reserve
            Account" above in this prospectus supplement.

      The series 200_-C_ certificates will include the following classes:

      o     the [X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D,
            E and F] classes, which are the classes of series 200_-C_
            certificates that are offered by this prospectus supplement, and

      o     the [X-CL, G, H, J, K, L, M, N, P, Q, S, T, CM-1, CM-2, CM-3, CM-4,
            CM-5, CM-6, CM-7, R-I, R-II, R-III and V] classes, which are the classes of series 200_-C_ certificates that--

            1.    will be retained or privately placed by us, and

            2.    are not offered by this prospectus supplement.

      The class A-MFL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL REMIC III regular interest, the trustee's floating rate account, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-MFL REMIC III regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accruing of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class
A-MFL REMIC III regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

      The class [A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F,
G, H, J, K, L, M, N, P, Q, S, T, CM-1, CM-2, CM-3, CM-4, CM-5, CM-6 and CM-7]
certificates are the series 200_-C_ certificates that will have principal balances and are sometimes referred to as the series 200_-C_ principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 200_-C_
principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 200_-C_ principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" below.

      Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-MFL REMIC III regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses, and any reinstatement of any portion of the total

                                     S-200

principal balance of the class A-MFL certificates on any given distribution date, will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC III regular interest in connection with those losses and expenses or a corresponding reinstatement of a portion of the total principal balance of the class A-MFL REMIC III regular interest, as the case may be.

      The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 200_-C_ interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
200_-C_ interest-only certificates will have a total notional amount.

      The total notional amount of the class X-CL certificates will equal the total principal balance of the class [A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL,
A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T] certificates outstanding from time to time. The total notional amount of the class X-CL certificates at initial issuance will be approximately $____________, although it may be as much as 5% larger or smaller.

      The total notional amount of the class X-CP certificates will equal:

      o     during the period from the Issue Date through and including the distribution date in ______________, the sum of (a) the lesser of
            $_________ and the total principal balance of the class
            ___certificates outstanding from time to time, (b) the lesser of
            $_________ and the total principal balance of the class
            ___certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___,
            ___, ___, ___ and ___certificates outstanding from time to time;

      o     during the period following the distribution date in
            ______________through and including the distribution date in
            ______________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___,
            ___, ___, ___, ___, ___, ___, ___ and ___certificates outstanding from time to time;

      o     during the period following the distribution date in
            ______________through and including the distribution date in
            ______________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___,
            ___, ___, ___, ___, ___, ___ and ___certificates outstanding from time to time, and (d) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time;

      o     during the period following the distribution date in
            ______________through and including the distribution date in
            ______________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___,
            ___, ___, ___, ___, ___ and ___certificates outstanding from time to time, and (d) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time;

      o     during the period following the distribution date in
            ______________through and including the distribution date in
            ______________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___,
            ___, ___, ___, ___ and

                                     S-201

            ___certificates outstanding from time to time, and (d) the lesser of
            $_________ and the total principal balance of the class
            ___certificates outstanding from time to time;

      o     during the period following the distribution date in
            ______________through and including the distribution date in
            ______________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___,
            ___, ___ and ___certificates outstanding from time to time and (d)
            the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time;

      o     during the period following the distribution date in
            ______________through and including the distribution date in
            ______________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___
            and ___certificates outstanding from time to time, and (d) the lesser of $_________ and the total principal balance of the class
            ___certificates outstanding from time to time;

      o     during the period following the distribution date in
            ______________through and including the distribution date in
            ______________, the sum of (a) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___certificates outstanding from time to time, (c) the total principal balance of the class ___, ___ and
            ___certificates outstanding from time to time, and (d) the lesser of
            $_________ and the total principal balance of the class
            ___certificates outstanding from time to time; and

      o     following the distribution date in ______________, $0.

      The total initial notional amount of the class X-CP certificates will be approximately $____________, although it may be as much as 10% larger or smaller.

      The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance--or, solely in the case of the class X-CP certificates, $250,000 initial notional amount--and in any additional whole dollar denominations.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an

                                     S-202

offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

PAYMENTS

      General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 200_-C_
certificates will be divided into:

      1.    Loan Group No. 1, which will consist of ______ underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $_________, representing approximately ___% of the Initial Mortgage Pool
            Balance.

      2.    Loan Group No. 2, which will consist of ______ underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $_________, representing approximately ___% of the Initial Mortgage Pool
            Balance.

                                     S-203

      On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 200_-C_ certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

      In order for a series 200_-C_ certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date
(or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      Payments of Interest. All of the classes of the series 200_-C_
certificates, except for the R-I, R-II, R-III and V classes, and the class A-MFL
REMIC III regular interest, will bear interest.

      With respect to each interest-bearing class of the series 200_-C_
certificates and with respect to the class A-MFL REMIC III regular interest, that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for that particular class of series
            200_-C_ certificates or the class A-MFL REMIC III regular interest, as the case may be, for that interest accrual period,

      o     the total principal balance or notional amount, as the case may be, of that particular class of series 200_-C_ certificates or the class
            A-MFL REMIC III regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

      However, no interest will accrue with respect to the class X-CP certificates following the _______________ interest accrual period.

      In addition, if the pass-through rate of the class A-MFL REMIC III regular interest for any interest accrual period is limited by the Weighted Average Pool
Pass-Through Rate, then the amount by which the interest distributable with respect to the class A-MFL REMIC III regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-MFL certificates on that distribution date.

      On each distribution date, subject to the Standard Available P&I Funds or the Class CM Available P&I Funds, as applicable, for that date and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class CM Principal Balance Certificates," as
applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 200_-C_ certificates (exclusive of the class A-MFL certificates) and with respect to the class A-MFL REMIC III regular interest will equal--

                                     S-204

      o     the total amount of interest accrued during the related interest accrual period with respect to that class of series 200_-C_
            certificates or the class A-MFL REMIC III regular interest, as the case may be, reduced by

      o     the portion of any Net Aggregate Prepayment Interest Shortfall for
            that distribution date that is allocable to that class of series
            200_-C_ certificates or the class A-MFL REMIC III regular interest, as the case may be.

      If the full amount of interest distributable with respect to any interest-bearing class of the series 200_-C_ certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC III regular interest is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Standard Available P&I Funds or the Class CM Available P&I Funds, as
applicable, for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" or "--Payments--Payments on
the Class CM Principal Balance Certificates," as applicable, below. However, no interest will accrue on any of that unpaid interest, and a portion of any past-due interest with respect to the class A-MFL REMIC III regular interest may be payable to the swap counterparty.

      The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
200_-C_ certificates (exclusive of the class A-MFL certificates) and the class
A-MFL REMIC III regular interest in the following manner:

      o     that portion, if any, of the Net Aggregate Prepayment Interest
            Shortfall for any distribution date that is attributable to the
            _______________________ Non-Pooled Portion will be allocated on a pro rata basis to the respective classes of Class CM Principal
            Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 200_-C_
            certificates for the related interest accrual period; and

      o     the remaining portion, if any, of the Net Aggregate Prepayment
            Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 200_-C_
            certificates (exclusive of the class A-MFL certificates and the
            Class CM Principal Balance Certificates) and the class A-MFL REMIC
            III regular interest on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 200_-C_ certificates and the class A-MFL REMIC III regular interest for the related interest accrual period.

      Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates, any such shortfalls allocated to the class A-MFL REMIC III regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-MFL certificates.

      Any distributions of interest allocated to the class A-MFL REMIC III regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-MFL certificates and/or the swap counterparty, as applicable.

      Calculation of Pass-Through Rates. The table on page S-___ of this prospectus supplement provides the initial pass-through rate for each class of the series 200_-C_ certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series
200_-C_ certificates.

      The pass-through rates for the class [A-1, A-2, A-3, A-AB, A-4, A-1A, L,
M, N, P, Q, S and T] certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-___ of this prospectus supplement as the initial pass-through rate for that class.

                                     S-205

      The pass-through rates for the class [A-M, A-J, B, C, D, E, F and G]
certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-___ of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool
Pass-Through Rate is below the identified initial pass-through rate for the class [A-M, A-J, B, C, D, E, F or G] certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 200_-C_
certificates during that interest accrual period will be that Weighted Average
Pool Pass-Through Rate.

      The pass-through rate applicable to the class A-MFL REMIC III regular interest for each interest accrual period will equal the lesser of--

      o     ____% per annum, and

      o     the Weighted Average Pool Pass-Through Rate for the related distribution date.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus _____% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC III regular interest.
In addition, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC III regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL REMIC III regular interest. See "--Payments on the Class A-MFL
Certificates" and "Description of the Swap Agreement--The Swap Agreement" in
this prospectus supplement.

      The term "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in
U.S. Dollars, for a period equal to one month, which appears on the Dow Jones
Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones
Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately
11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR
Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine
LIBOR for each interest accrual period and the determination of LIBOR by that calculation agent will be binding absent manifest error.

      The "LIBOR Determination Date" for the class A-MFL certificates is (i)
with respect to the initial interest accrual period, ____________, 200_, and
(ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A

                                     S-206

"LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits)
in London, England and/or New York, New York, as applicable for purposes of calculating LIBOR as described in the prior paragraph.

      The pass-through rates for the class [A-3, H, J and K] certificates will, in the case of each of those classes, for any interest accrual period, equal the
Weighted Average Pool Pass-Through Rate for that interest accrual period

      The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in ______________, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 200_-C_ principal balance certificates. If all or a designated portion of the total principal balance of any class of series 200_-C_ principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

      For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in ______________, on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

      (1)   the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
            Weighted Average Pool Pass-Through Rate for that interest accrual period, over

      (2)   the pass-through rate in effect during that interest accrual period for the class of series 200_-C_ principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component (or, in the case of the class A-MFL
            certificates, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC III regular interest).

      Following the interest accrual period that ends in ______________, the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in ______________ and for each interest accrual period thereafter.

      The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 200_-C_ principal balance certificates. In general, the total principal balance of each class of series 200_-C_ principal balance certificates will constitute a separate component of the total notional amount of the class
X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 200_-C_ principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates

                                     S-207

for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period .

      For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in ______________, on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

      (1)   if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 200_-C_ principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 200_-C_ principal balance certificates (or, in the case of the class A-MFL
            certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC III regular interest); and

      (2)   if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 200_-C_ principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP
            certificates outstanding immediately prior to the related
            distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
            Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 200_-C_ principal balance certificates (or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC III regular interest).

      Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in ______________, the total principal balance of each class of series 200_-C_ principal balance certificates (exclusive of the
Class CM Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 200_-C_ principal balance certificates whose total principal balance makes up that component (or, in the case of the class
A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC III regular interest).

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

      The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

                                     S-208

      Payments of Principal. Subject to the Standard Available P&I Funds or the
Class CM Available P&I Funds, as applicable, for each distribution date and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class CM Principal Balance Certificates," as
applicable, below, the holders of each class of series 200_-C_ principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series
200_-C_ principal balance certificates on any distribution date will generally equal the Total Principal Payment Amount for that distribution date. However, all payments of principal on the class A-MFL certificates will be made out of payments of principal made to the trustee's floating rate account with respect to the class A-MFL REMIC III regular interest.

      The Total Principal Payment Amount for any distribution date will consist of the Class CM Principal Payment Amount for that distribution date, which is payable with respect to the Class CM Principal Balance Certificates, and the Net
Total Principal Payment Amount for that distribution date, which is payable with respect to the remaining series 200_-C_ principal balance certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest.

      On each distribution date, after all required payments of interest have been made with respect to the class [X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and
A-1A] certificates on that date, the trustee will be required to apply any and all remaining Available P&I Funds to make payments of principal with respect to the class [A-1, A-2, A-3, A-AB, A-4 and A-1A] certificates. In general:

      o     except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

      o     except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or
            A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

      o     on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

      o     on any given distribution date, beginning with the distribution date in _________________, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class
            A-AB certificates must be paid down to the Class A-AB Planned
            Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or
            A-4 certificates; and

      o     except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and
            A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                     S-209

      Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any
event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the [A-1, A-2, A-3, A-AB, A-4 and A-1A]
classes are outstanding at that time, payments of principal on the outstanding class [A-1, A-2, A-3, A-AB, A-4 and A-1A] certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 200_-C_ certificates then outstanding.

      The "Class A-AB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling
Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1,
A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than) the principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

      Following the retirement of the class [A-1, A-2, A-3, A-AB, A-4 and A-1A]
certificates, and subject to available funds, payments of principal, up to the
Net Total Principal Payment Amount for each distribution date (net of any portion of that amount applied in retirement of the class [A-1, A-2, A-3, A-AB,
A-4 and/or A-1-A] certificates), will be allocated between the class A-MFL REMIC
III regular interest and the class A-M certificates, on a pro rata basis in accordance with the respective total principal balances thereof, to the extent necessary to reduce those respective total principal balances to zero. Any distributions of principal allocated to the class A-MFL REMIC III regular interest will be deposited in the trustee's floating rate account and thereafter distributed to the holders of the class A-MFL certificates.

      Following the retirement of the class [A-1, A-2, A-3, A-AB, A-4, A-1A and
A-M] certificates and the class A-MFL REMIC III regular interest, the holders of the class[A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T] certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments"
below, be entitled to payments of principal on each distribution date up to the lesser of:

      o     the total principal balance of the subject class of series 200_-C_
            principal balance certificates outstanding immediately prior to the subject distribution date; and

      o     the excess, if any, of (a) the Net Total Principal Payment Amount
            for the subject distribution date, over (b) the total principal balance of the class A-MFL REMIC III regular interest and all other classes of series 200_-C_ principal balance certificates (exclusive of the class A-MFL certificates and the Class CM Principal Balance
            Certificates) that, as described under "--Payments--Priority of
            Payments" below, are senior in right of payment to the subject class of series 200_-C_ principal balance certificates, outstanding immediately prior to the subject distribution date.

      IN NO EVENT WILL THE HOLDERS OF THE CLASS A-MFL, A-M, A-J, B, C, D, E,F,
G, H, J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2,
A-3, A-AB, A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO
EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 200_-C_ PRINCIPAL BALANCE
CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1A
CERTIFICATES AND THE CLASS CM PRINCIPAL BALANCE CERTIFICATES) BE ENTITLED TO
RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER
MORE SENIOR CLASSES OF SERIES 200_-C_ PRINCIPAL BALANCE CERTIFICATES AND, IF
APPLICABLE, THE CLASS A-MFL REMIC III REGULAR INTEREST, IS REDUCED TO ZERO.

                                     S-210

      The Class CM Principal Payment Amount for each distribution date will be allocated to the class CM-1, CM-2, CM-3, CM-4, CM-5, CM-6 and CM-7 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class CM Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class CM Principal Payment Amount.

      Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Standard Available
P&I Funds or the Class CM Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class CM
Principal Balance Certificates," as applicable, below, the holders of each class of series 200_-C_ principal balance certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC III regular interest) will be entitled to payments of principal, up to the total principal balance of that class of series 200_-C_ principal balance certificates outstanding immediately prior to that final distribution date.

      If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the _______________________ Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 200_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 200_-C_
certificates (exclusive of the class A-MFL certificates) and the class A-MFL
REMIC III regular interest), thereby reducing the payments of principal on the series 200_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest). As a result, the
Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise distributable with respect to the Class CM Principal Balance
Certificates will not be available to reimburse advances or pay Additional Trust
Fund Expenses with respect to any underlying mortgage loan other than the
_______________________ Mortgage Loan.

      If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 200_-C_ principal balance certificates (exclusive of the class A-MFL certificates and the Class CM
Principal Balance Certificates) and the class A-MFL REMIC III regular interest.
In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default
Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 200_-C_
principal balance certificates (exclusive of the class A-MFL certificates and the Class CM Principal Balance Certificates) and the class A-MFL REMIC III regular interest). For purposes of determining the respective portions of the
Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 200_-C_ principal balance certificates (exclusive of the

                                     S-211

class A-MFL certificates and the Class CM Principal Balance Certificates) and
the class A-MFL REMIC III regular interest will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

      The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 200_-C_
principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 200_-C_ principal balance certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC III regular interest, then, subject to the Standard Available P&I Funds or the Class CM Available P&I
Funds, as applicable, and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class CM
Principal Balance Certificates," as applicable, below, the holders of that class or that REMIC III regular interest will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below and elsewhere in this prospectus supplement mean, in the case of any class of series
200_-C_ principal balance certificates (exclusive of the class A-MFL certificates) and in the case of the class A-MFL REMIC III regular interest, for any distribution date, the total amount to which the holders of that class or that REMIC III regular interest, as the case may be, will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC III regular interest on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

      In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the _______________________ Non-Pooled Portion) exceeds the total principal balance of the series 200_-C_ principal balance certificates (exclusive of the
Class CM Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 200_-C_ principal balance certificates (exclusive of the Class CM Principal balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 200_-C_
principal balance certificates. See "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      Priority of Payments. On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

      (1)   concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date,
            (b) from the portion of the Available P&I Funds attributable to Loan
            Group No. 1, to pay interest to the holders of the class A-1, A-2,
            A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the
            Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either

                                     S-212

            loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

      (2)   to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total
            Principal Payment Amount for the subject distribution date that is attributable to Loan Group No. 2;

      (3)   to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificate on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned
            Principal Balance for the subject distribution date;

      (4)   to pay principal to the holders of the class [A-1, A-2, A-3, A-AB,
            A-4 and A-1A] certificates, sequentially in that order, in each case until the total principal balance of the subject class of series
            200_-C_ certificates has been reduced to zero, in an aggregate amount up to the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses
            (2) and (3); and

      (5)   to make payments to the holders of the class [A-1, A-2, A-3, A-AB,
            A-4 and A-1A] certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class
A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the [A-1, A-2, A-3, A-AB, A-4 and
A-1A] classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

      On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

      (1)   payments to the trustee's floating rate account with respect to the class A-MFL REMIC III regular interest and to the holders of the class A-M certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class A-MFL REMIC III regular interest and the class A-M certificates on the subject distribution date, pro rata in proportion to the respective amounts of interest then payable thereon,

            second, in respect of principal, until the total principal balance of the class A-MFL REMIC III regular interest and the class A-M certificates is reduced to zero, pro rata based on total principal balance, up to an amount equal to the excess, if any, of the Net Total
      Principal Payment Amount for the subject

                                     S-213

      distribution date, over the total principal balance of the class A-1, A-2,
      A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to, and pro rata in accordance with, the then respective loss reimbursement amounts for the class A-MFL REMIC
      III regular interest and the class A-M certificates;

      (2)   payments to the holders of the class A-J certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates and the class A-MFL
      REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

      (3)   payments to the holders of the class B certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates and the class
      A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

      (4)   payments to the holders of the class C certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J and B certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

      (5)   payments to the holders of the class D certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount

                                     S-214

      for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B and C
      certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

      (6)   payments to the holders of the class E certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C and D certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

      (7)   payments to the holders of the class F certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D and E
      certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

      (8)   payments to the holders of the class G certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E and F
      certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

      (9)   payments to the holders of the class H certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount

                                     S-215

      for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F and G
      certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

      (10)  payments to the holders of the class J certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G and H
      certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

      (11)  payments to the holders of the class K certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      [A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G, H and
      J] certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

      (12)  payments to the holders of the class L certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G, H, J
      and K certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

      (13)  payments to the holders of the class M certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount

                                     S-216

      for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G,
      H, J, K and L certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

      (14)  payments to the holders of the class N certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G, H, J,
      K, L and M certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

      (15)  payments to the holders of the class P certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G, H, J,
      K, L, M and N certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

      (16)  payments to the holders of the class Q certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G, H, J,
      K, L, M, N and P certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date,
      and

            third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

      (17)  payments to the holders of the class S certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount

                                     S-217

      for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G,
      H, J, K, L, M, N, P and Q certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date, and

            third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

      (18)  payments to the holders of the class T certificates--

            first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

            second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the
      subject distribution date, over the total principal balance of the class
      A-1, A-2, A-3, A-AB, A-4, A-1A, A-MFL, A-M, A-J, B, C, D, E, F, G, H, J,
      K, L, M, N, P, Q and S certificates and the class A-MFL REMIC III regular interest outstanding immediately prior to the subject distribution date,
      and

            third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

      (19)  payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I
Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 200_-C_ principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Payment Amount for the final distribution date.

      Interest, principal and loss reimbursement amount in respect to the class
A-MFL REMIC III regular interest will be paid to the trustee's floating rate account for distribution to the holders of the class A-MFL certificates and/or the swap counterparty on the subject distribution date.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any default prepayment consideration collected with respect to the _______________________
Non-Pooled Portion), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class [A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
A-J, B, C, D, E, F, G, H, J or K] certificates that are, and to the trustee's floating rate account with respect to the class A-MFL REMIC III regular interest if it is, then entitled to payments of principal from the loan group (i.e. Loan
Group No. 1 or Loan Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates and/or that REMIC III regular interest, the product of--

      o     the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

      o     a fraction, which in no event may be greater than 1.0 or less than
            0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 200_-C_ principal balance certificates or that REMIC III regular interest, as the case may be, for the related interest accrual period, over the relevant Discount
            Rate, and the denominator of which is equal to the

                                     S-218

            excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 200_-C_
            principal balance certificates or with respect to that REMIC III regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total
            Principal Payment Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

      The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class
X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

      o     on any distribution date up to and including the distribution date in ____________,

            1.    ______% thereof to the holders of the class X-CL certificates,
                  and

            2.    ______% thereof to the holders of the class X-CP certificates;
                  and

      o     on any distribution date subsequent to the distribution date in
            ____________ and up to and including the distribution date in
            _________________,

            1.    ______% thereof to the holders of the class X-CL certificates,
                  and

            2.    ______% thereof to the holders of the class X-CP certificates;
                  and

      o     on any distribution date subsequent to the distribution date in
            _________________, 100% thereof to the holders of the class X-CL certificates.

      For so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-MFL REMIC III regular interest will be payable to the swap counterparty.

      If any default prepayment consideration is collected during any particular collection period with respect to the _______________________ Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the
_______________________ Pooled Portion and the _______________________
Non-Pooled Portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the _______________________
Non-Pooled Portion, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of Class CM Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of series 200_-C_ certificates.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

      o     the collectability of any prepayment premium or yield maintenance charge.

                                     S-219

      See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust.

      Payments on the Class A-MFL Certificates. On each distribution date,for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

      o     first, to make distributions of interest to the holders of the class
            A-MFL certificates, up to an amount equal to the Class A-MFL
            Interest Distribution Amount for the subject distribution date;

      o     second, to make distributions of principal to the holders of the class A-MFL certificates, up to the Class A-MFL Principal
            Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

      o     third, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
            Connection with Realized Losses and Additional Trust Fund Expenses"
            below.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class
A-MFL Interest Distribution Amount" with respect to any distribution date will generally be equal to: (a) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-MFL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A)
______% and (B) the total principal balance of the class A-MFL certificates immediately prior to the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-MFL REMIC III regular interest pursuant to the priority of distributions on that distribution date;
and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-MFL REMIC III regular interest pursuant to the priority of distributions on that distribution date exceeds (ii) 1/12th of the product of
(A) ______%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c)
of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class
A-MFL REMIC III regular interest on such distribution date pursuant to the priority of distributions.

      With respect to any distribution date, the "Class A-MFL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-MFL REMIC III regular interest pursuant to the priority of distributions on such distribution date.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-MFL REMIC III regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment
Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment

                                     S-220

consideration allocable to the class A-MFL REMIC III regular interest will be payable to the holders of the class A-MFL certificates.

      See "--Payments--Priority of Payments" and "Description of the Swap
Agreement" in this prospectus supplement.

      Payments on the Class CM Principal Balance Certificates. On each distribution date, the trustee will apply the Class CM Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class CM Available
P&I Funds:

      ORDER OF
      PAYMENT     RECIPIENT CLASS OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
------------------------------------------------------------------------------------------------------------------------

         1                   CM-1             Interest up to the total interest payable on that class

         2                   CM-1             Principal up to the total principal payable on that class

         3                   CM-1             Reimbursement up to the total loss reimbursement amount for that class

         4                   CM-2             Interest up to the total interest payable on that class

         5                   CM-2             Principal up to the total principal payable on that class

         6                   CM-2             Reimbursement up to the loss reimbursement amount for that class

         7                   CM-3             Interest up to the total interest payable on that class

         8                   CM-3             Principal up to the total principal payable on that class

         9                   CM-3             Reimbursement up to the loss reimbursement amount for that class

        10                   CM-4             Interest up to the total interest payable on that class

        11                   CM-4             Principal up to the total principal payable on that class

        12                   CM-4             Reimbursement up to the loss reimbursement amount for that class

        13                   CM-5             Interest up to the total interest payable on that class

        14                   CM-5             Principal up to the total principal payable on that class

        15                   CM-5             Reimbursement up to the loss reimbursement amount for that class

        16                   CM-6             Interest up to the total interest payable on that class

        17                   CM-6             Principal up to the total principal payable on that class

        18                   CM-6             Reimbursement up to the loss reimbursement amount for that class

                                     S-221

      ORDER OF
      PAYMENT     RECIPIENT CLASS OR CLASSES                         TYPE AND AMOUNT OF PAYMENT
------------------------------------------------------------------------------------------------------------------------

        19                   CM-7             Interest up to the total interest payable on that class

        20                   CM-7             Principal up to the total principal payable on that class

        21                   CM-7             Reimbursement up to the loss reimbursement amount for that class

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the series 200_-C_ certificates and/or the class A-MFL
            REMIC III regular interest,

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the series 200_-C_ certificates and/or the class A-MFL REMIC III regular interest, and

      o     the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 200_-C_ pooling and servicing agreement.

      In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the series 200_-C_ pooling and servicing agreement will be applied--

      o     first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

      o     thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

      To the extent described under "Description of the Series 200_-C_ Pooling and Servicing Agreement--Advances--Advances of Delinquent Monthly Debt Service
Payments" above in this prospectus supplement, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool (exclusive of the Allocated
Principal Balance of the _______________________ Non-Pooled Portion) may decline below the total principal balance of the series 200_-C_ principal balance certificates (exclusive of the Class CM Principal Balance Certificates). If this occurs following the payments made to the series 200_-C_ certificateholders and with respect to the class A-MFL REMIC III regular interest on any

                                     S-222

distribution date, then the respective total principal balances of the following classes of the series 200_-C_ principal balance certificates (or, in the case of the reference to "A-MFL" below, the class A-MFL REMIC III regular interest) are to be successively reduced in the following order, until the total principal balance of those classes of certificates or the class A-MFL REMIC III regular interest, as the case may be, equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the
_______________________ Non-Pooled Portion) that will be outstanding immediately following that distribution date.

            ORDER OF ALLOCATION                      CLASS
         ----------------------------    -----------------------------
                    1st                                T
                    2nd                                S
                    3rd                                Q
                    4th                                P
                    5th                                N
                    6th                                M
                    7th                                L
                    8th                                K
                    9th                                J
                    10th                               H
                    11th                               G
                    12th                               F
                    13th                               E
                    14th                               D
                    15th                               C
                    16th                               B
                    17th                              A-J
                                                 A-MFL and A-M,
                                            pro rata based on total
                    18th                 outstanding principal balances
                    19th                         A-1, A-2, A-3,
                                              A-AB, A-4 and A-1A,
                                           pro rata based on total
                                         outstanding principal balances

      The reference in the foregoing table to "A-MFL" means the class A-MFL
REMIC III regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC III regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

      In no event will the total principal balance of the class A-MFL REMIC III regular interest or any class of series 200_-C_ principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 200_-C_ principal balance certificates listed above it in the table has been reduced to zero. In no event will the total principal balance of any of the A-1, A-2, A-3, A-AB, A-4 or A-1A classes be reduced until the total principal balance of the class A-MFL REMIC III regular interest has been reduced to zero.

      The reductions in the total principal balances of the respective classes of series 200_-C_ principal balance certificates or the class A-MFL REMIC III regular interest, as described above, will represent an allocation of the
Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 200_-C_ certificates.

      Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the _______________________
Mortgage Loan will be allocated--

                                     S-223

      o     first, to the class CM-7, CM-6, CM-5, CM-4, CM-3, CM-2 and CM-1 certificates, in that order, in each case up to the total principal balance of the subject class, until the total principal balance of the Class CM Principal Balance Certificates equals the Allocated
            Principal Balance of the _______________________ Non-Pooled Portion
            that will be outstanding immediately following that distribution date; and

      o     then, to the respective classes of series 200_-C_ principal balance certificates (exclusive of the class A-MFL, CM-1, CM-2, CM-3, CM-4,
            CM-5, CM-6 and CM-7 certificates) and the class A-MFL REMIC III regular interest, as described above in this "--Reductions of
            Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" section.

      The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

      o     the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default
            Interest or Post-ARD Additional Interest), over

      o     the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or
            Post-ARD Additional Interest) on, that mortgage loan.

      If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and/or Post-ARD Additional
Interest) also will be treated as a Realized Loss.

      Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

      Additional Trust Fund Expenses may include:

      o     any special servicing fees, workout fees and liquidation fees paid to the special servicer;

      o     any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

      o     any unanticipated, non-mortgage loan specific expense of the trust, including--

            1.    any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under
                  "Description of the Governing Documents--Rights, Protections,
                  Indemnities and Immunities of the Trustee" in the accompanying prospectus

                                     S-224

                  (the fiscal agent having the same rights to indemnity and
                  reimbursement as described with respect to the trustee),

            2.    any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under "Description of the Governing Documents--Matters
                  Regarding the Master Servicer, the Special Servicer, the
                  Manager and Us" in the accompanying prospectus, and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under
                  "Description of the Governing Documents--REO Properties"
                  and/or "Federal Income Tax Consequences--REMICs--Prohibited
                  Transactions Tax and Other Taxes" in the accompanying
                  prospectus;

      o     rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and
            Default Interest actually collected on the related underlying mortgage loan; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Description of the
            Series 200_-C_ Pooling and Servicing Agreement--Realization Upon
            Defaulted Mortgage Loans" in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

      Any expenses under the governing servicing agreement for an Outside
Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 200_-C_ certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the related Outside Serviced Trust Mortgage Loan, should be considered
Additional Trust Fund Expenses.

      The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the _______________________ Non-Pooled Portion) may exceed the total principal balance of the series 200_-C_ principal balance certificates (exclusive of the
Class CM Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 200_-C_ principal balance certificates, the total principal balances of one or more classes of series 200_-C_ principal balance certificates
(exclusive of the class A-MFL certificates) or the class A-MFL REMIC III regular interest that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 200_-C_ principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL
REMIC III regular interest, as the case may be, in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 200_-C_ principal balance certificates or the class A-MFL REMIC III regular interest, as applicable, with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 200_-C_
principal balance certificates (exclusive of the Class CM Principal Balance
Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the _______________________ Non-Pooled Portion). Any
such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 200_-C_
certificates (exclusive of the Allocated Principal Balance of the class A-MFL certificates) and the class A-MFL REMIC III regular interest that would otherwise have accrued if the reinstated principal amounts had never been

                                     S-225

written off. Any restoration of the total principal balance of the class A-MFL
REMIC III regular interest will result in a dollar-for-dollar increase in the total principal balance of the class A-MFL certificates.

                                     S-226

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

------------------------------------------------------------------------------------------------------------------------------------
     TYPE / RECIPIENT (1)                AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------
FEES
------------------------------------------------------------------------------------------------------------------------------------

Master Servicing Fee /       With respect to each                 Compensation        First, out of recoveries          Monthly
Master Servicer              underlying mortgage loan,                                of interest with respect
                             one-twelfth of the product of                            to that mortgage loan and
                             the related annual master                                then, if the subject
                             servicing fee rate(3)                                    mortgage loan and any
                             multiplied by the principal                              related REO Property has
                             amount on which interest                                 been liquidated, out of
                             accrues or is deemed to accrue                           general collections on
                             from time to time with respect                           deposit in the custodial
                             to such mortgage loan.                                   account. (4)
------------------------------------------------------------------------------------------------------------------------------------
Additional Master            o  Prepayment Interest               Compensation        Interest payments made by       Time to time
Servicing Compensation /        Excesses on underlying                                the related mortgagor
Master Servicer                 mortgage loans that are the                           intended to cover interest
                                subject of a principal                                accrued on the subject
                                prepayment in full or in                              principal prepayment with
                                part after their due date                             respect to the subject
                                in any collection period.                             mortgage loan during the
                                                                                      period from and after the
                                                                                      related due date.
                             -------------------------------------------------------------------------------------------------------
                             o  All interest and                  Compensation        Interest and investment           Monthly
                                investment income earned on                           income related to the
                                amounts on deposit in the                             subject accounts (net of
                                master servicer's custodial                           investment losses).
                                account and in any Loan
                                Combination-specific
                                account.
                             -------------------------------------------------------------------------------------------------------
                             o  All interest and                  Compensation        Interest and investment           Monthly
                                investment income earned on                           income related to the
                                amounts on deposit in the                             subject accounts (net of
                                servicing accounts, reserve                           investment losses).
                                accounts and the defeasance
                                account, to the extent not
                                otherwise payable to the
                                borrowers.
                             -------------------------------------------------------------------------------------------------------
                             o  Late payment charges              Compensation        Payments of late payment        Time to time
                                and Default Interest                                  charges and Default
                                actually collected with                               Interest made by
                                respect to any underlying                             mortgagors with respect to
                                mortgage loan during any                              the underlying mortgage
                                collection period, but only                           loans.
                                to the extent that such
                                late payment charges and
                                Default Interest accrued
                                while it was a
                                non-specially serviced
                                mortgage loan
------------------------------------------------------------------------------------------------------------------------------------

                                     S-227

------------------------------------------------------------------------------------------------------------------------------------
    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                and are not otherwise
                                allocable to pay the
                                following items with
                                respect to the subject
                                mortgage loan: (i) interest
                                on advances; or (ii)
                                Additional Trust Fund
                                Expenses (exclusive of
                                special servicing fees,
                                liquidation fees and
                                workout fees) currently
                                payable or previously paid
                                with respect to the subject
                                mortgage loan or related
                                mortgaged real property
                                from collections on the
                                mortgage pool and not
                                previously reimbursed.
------------------------------------------------------------------------------------------------------------------------------------
Outside Master Servicing     With respect to each Outside         Compensation        Out of payments of                Monthly
Fee/ master servicer of an   Serviced Trust Mortgage Loan,                            interest with respect to
Outside Serviced Trust       one-twelfth of the product of                            that Outside Serviced
Mortgage Loan                the related annual outside                               Trust Mortgage Loan.
                             master servicing fee rate(5)
                             multiplied by the principal
                             amount on which interest
                             accrues or is deemed to accrue
                             from time to time with respect
                             to such mortgage loan.
------------------------------------------------------------------------------------------------------------------------------------
Special Servicing Fee /      With respect to each                 Compensation        Out of general collections        Monthly
Special Servicer             underlying mortgage loan                                 on all the mortgage loans
                             (other than the Outside                                  and any REO Properties in
                             Serviced Trust Mortgage Loans)                           the trust on deposit in
                             and Serviced Non-Trust Loan                              the custodial account. (7)
                             that is being specially
                             serviced or as to which the
                             related mortgaged real
                             property has become an REO
                             Property, one-twelfth of the
                             product of the annual special
                             servicing fee rate(6)
                             multiplied by the principal
                             amount on which interest
                             accrues or is deemed to accrue
                             from time to time with respect
                             to such mortgage loan (with a
                             minimum of $4,000 per month
                             for each specially serviced
                             mortgage loan or Loan
                             Combination).
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Outside Special Servicing    With respect to each Outside         Compensation        Out of payments with              Monthly
Fee/ Special Servicer of     Serviced Trust Mortgage Loan,                            respect to that Outside
an Outside Serviced Trust    one-twelfth of the product of                            Serviced Trust Mortgage
Mortgage Loan                the related annual outside                               Loan and then out of
                             special servicing fee rate (5)                           general collections on all
                             multiplied by the principal                              the mortgage loans and any
                             amount on which interest                                 REO Properties in the
                             accrues or is deemed to accrue                           trust on deposit in the
                             from time to time with respect                           custodial account.
                             to such mortgage loan.
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                                     S-228

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    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
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Workout Fee / Special        With respect to each                 Compensation        Out of each collection of       Time to time
Servicer                     underlying mortgage loan                                 interest (other than
                             (other than the Outside                                  Default Interest),
                             Serviced Trust Mortgage Loans)                           principal, and prepayment
                             and each Serviced Non-Trust                              consideration received on
                             Loan that has been and                                   the subject mortgage loan.
                             continues to be worked-out,                              (7)
                             the workout fee rate of 1.0%
                             multiplied by each collection
                             of interest (other than
                             Default Interest), principal,
                             and prepayment consideration
                             received on the subject
                             mortgage loan for so long as
                             it remains a worked-out
                             mortgage loan.
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Liquidation Fee / Special    With respect to any specially        Compensation        Out of the full, partial        Time to time
Servicer                     serviced mortgage loan (other                            or discounted payoff
                             than, if applicable, an                                  obtained from the related
                             Outside Serviced Trust                                   borrower and/or
                             Mortgage Loan) for which the                             Liquidation Proceeds
                             special servicer obtains a                               (exclusive of any portion
                             full, partial or discounted                              of that payment or
                             payoff and with respect to any                           proceeds that represents a
                             specially serviced mortgage                              recovery of Default
                             loan (other than, if                                     Interest) in respect of
                             applicable, an Outside                                   the related specially
                             Serviced Trust Mortgage Loan)                            serviced mortgage loan or
                             or REO Property for which the                            related REO Property, as
                             special servicer receives any                            the case may be. (7)
                             Liquidation Proceeds (8), an
                             amount calculated by
                             application of a liquidation
                             fee rate of 1.0% to the
                             related payment or proceeds
                             (exclusive of Default
                             Interest).
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Outside Serviced Trust       With respect to each Outside         Compensation        Out of payments with            Time to Time
Mortgage Loan Workout Fee    Serviced Trust Mortgage Loan,                            respect to that Outside
and Liquidation Fee /        the related liquidation fee                              Serviced Trust Mortgage
special servicer of an       rate and workout fee rate due                            Loan and then out of
Outside Serviced Trust       and owing under the applicable                           general collections on all
Mortgage Loan                outside servicing agreement.                             the mortgage loans and any
                             (9)                                                      REO Properties in the
                                                                                      trust on deposit in the
                                                                                      custodial account.
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Additional Special           o  All interest and                  Compensation        Interest and investment
Servicing Compensation /        investment income earned on                           income related to the
Special Servicer                amounts on deposit in the                             subject accounts (net of
                                special servicer's REO                                investment losses).
                                Account.
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                                     S-229

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    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
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                             o  Late payment charges              Compensation        Late payment charges and        Time to time
                                and Default Interest                                  Default Interest actually
                                actually collected with                               collected in respect of
                                respect to any mortgage                               the underlying mortgage
                                loan, but only to the                                 loans.
                                extent such late payment
                                charges and Default
                                Interest (a) accrued with
                                respect to that mortgage
                                loan while it was specially
                                serviced or after the
                                related mortgaged property
                                became an REO Property and
                                (b) are not otherwise
                                allocable to pay the
                                following items with
                                respect to the subject
                                mortgage loan:  (i)
                                interest on advances; or
                                (ii) Additional Trust Fund
                                Expenses (exclusive of
                                special servicing fees,
                                liquidation fees and
                                workout fees) currently
                                payable or previously paid
                                with respect to the subject
                                mortgage loan or mortgaged
                                real property from
                                collections on the mortgage
                                pool and not previously
                                reimbursed.
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Additional Servicing         All assumption fees,                 Compensation        Related payments made by          Monthly
Compensation / Master        assumption application fees,                             mortgagors with respect to
Servicer and/or Special      modification fees, consent                               the subject mortgage loans.
Servicer(10)                 fees, extension fees and
                             similar fees actually
                             collected on the underlying
                             mortgage loans (other than
                             Outside Serviced Trust
                             Mortgage Loans) and Serviced
                             Non-Trust Loans.
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Trustee Fee / Trustee        With respect to each                 Compensation        Interest Remittance Amount.       Monthly
                             distribution date, an amount
                             equal to one-twelfth of the
                             product of the annual trustee
                             fee rate(11), multiplied by
                             the aggregate Stated Principal
                             Balance of the mortgage pool
                             outstanding immediately prior
                             to such distribution date.
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                                     S-230

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    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
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Additional Trustee           All interest and investment          Compensation        Interest and investment           Monthly
Compensation / Trustee       income earned on amounts on                              income realized on funds
                             deposit in the trustee's                                 deposited in the trustee's
                             collection account and                                   collection account and
                             interest reserve account.                                interest reserve account
                                                                                      (net of investment losses).
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Expenses
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Servicing Advances /         To the extent of funds             Reimbursement of      Amounts on deposit in the       Time to time
Master Servicer, Special     available, the amount of any           expenses          custodial account that
Servicer or Trustee          servicing advances.                                      represent (a) payments
                                                                                      made by the related
                                                                                      mortgagor to cover the
                                                                                      item for which such
                                                                                      servicing advance was made
                                                                                      or (b) Liquidation
                                                                                      Proceeds, condemnation
                                                                                      proceeds, insurance
                                                                                      proceeds and, if
                                                                                      applicable, REO revenues
                                                                                      (in each case, if
                                                                                      applicable, net of any
                                                                                      liquidation fee or workout
                                                                                      fee payable therefrom)
                                                                                      received in respect of the
                                                                                      particular mortgage loan
                                                                                      or related REO Property,
                                                                                      provided that if the
                                                                                      master servicer, special
                                                                                      servicer or trustee
                                                                                      determines that a
                                                                                      servicing advance is not
                                                                                      recoverable out of
                                                                                      collections on the related
                                                                                      underlying mortgage, then
                                                                                      such reimbursement will be
                                                                                      paid out of general
                                                                                      collections on the
                                                                                      mortgage loans and any REO
                                                                                      Properties in the trust on
                                                                                      deposit in the custodial
                                                                                      account. (12)
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Interest on Servicing        At a rate per annum equal to      Payment of interest    First, out of Default             Monthly
Advances / Master            the prime rate as published in   on servicing advances   Interest and late payment
Servicer, Special Servicer   the "Money Rates" section of                             charges on the related
or Trustee                   The Wall Street Journal,                                 mortgage loan and then,
                             accrued on the amount of each                            after or at the same time
                             outstanding servicing advance.                           that advance is
                                                                                      reimbursed, out of any
                                                                                      other amounts then on
                                                                                      deposit in the master
                                                                                      servicer's custodial
                                                                                      account. (13)

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P&I Advances / Master        To the extent of funds           Reimbursement of P&I    Amounts on deposit in the       Time to Time
Servicer and Trustee         available, the amount of any      advances made with     master servicer's custodial
                             P&I advances.                       respect to the       account that represent late
                                                                  mortgage pool       collections of interest and
                                                                                      principal (net of related
                                                                                      master servicing, workout
                                                                                      and liquidation fees)
                                                                                      received in respect of the
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                                     S-231

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    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
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                                                                                      related underlying mortgage
                                                                                      loan or REO Property as to
                                                                                      which such P&I advance was
                                                                                      made, provided that if the
                                                                                      master servicer or trustee
                                                                                      determines that a P&I
                                                                                      advance is not recoverable
                                                                                      out of collections on the
                                                                                      related underlying
                                                                                      mortgage, then out of
                                                                                      general collections on the
                                                                                      mortgage loans and any REO
                                                                                      Properties in the trust on
                                                                                      deposit in the custodial
                                                                                      account. (14)
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Interest on P&I Advances /   At a rate per annum equal to      Payment of interest    First, out of Default            Monthly
Master Servicer and Trustee  the prime rate as published in      on P&I advances      Interest and late payment
                             the "Money Rates" section of                             charges on the related
                             The Wall Street Journal,                                 mortgage loan and then,
                             accrued on the amount of each                            after or at the same time
                             outstanding P&I advance.                                 that advance is reimbursed,
                                                                                      out of any other amounts
                                                                                      then on deposit in the
                                                                                      master servicer's custodial
                                                                                      account. (13)
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Unpaid expenses (other       To the extent of funds             Reimbursement of      Default Interest and late       Time to Time
than interest on servicing   available, the amount of any           Expenses          payment charges on deposit
advances or P&I advances,    outstanding expenses.                                    in the custodial account
special servicing fees,                                                               that were received with
workout fees and                                                                      respect to the mortgage
liquidation fees)                                                                     loan as to which the
                                                                                      expense was incurred, to
                                                                                      the extent not applied to
                                                                                      the payment of interest on
                                                                                      outstanding servicing or
                                                                                      P&I advances.
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Reimbursement of costs and   To the extent of funds             Reimbursement of      Out of general collections      Time to time
expenses for the             available, the costs and               Expenses          on deposit in the master
remediation of adverse       expenses in connection with                              servicer's custodial
environmental conditions     the remediation of adverse                               account.
at any mortgaged real        environmental condition at any
property / Special           mortgaged real property that
Servicer                     secures a defaulted mortgage
                             loan in the trust (such costs
                             and expenses will be incurred
                             only if the Special Servicer
                             has determined to acquire
                             title or possession of the
                             related mortgaged real
                             property).
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Cost of an independent       To the extent of funds            Payment of Expenses    Out of general collections      Time to time
appraiser or other expert    available, the cost of such                              on deposit in the master
in real estate matters       independent appraiser or other                           servicer's custodial
                             expert in real estate matters.                           account.
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Fees of an independent       To the extent of funds            Payment of Expenses    Out of general collections      Time to time
contractor retained to       available, the amount of the                             on deposit in the master
manage an REO Property       fees of such independent                                 servicer's custodial
                             contractor.                                              account.
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                                     S-232

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    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
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Servicing expenses, that     To the extent of funds           Payment of servicing    Out of general collections      Time to time
would, if advanced by the    available, the amount of such          expenses          on deposit in the master
master servicer or special   servicing advance.                                       servicer's custodial
servicer, constitute                                                                  account.
nonrecoverable servicing
advances
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Amounts payable or           Amounts (other than normal            Payment or         Out of general collections
reimbursable to a            monthly payments) specifically     reimbursement or      on deposit in the master
Non-Trust Noteholder or a    payable or reimbursable to        amounts payable by     servicer's custodial
servicer of an Outside       such party by the trust in its         the trust         account.
Serviced Trust Mortgage      capacity as holder of the
Loan                         related underlying mortgage
                             loan that is part of the
                             relevant Loan Combination,
                             pursuant to the terms of the
                             related Co-Lender Agreement.
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Reimbursement of             To the extent of funds             Reimbursement of      First, out of amounts on        Time to time
nonrecoverable advances      available, the amount of any           Expenses          deposit in the custodial
and interest thereon /       P&I advance or servicing                                 account that represent
Master Servicer, Special     advance, and interest thereon,                           payments or collections of
Servicer or Trustee          that the advancing party has                             principal on the mortgage
                             determined to be not                                     loans and second, out of
                             recoverable out of collections                           any other payments and/or
                             on the related underlying                                collections on the
                             mortgage loan.                                           mortgage loans and third,
                                                                                      out any other amounts on
                                                                                      deposit in the custodial
                                                                                      account.
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Indemnification of           Any cost or expenses in             Indemnification      General collections on the      Time to time
expenses in connection       connection with any actions                              mortgage pool on deposit
with the termination and     taken by any party to the                                in the Trustee's
removal of the master        series 200_-C_ pooling and                               collection account.
servicer or the special      servicing agreement with
servicer as a result of an   respect to the termination and
Event of Default / the       removal of the master servicer
applicable party to the      or special servicer following
series 200_-C_ pooling and   an Event of Default (if not
servicing agreement          paid by the defaulting party
                             within 90 days after notice of
                             such costs and expenses).
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Cost of transferring         The cost of transferring          Payment of expenses    General collections on the      Time to Time
mortgage files and related   mortgage files and related                               mortgage pool on deposit
documents to a successor     documents to a successor                                 in the trustee's
trustee/ trustee             trustee.                                                 collection account.
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Cost of opinions or advice   To the extent of funds            Payment of expenses    General collections on the      Time to time
of counsel / Party           available, the cost of such                              mortgage pool on deposit
incurring such expense       opinions of counsel or advice                            in the trustee's
                             of counsel.                                              collection account or the
                                                                                      master servicer's
                                                                                      custodial account.
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Payment of any federal,      The amount of any federal,       Payment of taxes and    General collections on the      Time to time
state and local taxes        state and local taxes imposed      related expenses      mortgage pool on deposit
imposed on the               on the trust, its assets                                 in the trustee's
assets and/or                and/or                                                   collection account.
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                                     S-233

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    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
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trust, its transactions,     transactions, together with
together with all            all incidental costs and
incidental costs and         expenses.
expenses, that are
required to be borne by
the trust / Party
incurring such expense
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Indemnification Expenses /   The amount of any professional      Indemnification      General collections on the      Time to time
Tax Administrator            fees or expenses related to                              mortgage pool on deposit
                             audits or any administrative                             in the trustee's
                             or judicial proceedings with                             collection account.
                             respect to the Trust Fund that
                             involve the IRS or state tax
                             authorities.
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Funds necessary for the      To the extent of funds            Payment of expenses    Amounts on deposit in the       Time to time
proper operation,            available, the amount of the                             account established by the
management, leasing,         expenses for the proper                                  special servicer for the
maintenance and              operation, management,                                   retention of revenues and
disposition of any           leasing, maintenance and                                 other proceeds derived
administered REO Property/   disposition of such REO                                  from such REO Property. (4)
Special Servicer             Property.
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The cost or expenses         The amount of such cost or        Indemnification of     Out of the trust funds (in      Time to time
incurred in connection       expenses.                              expenses          any event, out of amounts
with determining the                                                                  otherwise payable with
identity of the                                                                       respect to the Controlling
Controlling Class                                                                     Class Certificates or the
Representative or the                                                                 related class of
Loan-Specific Class                                                                   Loan-Specific
Representative                                                                        Certificates, as the case
                                                                                      may be).
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Indemnification Expenses/    Any loss, liability or              Indemnification      Amounts on deposit on the       Time to time
Trustee and any director,    reasonable "out-of-pocket"                               master servicer's
officer, employee or agent   expense arising out of, or                               custodial account and the
of the Trustee               incurred in connection with                              trustee's collection
                             the series 200_-C_ pooling and                           account (and, to the
                             servicing agreement, the                                 extent that a Serviced
                             certificates (provided that                              Loan Combination or any
                             such loss, liability or                                  related REO Property is
                             expense constitutes an                                   affected, such indemnity
                             "unanticipated expense" within                           will be payable out of the
                             the meaning of Treasury                                  related Loan
                             regulations section                                      Combination-specific
                             1.860G-1(b)(3)(ii). (15)                                 custodial account).
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Indemnification Expenses/    Any loss, liability or              Indemnification      Amounts on deposit on the       Time to time
the Depositor, the Master    reasonable expense (including                            master servicer's
Servicer or the Special      reasonable legal fees and                                custodial account. (16)
Servicer and any director,   expenses) incurred in
officer, employee or agent   connection with (a) any legal
of the Depositor, Master     action or claim relating to
Servicer or Special          the series 200_-C_ pooling and
Servicer                     servicing agreement or the
                             certificates or (b) any
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                                     S-234

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    TYPE / RECIPIENT (1)                 AMOUNT                  GENERAL PURPOSE                SOURCE (2)             FREQUENCY
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                             mediation and/or arbitration,
                             relating to the series 200_-C_
                             pooling and servicing
                             agreement, the certificates,
                             or any dispute as to the
                             existence of any material
                             document defect or material
                             breach with respect to any
                             mortgage loan. (15)
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                                     S-235

________________

(1)   If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 200_-C_ pooling and servicing agreement. See
      "Description of the Governing Documents--Amendment" in the accompanying prospectus.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the certificates.

(3)   The master servicing fee rate for each mortgage loan will [equal ___% per annum] [range, on a loan-by-loan basis, from _____% per annum to _____%
      per annum], as described in this prospectus supplement under "Description of the Series 200_-C_ Pooling and Servicing Agreement--Servicing and Other
      Compensation and Payment of Expenses--The Master Servicing Fee."

(4)   In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)   The outside master servicing fee rate for each mortgage loan will equal
      ____% per annum. The outside special servicing fee rate for each mortgage loan will equal ____% per annum.

(6)   The special servicing fee rate for each mortgage loan will equal ___% per annum., as described in this prospectus supplement under "Description of the Series 200_-C_ Pooling and Servicing Agreement-- Servicing and Other
      Compensation and Payment of Expenses--Principal Special Servicing
      Compensation--The Special Servicing Fee."

(7)   If the subject underlying mortgage loan is part of a Serviced Loan
      Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any
      Subordinate Non-Trust Loan(s) included in the subject Serviced Loan
      Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(8)   Circumstances as to when a liquidation fee is not payable are set forth under "Description of the Series 200_-C_ Pooling and Servicing
      Agreement--Servicing and Other Compensation and Payment of
      Expenses--Principal Special Servicing Compensation--The Liquidation Fee"
      in this prospectus supplement.

(9)   The liquidation fee rate and the workout fee rate with respect to each outside serviced trust mortgage loan is described under "Servicing of the
      _______________ Loan Combination and the _______________ Loan Combination"
      in this prospectus supplement.

(10)  Allocable between the master servicer and the special servicer as provided in the series 200_-C_ pooling and servicing agreement.

(11)  The trustee fee rate will equal ___% per annum., as described in this prospectus supplement under "Description of the Series 200_-C_ Pooling and
      Servicing Agreement--Trustee Compensation."

(12)  If the subject underlying mortgage loan is part of a Serviced Loan
      Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific custodial account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation
      Proceeds, condemnation proceeds, insurance proceeds and, if applicable,
      REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced
      Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any
      Subordinate Non-Trust Loan(s) included in the subject Serviced Loan
      Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination.

                                     S-236

(13)  If the subject underlying mortgage loan is part of a Serviced Loan
      Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan
      Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Co-Lender
      Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender
      Agreement to related Non-Trust Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject
      Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related
      Co-Lender Agreement) from such amounts otherwise so distributable.

(14)  If the subject underlying mortgage loan is part of a Serviced Loan
      Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust or the related Non-Trust
      Loan Noteholder, as applicable, as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan
      Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender
      Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related
      Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any
      Subordinate Non-Trust Loan(s) included in the subject Serviced Loan
      Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination.

(15)  In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 200_-C_ pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 200_-C_ pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series
      200_-C_ pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series 200_-C_ pooling and servicing agreement, or allocable overhead.

(16)  If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to one or more Non-Trust Loans included in such Serviced Loan Combination, will also be payable out of the master servicer's custodial account if amounts on deposit in the related Loan Combination-specific account(s) are insufficient therefor.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

      o     A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

                                     S-237

      o     A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

      o     A mortgage pool data update report, which is to contain
            substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-6 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

      The master servicer or the special servicer, as specified in the series
200_-C_ pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust
Mortgage Loans) and the corresponding mortgaged real properties:

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA historical liquidation report;

      o     a CMSA REO status report;

      o     a CMSA servicer watch list;

      o     a loan payoff notification report;

      o     a CMSA comparative financial status report;

      o     a CMSA loan level reserve/LOC report;

      o     a CMSA loan periodic update file;

      o     a CMSA advance recovery report;

      o     a CMSA property file; and

      o     a CMSA financial file.

      In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

                                     S-238

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

      Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

      With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the series __________ master servicer or the series _______ master servicer, as applicable, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 200_-C_ pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust
Mortgage Loan or the related mortgaged real property is received from the series
__________ master servicer or the series _______ master servicer, as applicable, the series 200_-C_ master servicer is required to aggregate that information with the CMSA reports the series 200_-C_ master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information
Available Electronically." The obligation of the series 200_-C_ master servicer and/or the trustee to remit any reports or information identified in this
"--Certificateholder Reports; Available Information" section with respect to an
Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

      Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 200_-C_ certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

      Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

      Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 200_-C_ certificate registrar are required to

                                     S-239

recognize as certificateholders only those persons in whose names the series
200_-C_ certificates are registered on the books and records of the certificate registrar.

      Information Available Electronically. The trustee will make available each month via the trustee's internet website, for the relevant reporting periods, to the series 200_-C_ certificateholders and beneficial owners of series 200_-C_
certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 200_-C_ pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at
www.etrustee.net.

      The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the
Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the Certificates--Incorporation of
Certain Documents by Reference; Reports Filed with the SEC" in the accompanying prospectus.

      The trustee will provide to each person, including any beneficial owner, to whom the accompanying prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying prospectus but not delivered with the accompanying prospectus. Requests for this information should be made to the trustee at its corporate trust office or
312-904-6057.

      The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 200_-C_ pooling and servicing agreement.

      Upon notice from the underwriters that the non-offered classes of series
200_-C_ certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group,
Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 200_-C_ certificateholders.

      None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

      Other Information. The series 200_-C_ pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

      o     this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 200_-C_ certificates, in the form most recently provided by us or on our behalf to the trustee;

      o     the series 200_-C_ pooling and servicing agreement, each
            sub-servicing agreement delivered to the trustee since the Issue
            Date, and any amendments to those agreements;

                                     S-240

      o     all monthly reports of the trustee delivered, or otherwise electronically made available, to series 200_-C_ certificateholders since the Issue Date;

      o     all officer's certificates delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under "Description of the Series 200_-C_ Pooling and
            Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      o     all accountant's reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the
            Issue Date, as described under "Description of the Series 200_-C_
            Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      o     the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside
            Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

      o     the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

      o     upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
            (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Description of the
            Series 200_-C_ Pooling and Servicing Agreement--Inspections;
            Collection of Operating Information" in this prospectus supplement;

      o     upon request, except in the case of an Outside Serviced Trust
            Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Description of the
            Series 200_-C_ Pooling and Servicing Agreement--Inspections;
            Collection of Operating Information" in this prospectus supplement;
            and

      o     with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of such Outside Serviced Trust Mortgage Loan.

      Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 200_-C_ pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the

                                     S-241

            series 200_-C_ pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

      The voting rights for the series 200_-C_ certificates will be allocated among the respective classes of those certificates as follows:

      o     99% of the voting rights will be allocated among the holders of the various classes of series 200_-C_ certificates that have principal balances, pro rata in accordance with those principal balances;

      o     1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

      o     0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

For purposes of the foregoing, the total principal balance of each class of
Class CM Principal Balance Certificates will be reduced by any portion of an
Appraisal Reduction Amount with respect to the _______________________ Mortgage
Loan that is allocable to that class. Any Appraisal Reduction Amount with respect to the _______________________ Mortgage Loan will be allocable to the class CM-7, CM-6, CM-5, CM-4, CM-3, CM-2 and CM-1 certificates, in that order, in each case up to the total principal balance of the subject class of Class CM
Principal Balance Certificates.

      Voting rights allocated to a class of series 200_-C_ certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

      The obligations created by the series 200_-C_ pooling and servicing agreement will terminate following the earliest of--

      1.    the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

      2.    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series
            200_-C_ controlling class, the master servicer, us or Lehman
            Brothers Inc., in that order of preference.

      Written notice of termination of the series 200_-C_ pooling and servicing agreement will be given to each series 200_-C_ certificateholder. The final payment with respect to each series 200_-C_ certificate will be made only upon surrender and cancellation of that certificate at the office of the series
200_-C_ certificate registrar or at any other location specified in the notice of termination.

      Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers
Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

      o     the sum of--

                                     S-242

            1.    the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO
                  Properties, together with (a) interest, other than Default
                  Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

            2.    the appraised value of all REO Properties then included in the trust,

      minus

      o     solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 200_-C_ pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding series
200_-C_ certificates. However, the rights of the special servicer, any single holder or group of holders of the series 200_-C_ controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the Initial Mortgage Pool Balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 200_-C_ certificateholders, will constitute part of the
Standard Available P&I Funds or the Class CM Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 200_-C_ pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor, and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

      o     the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate,

                                     S-243

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

      o     in the case of the class A-MFL certificates only, whether the pass-through rate on the class A-MFL REMIC III regular interest is limited by the Weighted Average Pool Pass-Through Rate.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default. The pass-through rate on the class A-MFL REMIC III regular interest will be sensitive to changes in the relative composition of the mortgage pool.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-MFL certificates is based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

      In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Pool Pass-Through Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity of the class
X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

      Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 200_-C_ certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 200_-C_

                                     S-244

certificates, while work-outs are negotiated or foreclosures are completed.
These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD
Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class [A-1, A-2, A-3, A-AB,
A-1A, A-4, A-M, A-J, B, C, D, E, F, G, H and J] certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

      In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 200_-C_ principal balance certificates.

      Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

      If--

                                     S-245

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      o     the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Depending on the timing thereof, any reduction of the total principal balance of the class [A-1, A-2, A-3, A-AB, A-1A, A-4, A-M, A-J, B, C, D, E, F,
G, H or J] certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

      Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

      In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 200_-C_ principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
200_-C_ certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, amounts otherwise payable with respect to the Class CM Principal Balance
Certificates will not be available to reimburse advances and/or pay Additional
Trust Fund Expenses with respect to any underlying mortgage loan other than the
_______________________ Mortgage Loan.

      The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

                                     S-246

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1.    provisions that require the payment of prepayment premiums and yield maintenance charges,

            2.    provisions that impose prepayment lock-out periods, and

            3.    amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool," "Description of the Series 200_-C_ Pooling
and Servicing Agreement," "Servicing of the ________________ Loan Combination
and the ________________ Loan Combination" and "Servicing of the
________________ Loan Combination and the ________________ Loan Combination" in
this prospectus supplement and "Description of the Governing Documents" and
"Yield and Maturity Considerations--Yield and Prepayment Considerations" in the
accompanying prospectus.

      The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers

                                     S-247

may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the underlying mortgage loans.

      Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

      The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

      We calculated the yields set forth in the tables on Annex C-1 by--

      o     determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

      o     converting those monthly rates to semi-annual corporate bond equivalent rates.

                                     S-248

      That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

      For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the
PSA Standard Formula modified duration is calculated by dividing the Macaulay
Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

      The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

      o     the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

      o     the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

      o     the ARD Loan in the trust will be paid in full on its anticipated repayment date,

      o     the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

      o     the total purchase prices of the offered certificates will be as assumed.

      You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

      The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of

                                     S-249

that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

      o     multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     sum the results; and

      o     divide the sum by the total amount of the reductions in the principal balance of the certificate.

      Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

      As described in this prospectus supplement, the Total Principal Payment
Amount for each distribution date will be payable first with respect to the class [A-1, A-2, A-3, A-AB, A-4 and/or A-1A] certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances (in the case of the class A-MFL certificates, through the class A-MFL
REMIC III regular interest), sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class [A-1, A-2, A-3, A-AB and A-1A] certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 200_-C_ certificates with principal balances.

      The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)--

      o     the weighted average life of that class, and

      o     the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling
            Assumptions.

      We make no representation that--

      o     the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

      o     all the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

      o     mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                     S-250

                                LEGAL PROCEEDINGS

      There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 200_-C_
certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

      o     purchase the mortgage loans that we will include in the trust, and

      o     pay expenses incurred in connection with the issuance of the series
            200_-C_ certificates.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

      On the Issue Date, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates
(and, correspondingly, the class A-MFL REMIC III regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL REMIC III regular interest). The maturity date of the swap agreement will be the earlier of the rated final distribution date for the class
A-MFL certificates and the date on which the notional amount of the swap agreement is zero (including as a result of the termination of the trust fund).
A copy of the swap agreement entered into by the trustee on behalf of the trust with respect to the class A-MFL certificates will be filed with the SEC as an exhibit to a current report on Form 8-K after the Issue Date.

THE SWAP AGREEMENT

      The swap agreement will provide that, with respect to each distribution date, commencing in November 200_, (a) the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class A-MFL REMIC III regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) ______% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-MFL certificateholders, on the business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus _____% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-MFL certificates for any interest accrual period will equal LIBOR plus %, although the effective pass-through rate with respect to the class A-MFL certificates may be less as a result of any reduction in the amount payable by the swap counterparty as described below.

      If the pass-through rate on the class A-MFL REMIC III regular interest is reduced below ______% per annum or if there is an interest shortfall with respect to the class A-MFL REMIC III regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) ______%, multiplied by (ii) the

                                     S-251

notional amount of the swap agreement for that distribution date, over (b) the amount of interest distributions with respect to the class A-MFL REMIC III regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

      If the reduction in the amount payable by the trust to the swap counterparty with respect to any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-MFL REMIC III regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) ______% per annum and (ii) the notional amount of the swap agreement for that future distribution date.

      Payments by the trust to the swap counterparty and by the swap counterparty to the trust will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-MFL certificateholders.

      If at any time a Collateralization Event is in effect, the swap counterparty will be required to: (a) post collateral securing its obligations under the swap agreement, but only to the extent necessary to cover any termination fee payable by it in the event of a termination of the swap agreement; (b) find a replacement swap counterparty whose ratings would not cause a Collateralization Event; or (c) find a party to guarantee the swap counterparty's obligations under the swap agreement, the ratings of which guarantor would have allowed it to be an acceptable replacement swap counterparty under the immediately preceding clause (b). If at any time a Rating
Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty or a guarantor whose ratings would not cause a Collateralization Event. If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement while a
Collateralization Event is in effect, fails to find a suitable replacement swap counterparty or find a suitable guarantor while a Rating Agency Trigger Event is in effect, fails to make a payment to the trust required under the swap agreement (which failure continues unremedied for one business day following notice), or if an early termination date is designated under the swap agreement in accordance with its terms (each such event, a "Swap Default"), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under "--Termination Fees" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class
A-MFL certificates. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

      A "Collateralization Event" will be in effect if: (a) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured short-term debt obligations of the swap counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible

                                     S-252

downgrade); (b) no short-term rating is available from Moody's and the unsecured long-term senior debt obligations of the swap counterparty are rated below "Aa3"
by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); or (c) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated below "A+" by S&P or are rated "A+" by S&P and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured short-term debt obligations of the swap counterparty are rated below "A-1+" by S&P or (d) no short-term rating is available from S&P and the unsecured long-term senior debt obligations of the swap counterparty are rated below "AA-" by S&P or are rated "AA-" by S&P and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade).

      A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty and any guarantor of its obligations under the swap agreement will both fail to satisfy the Swap Counterparty Ratings
Threshold. "Swap Counterparty Ratings Threshold" will mean: (a) either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated at least "BBB" and the unsecured short-term debt obligations of the swap counterparty are rated at least "A-3" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured long-term senior debt obligations of the swap counterparty are rated at least "BBB+" by S&P; and (b)
either (i) the unsecured long-term senior debt obligations of the swap counterparty are rated at least "Baa2" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured short-term debt obligations of the swap counterparty are rated at least "P-3" by Moody's (and such rating is not on watch for possible downgrade) or (ii) no short-term rating is available from Moody's and the unsecured long-term senior debt obligations of the swap counterparty are rated at least "Baa1" by Moody's; provided that, if a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements set forth in clauses (a) and (b) of this sentence will instead apply to that guarantor, and the Swap Counterparty Ratings
Threshold will be satisfied if the ratings of that guarantor satisfy the ratings requirements set forth in clauses (a) and (b) of this sentence.

      Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class
A-MFL REMIC III regular interest following a payment default under the swap agreement on the part of the swap counterparty (a "Swap Payment Default") will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class
A-MFL REMIC III regular interest will not constitute a default under the series
200_-C_ pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class
A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

      The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class
A-MFL REMIC III regular interest for such distribution date is actually received by the trustee.

TERMINATION FEES

      In the event of the termination of the swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap

                                     S-253

agreement, then such termination fee will be distributed to the class A-MFL certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. Other than to the extent provided in the foregoing sentence, no termination fee will be paid by the trust to the swap counterparty. No upfront payment from a replacement swap counterparty will be available for payments on the class A-MFL certificates.

THE SWAP COUNTERPARTY

      __________________ ("_____________") is the swap counterparty under the swap agreement (see "Description of the Swap Agreement--The Swap Agreement" in
this prospectus supplement). _____________, a Delaware corporation, is________________________.

      [Insert description of swap counterparty.]

      _____________ has not participated in the preparation of this offering document and has not reviewed and is not responsible for any information contained herein, other than the information contained in the preceding five paragraphs.

      The information in this section has been provided by _____________. Except for the information contained herein under the caption "--The Swap
Counterparty", _____________ has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

      The delivery of this prospectus supplement will not create any implication that there has been no change in the affairs of _____________ since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.

         THE SWAP CONTRACTS ARE OBLIGATIONS OF _____________ AND ARE NOT
OBLIGATIONS OF THE DEPOSITOR OR THE UNDERWRITERS.

      The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 200_-C_ pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each of REMIC I,
REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code, and the arrangement under which the class A-MFL REMIC III regular interest, the trustee's floating rate account and the swap agreement relating to the class
A-MFL certificates is held will be classified as a grantor trust for U.S.
federal income tax purposes.

      The assets of REMIC I will generally include--

      o     the underlying mortgage loans,

      o     any REO Properties acquired on behalf of the series 200_-C_
            certificateholders,

                                     S-254

      o     the master servicer's custodial account,

      o     the special servicer's REO account, and

      o     the trustee's collection account and interest reserve account.

      However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loan held in that REMIC.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I,

      o     the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC
            III,

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II,

      o     the class [A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-MFL, A-M,
            A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, CM-1, CM-2,
            CM-3, CM-4, CM-5, CM-6 and CM-7] certificates and the class A-MFL
            REMIC III regular interest certificates will evidence the regular interests in, and will generally be treated as debt obligations of,
            REMIC III,

      o     the class R-III certificates will evidence the sole class of residual interests in REMIC III, and

      o     the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL REMIC III regular interest, the swap agreement and the trustee's floating rate account

      For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue

                                     S-255

discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

      Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

      When determining the rate of accrual of market discount and premium, if any, with respect to the series 200_-C_ certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o     the mortgage loans with anticipated repayment dates will be paid in full on those dates,

      o     no mortgage loan in the trust will be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan in the trust.

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

                                     S-256

      Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. In particular, potential thrift institution purchasers of class A-1, A-2, A-3, A-AB and A-4 certificates may wish to consult their tax advisors concerning the application of section 7701(a)(19)(C) of the
Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in Loan Group No. 1, which generally, with the exception of _________ underlying mortgage loans, does not consist of assets described in that section of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      (1)   the borrower pledges substitute collateral that consist solely of
            Government Securities;

      (2)   the mortgage loan documents allow that substitution;

      (3)   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      (4)   the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

                                     S-257

CONSTRUCTIVE SALES OF CLASS X-CP CERTIFICATES

      Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 200_-C_ certificateholders.

      See "Description of the Governing Documents--REO Properties" and "Federal
Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

THE CLASS A-MFL CERTIFICATES

      Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-MFL
REMIC III regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL
REMIC III regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class
A-MFL REMIC III regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap
Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL REMIC III regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL REMIC III regular interest.

      Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL REMIC III regular interest, it is anticipated that the class A-MFL REMIC III regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the

                                     S-258

Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period.
Moreover, while Regulations promulgated by the U.S. Treasury Department
("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated "significant" under those
Treasury regulations. Prospective purchasers of class A-MFL certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

      Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-MFL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-MFL REMIC III regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-MFL REMIC III regular interest.

      Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS ARE ENCOURAGED TO CONSULT
THEIR TAX ADVISORS PRIOR TO INVESTING IN THE CLASS A-MFL CERTIFICATES, WHICH MAY
NOT BE AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO LIMITATIONS ON
THE DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

      Any amount of proceeds from the sale, redemption or retirement of a class
A-MFL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class
A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      The class A-MFL certificates, representing a beneficial ownership in the class A-MFL REMIC III regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the
Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL

                                     S-259

certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                              ERISA CONSIDERATIONS

      If you are--

      o     a fiduciary of a Plan, or

      o     any other person investing "plan assets" of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

      If a Plan acquires a series 200_-C_ certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan
Asset Regulations. For example, one of the exceptions in the Plan Asset
Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
200_-C_ certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 200_-C_ certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 200_-C_
certificates.

      If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

      The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

      o     the servicing and operation of pools of real estate loans, such as the mortgage pool, and

      o     the purchase, sale and holding of mortgage pass-through
            certificates, such as the offered certificates, that are
            underwritten by an Exemption-Favored Party.

      The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

                                     S-260

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group (other than an underwriter);

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates,

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations, and

            3.    the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the series 200_-C_ pooling and
                  servicing agreement and reimbursement of that person's
                  reasonable expenses in connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

      The Underwriter Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

                                     S-261

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any
            sub-servicer, any party responsible for servicing an Outside
            Serviced Trust Mortgage Loan, provider of credit support,
            Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

      o     the continued holding of an offered certificate by a Plan.

      However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

      o     the continued holding of offered certificates by a Plan.

      Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

      o     providing services to the Plan, or

                                     S-262

      o     having a specified relationship to this person,

      solely as a result of the Plan's ownership of offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

      The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S.
dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan
Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a
"qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.

      A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

      o     the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

      o     the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates--

                                     S-263

      o     are legal investments for them, or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $_______________, plus accrued interest on all the offered certificates (other than the class A-MFL certificates) from _____________, 200_.
It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of
DTC on or about _____________, 200_, against payment for them in immediately available funds.

           UNDERWRITER                CLASS A-1         CLASS A-2         CLASS A-3        CLASS A-AB          CLASS A-4
---------------------------------  --------------    --------------    --------------    --------------     --------------

Lehman Brothers Inc. ............  $                 $                 $                 $                  $
                                   --------------    --------------    --------------    --------------     --------------

[_______________________].......   --------------    --------------    --------------    --------------     --------------

TOTAL............................  $                 $                 $                 $                  $

           UNDERWRITER                CLASS A-1A        CLASS A-MFL       CLASS A-M          CLASS A-J          CLASS B
---------------------------------  --------------    --------------    --------------    --------------     --------------
Lehman Brothers Inc. ............  $                 $                 $                 $                  $
                                   --------------    --------------    --------------    --------------     --------------

[_______________________].......   --------------    --------------    --------------    --------------     --------------

TOTAL............................  $                 $                 $                 $                  $

           UNDERWRITER                 CLASS C           CLASS D           CLASS E            CLASS F          CLASS X-CP
---------------------------------  --------------    --------------    --------------    --------------     --------------
Lehman Brothers Inc. ............  $                 $                 $                 $                  $
                                   --------------    --------------    --------------    --------------     --------------

[_______________________].......   --------------    --------------    --------------    --------------     --------------

TOTAL............................  $                 $                 $                 $                  $

      The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

      o     the receipt of various legal opinions; and

      o     the satisfaction of various conditions, including that--

            1.    no stop order suspending the effectiveness of our registration statement is in effect, and

            2.    no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

      The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers,

                                     S-264

and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

      Each underwriter has further represented to and agreed with us that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"))
            received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 200_-C_ certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 200_-C_ certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 200_-C_ certificates to the public in that Relevant
Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of this provision, the expression an "offer of series
200_-C_ certificates to the public" in relation to any series 200_-C_
certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 200_-C_ certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 200_-C_ certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

      The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the

                                     S-265

Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

      We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying prospectus.

      With respect to this offering--

      o     Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

      o     [__________________________] is acting as co-lead manager.

                                  LEGAL MATTERS

      Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin LLP, New York, New York, for both underwriters by Sidley Austin LLP, New York, New York and for
[__________________________] by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

              CLASS                  S&P                FITCH
           -----------------    --------------    ----------------
               X-CP
               A-1
               A-2
               A-3
               A-AB
               A-4
               A-1A
              A-MFL
               A-M
               A-J
                B
                C
                D
                E
                F

      The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-MFL certificates) on each distribution date and, except in the case of the class
X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

                                     S-266

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust,

      o     whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

      o     the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls,

      o     whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

      o     the yield to maturity that investors may experience.

      Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

      In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

      A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class A-MFL REMIC III regular interest. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL REMIC III regular interest, and are not rating the receipt of interest accrued at LIBOR plus _____%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate or the likelihood of investors in the class A-MFL certificates incurring additional costs as a result of the existence of the swap agreement.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

      See "Rating" in the accompanying prospectus.

                                     S-267

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

      "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "________________ BORROWER" means the borrower under the ________________
Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The ________________ Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

      "________________ CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of a date in June 13, 200_, between the initial holder of the promissory note for the ________________ Mortgage Loan and the initial
________________ Non-Trust Loan Noteholder.

      "________________ INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The ________________ Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

      "________________ LOAN COMBINATION" means, together, the ________________
Mortgage Loan and the ________________ Non-Trust Loans.

      "________________ LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--Lockbox" in this prospectus supplement.

      "________________ MEZZANINE BORROWER" means the borrower under the
________________ Mezzanine Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The ________________
Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

      "________________ MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

      "________________ MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

      "________________ MEZZANINE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The ________________ Mortgage Loan--Lockbox" in this prospectus supplement.

      "________________ MEZZANINE NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE"
has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The ________________ Mortgage
Loan--Lockbox" in this prospectus supplement.

      "________________ MORTGAGE LOAN" means the underlying mortgage loan secured by the ________________ Mortgaged Property.

      "________________ MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as______________.

                                     S-268

      "________________ NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a ________________ Non-Trust Loan.

      "________________ NON-TRUST LOANS" means, together, the ________________
Note A1 Non-Trust Loan and the ________________ Note A3 Non-Trust Loan.

      "________________ NOTE A LOANS" means, collectively, the ________________
Mortgage Loan, the ________________ Note A1 Non-Trust Loan and the
________________ Note A3 Non-Trust Loan.

      "________________ NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the ________________ Note A1 Non-Trust Loan that is identified in the related loan agreement as "Note A1 Tranche B", and that is, in general, subordinate in right of payment to the ________________ Mortgage Loan, the ________________ Note A1 Senior Non-Trust Loan Component and the
________________ Note A3 Non-Trust Loan.

      "________________ NOTE A1 NON-TRUST LOAN" means the Non-Trust Loan secured by the ________________ Mortgaged Property and evidenced by promissory note A-1, which Non-Trust Loan is comprised of (i) the ________________ Note A1 Senior
Non-Trust Loan Component and (ii) the ________________ Note A1 Junior Non-Trust
Loan Component.

      "________________ NOTE A1 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the ________________ Note A1 Non-Trust Loan, that is identified in the related loan agreement as "Note A-1 Tranche A", and that is, at all times, pari passu in right of payment with the ________________ Mortgage
Loan and the ________________ Note A3 Non-Trust Loan, and, in general, senior in right of payment to the ________________ Note A1 Junior Non-Trust Loan
Component.

      "________________ NOTE A3 NON-TRUST LOAN" means the Non-Trust Loan secured by the ________________ Mortgaged Property and evidenced by promissory note A-3, which Non-Trust Loan is, at all times, pari passu in right of payment with the
________________ Mortgage Loan and the ________________ Note A1 Senior Non-Trust
Loan Component, and, in general, senior in right of payment to the
________________ Note A1 Junior Non-Trust Loan Component.

      "________________ SIGNAGE RIGHTS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--Building Naming Rights/Signage" in
this prospectus supplement.

      "A/B LOAN COMBINATION" means each Loan Combination identified as an A/B
Loan Combination in the chart under "Description of the Mortgage Pool--Loan
Combinations--General" in this prospectus supplement.

      "A/B LOAN COMBINATION CO-LENDER AGREEMENT" means the Co-Lender Agreement related to each A/B Loan Combination.

      "A/B LOAN COMBINATION NON-TRUST LOAN" means the Non-Trust Loan that is part of an A/B Loan Combination.

      "A/B LOAN COMBINATION NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for an A/B Loan Combination Non-Trust Loan.

      "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

                                     S-269

      o     arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o     is not required to be paid by any party to the series 200_-C_
            pooling and servicing agreement,

      o     is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

      o     is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust
            Loan, and

      o     causes a shortfall in the payments of interest (other than Post-ARD
            Additional Interest) or principal on any class of series 200_-C_
            certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC III regular interest.

      We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of--

      o     the per annum rate at which the related master servicing fee
            (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 200_-C_ pooling and servicing agreement,

      o     the per annum rate at which the monthly trustee fee is calculated under the series 200_-C_ pooling and servicing agreement, and

      o     solely with respect to each Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a
            30/360 Basis) under the applicable pooling and servicing agreement.

      "ADR" means average daily rate.

      "ALLOCATED PRINCIPAL BALANCE" means:

      o     in the case of the _______________________ Pooled Portion, a principal amount equal to the lesser of--

            1.    the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the _______________________
                  Mortgage Loan that is allocable to the _______________________
                  Pooled Portion (which initially is $____________), over (b)
                  all collections and/or advances of principal with respect to the _______________________ Mortgage Loan that have previously been allocated to the _______________________ Pooled Portion, and included in the Standard Available P&I Funds as described under "Description of the Mortgage Pool--The Pooled and
                  Non-Pooled Portions of the _______________________ Mortgage
                  Loan" in this prospectus supplement, and

            2.    the then Stated Principal Balance of the ____________________
                  Mortgage Loan; and

                                     S-270

      o     in the case of the _______________________ Non-Pooled Portion, the excess, if any, of (a) the then Stated Principal Balance of the
            _______________________ Mortgage Loan, over (b) the then Allocated
            Principal Balance of the _______________________ Pooled Portion.

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that will equal the excess, if any, of "x"
over "y" where--

      o     "x" is equal to the sum of:

            1.    the Stated Principal Balance of the mortgage loan;

            2.    to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD
                  Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

            3.    all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

            4.    all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the
                  fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series
                  200_-C_ pooling and servicing agreement;

            5.    any other unpaid items that could become Additional Trust Fund
                  Expenses in respect of the mortgage loan; and

            6.    all currently due and unpaid real estate taxes and
                  assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable
                  reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

      o     "y" is equal to the sum of:

            1.    the excess, if any, of--

                  (a)   90% of the resulting appraised or estimated value of the
                        related mortgaged real property or REO Property (which
                        value may be subject to reduction by the special
                        servicer, acting in accordance with the Servicing
                        Standard, based on its review of the related appraisal
                        and other relevant information), over

                  (b)   the amount of any obligations secured by liens on the
                        property that are prior to the lien of the mortgage
                        loan;

            2.    the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

                  (a)   are not required to be applied to pay real estate taxes
                        and assessments, insurance premiums or ground rents,

                                     S-271

                  (b)   are not otherwise scheduled to be applied (except to pay
                        debt service on the mortgage loan) within the 12-month
                        period following the date of determination, and

                  (c)   may be used to reduce the principal balance of the
                        mortgage loan; and

            3.    the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for
                  purposes of paying down the principal balance of the mortgage loan.

      If, however, with respect to any mortgage loan in the trust (other than an
Outside Serviced Trust Mortgage Loan)--

      o     an Appraisal Trigger Event occurs,

      o     no appraisal or other valuation estimate, as described under
            "Description of the Series 200_-C_ Pooling and Servicing
            Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

      o     either--

            1.    no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
                  Trigger Event, or

            2.    there has been a material change in the circumstances
                  surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier
                  update of an appraisal or other valuation, that would, in the special servicer's judgment, materially affect the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

      Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other
Appraisal Trigger Event has occurred during the preceding three-month period;
and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

      Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. In the case of the ________________ Loan Combination and the
________________ Loan Combination, upon the occurrence of an Appraisal Trigger
Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to the subject Loan Combination will be as calculated in accordance with the series __________ pooling and servicing agreement and generally in the same manner as Appraisal Reduction Amounts are calculated under the series 200_-C_
pooling and servicing agreement, except that interest payable on delinquency advances made with respect to all the securitized mortgage loans in the subject
Loan Combination may be taken into account. In the case of the ________________
Mortgage Loan and the ________________ Mortgage Loan, upon the occurrence of an
Appraisal Trigger Event

                                     S-272

with respect thereto, the Appraisal Reduction Amount, if any, with respect to the ________________ Loan Combination and the ________________ Loan Combination
will be calculated under the series _______ pooling and servicing agreement and generally as described under "Servicing of the ________________ Loan Combination and the ________________ Loan Combination--Appraisal Trigger Event/Appraisal
Reduction Amount Under the Series _______ Pooling and Servicing Agreement" in
this prospectus supplement.

      Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination (in the case of the
Outside Serviced Loan Combinations, pursuant to the governing servicing agreement) as follows--

      o     with respect to the ________________ Loan Combination, any Appraisal
            Reduction Amount will be allocated, first, to the ________________
            Note A1 Junior Non-Trust Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the ________________ Note
            A1 Junior Non-Trust Loan Component), and then, on a pro rata basis by balance, between the ________________ Note A1 Senior Non-Trust
            Loan Component, the ________________ Mortgage Loan and the
            ________________ Note A3 Non-Trust Loan;

      o     with respect to the ________________ Loan Combination, any resulting
            Appraisal Reduction Amount will be allocated, first, to the
            ________________ Note B Non-Trust Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the ________________ Note
            B Non-Trust Loan, and second, to the ________________ Note A1 Junior
            Non-Trust Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the ________________ Note A1 Junior
            Non-Trust Loan Component), and third, on a pro rata basis by balance, between the ________________ Note A1 Senior Non-Trust Loan
            Component, the ________________ Mortgage Loan and the
            ________________ Note A3 Non-Trust Loan;

      o     with respect to the ________________ Loan Combination, any resulting
            Appraisal Reduction Amount will be allocated, first, on a pro rata basis by balance, between the ________________ C Loans (up to the amount of the outstanding principal balance of the ________________
            C Loans), and second, on a pro rata basis by balance, between the
            ________________ B Loans (up to the amount of the outstanding principal balance of the ________________ B Loans), and third, on a pro rata basis by balance, between the ________________ Mortgage
            Loan and the ________________ Note A Non-Trust Mortgage Loans;

      o     with respect to the ________________ Loan Combination, any resulting
            Appraisal Reduction Amount will be allocated, first, on a pro rata basis by balance, between the ________________ B Loans (up to the amount of the outstanding principal balance of the ________________
            B Loans), and second, on a pro rata basis by balance, between the
            ________________ Mortgage Loan and the ________________ Note A
            Non-Trust Loans; and

      o     with respect to each A/B Loan Combination, any resulting Appraisal
            Reduction Amount will, in each case, be allocated, first, to the related A/B Loan Combination Non-Trust Mortgage Loan (up to the
            amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the related A/B
            Loan Combination Non-Trust Mortgage Loan), and then, to the underlying mortgage loan in that Loan Combination.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced
Non-Trust Loan, any of the following events:

                                     S-273

      o     the mortgage loan has been modified by the special servicer in a manner that--

            1.    affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
                  mortgage loan,

            2.    except as expressly contemplated by the related loan
                  documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal
                  prepayment in an amount, or the delivery by the related
                  borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

            3.    in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially
                  reduces the likelihood of timely payment of amounts due on the mortgage loan;

      o     the mortgage loan is delinquent--

            1.    except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

            2.    solely in the case of a balloon payment, if any, for one
                  business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not
                  reasonably be expected to occur);

      o     a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

      o     the related borrower becomes the subject of (1) voluntary
            bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
            undismissed for 60 days;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     the mortgage loan remains outstanding five years after any extension of its maturity.

      Appraisal Trigger Events or the equivalent with respect to the
________________ Mortgage Loan and the ________________ Mortgage Loan will be as set forth in, and appraisals of the ________________ Mortgaged Property and the
________________ Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series __________ Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

      Appraisal Trigger Events or the equivalent with respect to the
________________ Mortgage Loan will be as set forth in, and appraisals of the
________________ Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series _______ Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent are described under "Servicing of the ________________ Loan Combination and the
________________ Loan Combination--Appraisal Trigger Event/Appraisal Reduction
Amount under the Series _______ Pooling and Servicing Agreement" in this prospectus supplement.

                                     S-274

      "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, as described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--ARD Loans."

      "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 200_-C_ certificates on each distribution date. The Available P&I Funds are more particularly described under "Description of the Series 200_-C_ Pooling and Servicing Agreement--Accounts--Collection
Account--Withdrawals" in this prospectus supplement.

      "BALLOON BALANCE" has the same meaning as "Maturity/ARD Balance."

      "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 200_-C_ certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

      "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

      "CBE" means corporate bond equivalent.

      "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

      "_______________________ MORTGAGE LOAN" means the underlying mortgage loan secured by the _______________________ Mortgaged Property.

      "_______________________ MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
_______________________.

      "_______________________ NON-POOLED PORTION" means the junior portion of the _______________________ Mortgage Loan that consists of $____________ of the entire actual cut-off date principal balance of the _______________________
Mortgage Loan.

      "_______________________ POOLED PORTION" means the senior portion of the
_______________________ Mortgage Loan that consists of $____________ of the entire actual cut-off date principal balance of the _______________________
Mortgage Loan.

      "CLASS A-AB PLANNED PRINCIPAL BALANCE" has the meaning assigned to that term under "Description of the Certificates--Payments--Payments of Principal" in
this prospectus supplement.

      "CLASS A SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

      o     the class [A-1, A-2, A-3, A-AB, A-4 and A-1A] certificates, or any two or more of those classes, remain outstanding, and

      o     the total principal balance of the class [A-M, A-J, B, C, D, E, F,
            G, H, J, K, L, M, N, P, Q, S and T] certificates have previously been reduced to zero as described under "Description of the

                                     S-275

            Offered Certificates--Reductions of Certificate Principal Balances
            in Connection with Realized Losses and Additional Trust Fund
            Expenses" in this prospectus supplement.

      "CLASS CM AVAILABLE P&I FUNDS" means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the
_______________________ Non-Pooled Portion in accordance with "Description of the Mortgage Pool--The Pooled and Non-Pooled Portions of the
_______________________ Mortgage Loan" in this prospectus supplement.

      "CLASS CM REPRESENTATIVE" means a holder (or, in the case of a class of book-entry certificates, a beneficial owner) of the Class CM Principal Balance
Certificates selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class CM Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class CM
Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class CM Principal Balance
Certificates that a Class CM Representative is no longer designated, the holder
(or, in the case of a class of book-entry certificates, beneficial owner) of
Class CM Principal Balance Certificates that beneficially owns Class CM
Principal Balance Certificates evidencing the largest aggregate percentage of series 200_-C_ voting rights allocable to those certificates, will be the Class
CM Representative.

      "CLASS CM PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class
CM-1, CM-2, CM-3, CM-4, CM-5, CM-6 and CM-7 certificates.

      "CLASS CM PRINCIPAL PAYMENT AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the
_______________________ Non-Pooled Portion, without regard to available funds, in accordance with clause fifth under "Description of the Mortgage Pool--The
Pooled and Non-Pooled Portions of the _______________________ Mortgage Loan" in
this prospectus supplement.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

      "COLLATERALIZATION EVENT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

      "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "________________ AFFILIATE GROUND LEASES" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The ________________ Mortgage Loan--Ground Leases" in this prospectus supplement.

      "________________ BORROWER" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
________________ Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

                                     S-276

      "________________ CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of June 13, 200_, between the initial holder of the promissory note for the ________________ Mortgage Loan and the ________________
Non-Trust Loan Noteholders.

      "________________ LOAN COMBINATION" means, together, the ________________
Mortgage Loan, the ________________ Note A1 Non-Trust Loan, the ________________
Note A3 Non-Trust Loan and the ________________ Note B Non-Trust Loan.

      "________________ MANAGER" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
________________ Mortgage Loan--Management Agreement" in this prospectus supplement.

      "________________ MEZZANINE BORROWER" means the borrower under the
________________ Mezzanine Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The ________________
Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

      "________________ MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

      "________________ MEZZANINE INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The ________________ Mortgage Loan--Mezzanine Debt"
in this prospectus supplement.

      "________________ MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

      "________________ MORTGAGE LOAN" means the underlying mortgage loan secured by the ________________ Mortgaged Properties.

      "________________ MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as
________________.

      "________________ NON-TRUST LOANS" means, collectively, the
________________ Note A1 Non-Trust Loan, the ________________ Note A3 Non-Trust
Loan and the ________________ Note B Non-Trust Loan.

      "________________ NOTE A LOANS" means, together, the ________________
Mortgage Loan, the ________________ Note A1 Non-Trust Loan and the
________________ Note A3 Non-Trust Loan.

      "________________ NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the ________________ Note A1 Non-Trust Loan that is identified in the related loan agreement as "Component A-1B", and that is, in general, subordinate in right of payment with the ________________ Mortgage
Loan, the ________________ Note A1 Senior Non-Trust Loan Component and the
________________ Note A3 Non-Trust Loan and, in general, senior in right of payment with the ________________ Note B Non-Trust Loan.

      "________________ NOTE A1 NON-TRUST LOAN" means the Non-Trust Loan secured by the ________________ Mortgaged Properties and evidenced by promissory note
A-1, which Non-Trust Loan is comprised of (i) the ________________ Note A1
Senior Non-Trust Loan Component and (ii) the ________________ Note A1 Junior
Non-Trust Loan Component.

                                     S-277

      "________________ NOTE A1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the ________________ Note A1 Non-Trust Loan.

      "________________ NOTE A1 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the ________________ Note A1 Non-Trust Loan, that is identified in the related loan agreement as "Component A-1A", and that is, at all times, pari passu in right of payment with the ________________ Mortgage
Loan and the ________________ Note A3 Non-Trust Loan, and, in general, senior in right of payment to the ________________ Note A1 Junior Non-Trust Loan Component
and the ________________ Note B Non-Trust Loan.

      "________________ NOTE A3 NON-TRUST LOAN" means the Non-Trust Loan secured by the ________________ Mortgaged Properties that is, at all times, pari passu in right of payment with the ________________ Mortgage Loan and the
________________ Note A1 Senior Non-Trust Loan Component, and, in general, senior in right of payment to the ________________ Note A1 Junior Non-Trust Loan
Component and the ________________ Note B Non-Trust Loan.

      "________________ NOTE B NON-TRUST LOAN" means the Non-Trust Loan secured by the ________________ Mortgaged Properties and evidenced by promissory note B, which Non-Trust Loan is, in general, subordinate in right of payment to the
________________ Note A Loans.

      "________________ NOTE B NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the ________________ Note B Non-Trust Loan.

      "________________ PARI PASSU NON-TRUST LOANS" means, together, the
________________ Note A1 Non-Trust Loan and the ________________ Note A3
Non-Trust Loan.

      "________________ REINVENTION PROGRAM" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The ________________ Mortgage Loan--The Mortgaged Properties" in this prospectus supplement.

      "________________ SPONSOR" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
________________ Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

      "CPI" means consumer price index.

      "CPR" means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

      o     with respect to any mortgage loan in the trust (other than an
            Outside Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of--

            1.    the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus
                  supplement, to

            2.    the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus
                  supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

                                     S-278

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the aggregate cut-off date principal balance of (a) the
                  ________________ Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the ________________ Note A1 Senior
                  Non-Trust Loan Component, and (c) the ________________ Note A3
                  Non-Trust Loan, to

            2.    the appraised value of the ________________ Mortgaged
                  Property, as shown on Annex A-1 to this prospectus supplement;

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the aggregate cut-off date principal balance of (a) the
                  ________________ Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the ________________ Note A1 Senior
                  Non-Trust Loan Component and (c) the ________________ Note A3
                  Non-Trust Loan, to

            2.    the appraised value of the ________________ Mortgaged
                  Properties, as shown on Annex A-1 to this prospectus
                  supplement;

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the aggregate cut-off date principal balance of (a) the
                  ________________ Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the ________________ Note A
                  Non-Trust Loans, to

            2.    the appraised value of the ________________ Mortgaged
                  Property, as shown on Annex A-1 to this prospectus supplement;
                  and

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the aggregate cut-off date principal balance of (a) the
                  ________________ Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the ________________ Note A
                  Non-Trust Loans, to

            2.    the appraised value of the ________________ Mortgaged
                  Property, as shown on Annex A-1 to this prospectus supplement.

      In addition, in the case of the _______________________ Mortgage Loan, unless the context clearly indicates otherwise, the related Cut-off Date
Loan-to-Value Ratio is presented in this prospectus supplement based solely on the _______________________ Pooled Portion.

      "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

      "DEFAULT INTEREST" means any interest that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o     is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

                                     S-279

      "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield Maintenance
Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve
Statistical Release H.15-Selected Interest Rates (519), under the heading U.S.
Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal Reserve
Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance
Treasury Rate.

      "DSCR" means debt service coverage ratio.

      "DSCR NET CASH FLOW" has the same meaning as Underwritten Debt Service
Coverage Ratio.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "EUROCLEAR" means The Euroclear System.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Lehman Brothers Inc.,

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

      "FF&E" means furniture, fixtures and equipment.

      "FITCH" means Fitch, Inc.

      "FSMA" means the Financial Services and Markets Act 2000.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "GLA" means gross leasable area.

      "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "INITIAL LOAN GROUP NO. 1 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 1, excluding the _______________________ Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

                                     S-280

      "INITIAL LOAN GROUP NO. 2 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

      "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust fund, excluding the _______________________ Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

      "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "ISSUE DATE" means the date of initial issuance for the series 200_-C_
certificates, which will be on or about _____________, 200_.

      "JUNIOR NON-TRUST LOAN COMPONENT" means the ________________ Note A1
Junior Non-Trust Loan Component, the ________________ Note A1 Junior Non-Trust
Loan Component, the ________________ Note 2 Junior Non-Trust Loan Component or
the ________________ Note 2 Junior Non-Trust Loan Component.

      "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

      "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

      "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

      "LIBOR" has the meaning given to that term under "Description of the
Offered Certificates--Payments--Calculation of Pass-Through Rates" in this prospectus supplement.

         "LIBOR BUSINESS DAY" has the meaning given to that term under
"Description of the Offered Certificates--Payments--Calculation of Pass-Through
Rates" in this prospectus supplement.

      "LIBOR DETERMINATION DATE" has the meaning given to that term under
"Description of the Offered Certificates--Payments--Calculation of Pass-Through
Rates" in this prospectus supplement.

      "LIQUIDATION PROCEEDS" means, in general, all cash proceeds received and retained by the trust in connection with--

      o     the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

      o     the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage
            Pool--Cures and Repurchases" in this prospectus supplement;

                                     S-281

      o     the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Description of the Series 200_-C_ Pooling and
            Servicing Agreement--Fair Value Option" in this prospectus supplement;

      o     the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 200_-C_ controlling class or the master servicer, as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement;

      o     the purchase of the _______________________ Mortgage Loan by the
            Class CM Representative, as described under "Description of the
            Series 200_-C_ Pooling and Servicing Agreement--The Series 200_-C_
            Controlling Class Representative, the Class CM Representative and
            the Serviced Non-Trust Loan Noteholders--Additional Rights of the
            Class CM Representative; Right to Purchase and Right to Cure
            Defaults" in this prospectus supplement;

      o     the purchase of the ________________ Mortgage Loan or the
            ________________ Mortgage Loan by a series __________
            certificateholder in accordance with the series __________ pooling and servicing agreement, as the case may be, as described under
            "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement;

      o     the purchase of an underlying mortgage loan that is part of a Loan
            Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

      o     the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

      o     the sale of an REO Property.

      "LOAN COMBINATION" means each of the Loan Combinations identified in the chart under "Description of the Mortgage Pool--Loan Combinations--General" in
this prospectus supplement.

      "LOAN COMBINATION CONTROLLING PARTY" means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under
"Description of the Series 200_-C_ Pooling and Servicing Agreement--The Series
200_-C_ Controlling Class Representative, the Class CM Representative and the
Serviced Non-Trust Loan Noteholders" in this prospectus supplement. The Loan
Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled "Co-Lender Agreement--Consent Rights" in the applicable section relating to the subject Loan Combination under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

      "LOAN GROUP NO. 1" has the meaning assigned to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

      "LOAN GROUP NO. 1 MULTIFAMILY PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
_______________, _______________, _______________, _______________,
_______________ and _______________.

      "LOAN GROUP NO. 2" has the meaning assigned to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

      "LOAN PER SF," "LOAN PER SQ. FT." and "LOAN PER SQUARE FOOT" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail,

                                     S-282

industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of each of the Outside
Serviced Trust Mortgage Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s) (excluding, if applicable, any related Junior Non-Trust Loan Component)), as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on Annex A-1 to this prospectus supplement.

      "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan (or, in the case of the
________________ Trust Mortgage Loan, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loans (excluding the related Junior Non-Trust Loan Component)), as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

      "LOC" means letter of credit.

      "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

      "MATERIAL BREACH" has the meaning assigned to that term under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

      "MATERIAL DOCUMENT OMISSION" has the meaning assigned to that term under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
in this prospectus supplement.

      "MATURITY/ARD BALANCE" and "BALLOON BALANCE" each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults.

      "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV," "MATURITY/ARD
LTV RATIO" and "SCHEDULED MATURITY/ARD LTV" each means:

      o     with respect to any mortgage loan in the trust fund (other than an
            Outside Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of--

            1.    the Maturity/ARD Balance of the subject underlying mortgage loan, to

            2.    the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus
                  supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the expected total principal balance on the related stated
                  maturity date, assuming no prepayments of principal or
                  defaults, of: (a) the ________________ Mortgage Loan; (b) the
                  ________________ Note A1 Senior Non-Trust Loan Component; and
                  (c) the ________________ Note A3 Non-Trust Loan, to

            2.    the appraised value of the ________________ Mortgaged
                  Property, as shown on Annex A-1 to this prospectus supplement;

                                     S-283

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the expected total principal balance on the related stated
                  maturity date, assuming no prepayments of principal or
                  defaults, of: (a) the ________________ Mortgage Loan; (b) the
                  ________________ Note A1 Senior Non-Trust Loan Component; and
                  (c) the ________________ Note A3 Non-Trust Loan, to

            2.    the appraised value of the ________________ Mortgaged
                  Property, as shown on Annex A-1 to this prospectus supplement;

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the expected total principal balance on the related stated
                  maturity date, assuming no prepayments of principal or
                  defaults, of: (a) the ________________ Mortgage Loan; and (b)
                  the ________________ Note A Non-Trust Loans, to

            2.    the appraised value of the ________________ Mortgaged
                  Property, as shown on Annex A-1 to this prospectus supplement;
                  and

      o     with respect to the ________________ Mortgage Loan, the ratio, expressed as a percentage, of--

            1.    the expected total principal balance on the related stated
                  maturity date, assuming no prepayments of principal or
                  defaults, of: (a) the ________________ Mortgage Loan; and (b)
                  the ________________ Note A Non-Trust Loans, to

            2.    the appraised value of the ________________ Mortgaged
                  Property, as shown on Annex A-1 to this prospectus supplement;

      o     with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Palmolive Building Retail, the ratio, expressed as a percentage, of--

            1.    the expected outstanding principal balance of the mortgage loan on its stated maturity date, assuming additional monthly amortization payments (based on a 25-year amortization
                  schedule) are made on the mortgage loan (from excess cash
                  flow) beginning in September 2010 until the stated maturity date in addition to the scheduled interest only monthly
                  payments, to

            2.    the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

      In addition, in the case of the _______________________ Mortgage Loan, unless the context clearly indicates otherwise, the related Maturity Date
Loan-to-Value Ratio is presented in this prospectus supplement based solely on the _______________________ Pooled Portion.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 200_-C_ certificates and the mortgage loans in the trust:

      o     the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $_________;
            the Initial Loan Group No. 1 Balance is approximately $_________ and the Initial Loan Group No. 2 Balance is approximately $_________;

                                     S-284

      o     the initial total principal balance or notional amount, as the case may be, of each class of series 200_-C_ certificates is as described in this prospectus supplement;

      o     the initial total principal balance or notional amount, as the case may be, of each class of series 200_-C_ certificates and the class
            A-MFL REMIC III regular interest is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties or those of the [__________] Mortgage Loan Seller regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination;"

      o     there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

      o     no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

      o     there are no Additional Trust Fund Expenses;

      o     the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
            __________________ is assumed to require payments of interest only for 60 months, and thereafter to require monthly debt service payments sufficient to amortize that underlying mortgage loan over an approximately ______-year term.

                                     S-285

      o     payments on the offered certificates are made on the 15th day of each month, commencing in __________ 200_; and

      o     the offered certificates are settled on _____________, 200_.

      For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

      "MOODY'S" means Moody's Investors Service, Inc.

      "N/A" and "NAP" mean that, with respect to a particular category of data, the data is not applicable.

      "NAV" means that, with respect to a particular category of data, the data is not available.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

      o     the total payments made by the master servicer to cover those
            Prepayment Interest Shortfalls.

      "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

      o     the revenue derived from the use and operation of that property;
            less

      o     the total of the following items--

            (a)   allowances for vacancies and credit losses,

            (b)   operating expenses, such as utilities, administrative
                  expenses, repairs and maintenance, management fees and
                  advertising,

            (c)   fixed expenses, such as insurance, real estate taxes and
                  ground lease payments, if applicable, and

            (d)   replacement reserves, and reserves for tenant improvement
                  costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

      Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

      o     rolling 12-month operating statements;

      o     applicable year-to-date financial statements, if available;

                                     S-286

      o     full year budgeted financial statements, if available;

      o     except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

      o     in the case of single tenant properties, the payments due under the related lease.

      In the case of the 10 largest underlying mortgage loans [(exclusive of the
_______________ Mortgage Loan)] described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans" above in this prospectus supplement, in addition to the ________________ Mortgage Loan and the
________________ Mortgage Loan, respectively, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

      In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

      In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

      In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

      In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

      In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

                                     S-287

      o     the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

      o     certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

      o     certain other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

      In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

      o     if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

      o     property management fees were generally assumed to be 1.0% to 3.0%
            (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at
            $1,000,000;

      o     in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

      o     expenses were generally, but not always, assumed to include annual replacement reserves equal to--

            (a)   in the case of retail, office, self-storage and
                  industrial/warehouse properties, generally not less than
                  $[0.10] per square foot and not more than $[0.30] per square foot of net rentable commercial area;

            (b)   in the case of multifamily rental apartments, generally not less than $[200] or more than approximately $[300] per
                  residential unit per year, depending on the condition of the property;

            (c)   in the case of mobile home park properties, generally $[50]
                  per pad per year; and

            (d)   in the case of hospitality properties, generally [4]%,
                  inclusive, of gross revenues.

      In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

                                     S-288

      For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

      "NET MORTGAGE PASS-THROUGH RATE" means:

      o     in the case of each underlying mortgage loan (other than an Outside
            Serviced Trust Mortgage Loan) that accrues interest on a 30/360
            Basis, for any distribution date, an annual rate equal to--

            1.    the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

            minus

            2.    the related Administrative Cost Rate;

      o     in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust
            Mortgage Loan), for any distribution date, an annual rate generally equal to--

            1.    the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis
                  during the related interest accrual period, based on its
                  Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated
                  Principal Balance of that mortgage loan immediately prior to the subject distribution date,

            minus

            2.    the related Administrative Cost Rate; and

      o     in the case of each Outside Serviced Trust Mortgage Loan, for any distribution date, an annual rate generally equal to--

            1.    the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis
                  during the related interest accrual period, based on its
                  Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date minus (x) in the case of the
                  ________________ Mortgage Loan and the ________________
                  Mortgage Loan, ________% (which is the related servicing fee rate under the series __________ pooling and servicing
                  agreement), and (y) in the case of the ________________
                  Mortgage Loan and the ________________ Mortgage Loan,
                  ________% (which is the related servicing fee rate under the series _______ pooling and servicing agreement), and the
                  denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

            minus

            2.    the sum of the related master servicing fee rate and the
                  trustee fee rate under the series 200_-C_ pooling and
                  servicing agreement; and

                                     S-289

      o     in the case of each of the _______________________ Non-Pooled
            Portion and the _______________________ Pooled Portion, for any
            distribution date, an annual rate equal to--

            1.    the mortgage interest rate in effect for the subject mortgage loan as of the date of initial issuance of the offered
                  certificates, minus

            2.    the Administrative Cost Rate for the subject mortgage loan.

      Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b)
of each of the second and third bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

      "NET OPERATING INCOME," "U/W NET OPERATING INCOME" and "U/W NOI" each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

      o     the U/W Net Cash Flow for that mortgaged real property;

            plus

      o     underwritten replacement reserves and tenant improvements and leasing commissions.

      "NET TOTAL PRINCIPAL PAYMENT AMOUNT" means the Total Principal Payment
Amount, exclusive of the Class CM Principal Payment Amount, for any distribution date.

      "NON-TRUST LOAN" means any mortgage loan that is part of a Loan
Combination but is not included in the trust.

      "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

      "NOTE A LOAN(S)" means, individually or collectively, the ________________
Note A Loans, the ________________ Note A Loans, the ________________ A Loans,
the ________________ A Loans and each underlying mortgage loan that is part of an A/B Loan Combination.

      "NR" means not rated.

      "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

      "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

      o     in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

      o     in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying

                                     S-290

            mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

      o     in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

      o     in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of
            determination, depending on borrower reporting.

      In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

      o     the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
            and

      o     certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

      There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

      For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

      "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

      "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

      "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

      "OUTSIDE SERVICED LOAN COMBINATION" has the meaning assigned to that term under "Description of the Series 200_-C_ Pooling and Servicing
Agreement--General" in this prospectus supplement.

                                     S-291

      "OUTSIDE SERVICED TRUST MORTGAGE LOAN" has the meaning assigned to that term under "Description of the Series 200_-C_ Pooling and Servicing
Agreement--General" in this prospectus supplement.

      "P&I" means principal and/or interest.

      "PARI PASSU LOAN" means the ________________ Note A Loans, the
________________ Note A Loans, the ________________ Mortgage Loan, the
________________ Note A Non-Trust Loans, the ________________ Mortgage Loan and
the ________________ Note A Non-Trust Loans.

      "PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Pari Passu Non-Trust Loan.

      "PARI PASSU NON-TRUST LOAN" means, individually or collectively, as the context may require, the ________________ Non-Trust Loans, the ________________
Pari Passu Non-Trust Loans, the 1345 Note A Non-Trust Loans and the
________________ Note A Non-Trust Loans.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

      o     liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

      o     the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

      o     condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

      o     if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized,
            and

      o     other matters to which like properties are commonly subject.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 200_-C_ pooling and servicing agreement.

      "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

      "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

                                     S-292

      "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD
Additional Interest.

      "PTCE" means prohibited transaction class exemption.

      "PTE" means prohibited transaction exemption.

      "RATING AGENCY TRIGGER EVENT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

      "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

      "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

      "RELEVANT MEMBER STATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

      "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

      "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

                                     S-293

      "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD
Loan, to the anticipated repayment date.

      "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

      "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

      "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee,

      2.    the Exemption-Favored Parties,

      3.    us,

      4.    the master servicer,

      5.    the special servicer,

      6.    any sub-servicers,

      7.    any party having servicing responsibilities with respect to an
            Outside Serviced Trust Mortgage Loan or any related REO Property;

      8.    the mortgage loan sellers,

      9.    the swap counterparty,

      10.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

      11.   any and all affiliates of any of the aforementioned persons.

      "REVPAR" means, with respect to any hospitality property, revenues per available room.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission.

      "SENIOR NON-TRUST LOAN COMPONENT" means the ________________ Note A1
Senior Non-Trust Loan Component, the ________________ Note A1 Senior Non-Trust
Loan Component, the ________________ Note 2 Senior Non-Trust Loan Component or
the ________________ Note 2 Senior Non-Trust Loan Component.

                                     S-294

      "SERIES __________ SECURITIZATION" means the securitization that includes the ________________ Note A1 Non-Trust Loan and the ________________ Note A1
Non-Trust Loan, and in connection with which the LB-[__] Commercial Mortgage
Trust __________, Commercial Mortgage Pass-Through Certificates, Series
__________, were issued.

      "SERIES _______ SECURITIZATION" means the securitization that includes the
________________ Note 1-A3 Non-Trust Loan, the ________________ Note 1-A4
Non-Trust Loan, the ________________ B Loans, the ________________ Note 1-A3
Non-Trust Loan, the ________________ Note 1-A4 Non-Trust Loan and the
________________ B Loans, and in connection with which the ________________ and
________________ Trust, Commercial Mortgage Pass-Through Certificates, Series
_______, were issued.

      "SERVICED LOAN COMBINATION" has the meaning assigned to that term under
"Description of the Series 200_-C_ Pooling and Servicing Agreement--General" in
this prospectus supplement.

      "SERVICED NON-TRUST LOAN" has the meaning assigned to that term under
"Description of the Series 200_-C_ Pooling and Servicing Agreement--General" in
this prospectus supplement.

      "SERVICED NON-TRUST LOAN NOTEHOLDER" has the meaning assigned to that term under "Description of the Series 200_-C_ Pooling and Servicing
Agreement--General" in this prospectus supplement.

      "SERVICING FILE" means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, organizational documentation for the related borrower, organizational documentation for the related guarantor or the related indemnitor
(if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

      "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
200_-C_ certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 200_-C_ certificateholders and the related Serviced
Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 200_-C_
pooling and servicing agreement:

      o     in accordance with the higher of the following standards of care--

            1.    the same manner in which, and with the same care, skill,
                  prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and
                  comparable foreclosure properties for other third-party
                  portfolios, giving due consideration to the customary and
                  usual standards of practice of prudent institutional
                  commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

            2.    the same manner in which, and with the same care, skill,
                  prudence and diligence with which, the master servicer or
                  special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

      in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 200_-C_ pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

                                     S-295

      o     with a view to--

            1.    the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

            2.    in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 200_-C_ certificateholders
                  (as a collective whole) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 200_-C_
                  certificateholders and the related Serviced Non-Trust Loan
                  Noteholder(s) (as a collective whole)) of principal and
                  interest, including balloon payments, on a present value
                  basis; and

      o     without regard to--

            1.    any relationship, including as lender on any other debt
                  (including mezzanine debt or a Non-Trust Loan), that the
                  master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 200_-C_ pooling and servicing agreement,

            2.    the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series
                  200_-C_ certificate or any interest in a Non-Trust Loan,

            3.    the obligation of the master servicer or the special servicer, as the case may be, to make advances,

            4.    the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to
                  receive compensation or reimbursement of costs under the
                  series 200_-C_ pooling and servicing agreement generally or with respect to any particular transaction, and

            5.    the ownership, servicing or management for others of any
                  mortgage loan or real property not subject to the series
                  200_-C_ pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

      With respect to the ________________ Mortgage Loan and the
________________ Mortgage Loan, which are being serviced under the series
__________ pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is similar, but may not be identical, to the foregoing. For a discussion of the servicing standard with respect to the
________________ Mortgage Loan and the ________________ Mortgage Loan, see
"Servicing of the ________________ Loan Combination and the ________________
Loan Combination--The Series _______ Servicing Standard" in this prospectus supplement.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 200_-C_ pooling and servicing agreement, any of the following events:

      1.    the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 200_-C_ controlling class representative)
            determines that it will continue, unremedied (without regard to any grace period)--

                                     S-296

            (a)   except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

            (b)   solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is
                  determined that the refinancing could not reasonably be
                  expected to occur);

      2.    a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 200_-C_ certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan)
            or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 200_-C_
            certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

      3.    the master servicer determines, or the special servicer (with the consent of the series 200_-C_ controlling class representative)
            determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 200_-C_ certificateholders or, in the case of a
            Serviced Non-Trust Loan, the interests of the related Serviced
            Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause
            2. of this definition;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

                                     S-297

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

      o     with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

      o     with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination provided that, if a Serviced Non-Trust
Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate
Servicing Transfer Event has occurred with respect thereto.

      The ________________ Mortgage Loan and the ________________ Mortgage Loan
are not being serviced under the series 200_-C_ pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series __________ pooling and servicing agreement (which governs the servicing of the ________________ Loan Combination and the ________________ Loan
Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising a Loan Combination. If a Non-Trust Loan Noteholder
prevents the occurrence of a servicing transfer event with respect to the
________________ Mortgage Loan or the ________________ Mortgage Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement or the series __________ pooling and servicing agreement, then the existence of such servicing transfer event with respect to such Non-Trust Loan will not, in and of itself, result in the existence of a servicing transfer event with respect to the subject underlying mortgage loan or the transfer to special servicing of the subject Outside Serviced Loan Combination, unless a separate servicing transfer event has occurred with respect thereto.

      Furthermore, the ________________ Mortgage Loan and the ________________
Mortgage Loan are not being serviced under the series 200_-C_ pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series _______ pooling and servicing agreement are described under "Servicing of the ________________ Loan Combination and the
________________ Loan Combination--Specially Serviced Mortgage Loan Under the
Series _______ Pooling and Servicing Agreement" in this prospectus supplement.

      "SF" means square feet.

                                     S-298

      "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

      "SHADOW RATING" means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "STANDARD AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 200_-C_ certificates (exclusive of the class A-MFL certificates and the Class CM Principal Balance Certificates)
and the class A-MFL REMIC III regular interest on each distribution date. The
Available P&I Funds are more particularly described under "Description of the
Series 200_-C_ Pooling and Servicing Agreement--Accounts--Collection
Account--Withdrawals" in this prospectus supplement.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

      o     will initially equal its cut-off date principal balance; and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that
                  mortgage loan (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of
                  "Total Principal Payment Amount" below in this glossary), and

            2.    the principal portion of any Realized Loss incurred with
                  respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

      However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

      In the case of the _______________________ Mortgage Loan, the related
Stated Principal Balance is intended to reflect both the _______________________
Pooled Portion and the _______________________ Non-Pooled Portion.

      "SUBORDINATE NON-TRUST LOAN" means, individually or collectively, as the context may require, the ________________ Note B Non-Trust Loan, the
________________ B Loans, the ________________ C Loans, the ________________ B
Loans, and the Non-Trust Loan comprising each A/B Loan Combination, as applicable.

      "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

      "SWAP DEFAULT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

      "SWAP PAYMENT DEFAULT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

                                     S-299

      "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal
Income Tax Consequences--The Class A-MFL Certificates" in this prospectus supplement.

      "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside Serviced Trust
Mortgage Loan, any of the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

      "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside
Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

      "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any distribution date, an amount equal to the total, without duplication, of the following:

      o     all payments of principal, including voluntary principal
            prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

      o     all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

      o     all other collections, including Liquidation Proceeds, Condemnation
            Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

      o     all advances of principal made with respect to the underlying mortgage loans for that distribution date.

      Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 200_-C_ principal balance certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest (with a corresponding reduction in the applicable Total
Principal Payment Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 200_-C_ certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC III regular interest. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on

                                     S-300

the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment
Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

      If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default
Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

      The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Serviced Non-Trust Loan.

      "TRIA" means the Terrorism Risk Insurance Act of 2002 as the same may be amended from time to time.

      "[__________] MORTGAGE LOAN" means each mortgage loan that was acquired by us from the [__________] Mortgage Loan Seller for inclusion in the trust.

      "[__________] MORTGAGE LOAN SELLER" means [__________________________]

      "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

      "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

      "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

      o     the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

      o     twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

                                     S-301

      Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

      o     in the case of the _______________________ Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is exclusive of the portion of those monthly debt service payments attributable to the
            _______________________ Non-Pooled Portion;

      o     with respect to each of the Outside Serviced Trust Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for all of the Pari Passu Loans in the subject Outside Serviced Loan
            Combination, excluding, if applicable, any related Junior Non-Trust
            Loan Component (see "Description of the Mortgage Pool--Loan
            Combinations" in this prospectus supplement); and

      o     in the case of any mortgage loan (including the mortgage loan secured by the mortgaged real property identified on annex A-1 to this prospectus supplement as the Palmolive Building Retail) that provides for payments of interest only until the related stated
            maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments
            (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan (or, in the case of an Outside
            Serviced Trust Mortgage Loan, with respect to all of the Pari Passu
            Loans in the subject Outside Serviced Loan Combination, excluding, if applicable, any related Junior Non-Trust Loan Component) during the 12-month period following the cut-off date.

      Unless the context clearly indicates otherwise, the Underwritten Debt
Service Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Subordinate Non-Trust Loan.

      In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

      o     the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

                                     S-302

      o     assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

      o     certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

      o     certain other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

      For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

      "UNITED STATES PERSON" means--

      o     a citizen or resident of the United States,

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

      "U/W NCF" has the same meaning as Net Cash Flow.

      "U/W NCF DSCR" has the same meaning as Underwritten Debt Service Coverage
Ratio.

      "U/W NET CASH FLOW" has the same meaning as Net Cash Flow.

      "U/W NET OPERATING INCOME" has the same meaning as Net Operating Income.

      "U/W NOI" has the same meaning as Net Operating Income.

      "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the

                                     S-303

case of the _______________________ Mortgage Loan, for the
_______________________ Pooled Portion) for the related distribution date, weighted on the basis of those mortgage loans' respective Stated Principal
Balances (or, in the case of the _______________________ Mortgage Loan, the
Allocated Principal Balance of the _______________________ Pooled Portion)
immediately prior to the related distribution date.

      "YEAR BUILT" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

      "YEAR RENOVATED" means the year that a mortgaged real property was most recently renovated in a substantial manner.

      "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

      "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-304

                                    ANNEX A-1

         CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                                    ANNEX A-2

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                                    ANNEX A-3

                   CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                                    ANNEX A-4

                   CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                                    ANNEX A-5

             CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                                    ANNEX A-6

                     CERTAIN INFORMATION REGARDING RESERVES

                                     ANNEX B

              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                                    ANNEX C-1

                               PRICE/YIELD TABLES

                                    ANNEX C-2

                                DECREMENT TABLES

                                     ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

                                     ANNEX E

                             REFERENCE RATE SCHEDULE

                                     ANNEX F

                  CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

                                     ANNEX G

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered LB-[__] Commercial
Mortgage Trust 200_-C_, Commercial Mortgage Pass-Through Certificates, Series
200_-C_, [Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-1A, Class A-MFL, Class A-M, Class A-J, Class B, Class C, Class D, Class
E and Class F], will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the commencement of the applicable interest accrual period beginning in the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including ____________, 200_ or, in the case of the class A-MFL certificates, from and including the Issue Date) to and excluding the settlement date, calculated on a 30/360 Basis (or, in the case of the class A-MFL certificates, for so long as the Swap Agreement is in effect and there is no continuing Swap Payment Default, an Actual/360 Basis). Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the commencement of the applicable interest accrual period beginning in the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including ____________, 200_ or, in the case of the class A-MFL certificates, from and including the Issue

Date) to and excluding the settlement date, calculated on a 30/360 Basis (or, in the case of the class A-MFL certificates, for so long as the Swap Agreement is in effect and there is no continuing Swap Payment Default, an Actual/360 Basis).
The payment will then be reflected in the account of the member organization of
Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

            1.    from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

            2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

            3.    from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

            4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (a)   if the intermediary is a "qualified intermediary" within
                        the meaning of section 1.1441-1(e)(5)(ii) of the U.S.
                        Treasury Regulations (a "qualified intermediary"), a
                        duly completed and executed IRS Form W-8IMY (or any
                        successor or substitute form)--

                        (i)   stating the name, permanent residence address and
                              qualified intermediary employer identification
                              number of the qualified intermediary and the
                              country under the laws of which the qualified
                              intermediary is created, incorporated or governed,

                        (ii)  certifying that the qualified intermediary has
                              provided, or will provide, a withholding statement
                              as required under section 1.1441-1(e)(5)(v) of the
                              U.S. Treasury Regulations,

                        (iii) certifying that, with respect to accounts it
                              identifies on its withholding statement, the
                              qualified intermediary is not acting for its own
                              account but is acting as a qualified intermediary,
                              and

                        (iv)  providing any other information, certifications,
                              or statements that may be required by the IRS Form
                              W-8IMY or accompanying instructions in addition
                              to, or in lieu of, the information and
                              certifications described in section
                              1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                              U.S. Treasury Regulations; or

                  (b)   if the intermediary is not a qualified intermediary (a
                        "nonqualified intermediary"), a duly completed and
                        executed IRS Form W-8IMY (or any successor or substitute
                        form)--

                        (i)   stating the name and permanent residence address
                              of the nonqualified intermediary and the country
                              under the laws of which the nonqualified
                              intermediary is created, incorporated or governed,

                        (ii)  certifying that the nonqualified intermediary is
                              not acting for its own account,

                        (iii) certifying that the nonqualified intermediary has
                              provided, or will provide, a withholding statement
                              that is associated with the appropriate IRS Forms
                              W-8 and W-9 required to substantiate exemptions
                              from withholding on behalf of such nonqualified
                              intermediary's beneficial owners, and

                        (iv)  providing any other information, certifications or
                              statements that may be required by the IRS Form
                              W-8IMY or accompanying instructions in addition
                              to, or in lieu of, the information,
                              certifications, and statements described in
                              section 1.1441-1(e)(3)(iii) or (iv) of the U.S.
                              Treasury Regulations; or

            5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust is
                  encouraged to consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

      The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"____________." The spreadsheet file "_________" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

      (1) Microsoft Excel is a registered trademark of Microsoft Corporation.

PROSPECTUS

            STRUCTURED ASSET SECURITIES CORPORATION II, THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

      We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.
These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o     have its own series designation, and

o     consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

--------------------------------------------------------------------------------

                                THE TRUST ASSETS:

The assets of each issuing entity will include--

o     mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o     mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o     some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

      Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE ____ IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

               The date of this prospectus is ____________, 2006.

                                TABLE OF CONTENTS

 The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
     Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
     Highly Unpredictable.....................................................................................    19
 Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
     of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's
     Ability to Refinance the Property, of Which There Is No Assurance........................................    22
 The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
     Underlying a Series of Offered Certificates May Present Special Risks....................................    28
 Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is

 Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying
     Your Offered Certificates................................................................................    53
 Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property
     and May Deter a Lender from Foreclosing..................................................................    54
 Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on
     Non-Condominiums.........................................................................................    55
 Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an
     Actual Ownership Interest in a Real Property.............................................................    56
 Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
     Being Unenforceable......................................................................................    57
 Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the
     Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations
     Secured by a Real Property...............................................................................    58
 Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
     Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a
     Mortgage Lender's Rights.................................................................................    59
 Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with
     Mortgage Loans Underlying Your Offered Certificates May be Unenforceable.................................    60
 Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and
     may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your
     Offered Certificates.....................................................................................    60
 World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the
     Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash

                                       -2-

 Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results..............    62
 Compliance with the Americans with Disabilities Act of 1990 May Be Expensive.................................    63
 Litigation and Other Legal Proceedings May Adversely Affect a Borrower's Ability to Repay Its
     Mortgage Loan............................................................................................    63
 Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered

 Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple
     Properties...............................................................................................    66
 With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties
     that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage
     Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans
     May Conflict with Your Interests.........................................................................    66
 Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate
     Mortgage Loans...........................................................................................    67
 Limited Information Causes Uncertainty.......................................................................    67
 The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the
     Offered Certificates and Payments on the Mortgage Assets.................................................    67
 Problems with Book-Entry Registration........................................................................    67
 Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse
     Effect on the Market Value of Your Offered Certificates..................................................    68
 The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the
     Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as
     Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally...............................    68
 Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or
     More Other Classes of Certificates of the Same Series....................................................    69
 Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related
     Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates..........    69
 Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All
     Potential Losses.........................................................................................    70
 The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and
     to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered
     Certificateholders of the Same Series....................................................................    70
 Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will
     Affect Your Right to Receive Distributions on Your Offered Certificates..................................    70
 Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage

                                       -3-

                                       -4-

                                       -5-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-129849. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -6-

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR............................  We are Structured Asset Securities Corporation II, the
                                           depositor with respect to each series of offered certificates.
                                           We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York
                                           10019. Our main telephone number is 212-526-7000. We will
                                           acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity.
                                           See "Transaction Participants--The Depositor."

THE SPONSOR..............................  Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction
                                           involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those
                                           sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any
                                           securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or
                                           indirectly, including through an affiliate, to the issuing entity. See "Transaction Participants--The Sponsor."

THE ISSUING ENTITY.......................  The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See "Transaction
                                           Participants--The Issuing Entity."

THE ORIGINATORS..........................  Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings
                                           Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See "Transaction
                                           Participants--The Originators" and "Transaction
                                           Participants--The Sponsor." We will identify in the prospectus supplement for each series of offered certificates any
                                           originator or group of affiliated originators -- apart from a sponsor and/or its affiliates -- that originated or is
                                           expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                                       -7-

THE SECURITIES BEING OFFERED.............  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage
                                           pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating
                                           organization. We will identify in the related prospectus
                                           supplement, with respect to each class of offered
                                           certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating
                                           categories, within which there may be sub-categories or
                                           gradations to indicate relative standing, signify investment grade. See "Rating."

                                           Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and
                                           containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES...........  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some
                                           privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS..................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                           o     the issuance of each series of offered certificates,

                                           o     the creation of and transfer of assets to the issuing
                                                 entity, and

                                           o     the servicing and administration of those assets.

                                           The parties to the governing document(s) for a series of
                                           offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will
                                           transfer or arrange for the transfer of the initial trust
                                           assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                       -8-

                                           If the trust assets for a series of offered certificates
                                           include mortgage loans, the parties to the applicable
                                           governing document(s) will also include--

                                           o     one or more master servicers that will generally be
                                                 responsible for performing customary servicing duties
                                                 with respect to those mortgage loans that are not
                                                 defaulted, nonperforming or otherwise problematic in any
                                                 material respect, and

                                           o     one or more special servicers that will generally be
                                                 responsible for servicing and administering (a) those
                                                 mortgage loans that are defaulted, nonperforming or
                                                 otherwise problematic in any material respect, including
                                                 the performance of work-outs and foreclosures with
                                                 respect to those mortgage loans, and (b) real estate
                                                 assets acquired as part of the related trust with
                                                 respect to defaulted mortgage loans.

                                           The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our
                                           trusts.

                                           If the trust assets for a series of offered certificates
                                           include mortgage-backed securities, the parties to the
                                           applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                           Compensation arrangements for a trustee, master servicer,
                                           special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.
                                           In general, that compensation will be payable out of the
                                           related trust assets.

                                           In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe
                                           their respective duties and compensation in further detail.
                                           See "Description of the Governing Documents."

                                           Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties
                                           under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a)
                                           affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10%
                                           or more of the related mortgage assets, by balance.

                                       -9-

CHARACTERISTICS OF THE MORTGAGE ASSETS...  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that
                                           obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s)
                                           of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                           o     rental or cooperatively-owned buildings with multiple
                                                 dwelling units;

                                           o     retail properties related to the sale of consumer goods
                                                 and other products, or related to providing
                                                 entertainment, recreational or personal services, to the
                                                 general public;

                                           o     office buildings;

                                           o     hospitality properties;

                                           o     casino properties;

                                           o     health care-related facilities;

                                           o     industrial facilities;

                                           o     warehouse facilities, mini-warehouse facilities and
                                                 self-storage facilities;

                                           o     restaurants, taverns and other establishments involved
                                                 in the food and beverage industry;

                                           o     manufactured housing communities, mobile home parks and
                                                 recreational vehicle parks;

                                           o     recreational and resort properties;

                                           o     arenas and stadiums;

                                           o     churches and other religious facilities;

                                           o     parking lots and garages;

                                           o     mixed use properties;

                                           o     other income-producing properties; and/or

                                           o     unimproved land.

                                      -10-

                                           The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                           o     may provide for the accrual of interest at a mortgage
                                                 interest rate that is fixed over its term, that resets
                                                 on one or more specified dates or that otherwise adjusts
                                                 from time to time;

                                           o     may provide for the accrual of interest at a mortgage
                                                 interest rate that may be converted at the borrower's
                                                 election from an adjustable to a fixed interest rate or
                                                 from a fixed to an adjustable interest rate;

                                           o     may provide for no accrual of interest;

                                           o     may provide for level payments to stated maturity, for
                                                 payments that reset in amount on one or more specified
                                                 dates or for payments that otherwise adjust from time to
                                                 time to accommodate changes in the mortgage interest
                                                 rate or to reflect the occurrence of specified events;

                                           o     may be fully amortizing or, alternatively, may be
                                                 partially amortizing or nonamortizing, with a
                                                 substantial payment of principal due on its stated
                                                 maturity date;

                                           o     may permit the negative amortization or deferral of
                                                 accrued interest;

                                           o     may prohibit some or all voluntary prepayments or
                                                 require payment of a premium, fee or charge in
                                                 connection with those prepayments;

                                           o     may permit defeasance and the release of real property
                                                 collateral in connection with that defeasance;

                                           o     may provide for payments of principal, interest or both,
                                                 on due dates that occur monthly, bi-monthly, quarterly,
                                                 semi-annually, annually or at some other interval;
                                                 and/or

                                           o     may have two or more component parts, each having
                                                 characteristics that are otherwise described in this
                                                 prospectus as being attributable to separate and
                                                 distinct mortgage loans.

                                           Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                           properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                           secured by liens on real properties located outside the United
                                           States, its territories and possessions, provided that foreign mortgage loans do not

                                      -11-

                                           represent more than 10% of the related mortgage asset pool, by balance.

                                           Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered
                                           certificates.

                                           The trust assets with respect to any series of offered
                                           certificates may also include mortgage participations,
                                           mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that
                                           evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through
                                           certificate, collateralized mortgage obligation or other
                                           mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                           o     the security has been registered under the Securities
                                                 Act of 1933, as amended, or

                                           o     we would be free to publicly resell the security without
                                                 registration.

                                           In addition to the asset classes described above in this
                                           "--Characteristics of the Mortgage Assets" subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by
                                           principal balance of the related asset pool.

                                           We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the
                                           related prospectus supplement.

                                           The trust assets with respect to a series of offered
                                           certificates will also include cash, including in the form of initial deposits and collections on the related mortgage
                                           assets and other related trust assets, bank accounts,
                                           permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement
                                           action, real property and other collateral for defaulted
                                           mortgage loans.

                                           See "The Trust Fund."

                                      -12-

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS...............  We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and
                                           multifamily mortgage loans. We will then transfer those
                                           mortgage assets to the issuing entity for the related
                                           securitization transaction.

                                           In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal
                                           balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or
                                           arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
                                           For 90 days -- or such other period as may be specified in the related prospectus supplement -- following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or
                                           investments if we deliver or arrange for delivery of a
                                           corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation,
                                           investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                           If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust
                                           particular mortgage assets underlying a series of certificates in exchange for:

                                           o     cash that would be applied to pay down the principal
                                                 balances of certificates of that series; and/or

                                           o     other mortgage loans or mortgage-backed securities
                                                 that--

                                                 1.    conform to the description of mortgage assets in
                                                       this prospectus, and

                                                 2.    satisfy the criteria set forth in the related
                                                       prospectus supplement.

                                           In addition, if so specified in the related prospectus
                                           supplement, a special servicer or other specified party for one of our trusts

                                      -13-

                                           may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a
                                           delinquent or defaulted mortgage asset.

                                           Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are
                                           reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of
                                           certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and
                                           mortgage-backed securities remaining in the mortgage pool
                                           underlying those certificates.

                                           If and to the extent described in the related prospectus
                                           supplement, we, a mortgage asset seller and/or another
                                           specified person or entity may make or assign to or for the benefit of one of our trusts various representations and
                                           warranties, or may be obligated to deliver to one of our
                                           trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s)
                                           with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

                                           No replacement of mortgage assets or acquisition of new
                                           mortgage assets will be permitted if it would result in a
                                           qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
THE OFFERED CERTIFICATES.................  As more particularly described under "Description of the
                                           Certificates--General" and "--Payments on the Certificates,"
                                           an offered certificate may entitle the holder to receive:

                                           o     payments of interest;

                                           o     payments of principal;

                                           o     payments of all or part of the prepayment or repayment
                                                 premiums, fees and charges, equity participation
                                                 payments or any other specific items or amounts received
                                                 on the related mortgage assets; and/or

                                           o     payments of residual amounts remaining after required
                                                 payments have been made with respect to other classes of
                                                 certificates of the same series.

                                      -14-

                                           Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of
                                           certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                           A class of offered certificates may have two or more component parts, each having characteristics that are otherwise
                                           described in this prospectus as being attributable to separate and distinct classes.

                                           Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

                                           We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized
                                           denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment
                                           priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the
                                           payment characteristics of those classes of offered
                                           certificates, and we will identify any events in the
                                           applicable governing document(s) that would alter the
                                           transaction structure or flow of funds.

                                           See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES..  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by
                                           overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a
                                           surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will
                                           identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

                                      -15-

                                           The trust assets with respect to any series of offered
                                           certificates may also include any of the following agreements:

                                           o     guaranteed investment contracts in accordance with which
                                                 moneys held in the funds and accounts established with
                                                 respect to those offered certificates will be invested
                                                 at a specified rate;

                                           o     interest rate exchange agreements, interest rate cap
                                                 agreements and interest rate floor agreements; and

                                           o     currency exchange agreements.

                                           We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

                                           See "Risk Factors," "The Trust Fund" and "Description of
                                           Credit Support."

ADVANCES WITH RESPECT
TO THE MORTGAGE ASSETS...................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master
                                           servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other
                                           specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage
                                           loans to cover--

                                           o     delinquent scheduled payments of principal and/or
                                                 interest, other than balloon payments,

                                           o     property protection expenses,

                                           o     other servicing expenses, or

                                           o     any other items specified in the related prospectus
                                                 supplement.

                                           Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                           prospectus supplement. That party may also be entitled to
                                           receive interest on its advances for a specified period. See
                                           "Description of the Governing Documents--Advances."

                                           If the trust assets for a series of offered certificates
                                           include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing
                                           obligations

                                      -16-

                                           with respect to those mortgage-backed securities or the
                                           underlying mortgage loans.

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or
                                           obligated to purchase or sell any of the mortgage assets
                                           underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                           o     all the mortgage assets in any particular trust, thereby
                                                 resulting in a termination of the trust, or

                                           o     that portion of the mortgage assets in any particular
                                                 trust as is necessary or sufficient to retire one or
                                                 more classes of offered certificates of the related
                                                 series.

                                           See "Description of the Certificates--Termination and
                                           Redemption."

FEDERAL INCOME TAX CONSEQUENCES..........  Any class of offered certificates will constitute or evidence ownership of:

                                           o     regular interests or residual interests in a real estate
                                                 mortgage investment conduit under Sections 860A through
                                                 860G of the Internal Revenue Code of 1986; or

                                           o     interests in a grantor trust under Subpart E of Part I
                                                 of Subchapter J of the Internal Revenue Code of 1986.

                                           See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS.....................  If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or
                                           arrangement, you are encouraged to review with your legal
                                           advisor whether the purchase or holding of offered
                                           certificates could give rise to a transaction that is
                                           prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See
                                           "ERISA Considerations."

                                      -17-

LEGAL INVESTMENT.........................  If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or
                                           review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine
                                           whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered
                                           certificates, if any, will constitute mortgage related
                                           securities for purposes of the Secondary Mortgage Market
                                           Enhancement Act of 1984, as amended. See "Legal Investment."

                                      -18-

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates

                                      -19-

include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

        Prepayments on the Underlying Mortgage Loans Will Affect the Yield on
Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

                                      -20-

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     occupancy levels at or near the time of refinancing;

      o     the operating history of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant geographic area;

      o     changes in rental rates in the relevant area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

                                      -21-

      o     the state of the fixed income and mortgage markets; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.
In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

                                      -22-

      o     the successful operation and value of the related mortgaged property, and

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

      See "--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks" below.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the location, age, functionality, design and construction quality of the subject property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the degree to which the subject property competes with other properties in the area;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     tenant mix and concentration;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer confidence, tastes and preferences;

      o     retroactive changes in building codes and other applicable laws;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     vulnerability to litigation by tenants and patrons.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

                                      -23-

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced;

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

      o     environmental contamination.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

                                      -24-

      Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

      o     a general inability to lease space;

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults or any other inability to collect rental payments;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements;

      o     a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

      o     an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

      With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

      Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

                                      -25-

      Accordingly, factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

                                      -26-

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

                                      -27-

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE
MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES MAY PRESENT SPECIAL
RISKS

      General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties.

      Factors affecting the value and operation of a multifamily rental property include:

                                      -28-

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality in relation to competing buildings;

      o     the types of services or amenities offered at the property;

      o     the location of the property;

      o     distance from employment centers and shopping areas;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the existence or construction of competing or alternative
            residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o     compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o     in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     local factory or other large employer closings;

      o     state and local regulations, which may affect the property owner's ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

                                      -29-

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

      o     the extent to which increases in operating costs may be passed through to tenants; and

      o     the financial condition of the owner of the property.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

                                      -30-

      In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

                                      -31-

      o     the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

      o     the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

                                      -32-

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      A number of factors may affect the value and operation of a retail property. Some of these factors include:

      o     the strength, stability, number and quality of the tenants;

      o     tenants' sales;

      o     tenant mix;

      o     whether the property is in a desirable location;

      o     the physical condition and amenities of the building in relation to competing buildings;

      o     whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

      o     the financial condition of the owner of the property.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents,

      o     grant a potential tenant a free rent or reduced rent period,

      o     improve the condition of the property generally, or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

      o     competition from other retail properties;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

                                      -33-

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

      A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

                                      -34-

      In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

      Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o     the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     home shopping networks and programs;

      o     internet web sites and electronic media shopping; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

                                      -35-

      o     the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building's compatibility with current business wiring requirements;

      o     whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

      o     the location of the property with respect to the central business district or population centers;

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation;

      o     accessibility from surrounding highways/streets;

      o     changes in zoning laws; and

      o     the financial condition of the owner of the property.

      With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.
In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

                                      -36-

      o     access to public transportation and availability of parking; and

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life considerations, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the value, operation and economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

                                      -37-

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism;

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

      o     changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

                                      -38-

Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

      In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses.
There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health care-related properties include:

      o     hospitals;

                                      -39-

      o     medical offices;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     reimbursement policies; and

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other

                                      -40-

subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.
Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals.
There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      The value and operation of an industrial property depends on:

      o     location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

                                      -41-

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

                                      -42-

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-

                                      -43-

known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

                                      -44-

      o     location of the manufactured housing property;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the number of comparable competing properties in the local market;

      o     the age, appearance, condition and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

                                      -45-

      In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether or not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

                                      -46-

      o     theatrical events;

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o     perceptions by prospective patrons of the safety of the
            surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

        Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o     the location of the lot or garage and, in particular, its
            proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

                                      -47-

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

      Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

      o     the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

                                      -48-

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

                                      -49-

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example--

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" above.

                                      -50-

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

                                      -51-

      If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "Legal Aspects of Mortgage Loans--Bankruptcy
Laws."

                                      -52-

      The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                      -53-

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases; o that the related borrowers have
            implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,
            or

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse

                                      -54-

environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
            1978--

      o     to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

      o     to deliver to potential residents or purchasers a United States
            Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

      Some mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the subject building, development or project.

      Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of

                                      -55-

common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

      There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser

                                      -56-

assumes title free and clear of any interest, including any leasehold estates.
Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

                                      -57-

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

      Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing

                                      -58-

any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional - delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules. See "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" and
"--Foreclosure--Anti-Deficiency Legislation".

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES; CO-LENDER, INTERCREDITOR
AND SIMILAR AGREEMENTS MAY LIMIT A MORTGAGE LENDER'S RIGHTS

      With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations."

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

      The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

      In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

      o     grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of the payment terms of the subject underlying mortgage loan; and/or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      See also "--With Respect to Certain Mortgage Loans Included in Our Trusts,
the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the
Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
Conflict with Your Interests" below.

                                      -59-

CERTAIN ASPECTS OF CO-LENDER, INTERCREDITOR AND SIMILAR AGREEMENTS EXECUTED IN
CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE
UNENFORCEABLE

      One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust -- directly or through an applicable servicer -- will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street
Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States
Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

MEZZANINE DEBT MAY REDUCE THE CASH FLOW AVAILABLE TO REINVEST IN A MORTGAGED
REAL PROPERTY AND MAY INCREASE THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

      In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

      o     grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

      o     limits modifications of payment terms of the subject underlying mortgage loan; and/or

      o     limits or delays enforcement actions with respect to the subject underlying mortgage loan.

      Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

                                      -60-

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.
We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     riot, strike and civil commotion,

      o     terrorism,

      o     nuclear, biological or chemical materials,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     mold,

      o     vermin, and

      o     domestic animals.

                                      -61-

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

      Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will

                                      -62-

have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

      From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.
The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of

                                      -63-

retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

      In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and
California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                      -64-

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

      o     a foreign person under the Internal Revenue Code of 1986, or

      o     a U.S. person that is classified as a partnership under the Internal
            Revenue Code of 1986, unless all of its beneficial owners are U.S.
            persons, or

      o     a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

      It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

      In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

                                      -65-

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES

      In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

      o     the real properties may be managed by property managers that are affiliated with the related borrowers;

      o     the property managers also may manage additional properties, including properties that may compete with those real properties; or

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

      One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans -- not included in the related trust -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See "The Trust Fund--Mortgage Loans--Loan Combinations." Pursuant to one
or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer -- without cause -- with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination -- or, if applicable, any representative, designee or assignee thereof with respect to the particular right -- that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

      In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your

                                      -66-

interests. See "Description of the Governing Documents--Servicing Mortgage Loans
That Are Part of a Loan Combination."

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

      It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

                                      -67-

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

                                      -68-

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES

      If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the certificates of the same series,

      o     the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans in the related trust.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.
Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

        The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other

                                      -69-

things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and
Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INTERESTS OF CERTAIN CERTIFICATEHOLDERS WITH RIGHTS AND POWERS OVER CERTAIN
SERVICING ACTIONS AND TO CURE AND PURCHASE CERTAIN MORTGAGE LOANS MAY BE IN
CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS OF THE SAME SERIES

      The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

      The certificateholders and/or certificate owners possessing -- directly or through representatives -- the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners -- directly or through representatives -- will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to

                                      -70-

receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

      The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the
"Glossary" attached to this prospectus.

                                 THE TRUST FUND

DESCRIPTION OF THE TRUST ASSETS

      The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

                                      -71-

MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o     rental or cooperatively-owned buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o     hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under "Risk Factors--The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered

                                      -72-

Certificates May Present Special Risks" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

                                      -73-

      Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

      We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

                                      -74-

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest origination date and maturity date of the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide--

      o     more general information in the related prospectus supplement, and

      o     specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

      In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

                                      -75-

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

      Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

MORTGAGE-BACKED SECURITIES

      The mortgage-backed securities underlying a series of offered certificates may include:

      o     mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts--

      o     will have been registered under the Securities Act, or

      o     will be exempt from the registration requirements of that Act, or

      o     will have been held for at least the holding period specified in
            Rule 144(k) under that Act, or

      o     may otherwise be resold by us publicly without registration under that Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

                                      -76-

      o     the initial and outstanding principal amount(s) and type of the securities;

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days -- or such other period as may be specified in the related prospectus supplement --
following the date of initial issuance of that series of certificates, which
90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

      o     the term or duration of the prefunding period;

                                      -77-

      o     the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

      o     any limitation on the ability to add pool assets.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

      o     cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      o     other mortgage loans or mortgage-backed securities that--

            1.    conform to the description of mortgage assets in this
                  prospectus, and

            2.    satisfy the criteria set forth in the related prospectus
                  supplement.

      For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

      In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s)
with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      See also "Description of the Certificates--Termination and Redemption."

                                      -78-

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

      The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

      Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

                                      -79-

      Trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements; or

      o     currency exchange agreements.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                            TRANSACTION PARTICIPANTS

THE SPONSOR

      General Character of the Sponsor's Business. Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

      Lehman Brothers Holdings Inc., a Delaware corporation ("Lehman Holdings"), together with its subsidiaries and affiliates, are collectively referred to in this "--The Sponsor" section as "Lehman Brothers." Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at
745 Seventh Avenue, New York, New York 10019, U.S.A.

      Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.
Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America,
Europe, the Middle East, Latin America and the Asia Pacific region. Lehman
Brothers is a global market-maker in all major equity and fixed income products.
To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as
NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the
London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

      Lehman Brothers operates in the three business segments described below in this "--General Character of the Sponsor's Business" section, which include investment banking, capital markets and investment management.

      Investment Banking. The investment banking business segment of Lehman
Brothers is made up of "advisory services" and "global finance" activities that serve Lehman Brothers' corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients' objectives. Specialized product groups within "advisory services" include mergers and acquisitions and restructuring.
"Global finance" includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are

                                      -80-

partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

      Capital Markets.

      General. The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman
Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers'
equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman
Brothers' inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

      Mortgage- and Asset-Backed Securities. Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers' institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

      Investment Management. The investment management business segment consists of Lehman Brothers' global "private investment management" and "asset management" businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of
Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the
Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman
Brothers' Private Equity business.

      The Sponsor's Securitization Program. Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

      Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United
States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

                                      -81-

      In addition, in the normal course of its securitization program, Lehman
Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators.
These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions.
With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither
Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations.
Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

      If and to the extent that we agree under the applicable governing document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman
Holdings entities. See "Description of the Governing Documents--Assignment of
Mortgage Assets."

      If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable governing document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and
Lehman Holdings and/or an affiliate thereof. See "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets."

      If it is later determined that any mortgage asset contributed by Lehman
Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

                                      -82-

      Underwriting Standards.

      General. Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

      Loan Analysis. Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower.
Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a "big four" accounting firm and reviewed by Lehman
Holdings' underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings' underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a
Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more--depending on loan size--specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.
In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

                                      -83-

      o     the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

      o     the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures;
            and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under "--Additional Debt"
below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman
Holdings' judgment of improved property performance in the future and/or other relevant factors.

                                      -84-

      We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

      Loan-to-Value Ratio. Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

      o     the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under "--Additional Debt" below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman
Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings' judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
Lehman Holdings or an affiliate will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      Assessments of Property Condition. As part of the underwriting process,
Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional
Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

                                      -85-

In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. Lehman Holdings will, in most cases, require a
Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.
Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman
Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, Lehman
Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

      Engineering Assessment. In connection with the origination process,
Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.
If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of
20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

        Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

                                      -86-

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings'
            judgment constitute adequate security for the related mortgage loan;
            and/or

      o     to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve.
Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings.
Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--The
Sponsor--Underwriting Standards" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman
Holding's underwriting guidelines. In addition, in some cases, Lehman Holding's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

THE DEPOSITOR

      We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper
Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019.
Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

      We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section
13(a) or 15(d) of the Exchange Act.

      We were organized, among other things, for the purposes of:

      o     acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

      o     acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

      o     forming pools of mortgage loans and mortgage-backed securities; and

      o     acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

                                      -87-

      o     doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

      Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from
Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

      After the issuance of a series of offered certificates, we may be required, to the extent specified in the related governing document, to perform certain actions on a continual basis, including but not limited to:

      o     with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under "Description of the Governing
            Documents--Assignment of the Mortgage Assets;"

      o     with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

      o     to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

      o     to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related governing document;

      o     to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related governing document;

      o     to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related governing document; and

      o     to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

      Generally, however, it is expected that the functions and/or duties set out under this "--The Depositor" section will be performed by our agents or affiliates.

                                      -88-

THE ISSUING ENTITY

      The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of
New York or another jurisdiction specified in the related prospectus supplement.
As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

THE ORIGINATORS

      Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates.
In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See "Transaction
Participants--The Sponsor." We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators--apart from a sponsor and/or its affiliates--that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the

                                      -89-

related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.
The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Transaction Participants--The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

                                      -90-

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

                                      -91-

      o     supervising foreclosures;

      o     negotiating modifications;

      o     responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate

                                      -92-

corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

      One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under "The Trust Fund--Mortgage
Loans--Loan Combinations." With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our

                                      -93-

trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See "Risk
Factors--With Respect to Certain Mortgage Loans Included in Our Trusts, the
Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the
Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust;
The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests."

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-service rs. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.
However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

                                      -94-

            remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

      As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that

                                      -95-

            the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the related Governing
            Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o     incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o     incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

                                      -96-

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With  limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that
Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

                                      -97-

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2.    to correct, modify or supplement any provision in the Governing
            Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

      3.    to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4.    to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
            Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5.    to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that
            Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      6.    to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
            Document;

      7.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

      8.    to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

      9.    to otherwise modify or delete existing provisions of the Governing
            Document.

      However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

                                      -98-

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement.

      The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S.
or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $50,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

                                      -99-

      The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

      The trustee for a series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

      In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee or co-trustee, which will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

RIGHTS, PROTECTIONS, INDEMNITIES AND IMMUNITIES OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers

                                      -100-

conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

      The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document, or to make any investigation of matters arising under that
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that
Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      In general, if, among other things--

      o     the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

      o     the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o     the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing
            Document after receipt of written notice by the trustee of such failure, or

                                      -101-

      o     if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

      In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

      In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related
Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

      The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

                                      -102-

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance, if any;

      o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
            pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

                                      -103-

      o     payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

      A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the

                                      -104-

related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the frequency of distributions on, and the periodic distribution date for, that series;

      o     the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

      o     the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

      All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days--generally not more than five--prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

      o     the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o     any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

      o     any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o     how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the
            transaction accounts or account activity; and

                                      -105-

      o     an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o     a rate based on the interest rate for a particular related mortgage asset;

      o     a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

      o     a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

      o     a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o     a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o     a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered
            certificates;

                                      -106-

      o     a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

      o     the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o     a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the related mortgage assets; or

      o     equal to the total principal balances of one or more other classes of certificates of the same series.

                                      -107-

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.
If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

                                      -108-

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

      The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

      See "Description of Credit Support."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

      All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

                                      -109-

      o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
            Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

      o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
            containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

      o     Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of
            2002.

      We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "Available
Information."

      We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

      We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

      On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

                                      -110-

      o     the payments made on that distribution date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the Governing Documents described under "Description of the Governing Documents--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii)
            to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them

                                      -111-

            of all amounts which may have become due and owing to any of them under the Governing Document.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

      Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

      The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool - or, in the case of a master trust, of the particular series in which the class was issued - is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,,
for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream. DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

                                      -112-

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of
Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      -113-

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

                                      -114-

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related distribution date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o     we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

      Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the

                                      -115-

related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates,

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

                                      -116-

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o     be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

      o     payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

                                      -117-

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

                                      -118-

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o     the projected weighted average life of each class of those offered certificates with principal balances, and

      o     the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal

                                      -119-

balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.
Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -120-

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -121-

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o     overcollateralization and/or excess cash flow;

      o     the subordination of one or more other classes of certificates of the same series;

      o     the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

                                      -122-

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

      If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls.

                                      -123-

The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

      Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

                                      -124-

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Trust Fund--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

                                      -125-

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse

                                      -126-

to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

      If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o     unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                      -127-

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

                                      -128-

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

                                      -129-

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties

                                      -130-

located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property.
Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

                                      -131-

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

                                      -132-

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

                                      -133-

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of

                                      -134-

RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

                                      -135-

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

                                      -136-

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                                      -137-

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o     its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

      o     the lender was, at the time of execution of the mortgage,
            "reasonably without cause to believe that the property was subject to forfeiture."

      However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the

                                      -138-

offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies,

      o     foreign investors.

      o     tax exempt investors,

      o     holders whose "functional currency" is not the United States dollar,

      o     United States expatriates, and

      o     holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

      Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal
Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and
Other Tax Consequences."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

                                      -139-

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "The Trust Fund--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

                                      -140-

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

                                      -141-

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

      Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section
1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original

                                      -142-

issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury
Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

                                      -143-

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

                                      -144-

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

                                      -145-

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

      The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                      -146-

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

                                      -147-

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

                                      -148-

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio

                                      -149-

income" for the purposes of the limitations under section 469 of the Internal
Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

      The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

                                      -150-

      o     noneconomic residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will

                                      -151-

be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o     increased by amounts included in the income of the holder of that
            REMIC residual certificate, and

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

                                      -152-

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of

                                      -153-

current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is

                                      -154-

noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax
            liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

                                      -155-

      o     the present value of any consideration given to the transferee to acquire the interest,

      o     the present value of the expected future distributions on the interest, and

      o     the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

      Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

      If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

      The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

      Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

      Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees

                                      -156-

and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related
REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

                                      -157-

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

                                      -158-

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other permitted investments,

                                      -159-

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under section 860G(a)(5) of the Internal
Revenue Code.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

                                      -160-

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

                                      -161-

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a
REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions,

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

                                      -162-

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

      o     fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                      -163-

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S.
            Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

                                      -164-

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of:

                  o     normal administration fees, and

                  o     interest paid to the holders of grantor trust fractional
                        interest certificates issued with respect to that
                        grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,
            and

                                      -165-

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section
            856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

                                      -166-

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

                                      -167-

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Grantor Trusts--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

                                      -168-

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as

                                      -169-

in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

                                      -170-

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

                                      -171-

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

                                      -172-

      If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

                                      -173-

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related

                                      -174-

tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      These regulations are proposed to be effective on January 1, 2004.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective

                                      -175-

investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing documents.

      Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

      The types of transactions between Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

                                      -176-

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a
Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both
Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1.    those with discretionary authority or control over the assets of the entity,

      2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3.    those who are affiliates of the persons described in the preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of that Plan, or

      o     provides investment advice with respect to the assets of that Plan for a fee.

      If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage

                                      -177-

pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

      It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

                                      -178-

      o     the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers
            Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

      The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

      Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC

                                      -179-

residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

      Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

                                      -180-

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented by those securities; and

      o     federal credit unions may invest in "mortgage related securities"
            and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24
            (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities," which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities)
under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates are encouraged review the "Supervisory Policy Statement on
Investment Securities and End-User Derivatives Activities" of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

                                      -181-

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent--

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

                                      -182-

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

      It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

      We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

                                      -183-

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

      o     Sidley Austin LLP;

      o     Cadwalader, Wickersham & Taft LLP;

      o     Skadden, Arps, Slate, Meagher & Flom LLP; or

      o     Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

                                      -184-

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -185-

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Clearstream" means Clearstream Banking Luxembourg.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "DTC" means The Depository Trust Company.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "EPA" means the Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "ECSPLC" means Euroclear Clearance System Public Limited Company.

                                      -186-

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

      "Pass-Through Entity" means any:

                                      -187-

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

      "Plan" means an ERISA Plan or an I.R.C. Plan.

      "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Treasury Department" means the United States Department of the Treasury.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

      "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

                                      -188-

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -189-

IMPORTANT NOTICE ABOUT THE INFORMATION
  CONTAINED IN THIS PROSPECTUS SUPPLEMENT

SERVICING OF THE ________________ LOAN
  COMBINATION  AND THE ________________ LOAN

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX B--Certain Information Regarding Multifamily Properties ...........      B
ANNEX C-1--Price/Yield Tables ...........................................    C-1
ANNEX C-2--Decrement Tables .............................................    C-2
ANNEX D--Form of Distribution Date Statement ............................      D
ANNEX E--Reference Rate Schedule ........................................      E
ANNEX F--Class A-AB Planned Principal Balance Schedule ..................      F
ANNEX G--Global Clearance and Tax Documentation Procedures ..............      G

UNTIL _______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               $------------------
                                  (APPROXIMATE)

                               LB-[__] COMMERCIAL
                             MORTGAGE TRUST 200_-C_

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 200_-C_

                  [CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB,
                 CLASS A-4, CLASS A-1A, CLASS A-MFL, CLASS A-M,
                 CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E,
                             CLASS F AND CLASS X-CP]

                              PROSPECTUS SUPPLEMENT

                                 LEHMAN BROTHERS

                                [---------------]

                                 ______, 200___

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)

            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Filing Fee for Registration Statement                 $ 1,177,000.00*

Legal Fees and Expenses                                 1,980,000.00*

Accounting Fees and Expenses                            1,460,000.00*

Trustee's Fees and Expenses
(including counsel fees)                                  130,000.00*

Blue Sky Fees and Expenses                                 32,000.00*

Printing and Engraving Fees                             1,400,000.00*

Rating Agency Fees                                     12,300,000.00*

Miscellaneous                                           1,030,000.00*

Total                                                 $19,509,000.00*

*  Estimated expenses based on four offerings

                                      II-1

         INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

            The governing document(s) for each series of the securities being registered will provide that no director, officer, employee or agent of the
Registrant is liable to the related trust or the related security holders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties.
Such governing document(s) will further provide that, with the exceptions stated
above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such document(s) and the related securities.

            Any purchase agreement pursuant to which the Registrant acquires mortgage assets for purposes of backing a series of the securities being registered, may provide under certain circumstances that each director of the
Registrant, each officer of the Registrant that signed this Registration
Statement or any amendment hereof, and certain controlling persons of the
Registrant, are entitled to be indemnified by the seller of those mortgage assets or an affiliate thereof against certain liabilities, including liabilities under the Securities Act of 1933, relating to those mortgage assets.

            Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the
Registrant's directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the
Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.

            Subsection (a) of Section 145 of the General Corporation Law of the
State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

            Subsection (b) of Section 145 of the General Corporation Law of the
State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon

                                      II-2

application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 of the General Corporation Law of the State of Delaware
further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of such
Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification and advancement of expenses provided for by such Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.

            The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i)
shall indemnify and hold harmless each person who was or is a party to or is threatened to be made a party to any action, suit or proceeding described in such subsections (a) and (b) by reason of the fact that he is or was a director, officer, employee or agent, or his testator or intestate is or was a director, officer, employee or agent, of the Registrant, against expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                      II-3

                         EXHIBITS (ITEM 16 OF FORM S-3)

Exhibits--

       1.1    --    Form of Underwriting Agreement.*

       4.1    --    Form of Pooling and Servicing Agreement. **

       5.1    --    Opinion of Sidley Austin LLP with respect to legality. **

       5.2    --    Opinion of Cadwalader, Wickersham & Taft LLP with respect
                    to legality. **

       5.3    --    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
                    respect to legality.**

       5.4    --    Opinion of Thacher Proffitt & Wood LLP with respect to
                    legality. **

       8.1    --    Opinion of Sidley Austin LLP with respect to certain tax
                    matters (included as part of Exhibit 5.1). **

       8.2    --    Opinion of Cadwalader, Wickersham & Taft LLP with respect
                    to certain tax matters (included as part of
                    Exhibit 5.2). **

       8.3    --    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
                    respect to certain tax matters. **

       8.4    --    Opinion of Thacher Proffitt & Wood LLP with respect to
                    certain tax matters (included as part of Exhibit 5.4). **

       23.1   --    Consent of Sidley Austin LLP (included as part of
                    Exhibit 5.1). **

       23.2   --    Consent of Cadwalader, Wickersham & Taft LLP (included as
                    part of Exhibit 5.2). **

       23.3   --    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                    (included as part of Exhibit 5.3 and Exhibit 8.3). **

       23.4   --    Consent of Thacher Proffitt & Wood LLP (included as part
                    of Exhibit 5.4). **

       24.1   --    Power of Attorney (included in signature page to this
                    Registration Statement).*

___________________________

*     Previously filed as part of this Registration Statement on
      November 18, 2005.

**    Previously filed as part of this Registration Statement on
      February 3, 2006.

                                      II-4

                       UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.     UNDERTAKINGS PURSUANT TO RULE 415 (ITEM 512 (A)(1))

       The undersigned Registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

            (i)   to include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933,

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the
            "Commission") pursuant to Rule 424(b) under the Securities Act of
            1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement), and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration
            Statement or any material change to such information in this
            Registration Statement;

                  Provided, however, That:

                  (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                  (C) Provided further, however, that paragraphs (1)(i) and
            (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss.
            229.1100(c)).

            (2)   That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-5

            (3)   To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     UNDERTAKING IN RESPECT OF DETERMINING LIABILITY UNDER THE SECURITIES ACT
OF 1933 TO ANY PURCHASER (ITEM 512 (A)(5))

            The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (A)  Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the
Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule
430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

C.     UNDERTAKINGS IN RESPECT OF DETERMINING LIABILITY OF THE REGISTRANT UNDER
THE SECURITIES ACT OF 1933 TO ANY PURCHASER IN THE INITIAL DISTRIBUTION OF THE
SECURITIES (ITEM 512(A)(6))

       The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration
Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                                      II-6

       (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

D.     FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE
(ITEM 512 (B))

       The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.     UNDERTAKINGS IN RESPECT OF EQUITY OFFERINGS OF NONREPORTING REGISTRANTS
(ITEM 512 (F))

       The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

F.     UNDERTAKINGS IN RESPECT OF REQUESTS FOR ACCELERATION OF EFFECTIVE DATE
PURSUANT TO RULE 461 (ITEM 512 (H))

       Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

G.     FILINGS REGARDING ASSET-BACKED SECURITIES INCORPORATING BY REFERENCE
SUBSEQUENT EXCHANGE ACT DOCUMENTS BY THIRD PARTIES. (ITEM 512 (K))

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 of a third party that is incorporated by reference in the
Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17
CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.     FILINGS REGARDING ASSET-BACKED SECURITIES THAT PROVIDE CERTAIN
INFORMATION THROUGH AN INTERNET WEB SITE (ITEM 512 (L))

       The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17CFR 229.1105), information provided in response to that Item pursuant to Rule

                                       II-7

312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this
Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule
312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                      II-8

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form
S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Pre-Effective Amendment No. 1 to the Form S-3
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 27th day of
February, 2006.

                                      STRUCTURED ASSET SECURITIES CORPORATION II

                                         By: *___________________________

                                         Name:  Mark A. Walsh
                                         Title: Chairman

            Pursuant to the requirements of the Securities Act of 1933, this
Pre-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                       DATE                       TITLE
---------                                       ----                       -----

*                                         February 27, 2006      Chairman and Director**
--------------------------------------
Mark A. Walsh                                                    (principal executive officer)

*                                         February 27, 2006      Managing Director
--------------------------------------
Kenneth Cohen                                                    Director**

/s/ Paul A. Hughson                       February 27, 2006      Managing Director
--------------------------------------
Paul A. Hughson                                                  Director**

*                                         February 27, 2006      Director**
--------------------------------------
Carrie Tillman

*                                         February 27, 2006      Principal Financial Officer
--------------------------------------
Edward S. Grieb                                                  Controller

*     Paul A. Hughson by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission as Exhibit 24.1 to the Registration Statement.

      /s/ Paul A. Hughson
      ------------------------------------------------
      By:      Paul A. Hughson
      Title:   Attorney-in-Fact

**     Mark A. Walsh, Kenneth Cohen, Paul A. Hughson and Carrie Tillman
constitute a majority of the board of directors of Structured Asset Securities
Corporation II.

                                      II-9

                                  EXHIBIT INDEX

Page Number

       1.1    --    Form of Underwriting Agreement.*

       4.1    --    Form of Pooling and Servicing Agreement. **

       5.1    --    Opinion of Sidley Austin LLP with respect to legality.**

       5.2    --    Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.**

       5.3    --    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
                    respect to legality.**

       5.4    --    Opinion of Thacher Proffitt & Wood LLP with respect to
                    legality.**

       8.1    --    Opinion of Sidley Austin LLP with respect to certain tax
                    matters (included as part of Exhibit 5.1).**

       8.2    --    Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.2).**

       8.3    --    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
                    respect to certain tax matters.**

       8.4    --    Opinion of Thacher Proffitt & Wood LLP with respect to
                    certain tax matters (included as part of Exhibit 5.4).**

       23.1   --    Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibit 5.1).**

       23.2   --    Consent of Cadwalader, Wickersham & Taft LLP (included as
                    part of Exhibit 5.2).**

       23.3   --    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                    (included as part of Exhibit 5.3 and Exhibit 8.3).**

       23.4   --    Consent of Thacher Proffitt & Wood LLP (included as part
                    of Exhibit 5.4).**

       24.1   --    Power of Attorney (included in signature page to this
                    Registration Statement). *

___________________________

*     Previously filed as part of this Registration Statement on
      November 18, 2005.

**    Previously filed as part of this Registration Statement on
      February 3, 2006.